     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1996
                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                          3577                         04-2916506
(State or other jurisdiction of   (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)   Classification Code Number)        Identification Number)

                            ------------------------

                               ONE ALEWIFE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02140
                                 (617) 547-7820
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                            CHARLES R. STUCKEY, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                               ONE ALEWIFE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02140
                                 (617) 547-7820
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                WITH COPIES TO:

                HAL J. LEIBOWITZ, ESQ.                                 DAVID W. HEALY, ESQ.
                JAY E. BOTHWICK, ESQ.                               ROBERT B. DELLENBACH, ESQ.
                    HALE AND DORR                                       TRAM T. PHI, ESQ.
                   60 STATE STREET                                     JOHN F. PLATZ, ESQ.
             BOSTON, MASSACHUSETTS 02109                                FENWICK & WEST LLP
                    (617) 526-6000                                     TWO PALO ALTO SQUARE
                                                                   PALO ALTO, CALIFORNIA 94306
                                                                          (415) 494-0600

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of certain other conditions under the Agreement and Plan of Merger described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================

                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF EACH CLASS OF       AMOUNT TO BE     OFFERING PRICE  AGGREGATE OFFERING    REGISTRATION
 SECURITIES TO BE REGISTERED   REGISTERED(1)      PER SHARE(2)        PRICE(2)          FEE (3)
- -----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value  4,000,000 shares       $4.45          $17,816,778        $6,143.72
  per share..................
- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of Common Stock of Security Dynamics Technologies, Inc. ("SDI") that may be issued in connection with the merger of Card-Key Inc., a wholly-owned subsidiary of SDI, with and into RSA Data Security, Inc. ("RSA"), as described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Aggregate Offering Price is the sum of (a) $11,210,008 (the book value of RSA Common Stock as of May 31, 1996),
    (b) $1,108,307 (the book value of RSA Series A Convertible Preferred Stock as of May 31, 1996), (c) $2,216,393 (the book value of RSA Series B Convertible Preferred Stock as of May 31, 1996), (d) $1,595,962 (the book value of RSA Series C Convertible Preferred Stock as of May 31, 1996), and
    (e) $1,686,108 (the book value of RSA Series D Convertible Preferred Stock as of May 31, 1996).
(3) A fee of $2,305.68 was paid on May 1, 1996 pursuant to Rules 14a-6(i)(4) and 0-11 under the Securities Exchange Act of 1934, as amended, in respect of the merger upon the filing of preliminary proxy materials relating thereto. Pursuant to Rule 457(b) under the Securities Act, the amount of such previously paid fee has been credited against the registration fee payable in connection with this filing. Accordingly, an additional fee of $3,838.04 is required to be paid with this Registration Statement.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

           CROSS-REFERENCE SHEET SHOWING LOCATIONS IN THE PROSPECTUS
                   OF THE RESPONSES TO THE ITEMS OF FORM S-4
                    (PURSUANT TO ITEM 501 OF REGULATION S-K)

                                    FORM S-4

            ITEM NUMBER AND CAPTION                           LOCATION IN PROSPECTUS
- ------------------------------------------------    ------------------------------------------
                             A. Information About the Transaction
 1.   Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus....    Outside Front Cover Page of Joint Proxy
                                                    Statement and Prospectus
 2.   Inside Front and Outside Back Cover Pages
      of Prospectus.............................    Inside Front Cover Page of Joint Proxy
                                                    Statement and Prospectus; Available
                                                    Information; Table of Contents
 3.   Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information.............    Summary; Risk Factors; Selected Historical
                                                    and Unaudited Pro Forma Combined Financial
                                                    Data; Comparative Per Share Data
 4.   Terms of the Transaction..................    Summary; The Merger; The Merger Agreement;
                                                    Comparison of Stockholder Rights;
                                                    Description of SDI Capital Stock
 5.   Pro Forma Financial Information...........    Selected Historical and Unaudited Pro
                                                    Forma Combined Financial Data; Pro Forma
                                                    Condensed Combining Financial Statements
 6.   Material Contacts with the Company Being
      Acquired..................................    The Merger
 7.   Additional Information Required for
      Reoffering by Persons and Parties Deemed
      to be Underwriters........................    Not Applicable
 8.   Interests of Named Experts and Counsel....    Legal Matters
 9.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...............................    Not Applicable
                             B. Information About the Registrant
10.   Information with Respect to S-3
      Registrants...............................    Not Applicable
11.   Incorporation of Certain Information by
      Reference.................................    Not Applicable
12.   Information with Respect to S-2 or S-3
      Registrants...............................    Not Applicable
13.   Incorporation of Certain Information by
      Reference.................................    Not Applicable

            ITEM NUMBER AND CAPTION                           LOCATION IN PROSPECTUS
- ------------------------------------------------    ------------------------------------------
14.   Information with Respect to Registrants
      Other Than S-3 or S-2 Registrants.........    Summary; Selected Historical and Unaudited
                                                    Pro Forma Combined Financial Data; Market
                                                    Price Information and Dividend Policies;
                                                    Business -- SDI; Management's Discussion
                                                    and Analysis of Financial Condition and
                                                    Results of Operations -- SDI; Consolidated
                                                    Financial Statements
                       C. Information About the Company Being Acquired
15.   Information with Respect to S-3
      Companies.................................    Not Applicable
16.   Information with Respect to S-2 or S-3
      Companies.................................    Not Applicable
17.   Information with Respect to Companies
      Other Than S-3 or S-2 Companies...........    Summary; Selected Historical and Unaudited
                                                    Pro Forma Combined Financial Data; Market
                                                    Price Information and Dividend Policies;
                                                    Business -- RSA; Management's Discussion
                                                    and Analysis of Financial Condition and
                                                    Results of Operations -- RSA; Consolidated
                                                    Financial Statements
                             D. Voting and Management Information
18.   Information if Proxies, Consents or
      Authorizations Are to be Solicited........    Summary; Outside Front Cover Page of Joint
                                                    Proxy Statement and Prospectus; The SDI
                                                    Special Meeting; The RSA Special Meeting;
                                                    The Merger; Management -- SDI;
                                                    Management -- RSA; Certain Transactions --
                                                    RSA
19.   Information if Proxies, Consents or
      Authorizations Are Not to be Solicited in
      an Exchange Offer.........................    Not Applicable

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                               ONE ALEWIFE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02140

                                                                    July 3, 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "SDI Special Meeting") of Security Dynamics Technologies, Inc., a Delaware corporation ("SDI"), to be held on Friday, July 26, 1996 at 10:00 a.m., local time, at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109. The accompanying Notice of SDI Special Meeting of Stockholders, Joint Proxy Statement and Prospectus and proxy card contain important information about the matters to be acted upon at the SDI Special Meeting. Please give this information your careful attention.

     At the SDI Special Meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the issuance of up to an aggregate of 4,000,000 shares of SDI Common Stock, $.01 par value per share (the "SDI Common Stock"), in order to effect the proposed acquisition of RSA Data Security, Inc., a Delaware corporation ("RSA"), by SDI (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of April 14, 1996, among SDI, Card-Key Inc., a wholly-owned subsidiary of SDI (the "Merger Subsidiary"), and RSA (the "Merger Agreement").

     The Merger Agreement provides that, upon the satisfaction or waiver of certain conditions to the closing set forth therein, the Merger Subsidiary will be merged with and into RSA, whereupon RSA will become a wholly-owned subsidiary of SDI. At that time, each outstanding share of capital stock of RSA (the "RSA Stock") will be converted into that number of shares of SDI Common Stock equal to a fraction, the numerator of which is 4,000,000 and the denominator of which is the sum of (i) the shares of RSA Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of RSA Stock held in RSA's treasury) and (ii) the number of shares of RSA Stock issuable upon exercise of all options to purchase RSA Stock issued by RSA pursuant to its 1987 Stock Option Plan. Based upon the capitalization of SDI and RSA on June 4, 1996, it is currently anticipated that each share of RSA Stock will convert into
0.83056 shares of SDI Common Stock. If the requisite approvals of the stockholders of SDI and RSA are received, the Merger is expected to be consummated on or about July 26, 1996.

     Based upon the capitalization of SDI and RSA as of June 3, 1996 (the record date for the SDI Special Meeting), 4,000,000 shares of SDI Common Stock would represent approximately 21.1% of the outstanding SDI Common Stock immediately following the Effective Time on a fully diluted basis. On June 27, 1996, the last reported sale price per share of the SDI Common Stock on the Nasdaq National Market was $84.3125.

     Holders of SDI Common Stock do not have rights of appraisal under Delaware law in connection with the Merger.

     THE SDI BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF THE HOLDERS OF SDI COMMON STOCK AND RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL.

     The affirmative vote of the holders of a majority of the shares of SDI Common Stock voting in person or by proxy on the Merger Proposal is required to approve the Merger Proposal. The Merger Agreement and the Merger will also require the approval and adoption of the stockholders of RSA and the satisfaction or waiver of other conditions as described in the attached Joint Proxy Statement and Prospectus.

     At the SDI Special Meeting, you will also be asked to consider and vote upon a proposal to approve an amendment (the "Charter Amendment") to SDI's Third Restated Certificate of Incorporation increasing the authorized number of shares of SDI Common Stock from 30,000,000 to 80,000,000 shares. The SDI Board of Directors has unanimously approved the Charter Amendment and recommends that you vote FOR the Charter Amendment.

     Your vote is important regardless of the number of shares you own. We urge you to read the enclosed materials carefully and then to complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the SDI Special Meeting. Your prompt cooperation and continued support of SDI is greatly appreciated.

                                          Sincerely,

                                          Charles R. Stuckey, Jr.,
                                          President and Chief
                                          Executive Officer

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                               ONE ALEWIFE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02140
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 26, 1996

To the Stockholders of Security Dynamics Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "SDI Special Meeting") of Security Dynamics Technologies, Inc., a Delaware corporation ("SDI"), will be held on Friday, July 26, 1996 at 10:00 a.m., local time, at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109 for the following purposes:

     1. To consider and vote upon a proposal to approve the issuance of up to an aggregate of 4,000,000 shares of SDI Common Stock, $.01 par value per share (the "SDI Common Stock"), in order to effect the proposed acquisition of RSA Data Security, Inc., a Delaware corporation ("RSA"), by SDI pursuant to an Agreement and Plan of Merger, dated as of April 14, 1996, among SDI, Card-Key Inc., a wholly-owned subsidiary of SDI, and RSA, as described in the accompanying Joint Proxy Statement and Prospectus;

     2. To approve an amendment to the Third Restated Certificate of Incorporation of SDI increasing the authorized number of shares of SDI Common Stock from 30,000,000 to 80,000,000 shares; and

     3. To transact such other business as may properly come before the SDI Special Meeting or any adjournments or postponements thereof.

     The SDI Board of Directors has fixed the close of business on June 3, 1996 as the record date for the determination of SDI stockholders entitled to notice of and to vote at the SDI Special Meeting and any adjournments or postponements thereof. The list of SDI stockholders entitled to vote at the SDI Special Meeting will be available for examination for ten days prior to the SDI Special Meeting at the principal executive offices of SDI, One Alewife Center, Cambridge, Massachusetts 02140.

     All SDI stockholders are cordially invited to attend the SDI Special Meeting in person. However, to ensure your representation at the SDI Special Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope.

                                          By order of the Board of Directors,

                                          M. Lawrence Oliverio,
                                          Secretary

July 3, 1996
Cambridge, Massachusetts

     WHETHER OR NOT YOU PLAN TO ATTEND THE SDI SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            RSA DATA SECURITY, INC.
                         100 MARINE PARKWAY, SUITE 500
                         REDWOOD CITY, CALIFORNIA 94065

                                                                    July 3, 1996

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders (the "RSA Special Meeting") of RSA Data Security, Inc., a Delaware corporation ("RSA"), to be held on Friday, July 26, 1996 at 10:00 a.m., local time (which is held in lieu of the meeting previously scheduled for June 26, 1996), at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306. Enclosed are a document entitled Notice of RSA Special Meeting, a document entitled Joint Proxy Statement and Prospectus and a proxy card containing information about the matters to be acted upon.

     At the RSA Special Meeting, you will be asked to consider and vote upon the approval and adoption of (i) the Agreement and Plan of Merger, dated as of April 14, 1996 (the "Merger Agreement"), among RSA, Security Dynamics Technologies, Inc., a Delaware corporation ("SDI"), and Card-Key Inc., a wholly-owned subsidiary of SDI (the "Merger Subsidiary"), and (ii) the Merger (as defined below). A copy of the Merger Agreement appears as Annex A to the accompanying Joint Proxy Statement and Prospectus.

     Pursuant to the Merger Agreement, the Merger Subsidiary will be merged with and into RSA (the "Merger"), whereupon RSA will become a wholly-owned subsidiary of SDI. At that time, each outstanding share of capital stock of RSA (the "RSA Stock") will be converted into that number of shares of SDI Common Stock equal to a fraction (the "Conversion Ratio"), the numerator of which is 4,000,000 and the denominator of which is the sum of (i) the number of shares of RSA Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of RSA Stock held in RSA's treasury) and (ii) the number of shares of RSA Stock issuable upon exercise of all options to purchase RSA Stock issued by RSA pursuant to its 1987 Stock Option Plan. Based upon the capitalization of SDI and RSA on June 28, 1996, it is currently anticipated that each share of RSA Stock will convert into 0.83056 shares of SDI Common Stock. Holders of RSA Stock will receive cash in lieu of any fractional shares of SDI Common Stock to which such RSA stockholders would have been entitled. Each outstanding option to purchase RSA Common Stock will be converted into an option to purchase a number of shares of SDI Common Stock determined by multiplying the number of shares subject to the option by the Conversion Ratio, rounded down to the next lowest whole number of shares, at an exercise price equal to the exercise price of such option at the time of the Merger divided by the Conversion Ratio, rounded up to the next highest cent. If the requisite approvals of the stockholders of SDI and RSA are received, the Merger is expected to be consummated on or about July 26, 1996. We urge you to read the enclosed Joint Proxy Statement and Prospectus for a description of the federal income tax consequences of the Merger.

     Based upon the capitalization of SDI as of June 3, 1996 (the record date for the SDI Special Meeting), 4,000,000 shares of SDI Common Stock would represent approximately 21.1% of the outstanding SDI Common Stock immediately following the Effective Time on a fully diluted basis. On June 27, 1996, the last reported sale price per share of the SDI Common Stock on the Nasdaq National Market was $84.3125.

     The Merger Agreement includes representations, warranties and covenants of RSA. The Escrow Agreement to be entered into by SDI, RSA and representatives of RSA stockholders and option holders provides, among other things, that 12.5% of the SDI Common Stock received by RSA stockholders in the Merger will be held in escrow to secure the indemnification obligations under the Merger Agreement in connection with breaches of such representations, warranties and covenants and in connection with certain litigation.

     After the Merger, I will continue in my current position as President and Chief Executive Officer of RSA and expect to become a member of the Board of Directors of SDI.

     THE RSA BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF RSA AND ITS STOCKHOLDERS AND HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF RSA VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     The affirmative vote of the holders of a majority of the outstanding shares of RSA Stock, voting together as a single class, is necessary to approve and adopt the Merger Agreement and the Merger. The issuance of shares of SDI Common Stock in connection with the Merger will require the approval of the stockholders of SDI, and the Merger will also require the satisfaction or waiver of other conditions as described in the attached Joint Proxy Statement and Prospectus.

     We urge you to read the enclosed material carefully and to complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the RSA Special Meeting. If you attend the RSA Special Meeting in person, you may, if you wish, vote your shares personally on all matters whether or not you have previously submitted a proxy. Your prompt cooperation will be greatly appreciated.

     Please do not send your share certificates with your proxy card. If the Merger Agreement is approved and adopted by the RSA stockholders and all other conditions to the Merger are satisfied, you will receive a transmittal form and instructions for the surrender and exchange of your shares.

                                          Sincerely yours,

                                          D. James Bidzos,
                                          President and Chief
                                          Executive Officer

                            RSA DATA SECURITY, INC.
                         100 MARINE PARKWAY, SUITE 500
                         REDWOOD CITY, CALIFORNIA 94065

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 26, 1996

To the Stockholders of
RSA Data Security, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "RSA Special Meeting") of RSA Data Security, Inc., a Delaware corporation ("RSA"), will be held on Friday, July 26, 1996 at 10:00 a.m., local time, at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt (i) the Agreement and Plan of Merger, dated as of April 14, 1996 (the "Merger Agreement"), among RSA, Security Dynamics Technologies, Inc., a Delaware corporation ("SDI"), and Card-Key Inc., a wholly-owned subsidiary of SDI (the "Merger Subsidiary"), and (ii) the merger of the Merger Subsidiary with and into RSA (the "Merger"), whereupon RSA will become a wholly-owned subsidiary of SDI, as described in the accompanying Joint Proxy Statement and Prospectus; and

     2. To transact such other business as may properly come before the RSA Special Meeting or any adjournments or postponements thereof.

     At the effective time of the Merger, each outstanding share of capital stock of RSA (the "RSA Stock") will be converted into that number of shares of SDI Common Stock equal to a fraction (the "Conversion Ratio"), the numerator of which is 4,000,000 and the denominator of which is the sum of (i) the number of shares of RSA Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of RSA Stock held in RSA's treasury) and
(ii) the number of shares of RSA Stock issuable upon exercise of all options to purchase RSA Stock issued by RSA pursuant to its 1987 Stock Option Plan. Based upon the capitalization of RSA on June 28, 1996, it is currently anticipated that each share of RSA Stock will convert into 0.83056 shares of SDI Common Stock. Holders of RSA Stock will receive cash in lieu of any fractional shares of SDI Common Stock to which such RSA stockholders would have been entitled. Each outstanding option to purchase RSA Common Stock will be converted into an option to purchase a number of shares of SDI Common Stock determined by multiplying the number of shares subject to the option by the Conversion Ratio, rounded down to the next lowest whole number of shares, at an exercise price equal to the exercise price of such option at the time of the Merger divided by the Conversion Ratio, rounded up to the next highest cent.

     The Merger Agreement includes representations, warranties and covenants of RSA. The Escrow Agreement to be entered into by SDI, RSA and representatives of the RSA stockholders and option holders provides that, among other things, 12.5% of the stock received by RSA stockholders in the Merger will be held in escrow to secure the indemnification obligations under the Merger Agreement in connection with breaches of such representations, warranties and covenants and in connection with certain litigation.

     The holders of record of RSA Common Stock, RSA Series A Convertible Preferred Stock, RSA Series B Convertible Preferred Stock, RSA Series C Convertible Preferred Stock and RSA Series D Convertible Preferred Stock at the close of business on June 28, 1996 are entitled to notice of and to vote at the RSA Special Meeting and any adjournments or postponements thereof. The list of RSA stockholders entitled to vote at the RSA Special Meeting will be available for examination for ten days prior to the RSA Special Meeting at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306.

     In accordance with Section 262 of the Delaware General Corporation Law, a copy of which is enclosed as Annex D to the accompanying Joint Proxy Statement and Prospectus, holders of RSA Stock are entitled to appraisal rights with respect to such stock in connection with the merger.

     All stockholders are cordially invited to attend the RSA Special Meeting. To ensure your representation at the RSA Special Meeting, however, you are urged to mark, sign and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the RSA Special Meeting. No postage is required if mailed in the United States. Any RSA stockholder attending the RSA Special Meeting may vote in person even if that stockholder has returned a proxy.

                                          By order of the Board of Directors

                                          Joel D. Kellman,
                                          Secretary

July 3, 1996
Palo Alto, California

     WHETHER OR NOT YOU PLAN TO ATTEND THE RSA SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 28, 1996

                            ------------------------

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                               ONE ALEWIFE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02140

                            RSA DATA SECURITY, INC.
                         100 MARINE PARKWAY, SUITE 500
                         REDWOOD CITY, CALIFORNIA 94065

                            ------------------------

                             JOINT PROXY STATEMENT
                SECURITY DYNAMICS TECHNOLOGIES, INC. PROSPECTUS

     This Joint Proxy Statement and Prospectus is being furnished to holders of Common Stock, par value $.01 per share ("SDI Common Stock"), of Security Dynamics Technologies, Inc., a Delaware corporation ("SDI"), in connection with the solicitation of proxies by the SDI Board of Directors (the "SDI Board") for use at the Special Meeting of SDI Stockholders (the "SDI Special Meeting") to be held on Friday, July 26, 1996, at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     This Joint Proxy Statement and Prospectus is also being furnished to holders of Common Stock, par value $.01 per share ("RSA Common Stock"), and Preferred Stock, par value $.10 per share ("RSA Preferred Stock" and, together with the RSA Common Stock, the "RSA Stock"), of RSA Data Security, Inc., a Delaware corporation ("RSA"), in connection with the solicitation of proxies by the RSA Board of Directors (the "RSA Board") for use at the Special Meeting of RSA Stockholders (the "RSA Special Meeting") to be held on Friday, July 26, 1996, at the offices of Fenwick and West LLP, Two Palo Alto Square, Palo Alto, California, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     This Joint Proxy Statement and Prospectus also constitutes a prospectus of SDI with respect to the issuance of up to an aggregate of 4,000,000 shares of SDI Common Stock in order to effect the proposed acquisition of RSA by SDI (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of April 14, 1996 (the "Merger Agreement"), among SDI, Card-Key Inc., a wholly-owned subsidiary of SDI (the "Merger Subsidiary"), and RSA. All information contained in this Joint Proxy Statement and Prospectus relating to SDI has been supplied by SDI, and all information relating to RSA has been supplied by RSA. Based upon the capitalization of SDI as of June 3, 1996 (the record date for the SDI Special Meeting), 4,000,000 shares of SDI Common Stock would represent approximately 21.1% of the outstanding SDI Common Stock immediately following the Effective Time on a fully diluted basis. On June 27, 1996, the last reported sale price per share of the SDI Common Stock on the Nasdaq National Market was $84.3125.

     An aggregate of 12.5% of the SDI Common Stock received by RSA stockholders in the Merger will be held in escrow to secure certain indemnification obligations under the Merger Agreement.

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS OF SDI AND RSA IN CONNECTION WITH THE MERGER.

     In accordance with the Delaware General Corporation Law, holders of RSA Stock are entitled to appraisal rights in connection with the Merger. See "The Merger -- Appraisal Rights."

                            ------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT AND
  PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE
          INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT AND
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
              CRIMINAL OFFENSE.

                            ------------------------

     This Joint Proxy Statement and Prospectus and the accompanying forms of proxy cards are first being mailed to stockholders of SDI and RSA on or about July 3, 1996.

     The date of this Joint Proxy Statement and Prospectus is             ,
1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    6
SUMMARY...............................................................................    7
  The Companies.......................................................................    7
  Date and Place of the Meetings......................................................    7
  Stockholders Entitled to Vote.......................................................    8
  Purposes of the Meetings............................................................    8
  Votes Required......................................................................    8
  The Merger..........................................................................    9
  Recommendations.....................................................................   10
  Opinion of SDI's Financial Advisor..................................................   10
  Interests of Certain Persons in the Merger..........................................   10
  Effective Time of the Merger........................................................   11
  Management of RSA After the Merger..................................................   11
  Regulatory Approvals................................................................   11
  Conditions to the Merger............................................................   11
  Termination; Amendment and Waiver...................................................   12
  Surrender of Certificates...........................................................   12
  Appraisal Rights....................................................................   12
  Certain Federal Income Tax Consequences of the Merger...............................   12
  Accounting Treatment................................................................   13
  Accounting for Certain Option Grants by SDI.........................................   13
  Restrictions on Resale of Securities Issued in the Merger...........................   13
  Stockholdings After the Merger......................................................   14
  Comparison of Stockholder Rights....................................................   14
  Resignation of Chairman and Chief Technical Officer of SDI..........................   14
  Risk Factors........................................................................   14
RISK FACTORS..........................................................................   15
  Risks Relating to the Merger........................................................   15
  Risks Relating to SDI...............................................................   17
  Risks Relating to RSA...............................................................   22
SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA...................   27
COMPARATIVE PER SHARE DATA............................................................   31
MARKET PRICE INFORMATION AND DIVIDEND POLICIES........................................   32
STOCKHOLDINGS AFTER THE MERGER........................................................   33
THE SDI SPECIAL MEETING...............................................................   34
  General.............................................................................   34
  Purpose of the SDI Special Meeting..................................................   34
  Board of Directors Recommendation...................................................   34
  Date, Time and Place................................................................   34
  Record Date; Shares Outstanding.....................................................   34
  Voting at the SDI Special Meeting...................................................   34
  Solicitation of Proxies.............................................................   35
  Effect of Abstentions and "Broker Non-Votes"........................................   35
  Appraisal Rights....................................................................   35
THE RSA SPECIAL MEETING...............................................................   36
  General.............................................................................   36
  Purpose of the RSA Special Meeting..................................................   36

                                                                                        PAGE
                                                                                        ----
  Board of Directors Recommendation...................................................   36
  Date, Time and Place................................................................   36
  Record Date; Shares Outstanding.....................................................   36
  Voting at the RSA Special Meeting...................................................   36
  Solicitation of Proxies.............................................................   37
  Appraisal Rights....................................................................   37
THE MERGER............................................................................   38
  Background of the Merger............................................................   38
  Reasons for the Merger; Recommendations of the Boards of Directors..................   40
  Opinion of SDI's Financial Advisor..................................................   43
  Interests of Certain Persons in the Merger..........................................   49
  Accounting Treatment................................................................   49
  Certain Federal Income Tax Consequences.............................................   50
  Regulatory Approvals................................................................   52
  Federal Securities Law Consequences.................................................   52
  Nasdaq National Market Listing......................................................   53
  Appraisal Rights....................................................................   53
THE MERGER AGREEMENT..................................................................   55
  The Merger..........................................................................   55
  Conversion of Securities............................................................   56
  Stock Option and Benefit Plans......................................................   56
  Representations and Warranties......................................................   57
  Certain Covenants and Agreements....................................................   57
  No Solicitation.....................................................................   58
  Related Matters After the Merger....................................................   58
  Conditions..........................................................................   59
  Indemnification.....................................................................   60
  Escrow..............................................................................   60
  Termination.........................................................................   61
  Amendment and Waiver................................................................   62
  Related Agreements..................................................................   62
PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS....................................   65
BUSINESS -- SDI.......................................................................   72
  Industry Background.................................................................   72
  SDI Solution........................................................................   74
  Strategy............................................................................   75
  Products............................................................................   76
  Sales and Marketing.................................................................   78
  Customers...........................................................................   79
  Customer Service and Support........................................................   80
  Product Development.................................................................   80
  Manufacturing, Suppliers and Quality Control........................................   81
  Competition.........................................................................   82
  Proprietary Rights..................................................................   82
  Employees...........................................................................   83
  Properties..........................................................................   83
  Legal Proceedings...................................................................   83

                                                                                        PAGE
                                                                                        ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS -- SDI...................................................................   84
  Overview............................................................................   84
  Results of Operations...............................................................   84
  Accounting for Certain Stock Options................................................   89
  Liquidity and Capital Resources.....................................................   89
MANAGEMENT -- SDI.....................................................................   91
  Directors and Executive Officers....................................................   91
  Board and Committee Meetings........................................................   92
  Director Compensation...............................................................   92
  Compensation of Executive Officers..................................................   93
  Compensation Committee Interlocks and Insider Participation.........................   96
  Security Ownership of Certain Beneficial Owners and Management......................   97
BUSINESS -- RSA.......................................................................   99
  RSA Strategy........................................................................   99
  RSA Technology......................................................................   99
  Products............................................................................  100
  Sales and Marketing.................................................................  102
  Competition.........................................................................  102
  Government Regulation and Export Controls...........................................  103
  Proprietary Rights..................................................................  103
  Employees...........................................................................  104
  Facilities..........................................................................  104
  Legal Proceedings...................................................................  104
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS -- RSA...................................................................  107
  Overview............................................................................  107
  Results of Operations...............................................................  108
  Liquidity and Capital Resources.....................................................  110
MANAGEMENT -- RSA.....................................................................  112
  Directors, Executive Officers and Other Key Personnel...............................  112
  Compensation of Executive Officers..................................................  113
  Security Ownership of Certain Beneficial Owners and Management......................  115
CERTAIN TRANSACTIONS -- RSA...........................................................  116
DESCRIPTION OF SDI CAPITAL STOCK......................................................  117
  SDI Common Stock....................................................................  117
  Registration Rights.................................................................  117
  Delaware Law and Certain Charter and By-Law Provisions..............................  117
  Transfer Agent and Registrar........................................................  118
COMPARISON OF STOCKHOLDER RIGHTS......................................................  119
  Authorized Capital Stock............................................................  119
  Preemptive Rights...................................................................  119
  Action by Written Consent of Stockholders...........................................  119
  Special Meetings of Stockholders....................................................  119
  Voting Requirements and Quorums for Stockholder Meetings............................  120
  Business Conducted at Stockholder Meetings..........................................  120
  Number and Qualification of Directors...............................................  121
  Nomination and Election of Directors................................................  121
  Classification of Board.............................................................  121
  Removal of Directors................................................................  122

                                                                                        PAGE
                                                                                        ----
  Indemnification of Officers and Directors...........................................  122
  Amendment of Certificate of Incorporation; Amendment of By-Laws.....................  123
  Dividends and Other Distributions...................................................  124
AMENDMENT TO SDI'S CERTIFICATE OF INCORPORATION.......................................  124
LEGAL MATTERS.........................................................................  125
EXPERTS...............................................................................  125
OTHER MATTERS.........................................................................  125
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS............................................  F-1
ANNEX A -- AGREEMENT AND PLAN OF MERGER...............................................  A-1
ANNEX B -- OPINION OF ROBERTSON, STEPHENS & COMPANY LLC...............................  B-1
ANNEX C -- FORM OF STOCKHOLDER AGREEMENT..............................................  C-1
ANNEX D -- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW........................  D-1

                             AVAILABLE INFORMATION

     SDI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by SDI with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, SDI is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. SDI Common Stock is traded on the Nasdaq National Market. Reports and other information filed by SDI can also be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     SDI has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of SDI Common Stock to be issued pursuant to this Joint Proxy Statement and Prospectus. This Joint Proxy Statement and Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. or from the offices of the NASD in Washington, D.C. Although statements contained in this Joint Proxy Statement and Prospectus as to the contents of any contract or other document referred to herein set forth all material elements of such documents, such statements are not necessarily complete. With respect to each such contract or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matters involved, and each such statement, although setting forth all material elements of such document, shall be deemed qualified in all respects by such reference.

     COPIES OF SDI'S FILINGS WITH THE COMMISSION MAY BE OBTAINED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE FROM SDI, ONE ALEWIFE CENTER, CAMBRIDGE, MASSACHUSETTS 02140, ATTENTION: INVESTOR RELATIONS, TELEPHONE (617) 547-7820. IN ORDER TO ASSURE TIMELY DELIVERY OF THE REQUESTED MATERIAL BEFORE THE RSA SPECIAL MEETING OR THE SDI SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO JULY 19, 1996.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SDI, RSA OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT AND PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SDI OR RSA SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     Security Dynamics, SecurID and Ace/Server are registered trademarks, and the Security Dynamics logo, PASSCODE, PINPAD and SecurADM are trademarks, of Security Dynamics Technologies, Inc. BCERT, BSAFE, RSA Secure, S/MIME, S/WAN and TIPEM are trademarks of RSA Data Security, Inc. All other trademarks or tradenames referred to in this Joint Proxy Statement and Prospectus are the property of their respective owners.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement and Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Joint Proxy Statement and Prospectus and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement and Prospectus. Stockholders are urged to read this Joint Proxy Statement and Prospectus and the Annexes hereto in their entirety.

     All share and per share data in this Joint Proxy Statement and Prospectus reflect the two-for-one split of the SDI Common Stock in the form of a stock dividend, which became effective as of October 30, 1995.

THE COMPANIES

     SDI. SDI designs, develops, markets and supports a family of security products used to protect and manage access to computer-based information resources. SDI's family of products employs a patent-protected combination of super smart card technology and software or hardware access control products to authenticate the identity of users accessing networked or stand-alone computing resources. SDI's SecurID Cards and other "tokens" and its access control products, including its ACE/Server software and Access Control Module software and hardware products, are designed to interface with a wide variety of operating systems and hardware platforms on client/server, mainframe and mid-range systems to enable enterprise-wide security coverage. SDI's customers include Fortune 500 companies and financial institutions as well as academic institutions, research laboratories, hospitals and federal, state and foreign government organizations.

     SDI was organized as a Massachusetts corporation in 1984 and reincorporated in Delaware in 1986. SDI's principal office is located at One Alewife Center, Cambridge, Massachusetts 02140, and its telephone number is (617) 547-7820. As used in this Joint Proxy Statement and Prospectus, the term "SDI" refers to Security Dynamics Technologies, Inc. and its wholly-owned subsidiaries, SD Securities Corp., Security Dynamics (France) S.A.R.L., Security Dynamics Technologies GmbH and Security Dynamics International Pte. Ltd., unless the context otherwise requires.

     RSA. RSA develops, markets and supports cryptographic and electronic data security products and provides cryptographic consulting services. RSA licenses its products to original equipment manufacturers who incorporate RSA's encryption technology into their products. RSA's developer tool kits and other products are used to implement cryptographic electronic data security applications such as encryption and digital signatures for products and services targeted at secure electronic commerce, secure electronic mail, communications privacy, client/server data security, smart cards and other key information technologies. RSA's encryption technology is embedded in current versions of Microsoft Windows, Netscape Navigator, Intuit's Quicken, Lotus Notes and numerous other products. RSA technologies are part of existing and proposed standards for the Internet and World Wide Web, ITU, ISO, ANSI and IEEE as well as various business, financial and electronic commerce networks.

     RSA was incorporated in Delaware in 1982. RSA's principal office is located at 100 Marine Parkway, Suite 500, Redwood City, California 94065, and its telephone number is (415) 595-8782. As used in this Joint Proxy Statement and Prospectus, the term "RSA" refers to RSA Data Security, Inc. and its wholly-owned subsidiaries, RSA Technology Holdings and RSA Japan K.K., unless the context otherwise requires.

DATE AND PLACE OF THE MEETINGS

     The SDI Special Meeting will be held on Friday, July 26, 1996 at 10:00 a.m., local time, at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109.

     The RSA Special Meeting will be held on Friday, July 26, 1996 at 10:00 a.m., local time, at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306.

STOCKHOLDERS ENTITLED TO VOTE

     Holders of record of shares of SDI Common Stock at the close of business on June 3, 1996 (the "SDI Record Date") are entitled to notice of and to vote at the SDI Special Meeting and any adjournments or postponements thereof. On the SDI Record Date, there were outstanding 13,656,760 shares of SDI Common Stock.

     Holders of record of shares of RSA Stock at the close of business on June 28, 1996 (the "RSA Record Date") are entitled to notice of and to vote at the RSA Special Meeting and any adjournments or postponements thereof. On the RSA Record Date, there were outstanding 2,530,833 shares of RSA Common Stock; 250,000 shares of RSA Series A Convertible Preferred Stock, $.10 par value per share (the "RSA Series A Preferred Stock"); 499,950 shares of RSA Series B Convertible Preferred Stock, $.10 par value per share (the "RSA Series B Preferred Stock"); 360,000 shares of RSA Series C Convertible Preferred Stock, $.10 par value per share (the "RSA Series C Preferred Stock"); and 380,334 shares of RSA Series D Convertible Preferred Stock, $.10 par value per share (the "RSA Series D Preferred Stock" and, together with the RSA Series A Preferred Stock, the RSA Series B Preferred Stock and the RSA Series C Preferred Stock, the "RSA Preferred Stock"). The RSA Common Stock and the RSA Preferred Stock are referred to together in this Joint Proxy Statement and Prospectus as the "RSA Stock."

PURPOSES OF THE MEETINGS

     SDI Special Meeting. The purpose of the SDI Special Meeting is to consider and vote upon: (i) the issuance of up to an aggregate of 4,000,000 shares of SDI Common Stock in exchange for shares of RSA Stock pursuant to the Merger Agreement (the "Merger Proposal"), (ii) an amendment to SDI's Third Restated Certificate of Incorporation (the "SDI Certificate") to increase the number of shares of SDI Common Stock that SDI is authorized to issue from 30,000,000 to 80,000,000 shares (the "Charter Amendment"), and (iii) such other matters as may properly be brought before the SDI Special Meeting or any postponements or adjournments thereof. See "The SDI Special Meeting."

     RSA Special Meeting. The purpose of the RSA Special Meeting is to consider and vote upon: (i) a proposal to approve and adopt the Merger Agreement and the Merger and (ii) such other matters as may properly be brought before the RSA Special Meeting or any postponements or adjournments thereof. See "The RSA Special Meeting."

VOTES REQUIRED

     SDI. The approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the shares of SDI Common Stock present or represented at the SDI Special Meeting. The approval of the Charter Amendment, which is not a condition to the consummation of the Merger, will require the affirmative vote of the holders of a majority of the outstanding shares of SDI Common Stock. Each share of SDI Common Stock is entitled to one vote on all matters presented at the SDI Special Meeting. All directors and executive officers of SDI have indicated their intention to vote all shares over which they exercise voting control (an aggregate of 781,943 shares of SDI Common Stock or approximately 5.7% of the outstanding shares on June 3, 1996) FOR the approval of the Merger Proposal. See "The SDI Special Meeting -- Voting at the SDI Special Meeting."

     Votes may be cast in person at the SDI Special Meeting or by proxy. Any SDI stockholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of SDI at One Alewife Center, Cambridge, Massachusetts 02140, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the SDI Special Meeting. Attendance at the SDI Special Meeting will not in and of itself constitute revocation of a proxy.

     RSA. The approval and adoption of the Merger Agreement and the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of RSA Stock, voting together as a single class. Each share of RSA Stock is entitled to one vote on all matters presented at the RSA Special Meeting. D. James Bidzos, Addison Fischer and Ronald Rivest, directors and principal stockholders of RSA, have entered into Stockholder Agreements dated as of April 14, 1996 (the "Stockholder Agreements") with SDI and RSA pursuant to which such stockholders have agreed to vote an aggregate of 2,947,767 shares of RSA Stock in favor of the Merger Agreement and the Merger. As of June 28, 1996, such shares represented approximately 73% of the shares of RSA Stock entitled to vote at the RSA Special Meeting. Accordingly, approval of the Merger Agreement and the Merger by the stockholders of RSA is assured. See "The RSA Special Meeting -- Voting at the RSA Special Meeting" and "The Merger Agreement -- Related
Agreements -- Stockholder Agreements."

     Votes may be cast in person at the RSA Special Meeting or by proxy. Any RSA stockholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of RSA at 100 Marine Parkway, Suite 500, Redwood City, California 94065, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the RSA Special Meeting. Attendance at the RSA Special Meeting will not in and of itself constitute revocation of a proxy.

THE MERGER

     Effects of the Merger. Upon consummation of the Merger, pursuant to the Merger Agreement, (i) the Merger Subsidiary will be merged with and into RSA, whereby RSA will be the surviving corporation (sometimes referred to as the "Surviving Corporation") and will become a wholly-owned subsidiary of SDI, and
(ii) each issued and outstanding share of RSA Stock (other than shares of RSA Stock owned beneficially by SDI or the Merger Subsidiary, shares of RSA Stock for which demands for appraisal under the Delaware General Corporation Law (the "DGCL") have been duly and timely delivered and shares of RSA Stock held in RSA's treasury) will be converted into the right to receive such number of shares of SDI Common Stock as is equal to the Conversion Ratio (as defined below). RSA stockholders will receive cash in lieu of any fractional shares of SDI Common Stock to which such RSA stockholders would otherwise have been entitled. See "The Merger Agreement -- The Merger."

     Conversion Ratio. Pursuant to the Merger Agreement, the Conversion Ratio is equal to a fraction, the numerator of which is 4,000,000 and the denominator of which is the sum of (i) the number of shares of RSA Stock issued and outstanding immediately prior to the Effective Time (as defined below) (other than shares of RSA Stock held in RSA's treasury) and (ii) the number of shares of RSA Stock issuable upon exercise of the RSA Options (as defined below), whether vested, unvested or subject to repurchase by RSA following such exercise. Based upon the capitalization of SDI and RSA on June 28, 1996, it is currently anticipated that each share of RSA Stock will convert into 0.83056 shares of SDI Common Stock immediately following consummation of the Merger.

     Assumption of Options. Upon consummation of the Merger, each then-outstanding option to purchase RSA Common Stock issued under RSA's 1987 Stock Option Plan (an "RSA Option") will be assumed by SDI and automatically converted into an option (an "SDI Option") to purchase the number of shares of SDI Common Stock (rounded down to the next lowest whole number) equal to the number of shares of RSA Common Stock issuable upon exercise of such RSA Option multiplied by the Conversion Ratio. The exercise price per share (rounded up to the next highest whole cent) under the SDI Option will be equal to the exercise price of such RSA Option divided by the Conversion Ratio. See "The Merger Agreement -- Stock Option and Benefit Plans."

     Escrow Agreement. Pursuant to an Escrow Agreement to be entered into by SDI, RSA, State Street Bank and Trust Company (the "Escrow Agent") and certain representatives of the holders of RSA Stock and RSA Options (the "Escrow Agreement"), stockholders of record of RSA will be entitled to receive 87.5% of the shares of SDI Common Stock into which their shares of RSA Stock are converted pursuant to the Merger, and the remaining 12.5% of the shares of SDI Common Stock into which the shares of RSA Stock are converted will be deposited in escrow and will be held and disposed of in accordance with the terms of the Escrow Agreement. Such shares will be available to reimburse SDI in connection with breaches of representations, warranties or covenants made by RSA in the Merger Agreement and in connection with certain identified litigation.

     The indemnification obligations under the Escrow Agreement with respect to breaches of representations, warranties or covenants made by RSA in the Merger Agreement will continue until the earlier to occur of (i) the first anniversary of the Effective Time (as defined below) or (ii) the issuance of SDI's audited financial statements for the year ending December 31, 1996 (the "General Indemnification Release Date"), and the indemnification obligations with respect to certain identified litigation will continue until such litigation is finally resolved (the "Litigation Indemnification Release Date"). On each of the General Indemnification Release Date and the Litigation Indemnification Release Date, any remaining shares of SDI Common Stock held in escrow for the purpose of securing RSA's indemnity obligations under its representations, warranties or covenants or in connection with the identified litigation, respectively, will be released, except that, in the event there is a pending claim for indemnification on such release date, the Escrow Agent will retain a sufficient number of shares to satisfy the claim. As potentially significant future legal costs with respect to such identified litigation are anticipated to be incurred irrespective of the outcome of the litigation, it is expected that there will at least be some recovery by SDI pursuant to these indemnity and escrow provisions, thereby reducing the number of shares of SDI Common Stock ultimately received by holders of RSA Stock as a result of the Merger. Approval of the Merger Agreement and the Merger by the RSA stockholders at the RSA Special Meeting will constitute approval of the appointment of Messrs. Bidzos, Fischer and Rivest as the Indemnification Representatives (as defined below) and the terms of the Escrow Agreement. See "The Merger Agreement -- Escrow."

RECOMMENDATIONS

     The SDI Board has unanimously approved the Merger Agreement and the issuance of shares of SDI Common Stock pursuant to the Merger Agreement and recommends that holders of SDI Common Stock vote in favor of the Merger Proposal. The SDI Board has also approved the Charter Amendment and unanimously recommends that the holders of SDI Common Stock vote in favor of the Charter Amendment.

     The RSA Board has unanimously approved the Merger Agreement and the Merger and recommends that holders of RSA Stock approve and adopt the Merger Agreement and the Merger.

     Both the SDI Board and the RSA Board considered many factors in reaching their conclusion to approve the Merger Agreement and to recommend that stockholders vote for approval of the Merger Proposal, the Merger Agreement and the Merger, as the case may be. See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors" and "The Merger -- Interests of Certain Persons in the Merger."

OPINION OF SDI'S FINANCIAL ADVISOR

     Robertson, Stephens & Company LLC ("RS & Co.") delivered its oral opinion to the SDI Board on April 12, 1996, confirmed in writing by a written opinion dated April 14, 1996, to the effect that the consideration payable in the Merger is fair, from a financial point of view, to SDI. The full text of the written opinion of RS & Co., which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached hereto as Annex B and is incorporated herein by reference. HOLDERS OF SDI COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger -- Opinion of SDI's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the RSA Board with respect to the Merger Agreement and the Merger, stockholders should be aware that certain directors and executive officers of RSA have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of stockholders of RSA generally. The RSA Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger. D. James Bidzos, President and Chief Executive Officer and a director of RSA; Addison Fischer, a director of RSA; and Ronald Rivest, a director and founder of RSA; who as of June 28, 1996 held in the aggregate approximately 73% of the outstanding shares of RSA Stock, have entered into Stockholder Agreements with SDI and RSA providing, among other things, for (i) certain registration rights with respect to the SDI Common Stock issuable to them in the

Merger, and (ii) the appointment of each of the directors of SDI as proxies to vote all shares of RSA Stock owned by such stockholders in favor of approval of the Merger and the Merger Agreement. Simultaneously with the execution of the Merger Agreement, Mr. Bidzos, SDI and RSA entered into an Employment Agreement pursuant to which Mr. Bidzos will serve as the President of the Surviving Corporation for a period of two years following the Effective Time, subject to earlier termination in accordance with the terms of such Agreement. It is currently anticipated that the SDI Board will elect Mr. Bidzos to the SDI Board following the Effective Time. Kathryn Conrow, the Chief Financial Officer of RSA, holds an option to acquire shares of RSA Common Stock subject to repurchase rights in favor of RSA, which repurchase rights will terminate with respect to 10,000 shares upon the closing of the Merger pursuant to the terms of an employment agreement between RSA and Ms. Conrow. In addition, a condition to SDI's consummation of the Merger is the execution by RSA of employment agreements with C. Victor Chang, Burton Kaliski and Paul Livesay, employees of RSA. See "The Merger -- Interests of Certain Persons in the Merger" and "The Merger Agreement -- Related Agreements."

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing by the Surviving Corporation of a duly executed Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"). It is anticipated that the Merger will become effective as promptly as practicable after the requisite stockholder approvals have been obtained and all regulatory approvals and other conditions to the Merger set forth in the Merger Agreement have been satisfied or waived. It is anticipated that, assuming all conditions are met, the Merger will occur on or about July 26, 1996. See "The Merger Agreement -- Conditions."

MANAGEMENT OF RSA AFTER THE MERGER

     After the Effective Time, it is expected that the current officers of RSA will continue as members of management of RSA, which will operate as a wholly-owned subsidiary of SDI.

REGULATORY APPROVALS

     The consummation of the Merger is subject to certain regulatory approvals, including compliance with applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On May 16, 1996, SDI and certain stockholders of RSA each filed a Notification and Report Form, together with a request for early termination of the waiting period, under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). On May 28, 1996, SDI and such stockholders received notice of early termination of the waiting period. See "The Merger -- Regulatory Approvals."

CONDITIONS TO THE MERGER

     The respective obligations of SDI and RSA to consummate the Merger are subject to the satisfaction of a number of conditions, including, among others,
(i) approval by the stockholders of SDI and RSA; (ii) approval for listing on the Nasdaq National Market of the SDI Common Stock to be issued in the Merger;
(iii) expiration or termination of the relevant waiting period under the HSR Act; (iv) effectiveness of the Registration Statement of which this Joint Proxy Statement and Prospectus is a part; (v) filing, occurrence or acquisition of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity;
(vi) absence of any action by or before any governmental authority that would
(a) prevent consummation of the Merger or (b) limit or restrict SDI's conduct or operation of its business after the Merger; (vii) receipt by each party of various legal opinions, accountants' pooling and comfort letters and other certificates, consents and approvals from the other parties to the Merger and from third parties; (viii) appraisal rights shall not have been properly demanded in accordance with the DGCL as to more than 5% of the outstanding shares of RSA Stock; and (ix) accuracy in all material respects of the representations and warranties of each party and compliance in all material respects with all covenants and conditions by each party. See "The
Merger -- Accounting Treatment," "The Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions."

TERMINATION; AMENDMENT AND WAIVER

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, in certain circumstances, including (i) by mutual consent of SDI and RSA, (ii) by either party, if the Merger shall not have been consummated on or before August 31, 1996, (iii) by either party if the other breaches any material representation, warranty or covenant contained in the Merger Agreement and fails to cure such breach within 10 days of notice thereof, or (iv) by either party if the stockholders of SDI fail to approve the Merger Proposal or the stockholders of RSA fail to approve and adopt the Merger Agreement and the Merger. See "The Merger Agreement -- Termination."

     The Merger Agreement may be amended by the written agreement of SDI and RSA at any time before or after the approval of SDI's and RSA's stockholders, provided that subsequent to obtaining such stockholder approvals, any amendment shall be subject to the restrictions contained in the DGCL. See "The Merger Agreement -- Amendment and Waiver."

SURRENDER OF CERTIFICATES

     If the Merger becomes effective, SDI will mail a letter of transmittal with instructions to all holders of record of RSA Stock at the Effective Time for use in surrendering their stock certificates in exchange for certificates representing shares of SDI Common Stock and a cash payment in lieu of fractional shares, if any. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. See "The Merger Agreement -- Conversion of Securities."

APPRAISAL RIGHTS

     Under the DGCL, holders of RSA Stock who, prior to the RSA Special Meeting, properly demand appraisal and vote against or abstain from voting with respect to the Merger Agreement and the Merger have the right under certain circumstances, if the Merger is nonetheless consummated, to require the Surviving Corporation to purchase their shares for "fair value." To exercise such appraisal rights, such stockholders must, among other things, (i) deliver a written demand for appraisal before the taking of the vote on the Merger and the Merger Agreement at the RSA Special Meeting, (ii) not vote for approval of the Merger and the Merger Agreement, (iii) continually hold shares of RSA Stock subject to the demand for appraisal from the date of making the demand through the Effective Time, and (iv) execute a demand for appraisal, by or for the RSA stockholder of record, in a manner that reasonably informs RSA of the identity of such stockholder, all in accordance with the requirements of the DGCL. Any RSA stockholder who has properly demanded appraisal may, at any time within 60 days after the Effective Time, withdraw his or her demand for appraisal and accept the consideration to be paid under the Merger Agreement without interest. Stockholders of RSA considering whether to seek appraisal should bear in mind that the fair value of their RSA Stock determined under the DGCL could be more than, the same as or less than the value of the consideration to be paid pursuant to the Merger Agreement. Stockholders of SDI are not entitled to appraisal rights under the DGCL in connection with the Merger. See "The
Merger -- Appraisal Rights" and Annex D -- Section 262 of the Delaware General Corporation Law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger so qualifies, no gain or loss would be recognized by SDI, RSA or the Merger Subsidiary, and no gain or loss would be recognized by any stockholders of RSA, except in respect of cash received for fractional shares or shares of RSA Stock for which demands for appraisal under the DGCL have been duly and timely delivered. Consummation of the Merger is conditioned upon there being delivered prior to the closing to each of SDI and RSA an opinion of their respective counsel to the effect that the Merger will constitute a reorganization under Section 368(a) of the

Code with the above-described tax consequences. See "The Merger -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the Merger that SDI shall have received a letter from Ernst & Young LLP, independent auditors for RSA, stating that RSA meets the accounting requirements for the Merger to be accounted for as a "pooling of interests" and a letter from Deloitte & Touche LLP, independent auditors for SDI, to the effect that SDI may treat the Merger as a "pooling of interests" for accounting purposes. See "The Merger -- Accounting Treatment" and "The Merger Agreement -- Conditions."

ACCOUNTING FOR CERTAIN OPTION GRANTS BY SDI

     On October 18, 1995, the SDI Board adopted, subject to stockholder approval, an amendment to SDI's 1994 Stock Option Plan (the "1994 Plan") increasing the number of shares available for issuance under the 1994 Plan to 1,410,000. On October 18, 1995, January 24, 1996, April 1, 1996 and April 24,
1996, options to purchase a total of 16,000, 302,800, 100,000 and 19,450 shares, respectively, were granted under the 1994 Plan by the SDI Board or the Compensation Committee of the SDI Board. Options may be granted under the 1994 Plan by the Compensation Committee and, subject to certain limitations imposed under applicable federal securities laws, by the SDI Board.

     On April 12, 1996, the SDI Board adopted, subject to stockholder approval, an amendment to the 1994 Plan further increasing the number of shares available for issuance under the 1994 Plan to a total of 2,410,000 shares. In accordance with applicable Internal Revenue Service regulations regarding the grant of incentive stock options prior to stockholder approval, the effectiveness of each of the options granted since October 18, 1995 was expressly conditioned upon the approval of the 1994 Plan amendments prior to October 17, 1996 by the stockholders of SDI. On May 22, 1996, the stockholders of SDI approved the 1994 Plan amendments.

     The per share exercise price for the options granted on October 18, 1995, January 24, 1996, April 1, 1996 and April 24, 1996 was $28.50, $49.525, $48.60
and $76.40, respectively. In accordance with the terms of the 1994 Plan, these exercise prices represent the fair market value of the SDI Common Stock on the respective dates of grant. The fair market value of the SDI Common Stock on May 22, 1996 (the date of approval of the 1994 Plan amendments by the stockholders of SDI) was $90.75.

     For options granted prior to April 1, 1996, because approval of the stockholders was required and considered perfunctory, SDI measured compensation expense on the date of grant by the SDI Board or the Compensation Committee of the SDI Board. As a result of discussions with the staff of the Securities and Exchange Commission, SDI changed its accounting policy on options requiring stockholder approval to measure compensation expense on the approval date. This change is effective for options granted on or after April 1, 1996. This change resulted in aggregate compensation expense of approximately $4.5 million relating to the April 1, 1996 and April 24, 1996 option grants, which SDI will recognize over the remainder of the four-year vesting period of the options from May 22, 1996. SDI does not plan to grant options in the future that are subject to approval by the stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- SDI -- Accounting for Certain Option Grants" and Note 4 of Notes to SDI's Consolidated Financial Statements.

RESTRICTIONS ON RESALE OF SECURITIES ISSUED IN THE MERGER

     Shares of SDI Common Stock issued in the Merger will be freely transferable, except for shares issued to persons who may be deemed "affiliates" of SDI or RSA, which will be subject to certain restrictions on resale under Rule 145 promulgated under the Securities Act, in addition to the restrictions on transfer agreed to by such affiliates in connection with the pooling of interests requirements. See "The Merger -- Federal Securities Law Consequences." SDI has agreed to provide Messrs. Fischer, Bidzos and Rivest certain registration rights with respect to the shares of SDI Common Stock issuable to them in the Merger. See "The Merger Agreement -- Related
Agreements -- Stockholder Agreements."

STOCKHOLDINGS AFTER THE MERGER

     Based upon the capitalization of SDI and RSA as of June 3, 1996, if the proposed Merger is approved and becomes effective, SDI stockholders immediately prior to the Effective Time will own approximately 80.4% of the outstanding SDI Common Stock at the Effective Time (approximately 78.9% on a fully-diluted basis), and RSA stockholders immediately prior to the Effective Time will own approximately 19.6% of the outstanding SDI Common Stock at the Effective Time (approximately 21.1% on a fully-diluted basis). See "Stockholdings After the Merger."

COMPARISON OF STOCKHOLDER RIGHTS

     See "Comparison of Stockholder Rights" for a summary of the material differences between the rights of holders of SDI Common Stock and RSA Stock.

RESIGNATION OF CHAIRMAN AND CHIEF TECHNICAL OFFICER OF SDI

     On May 21, 1996, Kenneth P. Weiss resigned as a director and as Chairman of the Board and Chief Technical Officer of SDI, citing material disagreements with the operations, policy and practices of SDI and certain directors of SDI. For a summary of the reasons cited by Mr. Weiss for his resignation and SDI's response thereto, see "Management -- SDI -- Directors and Executive Officers."

RISK FACTORS

     In considering the proposed Merger, stockholders should consider, among other risks, the risks set forth under the caption "Risk Factors."

                                  RISK FACTORS

     This Joint Proxy Statement and Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those indicated by such forward-looking statements as a result of certain of the risk factors set forth below and elsewhere in this Joint Proxy Statement and Prospectus. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS, SDI AND RSA STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS RELATING TO THE MERGER, SDI AND RSA IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE SDI SPECIAL MEETING AND THE RSA SPECIAL MEETING AND IN EVALUATING AN INVESTMENT IN SDI COMMON STOCK.

RISKS RELATING TO THE MERGER

     Challenges of Integration. The managements of SDI and RSA have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergies. See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors." Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The successful combination of companies in a rapidly changing high technology industry may be more difficult to accomplish than in other industries. The combination of the two companies will require, among other things, integration of the companies' respective product offerings and coordination of their sales and marketing and research and development efforts. There can be no assurance that such integration will be accomplished smoothly or successfully. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Merger will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined company. The inability of management to successfully integrate the operations of the two companies could have a material adverse effect on the business and results of operations of SDI.

     Possible Adverse Effect on Customer Purchasing Decisions. There can be no assurance that present and potential customers of SDI and RSA will continue their current buying patterns without regard to the announced Merger. In particular, SDI and RSA believe that certain customers' purchasing decisions may be affected as they evaluate SDI's future product strategy and competitive positioning. Any adverse decisions made as a result of such evaluations could have a material adverse effect upon the results of operations of SDI and/or RSA both in the near term and the long term.

     Incurrence of Significant Transaction Charges. SDI expects to incur charges to operations currently estimated to be approximately $6.1 million in the three months ended June 30, 1996, the quarter in which the Merger is expected to be consummated, to reflect direct transaction costs, primarily for investment banking, legal and accounting fees, and costs associated with combining the operations of the two companies. This amount is a preliminary estimate and is therefore subject to change. Additional unanticipated expenses may be incurred relating to the integration of the businesses of RSA and SDI, including the integration of certain product lines and distribution and administrative functions. Although SDI expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the business of RSA may offset additional expenses over time, there can be no assurance that such net benefit will be achieved in the near term, or at all. See "Selected Historical and Unaudited Pro Forma Financial Data."

     Possible Dilution. As discussed above, SDI anticipates that the results of operations for the combined company in the quarter in which the Merger occurs will be adversely affected by significant transaction and other costs associated with the Merger. In addition, SDI anticipates that it will continue to incur significant fees and expenses in connection with the Litigation described below in "Risk Factors -- Risks Relating to RSA -- Litigation." SDI anticipates that if such fees and expenses continue at current rates, the Merger will have a dilutive effect on the earnings of SDI. Over the longer term, however, neither SDI nor RSA anticipates that the Merger will be dilutive for the stockholders of either company, although there can be no assurance that, if the Merger fails to produce the anticipated benefits, it will not have the dilutive effect of causing the per share earnings of the combined company to be lower than they would have been for either company if operated independently. Furthermore, if the anticipated benefits are not achieved, or if the Merger has other adverse effects that are not currently anticipated, the Merger could result in a reduction in per share earnings of the combined company (as compared to the per share earnings that either or both of the companies would have achieved if the Merger had not occurred). Even if the effects of the Merger prove to be as anticipated, there can be no assurance that future earnings will not be adversely affected by any number of economic, market or other factors that are not related to the Merger.

     Escrow of Shares and Indemnity Obligations. Under the Merger Agreement, 12.5% of the shares of SDI Common Stock to be delivered to each stockholder of RSA at the Effective Time will be placed in escrow with the Escrow Agent and will be available to satisfy the indemnity obligations of RSA and the RSA stockholders. Such escrow shares will be deposited, pro rata, from the shares of SDI Common Stock which would otherwise be delivered to the RSA stockholders following the Effective Time. In the event such escrow shares are delivered to SDI from the escrow pursuant to the indemnification provisions in the Merger Agreement, the number of shares of SDI Common Stock ultimately received by each RSA stockholder would be less than anticipated at the Effective Time. Holders of RSA Options will also be obligated to participate in such escrow arrangements.

     Except with respect to claims based upon actual (but not constructive) fraud, the escrow shares will be the sole source available to SDI to satisfy any indemnification claims it may make, including with respect to certain identified litigation involving RSA. As potentially significant future legal costs with respect to such identified litigation are anticipated to be incurred irrespective of the outcome of the litigation, it is expected that there will at least be some recovery by SDI pursuant to these indemnity and escrow provisions, thereby reducing the number of shares of SDI Common Stock ultimately received by holders of RSA Stock as a result of the Merger.

     The value of the escrow shares surrendered to satisfy the indemnity obligations shall be determined by the average of the last sale price per share of the SDI Common Stock for the 15 consecutive trading days prior to the Effective Time. The actual value of the escrow shares may increase or decrease significantly following such date. See "The Merger Agreement -- Indemnification" and "-- Escrow."

     Fixed Conversion Ratio Does Not Reflect Changes in Stock Prices. The number of shares of SDI Common Stock into which each share of RSA Stock is to be converted is fixed. The price of SDI Common Stock at the Effective Time of the Merger may vary significantly from the price at the date of execution of the Merger Agreement, the date hereof or the date on which stockholders vote on the Merger Agreement and the Merger or on the Merger Proposal, as the case may be, due to, among other factors, market perception of the synergies expected to be achieved by the Merger, changes in the business, operations or prospects of SDI or RSA, market assessments of the likelihood that the Merger will be consummated and the timing thereof, and general market and economic conditions. Because the Conversion Ratio will not be adjusted to reflect changes in the value of the SDI Common Stock issuable in the Merger, RSA stockholders may receive shares of SDI Common Stock with a market value different from the value of such shares at the time the Merger was negotiated.

     Federal Income Tax Consequences and Continuity of Interest. One of the requirements for the Merger being treated as a "reorganization" that is generally tax free under the Code is that the "continuity of interest" requirement be met. Under this requirement, holders of RSA Stock must intend, at the time of the Merger, to retain a portion of their SDI Common Stock, such that RSA stockholders, as a group, have a significant equity interest in SDI after the Merger. If former RSA stockholders should collectively sell in excess of 50% of the SDI Common Stock to be delivered at the Effective Time within a relatively short period after the Effective Time, for example one to two years, the Internal Revenue Service (the "IRS") may contend that this requirement is not met. In such event, the Merger would be a taxable transaction and former RSA stockholders would recognize taxable income as of the date of the Merger based on the difference between the tax basis in their shares of RSA Stock and the fair market value of SDI Common Stock received by them on that date (even if such fair market value declines after the Merger). See "The Merger -- Certain Federal Income Tax Consequences."

     Change in Nature of Investment. Stockholders of RSA currently hold a capital interest in RSA, a privately-held company engaged in a single business. The value of a capital interest in RSA is primarily related to the success or decline of that single business. If the Merger is completed, at the Effective Time the stockholders of RSA will have their shares of RSA Stock automatically converted into shares of SDI Common Stock. Following the Merger, SDI would be engaged in multiple lines of business and the relative success or decline of any of those lines of business could impact the operating results of SDI and the value of the SDI Common Stock received in the Merger. In addition, holders of RSA Preferred Stock currently have liquidation and other preferences over RSA Common Stock. Such preferences will terminate as a result of the conversion of shares of RSA Preferred Stock into shares of SDI Common Stock.

     Lock-up of Affiliates' Shares. In order to qualify the Merger as a pooling of interests for accounting and financial reporting purposes, affiliates of RSA and SDI may not sell any shares of stock of either RSA or SDI during the period beginning 30 days preceding the Effective Time and ending on the date that SDI publishes financial statements which reflect 30 days of combined operations of SDI and RSA. Assuming that the Merger is completed and the Effective Time occurs on or about July 26, 1996, it is not expected that such combined financial results would be published until the latter part of October 1996. The affiliates of RSA and SDI will, therefore, bear the risk of a decline in the price of SDI Common Stock until such publication without being able to sell or otherwise reduce their economic interest in their SDI Common Stock. As a condition to consummation of the Merger, affiliates of RSA must enter into agreements setting forth the restrictions described above. See "The Merger -- Accounting Treatment."

RISKS RELATING TO SDI

     Dependence on Principal Product. SDI currently derives substantially all of its revenue from sales of its computer and network security products and related services, all of which are currently used with SDI's SecurID token technology. As a result, any factor adversely affecting sales of these products and services would have a material adverse effect on SDI. See
"Business -- SDI -- Products."

     Risks Associated with Computer and Network Security Market. The market for SDI's security products is only recently emerging. The rapid development of enterprise-wide and remote computing as well as increased use of the Internet has enhanced the ability of users to access proprietary information and resources and has, in recent years, increased demand for computer and network security products. Declines in demand for SDI's products, whether as a result of competition, technological change, the public's perception of the need for security products, developments in the hardware and software environments in which these products operate, general economic conditions or other factors, could have a material adverse effect on SDI's financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- SDI."

     A well-publicized actual or perceived breach of network or computer security could trigger a heightened awareness of computer abuse, resulting in an increased demand for security products such as those offered by SDI. Similarly, an actual or perceived breach of network or computer security at one of SDI's customers, regardless of whether such breach is attributable to SDI's products, could adversely affect the market's perception of SDI and SDI's financial condition or results of operations. In addition, although the effectiveness of SDI's products is not dependent upon the secrecy of its proprietary algorithm, the public disclosure of this algorithm could result in a perception of breached security which could have an adverse effect on SDI's financial condition or results of operations.

     Technological Change and New Products. The market for SDI's security products is characterized by rapidly changing technology, evolving industry standards and new product introductions. SDI's future success will depend in part upon its ability to enhance its existing products and to develop and introduce new products and technologies to meet changing customer requirements. SDI is currently devoting significant resources toward the development of enhancements to its existing ACE/Server and other security products. There can be no assurance that SDI will successfully complete the development of these products in a timely fashion or that SDI's current or future products will satisfy the needs of the computer and network security market. There can also be no assurance that security-related products or technologies developed by others will not adversely affect SDI's competitive position or render its products or technologies noncompetitive or obsolete. See "Business -- SDI -- Product Development" and "-- Competition." Although SDI has to date experienced increasing annual unit sales without significant erosion of gross margins, as product families mature gross margins may decline as a result of several factors, including volume discounts and price competition.

     Software products may contain undetected errors or bugs when first introduced or as new versions are released, and software products or media may contain undetected viruses. Errors or bugs may also be present in software licensed by SDI from third parties and incorporated into SDI's products. Errors, bugs or viruses may result in loss of or delay in market acceptance, recalls of hardware products incorporating the software or loss of data. Delays or difficulties associated with new product introductions or product enhancements could have a material adverse effect on SDI's financial condition or results of operations.

     Management of Growth. SDI is currently experiencing a period of rapid growth that could place a significant strain on its management and other resources. A component of SDI's business strategy is to seek acquisitions of businesses, products and technologies that are complementary to those of SDI. There can be no assurance that SDI will be able to operate acquired businesses profitably or otherwise implement its growth strategy successfully. SDI's ability to manage its growth and integrate any newly-acquired businesses will require it to continue to improve its operational, financial and management information systems, and to motivate and effectively manage its employees. If SDI's management is unable to manage growth effectively, the quality of SDI's products, its ability to identify, hire and retain key personnel and its results of operations could be materially and adversely affected.

     Potential Fluctuations in Quarterly Performance; Seasonality. SDI's quarterly operating results may vary significantly depending on a number of factors, including the timing of the introduction or enhancement of products by SDI or its competitors, the size, timing and shipment of individual orders, market acceptance of new products, seasonality of revenue, customer order deferrals in anticipation of new products, changes in SDI's operating expenses, personnel changes, foreign currency exchange rates, mix of products sold, changes in product pricing, development of SDI's direct and indirect distribution channels and general economic conditions. There can be no assurance that SDI will be able to grow or sustain its profitability on a quarterly basis. Because SDI's operating expenses are based on anticipated revenue levels and a high percentage of SDI's expenses are fixed, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- SDI."

     SDI has experienced, and may experience in the future, significant seasonality in its business, and SDI's financial condition or results of operations may be affected by such trends in the future. Such trends have included higher revenue in the last quarter of the year and lower revenue in the next succeeding quarter. SDI believes that revenue has tended to be higher in the last quarter due to SDI's quota-based compensation plans, year-end budgetary pressures on SDI's customers and the tendency of certain of SDI's customers to implement changes in computer or network security prior to the end of the calendar year. In addition, revenue has tended to be lower in the summer months, particularly in Europe, when businesses tend to defer purchase decisions.

     Dependence on Proprietary Technology. SDI's success and ability to compete is dependent in part upon its proprietary technology. SDI relies on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical measures to protect its proprietary technology. SDI enters into confidentiality and/or license agreements with all of its employees and distributors, as well as with its customers and potential customers seeking proprietary information, and limits access to and distribution of its software, documentation and other proprietary information. There can be no assurance that the steps taken by SDI in this regard will be adequate to deter misappropriation or independent third-party development of its technology.

     SDI's 13 issued United States patents expire at various dates ranging from 2005 to 2014, and, upon expiration of such patents, competitors may develop and sell products based on technologies similar or equivalent to those currently covered by SDI's patents. There can be no assurance that patents will be issued with respect to pending or future patent applications or that SDI's patents will be upheld as valid or will prevent the development of competitive products. Certain of SDI's patents are currently the subject of on-going litigation. See "Business -- SDI -- Legal Proceedings." SDI has applied for patent protection in only certain foreign jurisdictions. In addition, the laws of many foreign jurisdictions, as well as the scope of certain foreign counterparts to SDI's patents, do not protect SDI's proprietary rights to the same extent as do the laws of the United States. SDI has from time to time received correspondence alleging that its products may infringe patents held by third parties. To date, none of these allegations have been pursued, and SDI believes that its products and other proprietary rights do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against SDI in the future, or that any such claims will not require SDI to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims.

     Dependence on Suppliers and Third-Party Manufacturers. The microprocessor chips contained in SDI's SecurID tokens are currently purchased from Sanyo Electric Co., Ltd. ("Sanyo"), a Japanese computer chip manufacturer. Sanyo has introduced commercially an alternative chip and is working with SDI on the development and testing of this chip as a replacement chip for SDI's SecurID tokens. Sanyo has agreed to give SDI at least 12 months' notice prior to any cessation of production of the existing chip. There can be no assurance that Sanyo will be able to furnish SDI with a sufficient number of chips to meet customer demand, that SDI will be able to purchase chips from Sanyo at commercially acceptable prices or, if Sanyo discontinues the manufacture of certain chips, that SDI will be able to procure chips from another supplier on a timely basis and at commercially acceptable prices. SDI believes that it would take approximately six months to identify and commence production of a suitable replacement chip from a new supplier. SDI attempts to maintain a three-month supply of SecurID tokens in inventory.

     The relational database management software contained in version 2.0 of SDI's ACE/Server software ("ACE/Server v2.0") is licensed by SDI from Progress Software Corporation ("Progress Software"). SDI relies on Progress Software for ongoing maintenance and support for such licensed software. In addition, the lithium batteries contained in SDI's SecurID tokens are purchased from Gould Electronics ("Gould"), an American battery manufacturer. Gould has agreed to give SDI at least 24 months' notice prior to any cessation of production.

     SDI contracts for the manufacture of its Access Control Module ("ACM") hardware products with one assembly operation located in New England and for the manufacture of a substantial portion of its SecurID tokens with RJP International, Ltd. ("RJP"), a sub-assembly subcontractor located in China. SDI recently qualified a second source supplier in the United States for the manufacture of one model of its SecurID token. Although SDI is currently working with this supplier to develop a cost structure that is comparable with that of RJP, SDI anticipates that RJP may continue to provide a substantial portion of SDI's SecurID tokens.

     SDI purchases all of these sole or limited source components pursuant to purchase orders placed from time to time and, except as described above, has no guaranteed supply arrangements. The inability to obtain sufficient manufactured goods or sole or limited source components as required, or to obtain or develop alternative sources at competitive prices and comparable quality if and as required in the future, could result in delays in product shipments or increase SDI's material costs, either of which would adversely affect SDI's financial condition or results of operations. See "Business -- SDI -- Manufacturing, Suppliers and Quality Control."

     Risks Associated with Doing Business in China. SDI contracts for the manufacture of a substantial portion of its SecurID tokens from RJP, a subcontractor located in a "special economic zone" in Guangdong Province, China. The importation of these products from China exposes SDI to the possibility of product supply disruption and increased costs in the event of changes in the policies of the Chinese government, political unrest or unstable economic conditions in China or developments in the United States that are adverse to trade, including enactment of protectionist legislation. In addition, the preferential tax treatment granted to enterprises located in "special economic zones" could also be withdrawn which could adversely affect the costs of manufacturing in China. In the United States, the so-called "Special 301" law (19 U.S.C. sec. 2242) provides that the United States Trade Representative ("USTR") is to designate certain priority foreign countries for special scrutiny or investigation in connection with the failure to adequately protect intellectual property rights. On different occasions, China has been so designated under Special 301 provisions. To date, this designation has not had an adverse impact on products imported by SDI. However, SDI is unable to predict whether current actions being taken by the USTR with regard to China or any future actions taken under Special 301 will result in the imposition of sanctions by the United States against China, or whether any such sanctions will result in increases in cost or reductions in the supply of SecurID tokens. The United States also provides China with most-favored-nation ("MFN") status, allowing China to receive the same tariff treatment that the United States extends to its "most favored" trading partners. Notwithstanding this current policy, the President or Congress could seek to revoke MFN status for China, or condition its renewal on factors such as China's human rights record. Any revocation of China's MFN status could result in higher tariffs on SDI's SecurID tokens manufactured in China, which higher tariffs could have a material adverse effect on SDI's financial condition or results of operations.

     Need to Establish and Maintain Collaborative Marketing Relationships. A significant business strategy of SDI is to continue to establish and maintain strategic marketing alliances or other similar collaborative relationships. There can be no assurance that SDI's existing collaborative relationships will be commercially successful, that SDI will be able to negotiate additional collaborative relationships, that such additional collaborations will be available to SDI on acceptable terms or that any such relationships, if established, will be commercially successful. In addition, there can be no assurance that parties with whom SDI has established collaborative relationships will not pursue alternative technologies or develop alternative products in addition to or in lieu of SDI's products either on their own or in collaboration with others, including SDI's competitors. SDI's financial condition or results of operations may also be affected by the success of its collaborators in marketing any successfully developed products. See
"Business -- SDI -- Strategy," "--  Products" and "-- Sales and Marketing."

     Competition. The market for computer and network security products is highly competitive and subject to rapid change. SDI believes that the principal competitive factors affecting the market for computer and network security products include technical features, ease of use, quality/reliability, level of security, customer service and support, distribution channels and price. SDI's competitors include organizations that provide computer and network security products based upon approaches similar to and different from those employed by SDI. There can be no assurance that the market for computer and network security products will not ultimately be dominated by approaches other than the approach marketed by SDI. See "Business -- SDI -- Industry Background -- Components of Computer and Network Security" and "-- Competition."

     Many of SDI's potential competitors have significantly greater financial, marketing, technical and other competitive resources than SDI. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than can SDI. Competition could increase if new companies enter the market or if existing competitors expand their product lines. Any reduction in gross margins resulting from competitive factors could have a material adverse effect on SDI's financial condition or results of operations. Although SDI believes it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by SDI in research and development and sales and marketing. There can be no assurance that SDI will have sufficient resources to make such investments or that SDI will be able to make the technological advances necessary to maintain such competitive advantages. In addition, current and potential competitors have established, or may in the future establish, collaborative relationships among themselves or with third parties, including third parties with whom SDI has strategic relationships, to increase the ability of their products to address the security needs of SDI's prospective customers. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. If this were to occur, the financial condition and results of operations of SDI would be materially adversely affected. See
"Business -- SDI -- Competition."

     Dependence on Key Personnel. SDI's success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these key employees could have a material adverse effect on SDI. SDI believes that its future success will depend in part on its ability to attract, motivate and retain highly-skilled technical, managerial and marketing personnel.

Competition for such personnel is intense and there can be no assurance that SDI will be successful in attracting, motivating and retaining key personnel. See "Management -- SDI."

     Risks Associated with International Sales. Sales outside North America accounted for approximately 8.9%, 12.4%, 16.3% and 18.0% of SDI's revenue in the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996, respectively. While SDI believes its current products are designed to meet the regulatory standards of foreign markets, any inability to obtain foreign regulatory approvals on a timely basis could have an adverse effect on SDI's financial condition or results of operations. In addition, SDI's international business may be subject to a variety of risks, including delays in establishing international distribution channels, difficulties in collecting international accounts receivable and increased costs associated with maintaining international marketing efforts. SDI's direct sales in Canada, the United Kingdom, France, Norway and Germany are denominated in the local currency, and SDI is subject to the risks associated with fluctuations in currency exchange rates. A decrease in the value of any of these foreign currencies relative to the U.S. dollar could affect the profitability in U.S. dollars of products sold in these markets. In addition, SDI is subject to the usual risks of doing business abroad, including increases in duty rates, the introduction of non-tariff barriers and difficulties in enforcement of intellectual property rights.

     Although SDI's products are subject to export controls under United States law, SDI believes it has obtained all necessary export approvals. There can be no assurance, however, that the list of products and countries for which export approval is required, and the regulatory policies with respect thereto, will not be revised from time to time. The inability of SDI to obtain required approvals under these regulations could adversely affect the ability of SDI to make international sales.

     Possible Volatility of Share Price. The market price of the SDI Common Stock, which is traded on the Nasdaq National Market, may be subject to significant fluctuations in response to operating results, announcements of technological innovations or new products by SDI or its competitors, patent or proprietary rights developments and market conditions for computer industry stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of the SDI Common Stock. The trading prices of many high technology companies' stocks, including the Common Stock of SDI, are at or near their historical highs and reflect price/earnings ratios substantially above historical norms. There can be no assurance that the trading price of the SDI Common Stock will remain at or near its current level. See "Market Price Information and Dividend Policies."

     Dividends. No dividends have been paid on the SDI Common Stock to date and SDI does not anticipate paying dividends in the foreseeable future. See "Market Price Information and Dividend Policies."

     Antitakeover Provisions. The SDI Certificate requires that any action required or permitted to be taken by stockholders of SDI must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing, and requires reasonable advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or, if none, the President of SDI or by the Board of Directors. The SDI Certificate provides for a classified Board of Directors, and members of the Board of Directors may be removed only for cause upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of SDI entitled to vote. These provisions, and other provisions of the SDI Certificate, may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of SDI, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. See "Description of SDI Capital Stock -- Delaware Law and Certain Charter and By-Law Provisions."

RISKS RELATING TO RSA

     Risks Associated with Rapidly Evolving Markets; New Products and Risks of Technological Changes. The market for RSA's cryptographic and electronic data security products is only recently emerging. The rapid development of enterprise-wide and remote computing and internetworking as well as increased use of the Internet have enhanced the ability of users to access proprietary information and resources and have, in recent years, increased demand for cryptographic and electronic data security products. Declines in demand for RSA's products, whether as a result of competition, technological change, the perceived need for and effectiveness of security products, developments in the hardware and software environments in which these products operate, general economic conditions or other factors, could have a material adverse effect on RSA's financial condition or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- RSA." An actual or perceived breach of network or computer security at one of RSA's customers, regardless of whether such breach is attributable to RSA's products, could adversely affect the market's perception of and demand for RSA's products and technology.

     In addition, a portion of the sales of RSA's products will depend upon a robust industry and infrastructure for providing access to public switched networks, such as the Internet. There can be no assurance that the infrastructure or complementary products necessary to make these networks into viable commercial marketplaces will be developed, or, if developed, that these networks will become viable marketplaces for electronic commerce.

     The market for cryptographic and electronic data security products, especially in the Internet and intranet markets, is characterized by rapidly changing technology, emerging and evolving industry standards, new product introductions, relatively short product life cycles and rapid and constant changes in customer requirements and preferences. To the extent that a specific method other than the method employed by RSA is adopted as the standard for implementing security in any segment of the cryptographic and electronic data security market, sales of RSA's existing and planned products in that market segment may be adversely impacted, which could have a material adverse effect on RSA's financial condition and results of operations. There can be no assurance that competing products or technologies developed by others or the emergence of new industry standards will not adversely affect RSA's competitive position or render its products or technologies noncompetitive or obsolete. Thus, RSA's future success will depend in part upon its customers' and end users' demand for electronic security products and upon RSA's ability, on a timely and cost-effective basis, to enhance its existing products and to introduce new products with features that meet changing customer requirements and with competitive prices. There can be no assurance that RSA will be successful in doing so. Delays in product enhancement and development or the failure of RSA's new products or enhancements to gain market acceptance would have a material adverse effect on RSA's business and results of operations. Despite testing, new products may be affected by quality, reliability or security failure problems, including software errors, bugs or viruses, which could result in returns, delays in collecting accounts receivable, unexpected service or warranty expenses, reduced orders and a decline in RSA's competitive position.

     Any significant advance in techniques for attacking crytographic systems could render some or all of RSA's existing products obsolete or unmarketable. RSA's cryptographic systems depend in part on the application of certain mathematical principles. The security afforded by RSA's encryption products is predicated on the assumption that the "factoring" of the composite of large prime numbers is difficult. Should an "easy factoring method" be developed, then the security afforded by RSA's encryption products would be reduced or eliminated. There can be no assurance that such a development will not occur. Moreover, even if no breakthroughs in factoring are discovered, factoring problems can theoretically be solved by a computer system significantly faster and more powerful than those presently available. If such improved techniques for attacking cryptographic systems are ever developed, it would have a material adverse impact on the business and results of operations of RSA. See
"Business -- RSA -- RSA Technology" and "-- Products."

     Dependence on Principal Products; Expiration of RSA/MIT Patent. RSA has derived a substantial majority of its revenue to date from sales of its BSAFE and S/MIME (formerly marketed as TIPEM) products, which collectively accounted for 92% of RSA's total revenues in 1995. Existing and new versions of such products are expected to continue to represent a high percentage of RSA's revenues for the foreseeable future. As a result, any factor adversely affecting sales of these products, or any factor impeding or delaying RSA's ability to diversify its product offering to lessen its dependency on the BSAFE and S/MIME products, would have a material adverse effect on the business and financial results of RSA. A patent developed at the Massachusetts Institute of Technology ("MIT") (U.S. Patent No. 4,405,892) and licensed to RSA (the "RSA/MIT Patent"), claims of which cover significant elements of these products, will expire on September 20, 2000, which may enable competitors to thereafter market competing products which previously would have infringed the RSA/MIT Patent. In addition, one of the "Stanford Patents" described below, the practice of which can be used to substitute for methods covered by the RSA/MIT Patent, will expire in 1997, and its applications may become more widespread as a result. In each case, the growth of such competitive products may adversely impact sales of RSA's products. See "Risk Factors -- Risks Relating to RSA -- Litigation,"
"Business -- RSA -- Competition" and "-- Legal Proceedings."

     Potential Fluctuations in Quarterly Performance; Losses and Accumulated Deficit. RSA's quarterly operating results may vary significantly depending on a number of factors, including the size, timing and execution of individual contracts, variations in expenses associated with pending litigation involving RSA, the timing of the introduction or enhancement of products by RSA or its competitors, market acceptance of new products, changes in RSA's operating expenses, personnel changes, mix of products sold, changes in product pricing, development of RSA's direct and indirect distribution channels and general economic conditions. There can be no assurance that RSA will be able to achieve and sustain profitability on a quarterly basis. Because RSA's operating expenses are based on anticipated revenue levels, and a high percentage of RSA's expenses are fixed, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- RSA."

     RSA reported net losses of $.15, $.80 and $.05 per share for the quarter ended March 31, 1996 and the years ended December 31, 1994 and 1993, respectively, reported net earnings of $.23 per share for 1995, and had an accumulated deficit of $951,000 as of March 31, 1996. See "Selected Historical and Pro Forma Financial Data -- Selected Historical Consolidated Financial Data of RSA." As indicated above, the combined company will incur substantial costs as a result of the Merger and will incur ongoing expenses associated with pending litigation involving RSA, and there can be no assurance as to the combined company's results of operations following the Merger. See "Risk
Factors -- Risks Relating to the Merger -- Incurrence of Significant Transaction Charges" and "-- Risks Relating to RSA-- Litigation."

     Litigation. RSA has been and continues to be involved in arbitration and litigation proceedings (collectively, the "Litigation") relating, among other things, to (i) the validity of the RSA/MIT Patent, which covers certain elements of RSA's cryptographic technology; (ii) the rights of Cylink Corporation ("Cylink") and its subsidiary Caro-Kann Corporation ("CKC"), competitors of RSA, to use and sublicense the RSA/MIT Patent; (iii) the validity and scope of U.S. Patent Nos. 4,200,770, 4,218,582 and 4,424,414 (the "Stanford Patents"), which cover Cylink's fundamental encryption technology and have been licensed to Cylink by The Board of Trustees of the Leland Stanford Junior University ("Stanford"); and (iv) the liability, if any, of RSA for infringing or contributing to the infringement of the Stanford Patents. The Litigation is discussed in greater detail below under the caption entitled
"Business -- RSA -- Legal Proceedings."

     Potential unfavorable outcomes of the Litigation could include a declaration that the RSA/MIT Patent is invalid, the issuance of an injunction against RSA's business activities based on a finding that the development or distribution of RSA products infringe one or more of the Stanford Patents or a finding that RSA is liable for monetary or other damages. If RSA is unsuccessful in defending against the claims asserted in the Litigation, it may be enjoined from distributing certain of its products, at least until the expiration of one of the Stanford Patents in 1997, without a license from Cylink/CKC. No assurance can be given that RSA will be able to obtain such a license, if required, on commercially reasonable terms, if at all. Any derogation of RSA's rights in the RSA/MIT Patent or a finding that such patent is invalid or unenforceable would enable other companies to use technology claimed in such patent to enter, or strengthen their respective positions in, the markets in which RSA does business, resulting in increased competition for RSA. In addition, no assurance can be given as to whether RSA will be subject to damages or, if so, the amount of damages which RSA may be required to pay. Although Cylink has not claimed any specific damages in the Litigation, in a letter to SDI following the announcement of the proposed Merger, Cylink's general counsel asserted that Cylink's compensatory damages, conservatively estimated, would exceed $75,000,000 but provided no basis for such estimate. The outcome of litigation is inherently uncertain and any such unfavorable outcome of the Litigation would have a material adverse effect on the financial condition and results of operations of RSA or the combined company. RSA has expended substantial amounts on legal fees and costs associated with the Litigation in the past and anticipates spending substantial amounts in the future, pending the outcome of the Litigation. See
"Business -- RSA -- Legal Proceedings."

     Third Party Claims. Customers rely on RSA's information security products for critical electronic security applications. Failure of RSA's products to work as designed could result in tort or warranty claims. RSA attempts to reduce the risk of losses resulting from such claims through warranty disclaimers and liability limitation clauses in its sales agreements, however, there can be no assurance that such measures will be effective in limiting RSA's liability. Any liability for damages resulting from any such failure could be substantial and could have a material adverse effect on RSA's business and results of operations.

     Management of Growth. RSA has recently experienced substantial growth in demand for its products, which may require significant increases in the number of its employees and the scope of its operations, resulting in additional responsibilities for its management. To manage growth effectively, RSA will need to continue to improve its operational, financial and management information systems and to hire, train, motivate and manage a growing number of employees. There can be no assurance that RSA will be able to effectively achieve or manage any future growth, and its failure to do so could delay product development cycles or otherwise have a material adverse effect on RSA's financial condition and results of operations.

     Competition. The market for cryptographic and electronic data security products is competitive and expected to become increasingly more competitive as remote computing, enterprise networks and internetworking become more prevalent and as the Internet becomes a viable medium for electronic commerce. RSA believes that the principal competitive factors affecting the market for cryptographic software products include technical features, ease of use, quality/reliability, level of security, customer service and support, distribution channels and price. RSA's competitors include organizations that provide cryptographic software products based upon approaches similar to and different from those employed by RSA. There can be no assurance that the market for computer and network security products will not ultimately be dominated by approaches other than the approach marketed by RSA.

     There have been recent attempts by organizations with limited rights to RSA's technology to enter into direct competition with RSA. These include Cylink, Northern Telecom and Terisa. Other companies are trying to compete with alternate technologies that perform substantially the same operations as RSA's products.

     Many of RSA's current or potential competitors, including Certicom, Cylink, Microsoft and Northern Telecom, may have significantly greater financial, marketing, technical or other competitive resources than RSA. Such companies may be able to establish alternative security standards or adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than can RSA. Competition could increase if new companies enter the market, or if existing competitors expand their product lines. Although RSA believes it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by RSA in research and development and sales and marketing. There can be no assurance that RSA will have sufficient resources to make such investments or that RSA will be able to make the technological advances necessary to maintain such competitive advantages. In addition, current and potential competitors have established, or may in the future establish, collaborative relationships among themselves or with third parties, including third parties with whom RSA has strategic relationships, to increase the ability of their products to address the security needs of RSA's prospective customers. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. If this were to occur, the financial condition and results of operations of RSA would be materially adversely affected. See "Business -- RSA -- Competition."

     Government Regulation and Export Controls. Exports of RSA's encryption products, or third-party products bundled with the encryption technology of RSA, are expected to continue to be restricted by the United States government. All cryptographic products need export licenses from the U.S. State Department, acting under the authority of the International Traffic in Arms Regulation ("ITAR"), which defines cryptographic devices, including software, as munitions. The United States government generally limits the export of software with encryption capabilities to mass marketed software with limited key sizes, which significantly constrains the security effectiveness of RSA products available for export. As a result, RSA may be at a disadvantage in competing for international sales compared to companies located outside the United States that are not subject to such restrictions.

     Dependence on Key Personnel. RSA's success depends to a significant degree upon the continued contributions of key personnel and consultants, including members of senior management, many of whom would be difficult to replace and are not subject to employment or noncompetition agreements. If any of these individuals were to leave or cease to provide services to RSA, its business could be adversely affected. RSA's future success will also depend, in large part, upon its ability to attract and retain highly skilled engineering, managerial, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that RSA will be successful in attracting and retaining such personnel.

     Proprietary Technology Protection and Claims. RSA holds a license to the RSA/MIT Patent, which pertains to elements of RSA's current products and expires on September 20, 2000, and is the exclusive agent for licensing a cryptography patent held by Dr. Claus P. Schnorr. RSA relies on a combination of patent, trade secret, copyright and trademark laws and employee and third-party license and nondisclosure agreements to protect its intellectual property rights. There can be no assurance that any patent, trademark, copyright or license owned or held by RSA will not be invalidated, circumvented, challenged or terminated, that any of RSA's pending or future patent applications will be within the scope of claims sought by RSA, if at all, or that the steps taken by RSA to protect its rights will be adequate to prevent misappropriation of RSA's technology or to preclude competitors from developing products with features similar to RSA's products. See "Risk Factors -- Risks Relating to RSA -- Litigation" and "Business -- RSA -- Legal Proceedings." Further, there can be no assurance that others will not develop technologies that are similar or superior to RSA's technology, duplicate RSA's technology or design around the RSA/MIT Patent. RSA may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can require significant financial and management resources. In addition, the laws of certain countries in which RSA's products are or may be developed or sold may not protect RSA's products and intellectual property rights to the same extent as the laws of the United States. The inability of RSA to protect its intellectual property adequately could have a material adverse effect on its financial condition and results of operations.

     The electronic security markets in which RSA sells its products are characterized by substantial litigation regarding patent and other intellectual property rights. From time to time, RSA has received communications from third parties (including relating to the Litigation) asserting that patents licensed to RSA are invalid or unenforceable or that features or content of certain of RSA's products infringe upon the intellectual property rights held by third parties, and RSA may receive such communications in the future. There can be no assurance that third parties will not assert such claims against RSA that result in litigation. RSA is currently engaged in several litigation matters related to the patents that cover certain aspects of public key cryptography. See "Risk Factors -- Risks Relating to RSA -- Litigation" and "Business -- RSA -- Legal Proceedings." Any litigation, whether or not resolved in favor of RSA, could result in significant expense to RSA and could divert management and other resources. In the event of an adverse ruling in any litigation involving intellectual property, RSA might be required to discontinue the use of certain processes, cease the manufacture, use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to the infringing technology and may suffer significant monetary damages, which could include treble damages. There can be no assurance that under such circumstances a license would be available to RSA on reasonable terms or at all. In the event of a successful claim against RSA and RSA's failure to develop or license a substitute technology on commercially reasonable terms, RSA's financial condition and results of operations would be adversely affected. There can be no assurance that any such claims (or claims for indemnity from customers resulting from infringement claims) will not materially and adversely affect RSA's financial condition and results of operations. See
"Business -- RSA -- Proprietary Rights" and "-- Legal Proceedings."

     Need to Establish and Maintain Relationships with OEMs. A significant business strategy of RSA is to market its products primarily through OEMs or other similar collaborative relationships. There can be no assurance that RSA's existing relationships with OEMs will be commercially successful, that RSA will be able to negotiate additional OEM relationships, that such additional relationships will be available to RSA on acceptable terms or that any such relationships, if established, will be commercially successful. In addition, there can be no assurance that parties with whom RSA has established business relationships will not pursue alternative technologies or develop alternative products in addition to or in lieu of RSA's products either on their own or in collaboration with others, including RSA's competitors. RSA's financial condition or results of operations may also be affected by the success of its OEMs in marketing any successfully developed products. See
"Business -- RSA -- Strategy," "-- Products" and "-- Sales and Marketing."

                       SELECTED HISTORICAL AND UNAUDITED
                       PRO FORMA COMBINED FINANCIAL DATA

     The following Selected Historical Consolidated Financial Data of SDI and RSA should be read in conjunction with their respective consolidated financial statements and the notes thereto included herein. The consolidated statement of operations data for each of the three years in the period ended December 31, 1995 and the consolidated balance sheet data at December 31, 1995 and 1994 are derived from, and are qualified by reference to, the respective audited consolidated financial statements and the notes thereto included elsewhere herein. The consolidated statement of operations data for the years ended December 31, 1992 and 1991 and the consolidated balance sheet data at December 31, 1993, 1992 and 1991 are derived from the respective audited financial statements not included herein. The consolidated statement of operations data for the three months ended March 31, 1996 and 1995 and the consolidated balance sheet data at March 31, 1996 are derived from unaudited consolidated financial statements of SDI and RSA. The management of each of SDI (with respect to the unaudited financial statements of SDI) and RSA (with respect to the unaudited financial statements of RSA) believes that all adjustments necessary for a fair presentation thereof have been made to the unaudited financial data for SDI and RSA, as applicable, and that such data have been prepared on the same basis as their respective audited consolidated financial statements included elsewhere herein.

     The Selected Unaudited Pro Forma Combined Financial Data are derived from the Unaudited Pro Forma Condensed Combining Financial Statements, appearing elsewhere herein, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such pro forma combined financial statements and the notes thereto. For the purpose of the pro forma combined statement of operations data, SDI's financial data for the three months ended March 31, 1996 and 1995 and the fiscal years ended December 31, 1995, 1994 and 1993 have been combined with RSA's financial data for the same periods. No cash dividends have been declared or paid on SDI Common Stock or RSA Stock.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated or of the future operating results or financial position of the combined companies.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF SDI

                                                       THREE MONTHS
                                                      ENDED MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                     -----------------   -------------------------------------------------
                                                      1996       1995     1995       1994       1993       1992      1991
                                                     -------    ------   -------    -------    -------    ------    ------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue............................................  $12,170    $6,243   $33,804    $17,572    $12,110    $8,900    $6,122
Cost of revenue....................................    2,912     1,217     7,235      3,873      2,738     2,251     1,403
                                                     --------   -------  -------     ------     ------    ------    ------
  Gross profit.....................................    9,258     5,026    26,569     13,699      9,372     6,649     4,719
                                                     --------   -------  -------     ------     ------    ------    ------
Costs and expenses:
  Research and development.........................    1,488       645     4,048      2,226      1,619     1,397     1,109
  Marketing and selling............................    3,570     2,266    11,059      6,382      4,000     2,981     2,154
  General and administrative.......................    1,410       682     3,710      1,636      1,217       994     1,027
                                                     --------   -------  -------     ------     ------    ------    ------
         Total.....................................    6,468     3,593    18,817     10,244      6,836     5,372     4,290
                                                     --------   -------  -------     ------     ------    ------    ------
Income from operations.............................    2,790     1,433     7,752      3,455      2,536     1,277       429
Interest income....................................    1,227       384     1,699        105         37        48        58
                                                     --------   -------  -------     ------     ------    ------    ------
Income before provision for income taxes,
  extraordinary item and cumulative effect of
  change in accounting.............................    4,017     1,817     9,451      3,560      2,573     1,325       487
Provision for income taxes(1)......................    1,466       700     3,639      1,245        900       520       165
                                                     --------   -------  -------     ------     ------    ------    ------
Income before extraordinary item and cumulative
  effect of change in accounting...................    2,551     1,117     5,812      2,315      1,673       805       322
Extraordinary item.................................       --        --        --         --         --       407       146
Cumulative effect of change in accounting(1).......       --        --        --         --        564        --        --
                                                     --------   -------  -------     ------     ------    ------    ------
Net income.........................................  $ 2,551    $1,117   $ 5,812    $ 2,315    $ 2,237    $1,212    $  468
                                                     ========   =======  =======     ======     ======    ======    ======
Per share data(2):
  Income before cumulative effect of change in
    accounting.....................................  $   .18    $  .09   $   .46    $   .25    $   .19
  Cumulative effect of change in accounting........       --        --        --         --        .06
                                                     --------   -------  -------     ------     ------
  Net income.......................................  $   .18    $  .09   $   .46    $   .25    $   .25
                                                     ========   =======  =======     ======     ======
Weighted average number of common shares
  outstanding(2)...................................   14,302    12,514    12,682      9,080      9,010
                                                     ========   =======  =======     ======     ======

                                                                                          DECEMBER 31,
                                                           MARCH 31,   --------------------------------------------------
                                                             1996        1995       1994       1993       1992      1991
                                                           ---------   --------    -------    -------    ------    ------
                                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and equivalents.....................................  $ 17,655    $ 44,583    $17,517    $ 2,827    $1,391    $1,198
Marketable securities....................................    73,532      44,957      7,966         --       496        --
Working capital..........................................    93,911      91,901     27,724      4,189     3,009     2,077
Total assets.............................................   105,849     101,557     32,589      7,259     5,472     3,736
Redeemable convertible preferred stock...................        --          --         --      8,527     9,016     8,528
Stockholders' equity (deficiency)........................    97,883      95,020     28,857     (3,677)   (5,437)   (6,160)

- ---------------
(1) Effective January 1, 1993, SDI adopted prospectively the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." See Notes 1 and 5 of Notes to SDI's Consolidated Financial Statements.

(2) Per share and share data for periods prior to 1995 are presented on a pro forma basis. See Note 1 of Notes to SDI's Consolidated Financial Statements.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF RSA

                                                       THREE MONTHS
                                                      ENDED MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                     -----------------    ------------------------------------------------
                                                      1996      1995       1995       1994       1993      1992      1991
                                                     ------    -------    -------    -------    ------    ------    ------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue............................................  $2,692    $   587    $11,600    $ 3,077    $3,002    $2,080    $2,321
Cost of revenue....................................     602        120      1,272        733       844       596       452
                                                     ------    -------    -------    -------    ------    ------    ------
  Gross profit.....................................   2,090        467     10,328      2,344     2,158     1,484     1,869
                                                     ------    -------    -------    -------    ------    ------    ------
Costs and expenses:
  Research and development.........................     557        391      1,679      1,035       587       448       270
  Marketing and selling............................     870        569      2,112      1,752     1,023       757       428
  General and administrative.......................   1,318        859      6,160      1,431       758       405       373
                                                     ------    -------    -------    -------    ------    ------    ------
         Total.....................................   2,745      1,819      9,951      4,218     2,368     1,610     1,071
                                                     ------    -------    -------    -------    ------    ------    ------
Income (loss) from operations......................    (655)    (1,352)       377     (1,874)     (210)     (126)      798
Equity in profits (losses) of investees............       9         87        (20)        97        67       265       211
Interest income, net...............................      33          2         56         10        17        52        54
                                                     ------    -------    -------    -------    ------    ------    ------
Income (loss) before income taxes..................    (613)    (1,263)       413     (1,767)     (126)      191     1,063
(Benefit) provision for income taxes...............    (230)        --       (537)       (40)      (11)       57       148
                                                     ------    -------    -------    -------    ------    ------    ------
Net income (loss)..................................  $ (383)   $(1,263)   $   950    $(1,727)   $ (115)   $  134    $  915
                                                     ======    =======    =======    =======    ======    ======    ======
Net income (loss) per share(1).....................  $ (.15)   $  (.58)   $   .23    $  (.80)   $ (.05)   $  .04    $  .28
                                                     ======    =======    =======    =======    ======    ======    ======
Weighted average number of common shares
  outstanding(1)...................................   2,526      2,193      4,070      2,165     2,147     3,232     3,221
                                                     ======    =======    =======    =======    ======    ======    ======

                                                                                           DECEMBER 31,
                                                             MARCH 31,    -----------------------------------------------
                                                               1996        1995       1994      1993      1992      1991
                                                             ---------    -------    ------    ------    ------    ------
                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and equivalents.......................................   $ 3,703     $ 4,701    $  824    $  718    $1,467    $1,375
Marketable securities......................................    15,060      16,680        --        --        --        --
Working capital............................................    10,273      11,567       160     1,420     1,519     1,425
Total assets...............................................    21,505      24,793     3,090     3,268     2,757     2,335
Non-current portion of capital lease obligations...........         9          12        23        54        88        --
Stockholders' equity.......................................    11,528      12,807       839     2,005     2,102     1,815

- ---------------
(1) See Note 1 of Notes to RSA's Consolidated Financial Statements.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                           THREE MONTHS ENDED
                                                MARCH 31,              YEAR ENDED DECEMBER 31,
                                           -------------------     -------------------------------
                                            1996        1995        1995        1994        1993
                                           -------     -------     -------     -------     -------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED STATEMENT OF
  OPERATIONS DATA:
Revenue..................................  $14,862     $ 6,830     $45,404     $20,649     $15,112
Net income (loss)........................    2,168        (146)      6,762         588       1,558(1)
Net income per share.....................      .12        (.01)        .42         .05         .13
Shares used to compute net income
  per share..............................   18,137      13,587      16,062      11,833      11,725

                                                                                 MARCH 31, 1996
                                                                                 --------------
                                                                                 (IN THOUSANDS)
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash and equivalents...........................................................     $ 21,358
Marketable securities..........................................................       88,592
Working capital................................................................       98,810
Total assets...................................................................      127,354
Stockholders' equity...........................................................      104,036

- ---------------
(1) Income before cumulative effect of change in accounting.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

     The following table sets forth as of the dates and for the periods indicated selected historical per share data of SDI and RSA and the corresponding pro forma and pro forma equivalent per share amounts after giving effect to the Merger. The data presented are based upon the audited and unaudited historical financial statements and related notes of SDI and of RSA which are included elsewhere herein, and the Pro Forma Condensed Combining Financial Statements appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear elsewhere herein. See "Pro Forma Condensed Combining Financial Statements" and the respective "Consolidated Financial Statements of SDI and RSA" included elsewhere herein. The unaudited pro forma combined financial data are not necessarily indicative of the results of operations or the future operations of the combined organization or the actual results that would have occurred if the Merger had been consummated as of the beginning of the earliest period presented.

                                                                                  SDI/RSA         RSA
                                                          SDI          RSA       PRO FORMA     PRO FORMA
                                                       HISTORICAL   HISTORICAL   COMBINED    EQUIVALENT(1)
                                                       ----------   ----------   ---------   -------------
Book value per common share(2):
  March 31, 1996.....................................    $ 7.22       $ 2.87       $6.16         $5.12
  December 31, 1995..................................      7.06         3.19        6.10          5.07
Cash dividends per common share(3)...................     --           --          --           --
Income (loss) per common share from continuing
  operations:
  Three months ended March 31, 1996..................    $  .18       $ (.15)      $ .12         $ .10
  Three months ended March 31, 1995..................       .09         (.58)       (.01)         (.01)
  Year ended December 31, 1995.......................       .46          .23         .42           .35
  Year ended December 31, 1994.......................       .25         (.80)        .05           .04
  Year ended December 31, 1993(4)....................       .19         (.05)        .13           .11

NOTES TO COMPARATIVE PER SHARE DATA

(1) RSA's pro forma equivalents represent the combined pro forma earnings and book value per share multipled by .83056, the Conversion Ratio.

(2) Historical book value per share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of the period. Historical and pro forma book value per share do not reflect the exercise of outstanding options. Historical and pro forma book value per share give effect to the assumed conversion of RSA's convertible preferred stock into RSA Common Stock. If RSA's convertible preferred stock is not converted into RSA Common Stock, the RSA historical book value per common share, the SDI/RSA pro forma combined book value per common share, and the RSA pro forma equivalent book value per common share as of March 31, 1996 would be $2.85, $6.16 and $5.12, respectively. If RSA's convertible preferred stock is not converted into RSA Common Stock, the RSA historical book value per common share, the SDI/RSA pro forma combined book value per common share and the RSA pro forma equivalent book value per common share as of December 31, 1995 would be $3.19, $6.10 and $5.07, respectively.

(3) SDI and RSA have never paid dividends on their respective shares of Common Stock and SDI does not intend to pay dividends on shares of SDI Common Stock in the foreseeable future.

(4) SDI's historical income per share for the year ended December 31, 1993 is before cumulative effect of change in accounting.

                 MARKET PRICE INFORMATION AND DIVIDEND POLICIES

     The SDI Common Stock is traded on the Nasdaq National Market under the symbol "SDTI." There is no established public trading market for the RSA Stock.

     The SDI Common Stock began trading on the Nasdaq National Market on December 14, 1994. The following table sets forth for the periods indicated the high and low sale prices per share of SDI Common Stock on the Nasdaq National
Market:

                                                                             HIGH       LOW
                                                                           --------   --------
1994
Fourth Quarter (from December 14, 1994)..................................  $ 10.125   $  7.000
1995
First Quarter............................................................    18.875      8.813
Second Quarter...........................................................    23.125     15.500
Third Quarter............................................................    24.875     17.625
Fourth Quarter...........................................................    58.250     22.875
1996
First Quarter............................................................    67.500     42.500
Second Quarter (through June 27, 1996)...................................   109.000     46.250

     The last reported sale price per share of the SDI Common Stock on the Nasdaq National Market on April 12, 1996, the last full trading day prior to the public announcement of the proposed Merger, was $49.625. The last reported sale price per share of the SDI Common Stock on June 27, 1996 was $84.3125. Based upon the last reported sale price of SDI Common Stock on June 27, 1996, and a Conversion Ratio equal to 0.83056, each share of RSA Stock would be converted in the Merger into SDI Common Stock having a market value of $70.03.

     Because the market price of SDI Common Stock is subject to fluctuation, the market value of the shares of SDI Common Stock that holders of RSA Stock will receive in the Merger may increase or decrease prior to the Merger. SDI and RSA stockholders are urged to obtain a current market quotation for the SDI Common Stock.

     On the SDI Record Date, SDI had 187 stockholders of record. On the RSA Record Date, there were 51 holders of record of RSA Common Stock, two holders of record of RSA Series A Preferred Stock, 16 holders of record of RSA Series B Preferred Stock, two holders of record of RSA Series C Preferred Stock and five holders of record of RSA Series D Preferred Stock.

     Neither SDI nor RSA has ever declared or paid cash dividends. SDI does not intend to declare or pay any cash dividends in the foreseeable future. Future cash dividends, if any, will be determined by the SDI Board and will be based upon SDI's earnings, capital requirements, financial condition and other factors deemed relevant by the SDI Board.

     RSA has agreed in the Merger Agreement not to declare, set aside or pay any dividends on its capital stock prior to the Effective Time. See "The Merger Agreement -- Certain Covenants and Agreements."

                         STOCKHOLDINGS AFTER THE MERGER

     Based upon the capitalization of SDI and RSA as of June 3, 1996, if the proposed Merger is approved and becomes effective, persons who owned all of the outstanding shares of SDI Common Stock immediately prior to the Effective Time will own approximately 80.4% of the outstanding SDI Common Stock at the Effective Time (approximately 78.9% on a fully-diluted basis), and persons who owned all of the outstanding shares of RSA Stock immediately prior to the Effective Time will own approximately 19.6% of the outstanding SDI Common Stock at the Effective Time (approximately 21.1% on a fully-diluted basis). See "Management -- SDI -- Security Ownership of Certain Beneficial Owners and Management" and "Management -- RSA -- Security Ownership of Certain Beneficial Owners and Management."

                            THE SDI SPECIAL MEETING

GENERAL

     This Joint Proxy Statement and Prospectus is being furnished to holders of SDI Common Stock in connection with the solicitation of proxies by the SDI Board for use at the SDI Special Meeting and any adjournments or postponements thereof. Each copy of this Joint Proxy Statement and Prospectus mailed to holders of SDI Common Stock is accompanied by a form of proxy card for use at the SDI Special Meeting.

     This Joint Proxy Statement and Prospectus and the accompanying forms of proxy cards are first being mailed to stockholders of SDI and RSA on or about July 3, 1996.

     SDI STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO SDI IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

PURPOSE OF THE SDI SPECIAL MEETING

     At the SDI Special Meeting, the holders of SDI Common Stock eligible to vote will be asked to consider and vote upon: (i) the issuance of up to an aggregate of 4,000,000 shares of SDI Common Stock in exchange for shares of RSA Stock pursuant to the Merger Agreement, (ii) an amendment to the SDI Certificate to increase the number of shares of SDI Common Stock that SDI is authorized to issue from 30,000,000 to 80,000,000 shares, and (iii) such other matters as may properly come before the SDI Special Meeting or any adjournments or postponements thereof.

BOARD OF DIRECTORS RECOMMENDATION

     The SDI Board has unanimously approved the Merger Proposal and the Charter Amendment and recommends a vote FOR approval of such proposals.

DATE, TIME AND PLACE

     The SDI Special Meeting is scheduled to be held on Friday, July 26, 1996 at 10:00 a.m., local time, at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109.

RECORD DATE; SHARES OUTSTANDING

     The SDI Board has fixed the close of business on June 3, 1996 as the SDI Record Date for the determination of SDI stockholders entitled to notice of and to vote at the SDI Special Meeting and at any adjournments or postponements thereof. On the SDI Record Date, there were 13,656,760 outstanding shares of SDI Common Stock held by 187 stockholders of record.

VOTING AT THE SDI SPECIAL MEETING

     The presence, either in person or by proxy, of the holders of a majority of the shares of SDI Common Stock issued and outstanding and entitled to vote at the SDI Special Meeting is necessary to constitute a quorum at the SDI Special Meeting.

     The affirmative vote of holders of a majority of the shares of SDI Common Stock voting in person or by proxy is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the outstanding shares of SDI Common Stock is required to approve the Charter Amendment. Approval of the Charter Amendment is not a condition to approval of the Merger Proposal. Each share of SDI Common Stock is entitled to one vote on all matters presented at the SDI Special Meeting. The approval of the Merger Proposal is required by the rules of the NASD governing corporations with securities listed on the Nasdaq National Market.

     All directors and executive officers of SDI have indicated their intention to vote all shares over which they exercise voting control (an aggregate of 781,943 shares of SDI Common Stock or approximately 5.7% of the outstanding shares on June 3, 1996) FOR the approval of the Merger Proposal.

     If a stockholder attends the SDI Special Meeting, such stockholder may vote by ballot. However, many of SDI's stockholders may be unable to attend the SDI Special Meeting. Therefore, the SDI Board is soliciting proxies so that each holder of SDI Common Stock on the SDI Record Date has the opportunity to vote on the proposals to be considered at the SDI Special Meeting. When a proxy is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If an SDI stockholder does not return a signed proxy card, such stockholder's shares will not be voted. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a holder of SDI Common Stock returns a signed proxy card, but does not indicate how such stockholder's shares are to be voted, the shares represented by the proxy will be voted for approval of the Merger Proposal and the Charter Amendment. The proxy card also confers discretionary authority on the individuals appointed by the SDI Board and named on the proxy card to vote the shares represented thereby on any other matter that may properly arise at the SDI Special Meeting.

     Any SDI stockholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of SDI at One Alewife Center, Cambridge, Massachusetts 02140, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the SDI Special Meeting. Attendance at the SDI Special Meeting will not in and of itself constitute revocation of a proxy.

     As of the date of this Joint Proxy Statement and Prospectus, the SDI Board does not know of any other matters to be presented for action by SDI stockholders at the SDI Special Meeting. If, however, any other matters not now known are properly brought before the SDI Special Meeting, including among other things consideration of a motion to adjourn the SDI Special Meeting to another time and/or place (including without limitation for the purpose of soliciting additional proxies), the persons appointed as the named proxies will have discretion to vote or act thereon according to their best judgment.

SOLICITATION OF PROXIES

     All expenses of SDI's solicitation of proxies, including the cost of preparing and mailing this Joint Proxy Statement and Prospectus, will be borne by SDI. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of SDI in person or by telephone, telecopy, telegram or other means of communication. Such directors, officers and employees soliciting proxies will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. SDI has retained a proxy solicitation firm for assistance in connection with the SDI Special Meeting at an estimated expense of approximately $7,000, plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and SDI will reimburse such persons for reasonable expenses incurred in connection therewith.

EFFECT OF ABSTENTIONS AND "BROKER NON-VOTES"

     At the SDI Special Meeting, abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum. In determining whether the proposal to approve the Merger Proposal has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against such proposal and broker non-votes will have no effect on the outcome of the vote. In determining whether the proposal to approve the Charter Amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against such proposal.

APPRAISAL RIGHTS

     Holders of SDI Common Stock will not be entitled to any appraisal rights in connection with the matters to be voted upon at the SDI Special Meeting. See "The Merger -- Appraisal Rights."

                            THE RSA SPECIAL MEETING

GENERAL

     This Joint Proxy Statement and Prospectus is being furnished to holders of RSA Stock in connection with the solicitation of proxies by the RSA Board for use at the RSA Special Meeting and any adjournments or postponements thereof. Each copy of this Joint Proxy Statement and Prospectus mailed to holders of RSA Stock is accompanied by a form of proxy card for use at the RSA Special Meeting.

     This Joint Proxy Statement and Prospectus and the accompanying forms of proxy cards are first being mailed to stockholders of SDI and RSA on or about July 3, 1996.

     RSA STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO RSA IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     RSA STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

PURPOSE OF THE RSA SPECIAL MEETING

     At the RSA Special Meeting, the holders of RSA Stock eligible to vote will consider and vote upon: (i) the approval and adoption of the Merger Agreement and the Merger and (ii) such other matters as may properly come before the RSA Special Meeting or any adjournments or postponements thereof.

BOARD OF DIRECTORS RECOMMENDATION

     The RSA Board has unanimously approved the Merger Agreement and the Merger and recommends a vote FOR approval and adoption of the Merger Agreement and the Merger.

DATE, TIME AND PLACE

     The RSA Special Meeting is scheduled to be held on Friday, July 26, 1996 at 10:00 a.m., local time, at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306.

RECORD DATE; SHARES OUTSTANDING

     The RSA Board has fixed the close of business on June 28, 1996 as the RSA Record Date for the determination of RSA stockholders entitled to notice of and to vote at the RSA Special Meeting and at any adjournments or postponements thereof.

     On the RSA Record Date, there were outstanding 2,530,833 shares of RSA Common Stock held by 51 stockholders of record, 250,000 shares of RSA Series A Preferred Stock held by two stockholders of record, 499,950 shares of RSA Series B Preferred Stock held by 16 stockholders of record, 360,000 shares of RSA Series C Preferred Stock held by two stockholders of record and 380,334 shares of RSA Series D Preferred Stock held by five stockholders of record.

VOTING AT THE RSA SPECIAL MEETING

     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the RSA Stock issued and outstanding and entitled to vote at the RSA Special Meeting is necessary to constitute a quorum at the RSA Special Meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of RSA Stock, voting together as a single class, is required to approve and adopt the Merger Agreement and the Merger. Each share of RSA Stock is entitled to one vote on the approval and adoption of the Merger Agreement and the Merger. Under applicable Delaware law, in tabulating the vote on each such matter, abstentions will have the same effect as a vote against the proposal to approve and adopt the Merger Agreement and the Merger.

     Pursuant to the Stockholder Agreements, each of Messrs. Bidzos, Fischer and Rivest has agreed to vote all shares of RSA Stock then owned by such stockholder in favor of the Merger Agreement and the Merger. As of June 28, 1996, such stockholders owned an aggregate of 2,947,767 shares of RSA Stock, representing approximately 73% of the outstanding shares of RSA Stock. Accordingly, approval of the Merger Agreement and the Merger by the stockholders of RSA is assured. See "The Merger Agreement -- Related Agreements -- Stockholder Agreements."

     Approval of the Merger Agreement and the Merger shall constitute approval of the appointment of Messrs. Bidzos, Fischer and Rivest as representatives of the RSA stockholders under, as well as the terms of, the Escrow Agreement.

     When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not return a signed proxy card, his or her shares will not be voted. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a stockholder returns a signed proxy card, but does not indicate how such holder's shares are to be voted, the shares represented by the proxy card will be voted for the approval and adoption of the Merger Agreement and the Merger.

     Any RSA stockholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of RSA at 100 Marine Parkway, Suite 500, Redwood City, California 94065, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the RSA Special Meeting. Attendance at the RSA Special Meeting will not in and of itself constitute revocation of a proxy.

     The RSA Board is not currently aware of any matters to come before the RSA Special Meeting other than as described herein. If, however, other matters are properly brought before the RSA Special Meeting, including among other things consideration of a motion to adjourn the RSA Special Meeting to another time and/or place (including without limitation for the purpose of soliciting additional proxies), the persons appointed as the named proxies will have discretion to vote or act thereon according to their best judgment.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of RSA, who will not be compensated for such services, may solicit proxies from RSA stockholders personally or by telephone, telecopy or telegram or other forms of communication.

APPRAISAL RIGHTS

     Holders of the RSA Stock will be entitled to appraisal rights in connection with the approval and adoption of the Merger Agreement and the Merger. See "The Merger -- Appraisal Rights."

                                   THE MERGER

BACKGROUND OF THE MERGER

     Commencing in late 1992 through the fall of 1994, Charles R. Stuckey, Jr., President and Chief Executive Officer of SDI, and D. James Bidzos, President and Chief Executive Officer of RSA, met on several occasions to discuss the technologies and product compatibilities of their respective businesses and ways that SDI and RSA could work together, including the possibility of a business combination. Such discussions were general in nature, did not refer to absolute or relative valuations of the companies and did not result in any formal actions or consideration by their respective Boards of Directors.

     On March 1, 1995, Mr. Stuckey, together with representatives of Alex. Brown & Sons Incorporated, the lead underwriter for SDI's two public offerings ("Alex. Brown"), met with Mr. Bidzos in San Francisco, California regarding a possible business combination between SDI and RSA. General valuation parameters, but not specific valuations, were discussed. At that meeting Mr. Bidzos noted that RSA was considering a sale of equity interests in VeriSign, Inc. ("VeriSign"), an affiliated company newly formed by RSA to assign and deliver digital certificates for use with RSA's public key encryption system.

     In subsequent telephone conversations, Messrs. Bidzos and Stuckey discussed SDI's possible investment in VeriSign. In April 1995, SDI made an investment in VeriSign.

     In July 1995, SDI retained Alex. Brown to act as its financial advisor with respect to a number of potential merger candidates, including RSA. Attempts to schedule meetings with RSA at SDI's offices in Cambridge, Massachusetts to continue the March 1, 1995 discussions concerning a possible business combination were not successful.

     Commencing in the late summer of 1995, Messrs. Bidzos and Stuckey and other representatives of RSA and SDI began discussions concerning a possible licensing of technology by RSA to SDI. These discussions continued through the end of 1995.

     Prior to November 1995, RSA received various unsolicited acquisition proposals from third parties other than SDI. No agreement was reached with respect to any of these acquisition proposals.

     Between November 1995 and February 1996, Mr. Bidzos and other members of RSA senior management held separate discussions with other companies regarding a possible business combination. Three companies performed due diligence on RSA during this period. Two companies discussed broad valuation parameters with RSA, but no agreement was reached with any of these companies.

     On November 29, 1995, Messrs. Bidzos and Stuckey met on an airplane and, in discussions that continued later that day and the following day at RSA's offices in Redwood City, California, explored the possibility of a business combination between SDI and RSA. The discussions were again general in nature.

     On February 27, 1996, Messrs. Bidzos and Stuckey, Arthur W. Coviello, Jr., Executive Vice President and Chief Financial Officer of SDI, and other representatives of RSA and SDI met at RSA's offices to complete negotiations concerning the licensing of RSA technology to SDI. Messrs. Bidzos, Stuckey and Coviello met separately and renewed discussions concerning a possible business combination between RSA and SDI. They agreed to continue such discussions the following day at a technology conference sponsored by RS & Co. in San Francisco, California.

     On February 28, 1996, Messrs. Stuckey and Coviello met with Michael McCaffery and other representatives of RS & Co. to discuss the possible merits of a business combination with RSA and valuation methodologies. Mr. McCaffery then met with Mr. Bidzos to discuss the merits of a business combination and general valuation issues. Thereafter, Messrs. Bidzos, Stuckey and Coviello met and discussed potential synergies and broad valuation parameters. Mr. Bidzos agreed to discuss a possible business combination with the RSA Board.

     On March 1, 1996, Mr. Bidzos met with Mr. McCaffery to discuss the market opportunities that might result from a business combination of RSA and SDI. On March 2, 1996, at a special meeting the RSA Board discussed the possible business combination.

     On March 1, 1996, Messrs. Stuckey and Coviello and Kenneth P. Weiss, the former Chairman and Chief Technical Officer of SDI, met with representatives of RS & Co. to discuss the merits of a business combination with RSA, valuation methodologies and possible valuation ranges. On March 2 and 3, 1996, Mr. Stuckey spoke individually with other members of the SDI Board to inform them of the discussions that had taken place.

     On March 14, 1996, Mr. Coviello and representatives of RS & Co. met with Mr. Bidzos and Kathryn Conrow, Chief Financial Officer of RSA, at RSA's offices. The discussions related to RSA's financial statements, business trends, licensing arrangements and the Litigation.

     On March 20, 1996, at a previously scheduled meeting of the SDI Board, management reported on the preliminary discussions with respect to a possible business combination with RSA. The SDI Board authorized and instructed management to explore the possibility of a merger with RSA and to continue discussions with representatives of RSA.

     On March 22, 1996, Mr. Stuckey and representatives of RS & Co. met with Ronald L. Rivest, a director of RSA, and discussed potential synergies resulting from a business combination and general valuation ranges.

     On March 23, 1996, at a special meeting, the RSA Board discussed the possible business combination, including potential risks associated with RSA's business and the proposed business combination, the relative merits of a business combination versus a public offering and the potential synergies and strategic value of a business combination with SDI.

     On March 25, 1996, a letter from Mr. Stuckey was sent to Mr. Bidzos outlining the possible benefits from a business combination involving the two companies and proposing an exchange of 3,500,000 shares of SDI Common Stock for all the equity interests of RSA, subject to a number of conditions (including completion of due diligence, negotiation of definitive documentation and SDI Board approval).

     On March 26, 1996, Mr. Bidzos discussed the terms set forth in Mr. Stuckey's letter separately with each member of the RSA Board. On the same day, Mr. Weiss met with Mr. Rivest to discuss the RSA/MIT Patent and other patents in the area of public key cryptography.

     On March 27, 1996, in a conversation with Mr. Coviello, Mr. Bidzos proposed an exchange of 4,500,000 shares of SDI Common Stock for the equity interests of RSA. Messrs. Bidzos and Coviello agreed that representatives of RSA and SDI would meet in RSA's offices commencing on April 1, 1996 to continue discussions.

     On March 29, 1996, at a special meeting of the SDI Board, management and representatives of RS & Co. reviewed the status of the merger discussions, and the SDI Board discussed the strategic impact of a merger, the management and cultural compatibility of the two companies, the business and prospects of the companies and other related issues.

     On April 1 and 2, 1996, representatives of SDI and RSA, their respective legal counsel and representatives of RS & Co. met and reached an agreement in principle as to the general structure of a transaction and the relative valuations of the two companies. Legal counsel for SDI and RSA then commenced preparation and negotiation of definitive merger documents, with such negotiations continuing through April 14, 1996. Between April 2 and April 14, 1996, SDI and its counsel, accountants and financial advisors conducted business, legal, financial and technical due diligence and senior management of RSA and SDI discussed future organizational, product and marketing plans as a combined entity.

     On April 8, 1996, SDI retained RS & Co. as its financial advisor to render a fairness opinion as to the consideration to be paid by SDI in the proposed merger.

     On April 10 and 11, 1996, SDI consulted with and received advice from representatives of Alex. Brown in connection with the proposed merger.

     On April 12, 1996, at a special meeting of the SDI Board, (i) management and legal counsel reviewed the results of SDI's due diligence review of RSA;
(ii) management reviewed the possible benefits and risks relating to the Merger;
(iii) the directors reviewed the principal terms of the proposed Merger Agreement and related agreements; and (iv) RS & Co. made a presentation regarding the Merger and delivered its oral opinion, subsequently confirmed in writing, that the consideration to be paid by SDI in the Merger is fair to SDI from a financial point of view. See "The Merger -- Opinion of SDI's Financial Advisor." At the meeting, the SDI Board unanimously approved the Merger and the Merger Agreement.

     On April 14, 1996, at a special meeting of the RSA Board, (i) management reviewed the possible benefits and risks relating to the Merger; (ii) management and legal counsel to RSA presented the results of their due diligence review of SDI; and (iii) the directors reviewed the principal terms of the proposed Merger Agreement. At the meeting, the RSA Board unanimously approved the Merger and the Merger Agreement.

     Later on April 14, 1996, the parties executed the Merger Agreement. On April 15, 1996, the parties issued a joint news release announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The SDI Board unanimously recommends that the stockholders of SDI vote FOR approval of the Merger Proposal for the reasons set forth below.

     The RSA Board unanimously recommends that the stockholders of RSA vote FOR approval and adoption of the Merger and Merger Agreement for the reasons set forth below.

  SDI's Reasons for the Merger

     In reaching its decision to approve the Merger Agreement, the SDI Board consulted with its legal counsel regarding the legal terms of the transaction and the SDI Board's obligations in its consideration of the proposed transaction, and with its financial advisors regarding the financial aspects of the proposed transaction and the fairness of the consideration to be paid by SDI in the Merger, as well as with management of SDI. The SDI Board considered the following information and factors:

     - SDI's belief that data encryption will be a key enabling technology for developing data security, integrity and non-repudiation applications that are necessary for the protection of corporate information resources and electronic commerce and that RSA's data encryption technology is recognized as the de facto standard in the data encryption industry.

     - SDI's belief that implementation of its strategy of expanding its product offerings for the computer and network security market would require encryption technology and engineering capabilities as a core competency to meet future customer demands for enhanced data security, integrity and non-repudiation product features. Further, the acquisition of such competency through the proposed business combination with RSA was superior to developing such competency internally.

     - The complementary nature of SDI's and RSA's management, engineering and marketing staffs, distribution channels, products and geographic presence and, in particular, the fact that SDI's products are focused on identification and authentication, while RSA's products are focused on data encryption technologies.

     - Information concerning the financial performance, condition, business operations and prospects of each of RSA and SDI.

     - The current and future markets for network and computer security products and, in particular, the potential for SDI to gain access to RSA's predominantly Internet focused customer base to take advantage of the growth in distributed and remote computing, including the perceived demand for enhanced security on the Internet.

     - The ability of SDI's management personnel to assume the additional responsibilities resulting from the Merger.

     - The financial and other significant terms of the proposed Merger, including the terms and conditions of the Merger Agreement and the related agreements.

     - The oral presentation and opinion of its financial advisor, RS & Co., to the effect that the consideration to be paid by SDI in the Merger is fair, from a financial point of view, to SDI.

     The SDI Board also considered the terms of the proposed Merger Agreement, and noted that the Merger is expected to be accounted for as a pooling of interests and that no goodwill is expected to be created on the books of the combined company as a result thereof.

     The SDI Board also considered the following potentially negative factors relating to the Merger: (i) the risks associated with the on-going litigation between RSA and Cylink described above under "Risk Factors -- Risks Relating to RSA -- RSA Litigation;" (ii) the risk that the issuance of SDI Common Stock in the Merger might be dilutive to the SDI stockholders; (iii) the risk that the trading price of SDI Common Stock might be adversely affected by the announcement of the Merger; (iv) the risk that the benefits sought in the Merger would not be fully achieved; (v) the charges expected to be incurred in connection with the Merger, including costs of integrating the business and transaction expenses arising from the Merger, which SDI estimates to be approximately $6.1 million; (vi) the risk that the Merger would not be consummated following the public announcement thereof; and (vii) the difficulty of managing two separate operations in distant geographic locations.

     In view of the wide variety of factors, both positive and negative, considered by the SDI Board, the SDI Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, the SDI Board concluded that the Merger was in the best interests of SDI and its stockholders and that SDI should proceed with the proposed Merger at this time.

  RSA's Reasons for the Merger

     In reaching its decision to approve the terms of the Merger Agreement and the Merger, the RSA Board consulted with its legal advisors regarding the legal terms of the transaction and the RSA Board's obligations in its consideration of the proposed transaction and with RSA's management. The RSA Board considered the following information and factors:

     - Information concerning the historical financial performance, business operations, financial condition and prospects of SDI. RSA's directors reviewed information on SDI, which included SDI's periodic reports filed with the Commission and publicly available financial information regarding SDI, including RS & Co. Research and third-party analysts' reports, analysts' projections and analysts' comments and historical stock price, volatility and volume data. In addition, RSA's directors interviewed SDI executives regarding SDI's revenues, products, business strategy and prospects and the market for SDI's products.

     - As a result of these due diligence interviews and during the course of its deliberations, RSA's Board identified and deemed equally important the following potential business benefits of the Merger: the potential ability of RSA to develop products more quickly as a result of having access to SDI's greater financial, development, personnel and other resources and SDI's complementary user identification and authentication technology; RSA's potential ability to increase revenues and even out its revenue stream as a result of being able to sell to SDI's end user customer base using SDI's larger, dedicated sales force in addition to continuing to sell to RSA's traditional OEM customer base; RSA's potential ability to better manage anticipated and necessary growth as a result of access to SDI's greater management resources and greater management experience in growth and public company management; and the potential ability of the combined company, as a result of the above factors, to more effectively compete with other existing and potential market participants both in selling into the electronic data security market and, from the combined company's locations in Massachusetts and California technology centers, in seeking to attract critical and scarce engineering talent. RSA's Board also believed it was important that SDI management's strategy was to allow RSA to continue to operate as an independent company to the extent possible, although SDI gave no assurances in that regard.

     - The financial and other significant terms of the proposed Merger, including the terms and conditions of the Merger Agreement and the related agreements.

     - The current and prospective markets for network and computer security solutions, including cryptographic and electronic data security solutions.

     - The need for rapid expansion of RSA's product line, employee and management base and infrastructure in order to develop integrated cryptographic and electronic data security solutions increasingly demanded by corporate and Internet users to enable secure electronic commerce over the rapidly evolving Internet and intranets.

     - The competitive advantages of combining SDI's user identification and authentication technology and products and RSA's encryption technology and products in a combined, potentially integrated product offering in response to the increasingly competitive electronic security market. In this connection, it was noted that SDI's technology had been publicly recognized as a de facto standard in the user identification and authentication segment of the electronic security market.

     - The anticipated benefits to RSA from being able to utilize SDI's distribution channels and marketing capability.

     - The increased liquidity that the transaction will provide the stockholders of RSA, in that SDI Common Stock is publicly traded.

     - The benefits of becoming a wholly-owned subsidiary of SDI, including giving RSA access to the significantly greater financial, development, personnel and other resources of a larger consolidated organization that should enable it to more effectively address the electronic security needs of and compete in the rapidly expanding and evolving Internet and intranet markets.

     - The matters described in "Summary -- Interests of Certain Persons In The Merger" above and "Certain Transactions -- RSA" below.

     In considering the proposed Merger, the RSA Board also considered whether alternative strategies might achieve the anticipated benefits of the Merger to RSA's stockholders:

     - Among the factors considered by the RSA Board in pursuing the proposed Merger at this time in lieu of attempting to identify and commence negotiations with a potential third party acquiror were the more favorable deal value represented by the proposed Merger as compared to the range of deal values proposed by other companies in unsolicited acquisition proposals to RSA (specifically, RSA had, over the course of the four year period ending in February 1996, received acquisition proposals, valued by the RSA Board at approximately $20 million, $50 million, $125 million and $80-100 million, from an electronic data security company, two Internet products companies and a computer manufacturer, respectively, but no agreements were reached with any such party), the benefits anticipated to be afforded by the proposed Merger relative to those in other possible business combinations, RSA's potentially more significant role in and impact on the combined company following the Merger with SDI relative to the more modest role and impact RSA would be likely to have as a result of a business combination involving another, probably much larger, potential acquiror and the risks and possible delays associated with, and the additional RSA management time required with respect to, identifying and commencing negotiations with a potential third party acquiror rather than consummating the proposed Merger with SDI on terms that had already been negotiated. In view of these factors, the RSA Board determined that the Merger was likely to be more favorable to RSA stockholders than any other potential business combination then identified by the RSA Board. As a result, beginning in late February 1996, RSA did not directly or indirectly make solicitations to other parties with regard to a possible business combination and did not engage in merger discussions with any party other than SDI.

     - Among the factors considered by RSA's Board in pursuing the proposed Merger at this time in lieu of an initial public offering (an "IPO") were the greater aggregate value anticipated to be realized by the current RSA stockholders in the Merger as compared to an IPO (given the 20-30% anticipated dilution to current RSA stockholders anticipated to result from the issuance of additional shares to the public in an IPO, assuming a constant aggregate valuation for RSA in each case), the likely timing of an IPO as compared to the Merger, the relative uncertainties associated with each potential course of action, including IPO-related uncertainties as to (i) if and when an IPO would be possible at an acceptable valuation given, among other factors, RSA's current growth rate, the increase in personnel needed to position RSA for an IPO and the need for underwriters and investors to understand and accept the risks associated with the Litigation, (ii) when stockholder liquidity could be achieved given the longer time period involved in an IPO and the expected underwriter's market stand back restriction on stock sales following an IPO, and (iii) whether RSA could sustain the growth necessary to maintain stockholder value as a stand alone public company, and Merger-related uncertainties as to (A) the likelihood that the Merger would be consummated, (B) the market risk to former RSA stockholders of holding SDI Common Stock prior to being able to sell same in compliance with applicable pooling of interests accounting, tax principles and securities law, and (C) the performance of the combined company, the success of integration of the two companies and the effect of the Merger on RSA's ability to retain and attract key employees; the synergies associated with the Merger as compared to those available through other means following an IPO; the benefits of the product diversification associated with the Merger as compared to that achievable as a stand-alone company following an IPO; the relative speed of return on investment to RSA stockholders and the comparative volatility and liquidity of RSA stock following an IPO relative to that of the combined company following the Merger. The RSA Board concluded that the trading price of the combined company's stock would be less volatile than that of RSA's stock following an IPO. Considering each of the above factors and the relative merits and risks of an IPO and the Merger, the RSA Board concluded that, on balance, the Merger was likely to be more favorable to the RSA stockholders than an IPO.

     The RSA Board also considered the following potentially negative factors relating to the Merger: (i) the risks associated with the Litigation as they bear on a possible recovery by Cylink under the indemnification provisions in the Merger Agreement (which is limited in the manner described in the Escrow Agreement); (ii) the risks associated with having the deal value being expressed as a set number of shares of SDI Common Stock, regardless of the value thereof at the Effective Time of the proposed Merger; (iii) the risk that the trading price of SDI Common Stock might be adversely affected by the announcement of the Merger; (iv) the risk that the benefits sought in the Merger would not be fully achieved; (v) the substantial charges expected to be incurred in connection with the Merger, including costs of integrating the business and transaction expenses arising from the Merger; (vi) the risk that the Merger would not be consummated following the public announcement thereof; (vii) the difficulty of and risks associated with integrating the combined company and managing two separate operations in distant geographic locations; (viii) the risks associated with expiration of the RSA/MIT Patent; and (ix) the risks of RSA suffering employee attrition and of failing to attract key personnel due to uncertainties associated with the pending Merger.

     In view of the wide variety of factors, both positive and negative, considered by the RSA Board, the RSA Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, the Board of Directors of RSA concluded that the Merger was in the best interests of RSA and its stockholders and superior to alternative courses of action perceived to be available to RSA and that RSA should proceed with the proposed Merger at this time.

OPINION OF SDI'S FINANCIAL ADVISOR

     SDI retained RS & Co. to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, to SDI of the consideration to be paid. At the April 12, 1996 meeting of the SDI Board, RS & Co. delivered an oral opinion, which was subsequently confirmed in writing on April 14, 1996, that as of such dates and based on the matters described therein, the consideration to be paid is fair to SDI from a financial point of view. The complete text of the written opinion of RS & Co. dated April 14, 1996, which sets forth the assumptions made, procedures followed, matters considered and scope of the review undertaken by RS & Co. in rendering its opinion, is attached hereto as Annex B. SDI stockholders are urged to read RS & Co.'s opinion in its entirety.

     RS & Co. did not recommend to the SDI Board that any specific amount of consideration constituted the appropriate consideration for the Merger. No limitations were imposed by the SDI Board on RS & Co. with respect to the investigations made or procedures followed by it in rendering its opinion. RS & Co.'s opinion to the SDI Board addresses only the fairness from a financial point of view of the consideration to be paid by SDI, and does not constitute a recommendation to any SDI stockholder as to how such stockholder should vote at the SDI Special Meeting. RS & Co. expressed no opinion as to the tax consequences of the Merger, and RS & Co.'s opinion as to the fairness of the consideration to be paid does not take into account the particular tax status or position of any holder of SDI Common Stock. The summary of the opinion of RS & Co. set forth in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In connection with the preparation of its opinion dated April 14, 1996, RS & Co.: (i) reviewed historical financial information of SDI and RSA furnished to RS & Co. by both companies, including non-public audited and unaudited annual and unaudited interim financial statements, supporting schedules for individual elements of RSA's historical financial statements and a summary of key terms of RSA's OEM agreements, in each case provided by RSA to SDI and RS & Co. These financial statements consisted of balance sheets, statements of operations and cash flows provided by the management of RSA and forecasts for RSA prepared by the management of SDI, while SDI provided only publicly available historical financial information to RSA and RS & Co. and did not confirm or qualify any publicly available research estimates of SDI's financial performance; (ii) reviewed publicly available information; (iii) held discussions with the management of SDI and RSA concerning their businesses, past and current business operations, financial condition and the strategic significance of the Merger, specifically the potential benefits of (a) combining SDI's and RSA's product lines to provide a wider range of solutions to the electronic data security market than either company could provide individually, (b) SDI gaining access to RSA's Internet-focused customer base, (c) combining elements of SDI's and RSA's security products to create new electronic data security solutions, (d) selling current RSA products into SDI's customer base, and (e) SDI's access to software development personnel on the West Coast; (iv) reviewed the Merger Agreement; (v) reviewed the stock price and trading history of SDI; (vi) reviewed the contribution by each company to pro forma combined revenue, gross profit, operating income, pre-tax income and net income; (vii) reviewed the valuations of publicly traded companies which RS & Co. deemed comparable to SDI and RSA;
(viii) compared the financial terms of the Merger with other transactions which RS & Co. deemed relevant; (ix) prepared a discounted cash flow analysis of RSA;
(x) analyzed the pro forma earnings per share of the combined company; and (xi) made such other studies and inquiries, and reviewed such other data, as RS & Co. deemed relevant.

     The following paragraphs summarize all material quantitative and qualitative analyses performed by RS & Co. in arriving at its opinion and all such analyses reviewed with the SDI Board but does not purport to be a complete description of the analyses performed by RS & Co. RS & Co. used information on the financial condition of SDI and RSA as of a date or dates shortly before the Merger Agreement was executed on April 14, 1996 and stock price information through the close of the market on April 11, 1996. Due to the uncertainty surrounding projected attorney's fees, court costs and similar expenses related to the Litigation ("Litigation Expenses"), RS & Co. conducted its analyses both with the full impact of Litigation Expenses taken into consideration and without any Litigation Expenses where appropriate. The Litigation Expenses did not include any provision for future damage awards or settlement amounts.

     Stock Price and Trading Analysis. RS & Co. reviewed the trading activity, including share price and trading volume, of SDI Common Stock for the period April 5, 1995 to April 4, 1996. RS & Co. noted that, since April 5, 1995, the daily closing prices of SDI Common Stock ranged from a high of $66.25 on February 23, 1996 to a low of $16.00 on April 7, 1995. RS & Co. also noted that the average closing price for the 20 trading days, 50 trading days and 100 trading days up to and including April 4, 1996 was $53.631, $56.978 and $51.860, respectively. In addition, RS & Co. compared the indexed performance of SDI

Common Stock for the period April 5, 1995 to April 4, 1996 to a composite index of companies RS & Co. deemed comparable to SDI (the "SDI Comparable Companies Index") and the Nasdaq Composite Index. The companies that RS & Co. deemed comparable to SDI (the "SDI Comparable Companies") included selected companies in the network security industry. A complete list of the SDI Comparable Companies is as follows: Ascend Communications, Inc.; Citrix Systems, Inc.; Cylink Corporation; Raptor Systems, Inc.; and Secure Computing Corporation. RS & Co. noted that the price of the SDI Common Stock outperformed the SDI Comparable Companies Index and the Nasdaq Composite Index for the period. RS & Co. believes that SDI's trading history supported RS & Co.'s view that the consideration to be paid is fair to SDI from a financial point of view, because the consideration to be paid was determined based upon a market valuation of SDI Common Stock that was consistent with historical trading levels for the period from April 5, 1995 to April 4, 1996.

     Contribution Analysis. RS & Co. compared the contribution of SDI and RSA to historical and projected pro forma combined revenue, gross profit, operating income, pre-tax income and net income, based on SDI's and RSA's actual results for the year ended December 31, 1995, SDI management's forecasts of RSA's financial performance (based on RSA's historical performance and following discussions with RSA management concerning certain income statement assumptions underlying such forecasts) and Robertson, Stephens & Company Research estimates of SDI's financial performance for calendar 1996 and 1997. For such periods, excluding RSA's actual and projected Litigation Expenses, RS & Co. noted that SDI would contribute 74.5% to 78.8% of pro forma combined revenue, 72.5% to 75.8% of pro forma combined gross profit, 59.5% to 74.1% of pro forma combined operating income, 64.0% to 76.2% of pro forma combined pre-tax income and 64.0% to 76.2% of pro forma combined net income. For such periods, including the Litigation Expenses, RS & Co. noted that SDI would contribute 76.2% to 87.0% of pro forma combined operating income, 76.3% to 87.1% of pro forma combined pre-tax income and 76.3% to 87.1% of pro forma combined net income. RS & Co. compared these historical and projected contribution percentages to 78.4%, the approximate pro forma ownership (implied by the consideration to be paid) of the combined company by SDI stockholders.

     Comparable Company Analysis Related to SDI. RS & Co. compared certain financial data and multiples of income statement parameters for the 1995, 1996 and 1997 calendar years accorded to the SDI Comparable Companies. Financial data compared included equity value (public market value of the common and common equivalent shares outstanding), aggregate value (equity value less cash and equivalents plus debt), revenues, earnings per share, operating margin, pre-tax margin, net margin, revenue growth and projected earnings per share growth rate as reported by Robertson, Stephens & Company Research, FIRST CALL Research and ZACKS Investment Research. Multiples compared included aggregate value to revenue and equity value to net income.

     Aggregate value to revenue multiples ranged from 4.9 to 73.6x for calendar 1995, 3.2 to 22.4x for projected calendar 1996 and 2.1 to 12.2x for projected calendar 1997 for the SDI Comparable Companies as of April 11, 1996. The aggregate value to revenue multiples for SDI were 16.8x, 10.0x and 6.3x for calendar 1995, 1996 and 1997, respectively. Price per share to earnings per share multiples ranged from 51.7 to 150.0x for projected calendar 1996 and 24.5 to 74.3x for projected calendar 1997 for the SDI Comparable Companies as of April 11, 1996. The price per share to earnings per share multiples for SDI were 64.6x and 45.2x for calendar 1996 and 1997, respectively. RS & Co. believes that these multiples supported RS & Co.'s view that the consideration to be paid is fair to SDI from a financial point of view, because the consideration to be paid was determined based upon a market valuation of SDI Common Stock that was within the range of selected multiples of the SDI Comparable Companies at the time of RS & Co.'s opinion.

     Comparable Company Analysis Related to RSA. RS & Co. compared certain financial data and multiples of income statement parameters for the 1995, 1996 and 1997 calendar years accorded to companies RS & Co. deemed comparable to RSA. The companies RS & Co. deemed comparable to RSA (the "RSA Comparable Companies") included selected companies in the network security industry as well as the Internet tools industry. A complete list of the RSA Comparable Companies is as follows: Citrix Systems, Inc.; Cylink Corporation; Inso Corporation; Netscape Communications Corporation; Open Text Corporation; Raptor Systems, Inc.; Secure Computing Corporation; SDI; Spyglass, Inc.; and Verity, Inc. Financial data compared included equity value (public market value of the common and common equivalent shares outstanding), aggregate value (equity value less cash and equivalents plus debt), revenues, earnings per share, operating margin, pre-tax margin, net margin, revenue growth and projected earnings per share growth rate as reported by Robertson, Stephens & Company Research, FIRST CALL Research and ZACKS Investment Research. Multiples compared included aggregate value to revenue and equity value to net income.

     Based on aggregate value to revenue multiples of approximately 14.0 to 18.0x for calendar 1995 for the RSA Comparable Companies and after adjusting for RSA's net cash and equivalents, RSA's public market implied equity valuation ranged from $183 million to $229 million. Based on aggregate value to revenue multiples of approximately 9.0 to 13.0x for projected calendar 1996 for the RSA Comparable Companies and after adjusting for RSA's net cash and equivalents, RSA's public market implied equity valuation ranged from $161 million to $223 million. Based on aggregate value to revenue multiples of approximately 6.0 to 10.0x for projected calendar 1997 for the RSA Comparable Companies and after adjusting for RSA's net cash and equivalents, RSA's public market implied equity valuation ranged from $166 million to $263 million. Based on equity value to net income multiples of approximately 100 to 110x for calendar 1995 for the RSA Comparable Companies and excluding the Litigation Expenses, RSA's public market implied equity valuation ranged from $314 million to $346 million. Based on equity value to net income multiples of approximately 45 to 60x for projected calendar 1996 for the RSA Comparable Companies and excluding the Litigation Expenses, RSA's public market implied equity valuation ranged from $157 million to $210 million. Based on equity value to net income multiples of approximately 35 to 50x for projected calendar 1997 for the RSA Comparable Companies, and excluding the Litigation Expenses, RSA's public market implied equity valuation ranged from $228 million to $325 million. Including the Litigation Expenses, RSA's public market implied equity valuation ranged from $99 million to $109 million, $74 million to $99 million and $180 million to $257 million based on equity value to net income multiples of the RSA Comparable Companies for calendar years 1995, 1996 and 1997, respectively.

     RS & Co. believes that these implied equity value ranges supported RS & Co.'s view that the consideration to be paid is fair to SDI from a financial point of view, because taken as a whole, the consideration valued at the time of RS & Co.'s opinion (approximately $199 million as of April 11, 1996) was within the range implied by selected multiples.

     Precedent Transaction Analysis. RS & Co. analyzed publicly available information for selected pending or completed acquisitions and mergers within the network security and Internet tools industries. In examining these transactions, RS & Co. analyzed certain financial parameters of the acquired company relative to the consideration offered. Financial indicators compared included the equity consideration (total value of the consideration paid to the equity owners of the acquired company) plus net debt assumed ("aggregate consideration") to latest twelve months revenue, aggregate consideration to latest twelve months operating income and equity consideration to latest twelve months net income. The acquisitions reviewed in the network security and Internet tools industries were: Quarterdeck Corporation/DATASTORM TECHNOLOGIES Inc.; Ascend Communications, Inc./Morning Star Technologies, Inc.; IBM Corporation/Tivoli Systems Inc.; Informix Software, Inc./Illustra Information Technologies, Inc.; Fore Systems, Inc./ALANTEC Corporation; and Netscape Communications Corporation/Collabra Software, Inc. (the "Precedent Transactions").

     Based on aggregate consideration offered to latest twelve months revenue multiples of approximately 15.0 to 18.0x for the Precedent Transactions, excluding the Litigation Expenses, RSA's implied equity value ranged from $195 million to $229 million. Based on aggregate consideration offered to latest twelve months operating income multiples of approximately 50 to 70x for the Precedent Transactions, excluding the Litigation Expenses, RSA's implied equity value ranged from $285 million to $390 million. Based on equity consideration offered to latest twelve months net income multiples of approximately 70 to 100x for the Precedent Transactions, excluding the Litigation Expenses, RSA's implied equity value ranged from $220 million to $314 million. Including the Litigation Expenses, RSA's implied equity value ranged from $195 million to $229 million, $110 million to $145 million and $69 million to $99 million based on the latest twelve months revenue, operating income and net income multiples, respectively. RS & Co. believes that these implied equity value ranges supported RS & Co.'s view that the consideration to be paid is fair to SDI from a financial point of view, because taken as a whole, the consideration valued at the time of RS & Co.'s opinion (approximately $199 million as of April 11, 1996) was within the range implied by selected multiples.

     Discounted Cash Flow Analysis Related to RSA. RS & Co. performed a discounted cash flow analysis to estimate the present value of the stand-alone unlevered (before interest expense) after-tax cash flows of RSA financial projections prepared by the management of SDI. RS & Co. first discounted the projected, unlevered after-tax cash flows through 2000 using a range of discount rates. In determining the appropriate range of discount rates, RS & Co. considered (i) the weighted average cost of capital of the RSA Comparable Companies (which ranged from 12.7% to 14.3%); (ii) RSA's size, length of operating history and rate of growth relative to the RSA Comparable Companies; and (iii) RSA's status as a privately owned company. Based on these considerations, RS & Co. applied a discount rate range of 20% to 40%. RS & Co. chose a discount rate range significantly higher than the weighted average cost of capital of the RSA Comparable Companies (which ranged from 12.7% to 14.3%) due to RSA's small size, short length of operating history and high rate of growth relative to the RSA Comparable Companies. RS & Co. chose a wide discount rate range due to the lack of publicly available data for companies of RSA's size, operating history and rate of growth. The use of a higher and wider discount rate range results in a more conservative valuation of RSA than would be derived using the range of weighted average cost of capital of the RSA Comparable Companies. RSA's unlevered after-tax cash flows were calculated as the after-tax operating earnings of RSA adjusted for the add-back of non-cash expenses and the deduction of uses of cash not reflected in the income statement. RS & Co. then added to the present value of the cash flows the terminal value of RSA in the fiscal year 2000, discounted back at the same discount rate. The terminal value was computed by multiplying RSA's projected operating income in the fiscal year 2000 by terminal multiples ranging from 20.0 to 30.0x. In determining the appropriate range of terminal multiples, RS & Co. considered the aggregate consideration offered to latest twelve months operating income multiples of approximately 50 to 70x for the Precedent Transactions and the growth rate of the unlevered after-tax cash flows in the terminal year. RS & Co. chose a terminal multiple range significantly lower than the aggregate consideration offered to latest twelve months operating income multiples for the Precedent Transactions due to the assumed lower rate of growth of the cash flows in the terminal year relative to the acquired companies in the Precedent Transactions. The use of a lower terminal multiple range results in a more conservative valuation of RSA than would be derived using the aggregate consideration offered to latest twelve months operating income multiples for the Precedent Transactions. The discounted cash flow valuation indicated implied equity valuations from $158 million to $400 million with an average of $279 million. RS & Co. believes that the discounted cash flow analysis supported RS & Co.'s view that the consideration to be paid is fair to SDI from a financial point of view, because the consideration valued at the time of RS & Co.'s opinion (approximately $199 million as of April 11, 1996) was within the range of present values of RSA's future cash flows.

     Pro Forma Merger Analysis. RS & Co. analyzed the pro forma annual earnings per share of the combined company based on the consideration to be paid, SDI and RSA managements' forecasts of RSA's financial performance and Robertson, Stephens & Company Research estimates of SDI's financial performance. Such analysis indicated that, excluding the Litigation Expenses and in the absence of synergies, pro forma earnings per share of the combined company, compared to SDI as a stand-alone entity, would be increased by 2.6% and 9.4% for calendar years 1996 and 1997, respectively. Including the Litigation Expenses, pro forma earnings per share of the combined company, compared to SDI as a stand-alone entity, would be decreased by 10.3% and increased by 2.9% for calendar years 1996 and 1997, respectively.

     RS & Co. also analyzed the pro forma quarterly earnings per share of the combined company based on the consideration to be paid, SDI and RSA managements' forecasts of RSA's financial performance and Robertson, Stephens & Company Research estimates of SDI's financial performance. Such analysis indicated that, excluding the Litigation Expenses and in the absence of synergies, pro forma earnings per share of the combined company, compared to SDI as a stand-alone entity, would be increased by 1.6%, 0.5% and 11.7% for the quarters ending June 30, September 30 and December 31, 1996, respectively. Including the Litigation Expenses and in the absence of synergies, pro forma earnings per share of the combined company, compared to SDI as a stand-alone entity, would be decreased by 16.3%, decreased by 7.8% and increased by 4.4% for the quarters ending June 30, September 30 and December 31, 1996, respectively.

     The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the

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

particular circumstances; therefore, such opinions are not readily susceptible to summary description. In arriving at its opinion, RS & Co. did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, RS & Co. believes its analyses must be considered as a whole and that considering any portion of such analyses and current factors could create a misleading or incomplete view of the process underlying the preparation of fairness opinions. In its analyses, RS & Co. made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of SDI and RSA. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Based on past activities, RS & Co. has a substantial degree of familiarity with SDI. In addition, in the course of its engagement, RS & Co. conducted further investigation of SDI and RSA. In arriving at its opinion, however, RS & Co. did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, RS & Co. did not obtain any independent appraisal of the properties or assets of SDI or RSA. With respect to the financial and operating forecasts (and the assumptions and bases therefor), estimates and analyses provided to RS & Co. by SDI and RSA, RS & Co. assumed that such projections, estimates and analyses were reasonably prepared in good faith and represent the best currently available estimates and judgments of SDI and RSA management as to the future financial performance of RSA. RS & Co. noted, among other things, that its opinion is necessarily based upon market, economic and other conditions existing as of the date of the opinion, and information available to RS & Co. as of the date thereof.

     RS & Co. was retained based on RS & Co.'s experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally as well as RS & Co.'s investment banking relationship and familiarity with SDI. RS & Co. has provided financial advisory and investment banking services to SDI from time to time, including acting as a managing underwriter for each of the two public offerings of shares of the SDI Common Stock. With respect to both transactions, RS & Co. has been compensated for such services in the form of customary underwriting discounts and commissions. In addition, RS & Co. maintains a market in shares of SDI Common Stock.

     SDI engaged RS & Co. by means of an engagement letter, dated April 8, 1996. Such letter provides that, for its services, RS & Co. is to be paid a transaction fee of $2,000,000 for acting as financial advisor in connection with the Merger, including the rendering of its fairness opinion. Payment of $500,000 was due and payable upon delivery of RS & Co.'s fairness opinion to the SDI Board and execution of the Merger Agreement. The remainder is due and payable upon consummation of the Merger. SDI has also agreed to indemnify RS & Co. for certain liabilities relating to or arising out of services provided by RS & Co. as financial advisor to SDI.

     SDI also engaged and consulted with Alex. Brown in connection with the proposed Merger. Alex. Brown has provided financial advisory and investment banking services to SDI since 1993. Alex. Brown acted as the lead managing underwriter for SDI's initial and follow-on public offerings in 1994 and 1995, respectively. With respect to both transactions, Alex. Brown has been compensated for such services in the form of customary underwriting discounts and commissions. Alex. Brown also makes a market in the SDI Common Stock. In the course of its market-making and other activities, Alex. Brown may from time to time have a long or short position in, and sell securities of, SDI.

     SDI engaged Alex. Brown to provide advisory services with respect to potential mergers and acquisitions in July 1995. SDI has agreed to pay Alex. Brown a fee of $500,000 in consideration of its services in connection with the Merger. SDI has also agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses and to indemnify Alex. Brown for certain liabilities relating to or arising out of services provided by Alex. Brown as a financial advisor to SDI.

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

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     As of June 3, 1996, directors and executive officers of SDI and their affiliates may be deemed to be beneficial owners of approximately 5.7% of the outstanding shares of SDI Common Stock. See "Management -- SDI -- Security Ownership of Certain Beneficial Owners and Management" for additional information concerning such ownership. Each of the directors and executive officers of SDI has advised SDI that he or she intends to vote or direct the vote of all the outstanding shares of SDI Common Stock over which he or she has voting control in favor of approval of the Merger Proposal.

     As of June 28, 1996, directors of RSA and their affiliates may be deemed to be beneficial owners of approximately 73% of the outstanding shares of RSA Stock. See "Management -- RSA -- Security Ownership of Certain Beneficial Owners and Management" for additional information concerning such ownership. As discussed below under "The Merger Agreement -- Related Agreements -- Stockholder Agreements," each of the directors of RSA has agreed to vote or direct the vote of all of the outstanding shares of RSA Stock over which he has voting control in favor of the approval of the Merger Agreement and the Merger.

     Simultaneously with the execution of the Merger Agreement, SDI, RSA and D. James Bidzos entered into an Employment Agreement pursuant to which Mr. Bidzos will serve as the President of the Surviving Corporation for a period of two years following the Effective Time, subject to earlier termination in accordance with the terms of such Agreement. In addition, a condition to SDI's obligations to consummate the Merger pursuant to the Merger Agreement is the execution of three-year employment agreements with RSA by C. Victor Chang, Burton Kaliski and Paul Livesay, employees of RSA. See "The Merger Agreement -- Related
Agreements -- Other Employment Agreements."

     It is currently anticipated that, following the Effective Time, the SDI Board will vote to expand the size of the SDI Board by one and to elect Mr. Bidzos to the SDI Board.

     Pursuant to the Stockholder Agreements, SDI has agreed to provide Messrs. Bidzos, Fischer and Rivest, the directors of RSA, with certain rights with respect to the registration under the Securities Act of the shares of SDI Common Stock to be held by Messrs. Bidzos, Fischer and Rivest following the Effective Time of the Merger, including the right in certain circumstances to require SDI to prepare and file registration statements under the Securities Act with respect to such shares and the right to include such shares in any registration conducted by SDI, subject to certain cutbacks. See "The Merger
Agreement -- Related Agreements -- Stockholder Agreements."

     In addition, pursuant to the Stockholder Agreements, each of Messrs. Bidzos, Fischer and Rivest has appointed each of the directors of SDI as such stockholder's proxy during the period specified in the Stockholder Agreements to vote all RSA Stock then owned by such stockholder in favor of approval of the Merger and the Merger Agreement and against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Merger Agreement, including any merger, consolidation, sale of assets, reorganization or recapitalization of RSA with any party other than SDI and against any liquidation or winding up of RSA. See "The Merger
Agreement -- Related Agreements -- Stockholder Agreements."

     Ms. Conrow, the Chief Financial Officer of RSA, holds an option to acquire shares of RSA Common Stock subject to repurchase rights in favor of RSA, which repurchase rights will terminate with respect to 10,000 shares upon the closing of the Merger pursuant to the terms of an employment agreement between RSA and Ms. Conrow.

ACCOUNTING TREATMENT

     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. It is a condition to the Merger that SDI shall have received a letter from Ernst & Young LLP, independent auditors for RSA, stating that RSA meets the accounting requirements for the Merger to be accounted for as a "pooling of interests" and a letter from Deloitte & Touche LLP, independent auditors for SDI, to the effect that SDI may treat the Merger as a "pooling of interests" for accounting and financial reporting purposes under Accounting Principles Board Opinion No. 16. Under this method of accounting, the recorded assets and

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

liabilities of SDI and RSA will be carried forward to the combined company at their recorded amounts, income of the combined company will include income of SDI and RSA for the entire fiscal year in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as income of the combined company. See "The Merger
Agreement -- Conditions" and "Pro Forma Condensed Combining Financial
Statements."

     Each of the affiliates of RSA has executed a written agreement to the effect that such person will not transfer shares of stock of either RSA or SDI during the period beginning 30 days preceding the Effective Time and ending on the date that SDI publishes financial statements which reflect 30 days of combined operations of SDI and RSA (which agreements relate to the ability of SDI to account for the Merger as a pooling of interests).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion addresses the material federal income tax considerations of the Merger that are generally applicable to holders of RSA Stock. This discussion reflects the opinions of counsel attached as Exhibits 8.1 and 8.2 to the Registration Statement of which this Joint Proxy Statement and Prospectus is a part (the "Exhibit Opinions"). The Exhibit Opinions each include an opinion to the effect that the Merger will constitute a "reorganization" (a "Reorganization") within the meaning of Section 368(a) of the Code. The Exhibit Opinions, which are based on certain assumptions and subject to certain limitations and qualifications as noted in the opinions, were prepared by Hale and Dorr, counsel to SDI, and Tomlinson Zisko Morosoli & Maser LLP, counsel to RSA.

     RSA stockholders should be aware that the following discussion does not deal with all federal income tax considerations that may be relevant to particular RSA stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, tax-exempt entities, corporations that treat the Merger as producing gain for financial statement purposes or persons who are foreign persons or who acquired their RSA Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation the exercise of options or rights to purchase RSA Stock in anticipation of the Merger and the surrender of stock in the escrow. Finally, no foreign, state or local tax considerations are addressed herein. ACCORDINGLY, RSA STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

     The following discussion is based on the companies' respective counsels' interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The IRS is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to SDI, RSA and/or their respective stockholders.

     Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the companies' respective counsel are of the following opinion (subject to the qualifications set forth immediately following the numbered paragraphs):

          (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

        (ii) No gain or loss will be recognized by SDI, the Merger Subsidiary, or RSA solely as a result of the Merger;

          (iii) No gain or loss will be recognized by the holders of RSA Stock upon the exchange of RSA Stock solely for shares of SDI Common Stock as a result of the Merger;

          (iv) Cash received by the holders of RSA Stock in lieu of fractional shares of SDI Common Stock will be treated as received as a distribution in redemption of such fractional shares, subject to the provisions of Section 302 of the Code, as if such fractional shares had been issued in the Merger and then redeemed by SDI;

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

          (v) The tax basis of the shares of SDI Common Stock received by the holders of RSA Stock in the Merger will be equal to the tax basis of the shares of RSA Stock exchanged therefor in the Merger, reduced by any basis allocable to a fractional share of SDI Common Stock treated as sold or exchanged under Section 302 of the Code; and

          (vi) The holding period for the shares of SDI Common Stock received by the holders of RSA Stock will include the holding period for the shares of RSA Stock exchanged therefor in the Merger, provided that the shares of RSA Stock are held as capital assets at the Effective Time.

     Notwithstanding the foregoing, the escrow account established pursuant to the Merger Agreement and the Escrow Agreement does not comply in all respects with certain IRS guidelines for the issuance of advance letter rulings regarding the tax consequences of transactions intended to qualify as reorganizations under Section 368(a) of the Code. Although the IRS has specifically indicated that such guidelines are only applicable for purposes of obtaining advance letter rulings and do not necessarily constitute substantive rules of law, there can be no assurances that the IRS will not attempt to assert the guidelines as substantive legal requirements. If the IRS were to make such an attempt, the companies' respective counsel are of the opinion that it should fail. Nevertheless, because of the lack of clear authority regarding the tax consequences of provisions in escrow arrangements such as those contained in the Escrow Agreement, no assurances can be given that any such IRS attempt would not be successful. If such attempt were successful, some (or, as discussed below, all) of the conclusions set forth in the foregoing numbered paragraphs would be inapplicable.

     In particular, if such an attempt were successful but, after the Merger, the former stockholders of RSA maintained a continuing interest in the SDI Common Stock received in the Merger other than the Escrow Shares, as defined below (the "Initial Shares"), equal in value to at least 50% of the value of all of the formerly outstanding RSA Stock, then, for purposes of the conclusion set forth in paragraph number (iii) above, an RSA stockholders could be required to recognize gain (if any) on the exchange of RSA Stock in the Merger to the extent of the fair market value of the stockholder's right to receive the Escrow Shares. In addition, for purposes of the conclusion set forth in paragraph number (v) above, the RSA stockholder could acquire a tax basis in the Initial Shares received in the Merger equal to the tax basis of the shares of RSA Stock exchanged in the Merger, decreased by the fair market value of the right to receive the Escrow Shares and increased by the amount of gain recognized by the stockholder in the Merger (which aggregate tax basis would be further reduced by the amount of any tax basis allocable to a fractional share of SDI Common Stock treated as sold or exchanged under Section 302 of the Code). Finally, the conclusion expressed in paragraph number (vi) above could be applicable solely to the Initial Shares received by the RSA stockholder.

     Moreover, if such an attempt by the IRS were successful and, after the Merger, the former stockholders of RSA did not maintain a continuing interest in the Initial Shares equal in value to at least 50% of the value of all of the formerly outstanding RSA Stock, then all of the conclusions set forth in the foregoing numbered paragraphs could be inapplicable. Under such circumstances, an RSA stockholder could be required to recognize gain or loss in an amount equal to the difference between the stockholder's tax basis in the RSA Stock exchanged in the Merger and the fair market value of the SDI Common Stock and all other consideration, including the right to receive the Escrow Shares, exchanged for the RSA Stock. If an RSA stockholder were required to recognize such gain or loss, then the stockholder's tax basis in the SDI Common Stock received in the Merger generally would be equal to its fair market value at the Effective Time, and the stockholder's holding period for such stock generally would not include the stockholder's holding period for the shares of RSA Stock exchanged therefor in the Merger.

     Neither SDI nor RSA has requested a ruling from the IRS in connection with the Merger. However, it is a condition of the respective obligations of SDI and RSA to consummate the Merger that such parties receive confirming tax opinions from their respective legal counsel to the effect that for federal income tax purposes, the Merger will constitute a Reorganization. The Exhibit Opinions are not intended to satisfy this closing condition. These closing opinions, which are collectively referred to herein as the "Tax Opinions," neither bind the IRS nor preclude the IRS from adopting a contrary position. As with the Exhibit Opinions, the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of SDI, RSA and the Merger Subsidiary, including representations in certain certificates of the respective managements of SDI, RSA and the Merger Subsidiary dated on or prior to the date of this Joint Proxy Statement and Prospectus. Of particular importance will be an assumption that the "continuity of interest" requirement for treatment of the Merger as a "reorganization" will be satisfied and representations (described below) relating to that requirement. To satisfy the continuity of interest requirement, RSA stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their RSA Stock in anticipation of the Merger or (ii) the SDI Common Stock to be received in the Merger (collectively, "Plan Dispositions"), such that the RSA stockholders, as a group, would no longer have a significant equity interest in the RSA business conducted by SDI after the Merger. Each counsel rendering a tax opinion will receive, as a condition of issuing such tax opinion, representations from SDI and RSA that neither has knowledge of any such plan or intent and representations from RSA affiliates that they are not participating in and are not aware of any such plan or intent.

     A successful IRS challenge to the Reorganization status of the Merger would result in a RSA stockholder recognizing gain or loss with respect to each share of RSA Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the SDI Common Stock received in exchange therefor. In such event, a RSA stockholder's aggregate basis in the SDI Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

     Even if the Merger qualifies as a Reorganization, a recipient of shares of SDI Common Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely RSA Stock). All or a portion of such gain may be taxable as ordinary income. Gain would also have to be recognized to the extent that an RSA stockholder was treated as receiving (directly or indirectly) consideration other than SDI Common Stock in exchange for the RSA Stock.

REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. SDI and certain stockholders of RSA filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 16, 1996. On May 28, 1996, SDI and such stockholders received notice of early termination of the waiting period. At any time before or after consummation of the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of SDI or RSA. At any time before or after the Effective Time of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under state antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of RSA or businesses of SDI or RSA. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based on information available to them, SDI and RSA believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, SDI and RSA would prevail or would not be required to accept certain conditions possibly including certain divestitures in order to consummate the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of SDI Common Stock received by RSA stockholders in the Merger will be freely transferable, except that shares of SDI Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of RSA prior to the date of the RSA Special Meeting or who became affiliates of SDI may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of RSA or SDI generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires RSA to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of SDI Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

NASDAQ NATIONAL MARKET LISTING

     It is a condition to the Merger that the shares of SDI Common Stock to be issued pursuant to the Merger Agreement and required to be reserved for issuance in connection with the Merger be authorized for listing on the Nasdaq National Market. An application has been filed for listing the shares of SDI Common Stock on the Nasdaq National Market.

APPRAISAL RIGHTS

     Holders of SDI Common Stock are not entitled to dissenters' appraisal rights under the DGCL in connection with the Merger because SDI is not a constituent corporation in the Merger.

     Holders of RSA Stock are entitled to rights of appraisal under Section 262 of the DGCL ("Section 262") in connection with the Merger. If the Merger is consummated, holders of RSA Stock who hold such shares of record on the date of making a written demand for appraisal as described below, continuously hold such shares through the Effective Time and otherwise comply fully with the procedures prescribed in Section 262 will be entitled to a judicial determination of the "fair value" of their shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) and to receive from the Surviving Corporation payment of such fair value in cash.

     Shares of RSA Stock which are outstanding immediately prior to the Effective Time and with respect to which appraisal shall have been properly demanded in accordance with Section 262 shall not be converted into the right to receive shares of SDI Common Stock in the Merger at or after the Effective Time unless and until the holder of such shares withdraws his or her demand for such appraisal or becomes ineligible for such appraisal.

     Under Section 262, not less than 20 days prior to the RSA Special Meeting, RSA is required to notify each stockholder eligible for appraisal rights of the availability of such appraisal rights. The Notice of Special Meeting of Stockholders of RSA dated July 3, 1996 constitutes notice to holders of RSA Stock that appraisal rights are available to them.

     The following is a brief summary of the statutory procedures to be followed by a holder of RSA Stock in order to perfect appraisal rights under the DGCL. ALTHOUGH SETTING FORTH THE MATERIAL TERMS OF SECTION 262, THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262 WHICH IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. ANY RSA STOCKHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO READ THE FULL TEXT OF SECTION 262 CONTAINED IN ANNEX D AND TO CONSULT LEGAL COUNSEL.

     If any holder of RSA Stock elects to exercise such stockholder's appraisal rights, such stockholder must satisfy each of the following conditions:

          (i) A written demand for appraisal of shares of RSA Stock must be delivered to RSA by any holder thereof seeking appraisal before the taking of the vote on the Merger and the Merger Agreement at the RSA Special Meeting. Such demand must reasonably inform RSA that the stockholder intends thereby to demand appraisal of his or her shares. Merely voting against, or failing to vote in favor of, the approval of the Merger and the Merger Agreement will not constitute a demand for appraisal within the meaning of Section 262.

          (ii) Stockholders electing to exercise their appraisal rights under
     Section 262 must not vote for approval of the Merger and the Merger Agreement. A failure to vote will satisfy this condition. If, however, a stockholder votes for approval of the Merger and the Merger Agreement or returns a signed proxy but does not specify a vote against the approval of the Merger and the Merger Agreement or a direction to abstain, the proxy will be voted for the approval of the Merger and the Merger Agreement, which will have the effect of waiving such stockholder's appraisal rights.

          (iii) Such stockholder must continually hold such shares from the date of making of the demand through the Effective Time.

          (iv) A demand for appraisal must be executed by or for the RSA stockholder of record, fully and correctly, as such stockholder's name appears on his or her RSA stock certificates. If RSA Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If RSA Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record, so long as the agent identifies the record owner and expressly discloses the fact that, in exercising the demand, such agent is acting as agent for the record owner.

     A record owner who holds RSA Stock as a nominee for others may exercise appraisal rights with respect to the shares held for all or fewer than all beneficial owners of shares of RSA Stock as to which the holder is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of RSA Stock outstanding in the name of such record owner. BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY STRICTLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE DELIVERY OF WRITTEN DEMAND FOR APPRAISAL. A DEMAND FOR APPRAISAL SUBMITTED BY A BENEFICIAL OWNER WHO IS NOT THE RECORD OWNER WILL NOT BE HONORED.

     If any holder of RSA Stock fails to comply with any of the conditions of
Section 262 and the Merger becomes effective, such stockholder will be entitled to receive the consideration provided for in the Merger Agreement, but will have no appraisal rights with respect to such stockholder's RSA Stock.

     A RSA stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to: RSA Data Security, Inc., 100 Marine Parkway, Suite 500, Redwood City, California 94065-1031, Attention: Corporate Secretary. The written demand for appraisal should specify the stockholder's name and mailing address and the number of shares of RSA Stock covered by the demand, and should state that the stockholder is thereby demanding appraisal in accordance with Section 262.

     Within 10 days after the Effective Time, the Surviving Corporation must provide notice as to the date of effectiveness of the Merger to all RSA stockholders who have duly and timely delivered demands for appraisal and otherwise complied with Section 262 ("Dissenting Stockholders").

     Within 120 days after the Effective Time, any Dissenting Stockholder is entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received by RSA, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

     Within 120 days after the Effective Time, either the Surviving Corporation or any Dissenting Stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of each share of RSA Stock. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which RSA stockholders are entitled to appraisal rights and thereafter will appraise the shares of RSA Stock owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be fair value.

     In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value, the Delaware Court of Chancery and the appraiser may consider "all factors and elements which reasonably might enter into the fixing of value," including "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation . . . ." The Delaware Supreme
Court has construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." However, the Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Stockholders of RSA considering whether to seek appraisal should bear in mind that the fair value of their RSA Stock determined under Section 262 could be more than, the same as or less than the value of the consideration to be paid pursuant to the Merger Agreement, and that an opinion of an investment banking firm as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262 of the DGCL.

     The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and assessed upon the parties as the Court deems equitable in the circumstances. Upon application of a Dissenting Stockholder, the Court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

     A Dissenting Stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote for any purpose the RSA Stock subject to such demand or to receive payment of dividends or other distributions on such RSA Stock except for dividends or other distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any Dissenting Stockholder may withdraw his or her demand for appraisal and accept the consideration to be paid under the Merger Agreement without interest. After this period, a Dissenting Stockholder may withdraw his or her demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, Dissenting Stockholders' rights to appraisal shall cease and they shall be entitled to receive the consideration to be paid under the Merger Agreement without interest. Inasmuch as the Surviving Corporation has no obligation or intention to file such a petition, any RSA stockholder who desires such a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any RSA stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

     FAILURE TO TAKE ANY REQUIRED STEP IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS MAY RESULT IN THE TERMINATION OR WAIVER OF SUCH RIGHTS.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement and Prospectus and incorporated herein by reference. Although this section summarizes the material terms of the Merger Agreement, such summary is qualified in its entirety by reference to the Merger Agreement. Stockholders of SDI and RSA are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

THE MERGER

     The Merger Agreement provides that, following the approval of the Merger Proposal by the stockholders of SDI, the approval and adoption of the Merger and the Merger Agreement by the stockholders of RSA and the satisfaction or waiver of the other conditions to the Merger, the Merger Subsidiary will be merged with and into RSA, with RSA continuing as the Surviving Corporation, which will be a wholly-owned subsidiary of SDI.

     If all such conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by the Surviving Corporation of a duly executed Certificate of Merger with the Secretary of State of the State of Delaware.

CONVERSION OF SECURITIES

     Upon consummation of the Merger, pursuant to the Merger Agreement, each issued and outstanding share of RSA Stock (other than shares of RSA Stock owned beneficially by SDI or the Merger Subsidiary, shares of RSA Stock for which demands for appraisal under the DGCL have been duly and timely delivered and shares of RSA Stock held in RSA's treasury) will be converted into the right to receive a number of shares of SDI Common Stock equal to the Conversion Ratio. Based upon the capitalization of RSA and SDI as of June 28, 1996, it is currently anticipated that each share of RSA Stock will be converted into the right to receive 0.83056 shares of SDI Common Stock. If any holder of shares of RSA Stock would be entitled to receive a number of shares of SDI Common Stock that includes a fraction, then, in lieu of a fractional share, such holder will be entitled to receive cash in an amount equal to such fractional part of a share of SDI Common Stock multiplied by the average of the last reported sale price of SDI Common Stock, as reported on the Nasdaq National Market, on each of the 15 consecutive trading days immediately preceding the date of the Effective Time. Each share of Common Stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

     As soon as practicable after the Effective Time, State Street Bank and Trust Company (the "Exchange Agent") will mail transmittal forms and exchange instructions to each holder of record of RSA Stock to be used to surrender and exchange certificates evidencing shares of RSA Stock for certificates evidencing the shares of SDI Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing RSA Stock will be able to surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the number of whole shares of SDI Common Stock to which such holder is entitled and any cash which may be payable in lieu of a fractional share of SDI Common Stock, subject to the escrow obligations described below under "The Merger Agreement -- Escrow." Such transmittal forms will be accompanied by instructions specifying other details of the exchange. RSA STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Time, each certificate evidencing RSA Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of whole shares of SDI Common Stock which the holder of such certificate is entitled to receive (subject to the Escrow Agreement) and the right to receive any cash payment in lieu of a fractional share of SDI Common Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by SDI until the certificate has been exchanged. Subject to applicable laws, such dividends and distributions, together with any cash payment in lieu of a fractional share of SDI Common Stock, will be paid without interest.

STOCK OPTION AND BENEFIT PLANS

     At the Effective Time, each outstanding RSA Option under RSA's 1987 Stock Option Plan (the "RSA Option Plan"), whether vested or unvested or subject to repurchase by RSA following such exercise, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such RSA Option, the number of shares of SDI Common Stock (rounded down to the next lowest whole number) equal to the number of shares of RSA Common Stock issuable upon exercise of such RSA Option multiplied by the Conversion Ratio, at a price per share (rounded up to the next highest whole cent) equal to the exercise price per share of such RSA Option divided by the Conversion Ratio. As of June 28, 1996, options to acquire 794,900 shares of RSA Common Stock were outstanding under the RSA Option Plan.

     SDI has agreed to reserve for issuance a sufficient number of shares of SDI Common Stock for delivery under the RSA Option Plan assumed as described above. Prior to the Effective Time, SDI will file a registration statement on Form S-8 with respect to the shares of SDI Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding.

     Employees of RSA as of the Effective Time shall be permitted to participate in SDI's 1994 Employee Stock Purchase Plan commencing on the first enrollment date (currently contemplated to be August 1, 1996) following the Effective Time, subject to compliance with the eligibility provisions of the plan. Employees of RSA will each receive credit, for purposes of such eligibility provisions, for prior service with RSA.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement includes various customary representations and warranties of the parties. The Merger Agreement includes representations and warranties by RSA as to, among other things: (i) organization, good standing and corporate power of RSA and its subsidiaries; (ii) ownership of subsidiaries;
(iii) authorization, execution, delivery and enforceability of the Merger Agreement and related agreements, the Merger Agreement's noncontravention of charter documents, laws, regulations, governmental orders, mortgages, credit agreements, leases and other agreements and the need to obtain governmental or third-party consents or approvals (except for certain approvals or filings specified in the Merger Agreement); (iv) capitalization; (v) delivery, accuracy and compliance as to generally accepted accounting principles of RSA's financial statements; (vi) the absence of certain material adverse changes or events;
(vii) undisclosed liabilities; (viii) taxes, tax returns and audits; (ix) ownership and condition of assets; (x) intellectual property; (xi) real property leases; (xii) agreements, contracts and commitments; (xiii) insurance; (xiv) litigation; (xv) employees; (xvi) employee benefit plans; (xvii) environmental matters; (xviii) compliance with laws; (xix) permits; (xx) interested party transactions; (xxi) broker's and finder's fees; (xxii) eligibility of the Merger for pooling of interests treatment; and (xxiii) accuracy of information supplied by RSA for inclusion in the Registration Statement and this Joint Proxy Statement and Prospectus.

     The Merger Agreement also includes representations and warranties by SDI and the Merger Subsidiary as to, among other things: (i) organization, good standing and corporate power of SDI and the Merger Subsidiary; (ii) authorization, execution, delivery and enforceability of the Merger Agreement and related agreements, the Merger Agreement's noncontravention of charter documents, laws, regulations, governmental orders, mortgages, credit agreements, leases and other agreements, and absence of any need to obtain governmental or third-party consents or approvals (except for certain approvals or filings specified in the Merger Agreement); (iii) capitalization; (iv) issuance of SDI Common Stock in the Merger; (v) documents and financial statements filed by SDI with the Commission and the accuracy of information contained therein; (vi) the absence of certain material adverse changes or events; (vii) eligibility of the Merger for pooling of interests treatment; (viii) broker's and finder's fees;
(ix) the accuracy of information in the Registration Statement and this Joint Proxy Statement and Prospectus (other than information supplied by RSA); and (x) receipt of an opinion of SDI's financial advisor.

CERTAIN COVENANTS AND AGREEMENTS

     Each of the parties to the Merger Agreement has agreed to: (i) use its best efforts to consummate the transactions contemplated by the Merger Agreement;
(ii) use its best efforts to obtain all waivers, permits, consents, approvals or other authorizations from third parties and governmental entities necessary for the consummation of the transactions contemplated by the Merger Agreement; (iii) jointly prepare and file with the Commission under the Exchange Act proxy materials for the purpose of soliciting proxies from (a) RSA stockholders to vote in favor of the Merger and the Merger Agreement and (b) SDI stockholders to vote in favor of the Merger Proposal; and (iv) promptly notify the other party in writing of the occurrence of any event or development that would (a) render any statement, representation or warranty of any other party in the Merger Agreement inaccurate or incomplete in any material respect or (b) constitute or result in a breach by any other party or failure by any other party to comply with any agreement or covenant in the Merger Agreement applicable to such party.

     RSA has also agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as otherwise consented to in writing by SDI or as contemplated by the Merger Agreement, RSA and its subsidiaries will: (i) carry on its business in the ordinary course in substantially the same manner as previously conducted and in compliance with applicable laws and regulations, including the use of reasonable efforts to (a) preserve intact its current business organization, (b) keep available the services of its current officers and employees and (c) preserve its relationships with customers, suppliers and others having business dealings with it; (ii) not issue, authorize the issuance of, redeem or repurchase any shares of its capital stock or securities convertible into shares of its capital stock, or any rights, warrants or options to acquire, or other agreements obligating it to issue any such shares or other convertible securities, subject to certain exceptions; (iii) not split, combine or reclassify any shares of its capital stock or declare or pay any dividends on or make other distributions in respect of any of its capital stock; (iv) not create, incur or assume indebtedness (or guarantees thereof), assume or guarantee the obligations of any other person or entity, or make any loans or advances to or investments in any other person or entity other than in the ordinary course of business consistent with past practice; (v) not increase the compensation payable to its officers or employees (except for increases in the ordinary course of business consistent with past practice) or establish, adopt, enter into or amend any plan for the benefit of its directors, officers or employees, subject to certain exceptions; (vi) not acquire, sell, lease, encumber or dispose of any assets or property, other than in the ordinary course of business consistent with past practice; (vii) not amend its charter or by-laws; (viii) not change in any material respect its accounting methods, principles or practices, subject to certain exceptions; (ix) not discharge or satisfy any Security Interest (as defined in the Merger Agreement) or pay any obligation or liability other than in the ordinary course of business consistent with past practice; (x) not mortgage or pledge any of its properties or assets or subject any such assets to any Security Interest; (xi) not sell, assign, transfer or license any Intellectual Property (as defined in the Merger Agreement) other than in the ordinary course of business consistent with past practice; (xii) not enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under any material contract or agreement; (xiii) not make or commit to make any capital expenditure in excess of $50,000 per item; (xiv) not take any action or fail to take any action with the knowledge that such action or failure to take action would result in any of its representations and warranties in the Merger Agreement becoming untrue or any of the conditions of closing not being satisfied; and
(xv) not take any action that would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

NO SOLICITATION

     The Merger Agreement provides that RSA will not, directly or indirectly, through any officer, director, employee, representative or agent of RSA, (i) solicit, initiate, engage or participate in or knowingly encourage discussions or negotiations with any person or entity concerning any merger, consolidation, business combination, sale of material assets, sale of shares of capital stock or similar transactions involving RSA or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any of the foregoing being referred to as an "Acquisition Proposal"), or (ii) provide any non-public information concerning RSA's business, properties or assets to any person or entity other than SDI. RSA is required to immediately notify SDI of, and to disclose to SDI all details of, any inquiries, discussions or negotiations relating to an Acquisition Proposal after receipt of any Acquisition Proposal or request for non-public information or access to its business, properties or assets.

RELATED MATTERS AFTER THE MERGER

     At the Effective Time, the Merger Subsidiary will be merged with and into RSA, and RSA will be the Surviving Corporation and a wholly-owned subsidiary of SDI. Each share of common stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of RSA Common Stock. Each stock certificate of the Merger Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of RSA Common Stock.

     At the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended in the manner set forth on Exhibit B to the Merger Agreement. The By-Laws of the Merger Subsidiary, as in effect immediately prior to the Effective Time, will be the By-Laws of the Surviving Corporation.

     Messrs. Bidzos, Coviello and Stuckey, the directors of the Merger Subsidiary immediately prior to the Effective Time, will be the initial directors of the Surviving Corporation, and the officers of RSA immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.

CONDITIONS

     The respective obligations of SDI and RSA to effect the Merger are subject to the following conditions, among others: (i) the Merger Proposal shall have been approved by the stockholders of SDI and the Merger and the Merger Agreement shall have been approved and adopted by the stockholders of RSA; (ii) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (iii) the Registration Statement shall have become effective and shall not be the subject of a stop order or proceedings seeking a stop order; (iv) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect nor shall there be any proceeding seeking any of the foregoing that prevents, or seeks to prevent, the consummation of the Merger; (v) no action shall be taken, nor any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;
(vi) receipt by SDI of all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of SDI Common Stock pursuant to the Merger; (vii) receipt by SDI of a written opinion from Hale and Dorr, counsel to SDI, and receipt by RSA of an opinion of Tomlinson Zisko Morosoli & Maser LLP, counsel to RSA, both to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (see "The Merger -- Certain Federal Income Tax Consequences"); and
(viii) the authorization of the shares of SDI Common Stock to be issued in the Merger for listing on the Nasdaq National Market.

     The obligation of SDI to consummate the Merger also is subject to certain additional conditions, including among others that: (i) RSA shall have received all material waivers, permits, consents, approvals or other authorizations; (ii) RSA's representations and warranties contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time, subject to certain limited exceptions; (iii) RSA shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under the Merger Agreement as of or prior to the Effective Time; (iv) SDI shall have received from Fenwick & West LLP, counsel to RSA, an opinion in the form set forth as Exhibit D to the Merger Agreement; (v) SDI shall have received a "cold comfort" letter dated as of a date not more than two days prior to the date that the Registration Statement is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time from Ernst & Young LLP, auditors for RSA, in a customary form reasonably satisfactory to SDI; (vi) SDI shall have received a letter from Ernst & Young LLP, independent auditors for RSA, in a form reasonably satisfactory to SDI, stating that RSA meets the accounting requirements for the Merger to be accounted for as a "pooling of interests" and a letter from Deloitte & Touche LLP, independent auditors for SDI, in a form reasonably satisfactory to SDI, to the effect that SDI may treat the Merger as a "pooling of interests" for accounting purposes; (vii) D. James Bidzos shall be available for continued employment by SDI and SDI shall have entered into employment and non-competition agreements with each of C. Victor Chang, Burton Kaliski and Paul Livesay, employees of RSA, on the terms outlined below under "The Merger
Agreement -- Related Agreements"; (viii) appraisal rights shall not have been properly demanded in accordance with the DGCL as to more than 5% of the outstanding shares of RSA Stock; and (ix) SDI, RSA, the Escrow Agent and certain representatives of the holders of RSA Stock and RSA Options (the "Indemnification Representatives") shall have entered into the Escrow Agreement described below under the caption "The Merger Agreement -- Escrow."

     The obligation of RSA to consummate the Merger is subject to certain additional conditions, including among others that: (i) the representations and warranties of SDI and the Merger Subsidiary contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time, subject to certain limited exceptions;
(ii) each of SDI and the Merger

Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under the Merger Agreement as of or prior to the Effective Time; and (iii) RSA shall have received from Hale and Dorr, counsel to SDI and the Merger Subsidiary, an opinion in the form set forth as Exhibit F to the Merger Agreement.

INDEMNIFICATION

     The Merger Agreement provides that the holders of RSA Stock and RSA Options (collectively, the "Indemnifying Persons") shall indemnify and hold harmless SDI and the Surviving Corporation from any debts, obligations, monetary damages, fines, fees, deficiencies and the like ("Damages"): (i) arising from a misrepresentation or breach of a warranty of RSA in the Merger Agreement; (ii) resulting from failure to perform a covenant or agreement of RSA in the Merger Agreement; (iii) resulting from or arising out of the subject matter of the Litigation; or (iv) resulting from any claim by a stockholder or former stockholder of RSA or any other person seeking to assert or based upon (a) ownership or rights to ownership of any shares of stock of RSA, (b) any rights of a stockholder (other than the right to receive SDI Common Stock pursuant to the Merger Agreement or appraisal rights under the DGCL), (c) any rights under the Certificate of Incorporation or By-Laws of RSA, or (d) any claim that his, her or its shares were wrongfully repurchased by RSA.

     The Merger Agreement provides that if the closing of the Merger occurs, and subject to the following paragraph, (i) the aggregate liability of the Indemnifying Persons for Damages shall not exceed an amount equal to the fair market value of the Escrow Shares (as defined below), (ii) the Indemnifying Persons shall be liable under clauses (i), (ii) and (iv) of the prior paragraph (the "General Indemnification Provisions") for only that portion of the aggregate Damages which exceeds $500,000, and (iii) the aggregate liability of the Indemnifying Persons for Damages pursuant to the General Indemnification Provisions and for Damages pursuant to clause (iii) of the prior paragraph (the "Litigation Indemnification Provisions") shall be limited as described below under "The Merger Agreement -- Escrow."

     The Merger Agreement provides that (i) the indemnification obligations of the Indemnifying Persons for Damages arising under the General Indemnification Provisions shall continue until the earlier of (a) the first anniversary of the date of the Effective Time or (b) the issuance of SDI's audited financial statements for the year ending December 31, 1996 (except in the case of claims asserted prior to the termination of such period) (the "General Indemnification Release Date"), and (ii) the indemnification obligations of the Indemnifying Persons for Damages arising under the Litigation Indemnification Provisions shall continue until the Litigation is finally resolved (the "Litigation Indemnification Release Date").

ESCROW

     In order to secure the indemnification obligations of the Indemnifying Persons under the Merger Agreement, 12.5% of the shares of SDI Common Stock issued to the Indemnifying Persons in the Merger (the "Escrow Shares") will be held in escrow. At the Closing, SDI, RSA, the Indemnification Representatives (on behalf of the holders of RSA Stock and RSA Options) and the Escrow Agent will enter into the Escrow Agreement. The Indemnification Representatives will be entitled to vote the Escrow Shares while held in escrow. Any securities, cash dividends or other property distributed with respect to the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, will be delivered to the Escrow Agent and held in escrow pursuant to the Escrow Agreement.

     APPROVAL OF THE MERGER AGREEMENT AND THE MERGER BY THE RSA STOCKHOLDERS AT THE RSA SPECIAL MEETING SHALL CONSTITUTE APPROVAL OF THE APPOINTMENT OF MESSRS. BIDZOS, FISCHER AND RIVEST AS THE INDEMNIFICATION REPRESENTATIVES AND THE TERMS OF THE ESCROW AGREEMENT.

     SDI will be entitled to make claims for indemnification against the Escrow Shares in accordance with the procedures established in the Escrow Agreement and the Merger Agreement. In the event of a dispute as to SDI's entitlement to be indemnified, such dispute will be settled by binding arbitration in San Francisco, California. All arbitration proceedings will be conducted by a single arbitrator mutually acceptable to SDI and the Indemnification Representatives, or, if they are unable to agree on a single arbitrator, by a panel of three arbitrators. The arbitrator or arbitrators will be required to resolve the dispute within 60 days of appointment in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Their decision will relate solely to whether SDI is entitled to receive Escrow Shares in satisfaction of its claim for indemnification and will constitute a conclusive determination of the issue in question. In satisfying claims for indemnification, Escrow Shares will be valued at the average of the last sale price per share of the SDI Common Stock for the 15 trading days prior to the date of the Effective Time.

     Up to 5% of the shares of SDI Common Stock issued to the Indemnifying Persons in the Merger will be available for claims under the General Indemnification Provisions. Such claims may be made by SDI prior to the General Indemnification Release Date. Up to 10% of the shares of SDI Common Stock issued to the Indemnifying Persons in the Merger will be available for claims under the Litigation Indemnification Provisions. Such claims may be made by SDI at any time prior to the Litigation Indemnification Release Date. As potentially significant future legal costs with respect to such identified litigation are anticipated to be incurred irrespective of the outcome of the litigation, it is expected that there will at least be some recovery by SDI pursuant to these indemnity and escrow provisions, thereby reducing the number of shares of SDI Common Stock ultimately received by holders of RSA Stock as a result of the Merger.

     Certain of the shares of SDI Common Stock issued to the Indemnifying Persons in the Merger will be distributed to the Indemnifying Persons on the General Indemnification Release Date and the Litigation Indemnification Release Date, except that, in the event there is on either such date a pending claim for indemnification, the Escrow Agent shall retain in escrow at least sufficient shares to satisfy the pending claim. All distributions of Escrow Shares among the Indemnifying Persons shall be made pro rata in relation to each such person's proportionate percentage of shares of SDI Common Stock received in the Merger. Holders of RSA Options will forfeit a portion of the "spread" on the RSA Options (computed based upon the difference between the exercise prices of such options and the average of the last sale price of SDI Common Stock for the 15 trading days prior to the date of the Effective Time) equivalent to their pro rata share of such damages and costs indemnified. Upon certain circumstances, holders of RSA Options may be required to deposit into escrow up to 12.5% of the shares of SDI Common Stock acquired upon exercise of such Options.

     The Indemnification Representatives will have full authority to defend any claims by third parties for which the Indemnifying Persons may be required to indemnify SDI, subject to SDI's right to consent to any settlement of such claims. In certain limited circumstances, SDI may assume joint or sole control of the defense of such third-party claims. All decisions and actions by the Indemnification Representatives under the Escrow Agreement will be binding upon all Indemnifying Persons. SDI will pay the Escrow Agent's fees and, in general, SDI and the Indemnifying Persons will each share the fees and expenses of any arbitration proceeding equally. The Indemnifying Persons will be obligated to reimburse the Indemnification Representatives for their reasonable expenses (including attorneys' fees) incurred in connection with the performance of their duties as the Indemnification Representatives. The Escrow Agreement limits the liability of the Escrow Agent in various ways and requires SDI and the Indemnifying Persons to indemnify the Escrow Agent against certain losses, liabilities and expenses, except to the extent resulting from the Escrow Agent's willful misconduct or negligence.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of SDI and RSA:

          (i) by mutual written consent of SDI and RSA;

          (ii) by SDI or RSA, if there has been a breach of any material representation, warranty or covenant on the part of the other party set forth in the Merger Agreement, which breach shall not have been cured within 10 days following receipt by the breaching party of written notice of such breach from the other party;

          (iii) by SDI or RSA, if, at the SDI Special Meeting or RSA Special Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of SDI in favor of the

     Merger Proposal or the stockholders of RSA in favor of the Merger Agreement and the Merger shall not have been obtained; or

          (iv) by either SDI or RSA if the Merger shall not have been consummated by August 31, 1996 (provided that the right to terminate the Merger Agreement under this clause shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date).

     In the event of any termination of the Merger Agreement by either SDI or RSA as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of SDI, RSA or the Merger Subsidiary, except to the extent that such termination results from the breach by a party of any of its representations, warranties or covenants set forth in the Merger Agreement.

     Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except
(i) as otherwise provided in the Escrow Agreement, and (ii) that if the Merger is consummated, the legal fees and expenses of RSA may not exceed $400,000.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended at any time by action taken or authorized by the respective Boards of Directors of SDI and RSA, but after approval by the stockholders of SDI and RSA of the matters presented in connection with the Merger to them, no amendment shall be made which by law requires further approval by such stockholders, without such further approval. SDI and RSA, by action taken or authorized by their respective Boards of Directors, may extend the time for performance of the obligations or other acts of the other parties to the Merger Agreement, may waive inaccuracies in the representations or warranties contained in the Merger Agreement and may waive compliance with any agreements or conditions contained in the Merger Agreement.

RELATED AGREEMENTS

     The agreements summarized below are related to the Merger Agreement and the transactions contemplated thereby.

     Stockholder Agreements. Concurrent with the execution of the Merger Agreement, Messrs. Bidzos, Fischer and Rivest (the "Principal Stockholders"), who, as of June 28, 1996, held in the aggregate approximately 73% of the outstanding capital stock of RSA, each entered into a Stockholder Agreement with RSA and SDI, the form of which is attached hereto as Annex C.

     Pursuant to the terms of the Stockholder Agreements, the Principal Stockholders have agreed that, for a period beginning 30 days prior to the closing of the Merger and ending on the date of the Effective Time (or such earlier date on which the Merger Agreement is terminated in accordance with its terms), such Principal Stockholders will not transfer, sell, exchange, pledge or otherwise encumber any shares of RSA capital stock owned or acquired prior to or during such period.

     The Principal Stockholders have also agreed pursuant to the Stockholder Agreements to vote their shares of capital stock of RSA in favor of approval and adoption of the Merger and the Merger Agreement and against approval of any proposal made in opposition to or in competition with the consummation of the Merger, including any other merger, consolidation, sale of assets, reorganization, recapitalization or the dissolution of RSA (each, an "Opposing Proposal"). In connection with such obligations, each Principal Stockholder has granted SDI an irrevocable proxy authorizing each member of the SDI Board, at any time prior to the Effective Time or the termination of the Merger Agreement, to vote all shares of capital stock of RSA owned by such Principal Stockholder in favor of approval of the Merger Agreement and the Merger and against approval of any Opposing Proposal.

     Pursuant to the terms of the Stockholder Agreements, SDI has agreed that, beginning 90 days after SDI has published financial results covering at least 30 days of combined operations of SDI and RSA ("the

"Registration Rights Commencement Date"), upon the request of a Principal Stockholder, SDI will file a registration statement on Form S-3 with respect to shares of SDI Common Stock held by such Principal Stockholder as a result of the Merger ("Registerable Shares") and will use its best efforts to cause the registration statement to become and remain effective; provided, however, that SDI will not be required to file a registration statement if the aggregate offering price of such Registerable Shares is less than $1 million. Each Principal Stockholder may request one such registration on Form S-3. In addition, in the event that SDI proposes to file a registration statement under the Securities Act at any time after the Registration Rights Commencement Date with respect to an offering by SDI for its own account or the account of another (including a registration statement on Form S-3 for the account of another Principal Stockholder), SDI shall notify each Principal Stockholder of such pending registration and will use its best efforts to cause the inclusion of any requested Registerable Shares in such registration statement. If such offering involves an underwriting, the managing underwriter of such offering may exclude some or all of the requested Registerable Shares from such registration if and to the extent that inclusion of such shares would adversely affect the marketing of the shares to be sold by SDI. In such event, the amount of Registerable Shares to be offered for the accounts of the Principal Stockholders shall be reduced pro rata among all of the requesting Principal Stockholders based upon the number of shares to be included in such registration by all requesting Principal Stockholders. The registration rights granted to the Principal Stockholders are subject to certain conditions and limitations set forth in the Stockholder Agreements. SDI is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. These registration rights expire on the earliest of (i) the termination of the Merger Agreement, (ii) with respect to a Principal Stockholder, the date on which all Registerable Shares held by such Principal Stockholder are eligible for sale pursuant to Rule 144 under the Securities Act within a three-month period, or
(iii) the fifth anniversary of the Effective Time.

     Bidzos Employment Agreement. Concurrent with the execution of the Merger Agreement, RSA entered into an employment agreement with Mr. Bidzos for a two-year period commencing on the date of the closing of the Merger (the "Commencement Date"). Under the agreement, which was amended on June 6, 1996, Mr. Bidzos will serve as President of the Surviving Corporation (or in such other position as the Board of the Surviving Corporation determines). Mr. Bidzos' compensation will consist of: (i) an annual base salary of $200,000 for the first year of the agreement, subject to adjustment thereafter as determined by the Board of Directors of the Surviving Corporation, provided, that in no event may Mr. Bidzos' aggregate annual compensation (including bonus) be less than $250,000; (ii) an annual bonus if he satisfies discrete revenue objectives to be agreed upon by the Surviving Corporation and Mr. Bidzos; and (iii) subject to approval by the Compensation Committee of SDI, an option to purchase 150,000 shares of SDI Common Stock at a per share price equal to the lesser of (a) the last reported sale price of SDI Common Stock on the Nasdaq National Market on the Commencement Date or (b) the average of the last reported sale prices of SDI Common Stock on the Nasdaq National Market for the five trading days prior to the Commencement Date. Options granted to Mr. Bidzos pursuant to the agreement will have a term of ten years and vest with respect to 37,500 shares on the first anniversary of the Commencement Date and, with respect to the remaining 112,500 shares, in 12 equal installments of 9,375 shares at the end of each three-month period following the first anniversary of the Commencement Date.

     The agreement will be terminable (i) at the end of the initial two-year term, (ii) at the election of the Surviving Corporation for cause, (iii) upon Mr. Bidzos' death or disability, or (iv) at the election of the Surviving Corporation upon 30 days' prior written notice. In the event that the Surviving Corporation terminates Mr. Bidzos for cause or upon death or disability, the Surviving Corporation will pay Mr. Bidzos (or his estate) compensation and benefits through the last day of his actual employment. If the Surviving Corporation terminates Mr. Bidzos without cause, the Surviving Corporation will pay Mr. Bidzos the compensation otherwise payable through the last day of the Non-compete Period (as defined below), as and when such payments would otherwise be payable under the agreement. Mr. Bidzos' options cease vesting upon the termination of his employment for any reason.

     Mr. Bidzos has agreed that, subject to certain exceptions, during the term of his employment by the Surviving Corporation and for a period extending through the later of two years after the Commencement Date or the first anniversary after which he ceases to be employed by the Surviving Corporation, SDI or any affiliate of SDI (the "Non-compete Period"), he will not directly or indirectly engage in any business which offers products or services that are competitive with the products or services of the Surviving Corporation, SDI or any such affiliate. In addition, Mr. Bidzos has agreed not to solicit the employees or customers of the Surviving Corporation, SDI or any such affiliate during the Non-compete Period. The devotion of not more than 10% of Mr. Bidzos' business time, attention and energies to certain investments with which Mr. Bidzos has historically been associated is expressly excluded from the non-compete provisions of the employment agreement.

     Other Employment Agreements. SDI's obligation to proceed with the Merger is also subject to the execution of employment agreements between the Surviving Corporation, SDI (with respect to certain option provisions) and each of Messrs. Chang, Kaliski and Livesay (each, an "Employee"). The form of employment agreement to be entered into generally provides as follows:

     Each employment agreement will have a three-year term commencing on the date of the closing of the Merger (the "Commencement Date"). Under each agreement, the Employee's compensation will consist of: (i) an annual salary to be agreed upon by SDI and the Employee prior to the Commencement Date, provided that the annual salary will increase by not less than 5% for each year subsequent to the first year of employment; (ii) participation in benefit programs consistent with the Employee's position, tenure, salary, age, health and other qualifications; and (iii) subject to approval by the Compensation Committee of SDI, an option to purchase a number of shares of SDI Common Stock to be determined prior to the Commencement Date at a per share price equal to the lesser of (x) the last reported sale price of SDI Common Stock on the Nasdaq National Market on the Commencement Date or (y) the average of the last reported sale prices of SDI Common Stock on the Nasdaq National Market for the five trading days prior to the Commencement Date. Options granted to each Employee will have a ten-year term and vest in four equal annual installments on the first through fourth anniversaries of the Commencement Date.

     Each agreement will terminate (i) three years from the Commencement Date,
(ii) at the election of the Surviving Corporation for cause, (iii) upon the Employee's death or disability, (iv) at the election of the Surviving Corporation upon 30 days' prior written notice, or (v) at the election of the Employee upon a breach by the Surviving Corporation of a material term of the agreement which is not cured within 30 days of notice thereof by the Employee. In the event that the Surviving Corporation terminates an Employee's employment for cause or upon death or disability, the Surviving Corporation will pay the Employee (or his estate) compensation and benefits through the last day of his actual employment. If the Surviving Corporation terminates the Employee without cause, or if the Employee terminates the agreement upon a breach of a material term of the agreement by the Surviving Corporation, the Surviving Corporation will pay the Employee the compensation otherwise payable during the remainder of the term of the agreement, as and when such payments would otherwise be payable under the agreement. An Employee's options will cease vesting upon the termination of his employment for any reason.

     Each employment agreement provides that, during the term of an Employee's employment by the Surviving Corporation and for a period extending through the later of four years after the Commencement Date or the first anniversary after which he ceases to be employed by the Surviving Corporation, SDI or any affiliate of SDI (the "Non-compete period"), he will not directly or indirectly engage in any business which develops, produces, markets or sells products of the kind or type developed (or being developed), produced, marketed or sold by the Surviving Corporation, SDI or any such affiliate while the Employee was employed by the Surviving Corporation, SDI or any such affiliate. In addition, each employment agreement provides that the Employee will not solicit the employees or customers of the Surviving Corporation, SDI or any affiliate during the Non-compete Period.

               PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Combining Balance Sheet at March 31, 1996 and Pro Forma Condensed Combining Statements of Operations for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993 (the "Pro Forma Condensed Combining Financial Statements") illustrate the effect of the Merger as if the Merger had occurred as of the beginning of the earliest period presented. Pursuant to the terms of the Merger and based upon the capitalization of SDI and RSA as of June 28, 1996, it is currently anticipated that each holder of RSA Stock will be entitled to receive shares of SDI Common Stock based on a Conversion Ratio of 0.83056 shares of SDI Common Stock for each share of RSA Stock. The Pro Forma Condensed Combining Balance Sheet combines SDI's March 31, 1996 consolidated balance sheet with RSA's March 31, 1996 consolidated balance sheet appearing elsewhere herein. The Pro Forma Condensed Combining Statements of Operations combine SDI's historical results for each of the three months ended March 31, 1996 and each of the three years ended December 31, 1995, 1994 and 1993 with the corresponding RSA results for the three months ended March 31, 1996 and the three years ended December 31, 1995, 1994 and 1993, respectively. The Pro Forma Condensed Combining Statements of Operations do not give effect to any transaction charges associated with the consummation of the Merger. All such costs are estimated to approximate $6.1 million ($5.4 million, net of related tax effects). The Pro Forma Condensed Combining Financial Statements have been prepared on the basis that the Merger will be accounted for as a pooling of interests.

     The Pro Forma Condensed Combining Financial Statements should be read in conjunction with the consolidated financial statements of SDI and RSA appearing elsewhere in this Joint Proxy Statement and Prospectus. The Pro Forma Condensed Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above or of results which may be attained in the future.

                  PRO FORMA CONDENSED COMBINING BALANCE SHEET

                              AS OF MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                                 PRO FORMA
                                                                         --------------------------
                                                  SDI          RSA       ADJUSTMENTS       COMBINED
                                                --------     -------     -----------       --------
Current Assets:
  Cash and equivalents........................  $ 17,655     $ 3,703                       $ 21,358
  Marketable securities.......................    73,532      15,060                         88,592
  Accounts receivable -- net..................     7,241         829                          8,070
  Inventory...................................     1,322          --                          1,322
  Prepaid expenses and other..................     1,626         597                          2,223
  Deferred taxes..............................       501          --                            501
                                                --------     -------       -------         --------
          Total current assets................   101,877      20,189                        122,066
                                                --------     -------       -------         --------
Property and Equipment -- net.................     2,723         390                          3,113
Other Assets:
  Investments.................................       686         371                          1,057
  Purchased technology and capitalized
     software.................................       174         244                            418
  Deferred taxes..............................       239         185                            424
  Other assets................................       150         126                            276
                                                --------     -------       -------         --------
          Total other assets..................     1,249         926                          2,175
                                                --------     -------       -------         --------
          Total...............................  $105,849     $21,505       $    --         $127,354
                                                ========     =======       =======         ========
Current Liabilities:
  Accounts payable............................  $  2,194     $ 1,815                       $  4,009
  Accrued payroll and related benefits........     1,615         358                          1,973
  Accrued expenses and other..................       801         561       $ 6,075(1)         7,437
  Income taxes payable and deferred...........     1,665       5,540          (700)(1)        6,505
  Deferred revenue............................     1,691       1,641                          3,332
                                                --------     -------       -------         --------
          Total current liabilities...........     7,966       9,915         5,375           23,256
  Other.......................................        --          62                             62
                                                --------     -------       -------         --------
          Total liabilities...................     7,966       9,977         5,375           23,318
                                                --------     -------       -------         --------
Stockholders' Equity:
  Convertible preferred stock; 2,500,000
     shares authorized and 1,490,284 shares
     issued and outstanding for RSA...........        --       2,502        (2,502)(2)           --
  Common stock; 30,000,000 shares authorized,
     13,558,018 shares issued and 13,557,870
     shares outstanding for SDI; 7,000,000
     shares authorized and 2,528,633 shares
     issued and outstanding for RSA;
     30,000,000 shares authorized, 16,895,969
     shares issued and 16,895,821 shares
     outstanding on a pro forma basis.........       136       1,141        (1,108)(2)          169
  Additional paid-in capital..................    91,321          --         3,610(2)        94,931
  Notes receivable from stockholders..........        --          (6)                            (6)
  Retained earnings (deficit).................     6,494        (951)       (5,375)(1)          168
  Deferred compensation.......................      (150)         --                           (150)
  Cumulative translation adjustment...........        (8)         (1)                            (9)
  Unrealized gain on marketable
     securities -- net........................        90       8,843                          8,933
                                                --------     -------       -------         --------
     Total stockholders' equity...............    97,883      11,528        (5,375)         104,036
                                                --------     -------       -------         --------
                                                $105,849     $21,505       $    --         $127,354
                                                ========     =======       =======         ========

        See Notes to Pro Forma Condensed Combining Financial Statements.

             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                  SDI        RSA       COMBINED
                                                                -------     ------     ---------
Revenue.......................................................  $12,170     $2,692      $14,862
Cost of revenue...............................................    2,912        602        3,514
                                                                -------     ------     ---------
Gross profit..................................................    9,258      2,090       11,348
                                                                -------     ------     ---------
Costs and expenses:
  Research and development....................................    1,488        557        2,045
  Marketing and selling.......................................    3,570        870        4,440
  General and administrative..................................    1,410      1,318        2,728
                                                                -------     ------     ---------
          Total...............................................    6,468      2,745        9,213
                                                                -------     ------     ---------
Income (loss) from operations.................................    2,790       (655)       2,135
Interest income, net..........................................    1,227         33        1,260
Other income (loss)...........................................                   9            9
                                                                -------     ------     ---------
Income (loss) before provision for income taxes...............    4,017       (613)       3,404
Provision (benefit) for income taxes..........................    1,466       (230)       1,236
                                                                -------     ------     ---------
Net income (loss).............................................  $ 2,551     $ (383)     $ 2,168
                                                                =======     ======     ========
Net income (loss) per share...................................  $   .18     $ (.15)     $   .12
                                                                =======     ======     ========
Weighted average number of common stock and common stock
  equivalent shares outstanding...............................   14,302      2,526       18,137
                                                                =======     ======     ========

        See Notes to Pro Forma Condensed Combining Financial Statements.

             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                 SDI         RSA       COMBINED
                                                               -------     -------     ---------
Revenue......................................................  $33,804     $11,600      $45,404
Cost of revenue..............................................    7,235       1,272        8,507
                                                               -------     -------      -------
Gross profit.................................................   26,569      10,328       36,897
                                                               -------     -------      -------
Costs and expenses:
  Research and development...................................    4,048       1,679        5,727
  Marketing and selling......................................   11,059       2,112       13,171
  General and administrative.................................    3,710       6,160        9,870
                                                               -------     -------      -------
          Total..............................................   18,817       9,951       28,768
                                                               -------     -------      -------
Income from operations.......................................    7,752         377        8,129
Interest income, net.........................................    1,699          56        1,755
Other income (loss)..........................................                  (20)         (20)
                                                               -------     -------      -------
Income before provision for income taxes.....................    9,451         413        9,864
Provision (benefit) for income taxes.........................    3,639        (537)       3,102
                                                               -------     -------      -------
Net income...................................................  $ 5,812     $   950      $ 6,762
                                                               =======     =======      =======
Net income per share.........................................  $   .46     $   .23      $   .42
                                                               =======     =======      =======
Weighted average number of common stock and common stock
  equivalent shares outstanding..............................   12,682       4,070       16,062
                                                               =======     =======      =======

        See Notes to Pro Forma Condensed Combining Financial Statements.

             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                 SDI         RSA       COMBINED
                                                               -------     -------     ---------
Revenue......................................................  $17,572     $ 3,077      $20,649
Cost of revenue..............................................    3,873         733        4,606
                                                               -------     -------      -------
Gross profit.................................................   13,699       2,344       16,043
                                                               -------     -------      -------
Costs and expenses:
  Research and development...................................    2,226       1,035        3,261
  Marketing and selling......................................    6,382       1,752        8,134
  General and administrative.................................    1,636       1,431        3,067
                                                               -------     -------      -------
          Total..............................................   10,244       4,218       14,462
                                                               -------     -------      -------
Income (loss) from operations................................    3,455      (1,874)       1,581
Interest income, net.........................................      105          10          115
Other income (loss)..........................................                   97           97
                                                               -------     -------      -------
Income (loss) before provision for income taxes..............    3,560      (1,767)       1,793
Provision (benefit) for income taxes.........................    1,245         (40)       1,205
                                                               -------     -------      -------
Net income (loss)............................................  $ 2,315     $(1,727)     $   588
                                                               =======     =======      =======
Net income (loss) per share..................................  $   .25     $  (.80)     $   .05
                                                               =======     =======      =======
Weighted average number of common stock and common stock
  equivalent shares outstanding..............................    9,080       2,165       11,833
                                                               =======     =======      =======

        See Notes to Pro Forma Condensed Combining Financial Statements.

             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA
                                                                  SDI        RSA       COMBINED
                                                                -------     ------     ---------
Revenue.......................................................  $12,110     $3,002      $15,112
Cost of revenue...............................................    2,738        844        3,582
                                                                -------     ------      -------
Gross profit..................................................    9,372      2,158       11,530
                                                                -------     ------      -------
Costs and expenses:
  Research and development....................................    1,619        587        2,206
  Marketing and selling.......................................    4,000      1,023        5,023
  General and administrative..................................    1,217        758        1,975
                                                                -------     ------      -------
          Total...............................................    6,836      2,368        9,204
                                                                -------     ------      -------
Income (loss) from operations.................................    2,536       (210)       2,326
Interest income, net..........................................       37         17           54
Other income (loss)...........................................                  67           67
                                                                -------     ------      -------
Income (loss) before provision for income taxes and cumulative
  effect of change in accounting..............................    2,573       (126)       2,447
Provision (benefit) for income taxes..........................      900        (11)         889
                                                                -------     ------      -------
Income (loss) before cumulative effect of change in
  accounting..................................................  $ 1,673     $ (115)     $ 1,558
                                                                =======     ======      =======
Net income (loss) per share before cumulative effect of
  accounting change...........................................  $   .19     $ (.05)     $   .13
                                                                =======     ======      =======
Weighted average number of common stock and common stock
  equivalent shares outstanding...............................    9,010      2,147       11,725
                                                                =======     ======      =======

        See Notes to Pro Forma Condensed Combining Financial Statements.

                    SECURITY DYNAMICS TECHNOLOGIES, INC. AND
                            RSA DATA SECURITY, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINING FINANCIAL STATEMENTS

     1. The Pro Forma Condensed Combining Financial Statements are presented for illustrative purposes only and do not give effect to any synergies which are expected to occur due to the integration of SDI's and RSA's operations. Additionally, the Pro Forma Condensed Combining Statements of Operations exclude the nonrecurring costs of the Merger, which are estimated at $6.1 million ($5.4 million, net of related tax effects) for investment banking, legal and accounting fees and costs associated with combining the operations of the two companies. The nonrecurring cost estimate is a preliminary estimate only, although it is not likely that material additional costs will be incurred. The nonrecurring expenses will be charged to operations upon consummation of the Merger. The Pro Forma Condensed Combining Balance Sheet includes the effect of recording these costs. The Pro Forma Condensed Combining Financial Statements assume the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

     2. Stockholders' equity as of March 31, 1996 has been adjusted to reflect the issuance of 3,337,952 shares of SDI Common Stock in exchange for all of the issued and outstanding shares of RSA Stock. The Pro Forma Condensed Combining Financial Statements do not reflect the exercise of outstanding stock options.

     3. The pro forma combined net income per share is based on the combined weighted average number of common and common equivalent shares, after adjusting RSA's weighted average number of common shares outstanding and dilutive common share equivalents for the conversion into SDI Common Stock at a conversion ratio of 0.83056. Common share equivalents consist of convertible preferred stock and common stock issuable upon the exercise of outstanding options.

     4. There are no intercompany transactions or balances included in the Pro Forma Condensed Combining Financial Statements and no adjustments required to conform the accounting policies of SDI and RSA. Certain RSA amounts have been reclassified to conform to the SDI presentation.

     5. Both SDI and RSA adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"), effective in the first quarter of 1993. Pursuant to rules and regulations of the Commission, the Pro Forma Condensed Combining Statements of Operations for the year ended December 31, 1993 do not reflect the cumulative effect of the adoption of SFAS No. 109.

                                BUSINESS -- SDI

     SDI designs, develops, markets and supports a family of security products used to protect and manage access to computer-based information resources. SDI's family of products employs a patent-protected combination of super smart card technology and software or hardware access control products to authenticate the identity of users accessing networked or stand-alone computing resources. SDI's SecurID Cards and other "tokens" and its access control products, including its ACE/Server Software and ACM software and hardware products, are designed to interface with a wide variety of operating systems and hardware platforms on client/server, mainframe and mid-range systems to enable enterprise-wide security coverage. In the fourth quarter of 1995, SDI began shipping a second generation of its ACE/server software to meet the evolving enterprise security needs of its customers.

     In recent years, the task of managing access to computer-based information resources has become increasingly difficult due to a variety of factors, including: (i) the evolution of enterprise computing from centralized host-based systems to distributed environments; (ii) the proliferation of desktop and portable computers; (iii) the linking of local area networks and wide area networks to mainframes and mid-range systems through internetworking solutions; and (iv) the rapid increase in remote computing applications and use of the Internet. As a result of these trends and technologies, the number of users with direct access to information resources, as well as the number of potential access points to these resources, has increased dramatically. Sensitive data accessible from multiple locations include financial results, medical records, personnel files, research and development projects, marketing plans and other business information. Unauthorized access to information resources has become a growing and costly problem for businesses and other enterprises and continues to be identified by information system professionals as a priority in their system designs.

     SDI's products combine a user's personal identification number or "PIN" and a code automatically generated by a SecurID token to authenticate the identity of the user. Each SecurId token contains SDI's proprietary algorithm, which generates a sequence of pseudorandom token codes displayed on the SecurID token at set intervals, typically every 60 seconds. When attempting to log-in, the user is prompted by SDI's ACE/Server software or ACM software or hardware access control product to enter both the PIN and the current token code. If the PIN and the code generated by the access control product match those input by the user, access is granted.

     SDI's products are sold or licensed primarily through its direct sales force, which is supported by a number of strategic marketing relationships. As of March 31, 1996, SDI had sold or licensed over 4,000 software and hardware access control products and over 1,000,000 SecurID tokens to over 1,100 customers worldwide. SDI's customers include Fortune 500 companies and financial institutions as well as academic institutions, research laboratories, hospitals and federal, state and foreign government organizations. A significant portion of SDI's revenue has historically been attributable to follow-on sales to existing customers, either to support additional users or platforms or to replace SecurID tokens at the expiration of their programmed lives.

INDUSTRY BACKGROUND

     Enterprise computing has been evolving over the last three decades from host-based systems towards distributed network computing. During the 1980's, the ease-of-use and low cost of personal computers and the development of personal productivity software had led to rapid growth in the number of personal computer users throughout organizations. These organizations increasingly began to interconnect their personal computers into local area networks ("LANs") in order to share files within work groups. Many enterprise applications continued to operate on separate mainframe or minicomputers. Since the late 1980's, specialized internetworking products have made it easier for organizations to connect their disparate LANs both locally in a single facility and, through wide area networks ("WANs"), in geographically dispersed locations. Organizations are also increasingly integrating their LANs with their minicomputers and mainframes, thus enabling users to communicate, exchange information and share computing resources within and between organizations. Many of these organizations are seeking to develop client/server implementations of their enterprise applications to more fully exploit their distributed networks, many of which are increasingly accessed by disparate users via remote, LAN and Internet connections. These new enterprise-wide networks require a comprehensive set of network products that can integrate a large number of users and heterogeneous computing resources into a consistent, manageable and secure computing environment.

     As a result of the increase in the number of users having direct access to enterprise networks and corporate data, unauthorized access to information resources has become a growing and costly problem for businesses. Sensitive data that require protection from unauthorized use include financial results, medical records, personnel files, research and development projects, marketing plans and other business information. Unauthorized access to these data may go undetected by the computer user or system administrator, especially if the information is not altered by the unauthorized party. Companies are vulnerable not only to unauthorized access to information resources by suppliers, customers and other third parties, but also to abuse by employees within their own organizations.

     Computer and network security has historically been the focus of businesses engaged in security-conscious industries such as banking, telecommunications, aerospace and defense. However, with the increased use of enterprise-wide computing and remote access, network security is of increasing concern to businesses and other organizations in most industries that use computer or network-based information resources.

  Hierarchy of Computer and Network Security

     Products for the protection of information resources on a computer system or network can be grouped into the following four classes: (i) user identification and authentication, (ii) privilege definition, (iii) encryption, and (iv) audit. The effectiveness of each succeeding class of security products is either dependent on or enhanced by the availability and effectiveness of one or more of the preceding classes. For example, without proper authentication of the identity of a user, it is difficult to assure that the privileges granted after accessing a system or network are being granted to the proper authorized user. SDI's current products are targeted at the fundamental need to authenticate the identity of system and network users.

  Identification and Authentication

     Reliable authentication of the identity of users is necessary to prevent unauthorized access to computer and network resources. There are three generally accepted methods of user identification: (i) something secret the user knows, such as a word, phrase, personal identification number ("PIN"), code or fact,
(ii) something physical the user possesses, such as a key, smart card, badge or other form of discrete "token," which is resistant to counterfeiting, and (iii) something unique to the user, such as a fingerprint, signature, retinal pattern, voice print or other measurable personal characteristic or "biometric." SDI believes that the use of a two-factor authentication system, combining two of the three generally accepted methods of user identification, is required for reliable computer and network security.

  Enterprise Security

     SDI believes that there is an emerging market for enterprise-wide security solutions and, increasingly, for inter-enterprise security solutions (e.g., between the enterprise and its vendors and customers). These solutions must address the need for:

     - Ease of use;

     - Interoperability with heterogeneous enterprise environments;

     - Scalability;

     - Ease of administration;

     - Integration with existing customer applications; and

     - System reliability and availability.

     To date, most approaches to network security have been limited in scope and have failed to address one or more of these requirements. SDI believes that, in order to compete effectively in this market, vendors of computer and network security products must develop a comprehensive set of network security services that can accommodate a large number of users and integrate heterogeneous computing resources into a consistent, manageable, reliable and secure computing environment.

SDI SOLUTION

     SDI designs, develops, markets and supports a family of security products used to protect and manage access to computer-based information resources. SDI's family of products employs a patent-protected combination of super smart card technology and software or hardware access control products to authenticate the identity of users accessing networked or stand-alone computing resources.

     SDI's products combine two methods of user identification -- something secret the user knows (a PIN) and something the user possesses (the SecurID Token). To gain access to a protected resource, a user enters his or her PIN and the token code automatically computed and displayed on the liquid crystal display ("LCD") of the user's SecurID Token. The PIN and the token code together form the user's "PASSCODE." With a valid PASSCODE, the authorized user is identified and authenticated by the access control product and granted access to appropriate information resources. If the PASSCODE generated by the system and the PASSCODE entered by the user match, system access is authorized. If not, system entry is blocked. In either case, a record is logged and an audit trail is maintained by the system.

     Each SecurID token contains SDI's proprietary algorithm and is programmed with a secret, randomly generated seed number which is unique to the token. The algorithm uses the seed number and Greenwich Mean Time to produce a sequence of token codes at set intervals (typically every 60 seconds). SDI's access control products, available in both software and hardware versions, use the same algorithm, seed number and Greenwich Mean Time to generate a token code corresponding to the token code generated by the user's SecurID token.

     SDI's patented time synchronization software residing within the access control product assures that the codes generated by the system stay synchronized with the codes generated by the user's SecurID token. SDI's proprietary programs are designed to intercept attempted system abuse and automatically take action if the system suspects that a token is lost or stolen or a PIN is compromised.

     During the fourth quarter of 1995, SDI began shipping a second generation of its ACE/Server v2.0 to meet the evolving enterprise security needs of its customers. ACE/Server v2.0 incorporates Progress Software Corporation's commercial relational database and is designed to provide a higher degree of scalability, facilitate interoperability of ACE/Server v2.0 with enterprise environments and existing customer applications through the use of a standard SQL interface and provide greater system reliability and availability. ACE/ Server v2.0 also incorporates an easy-to-use graphical user interface ("GUI") and flexible administration tools to simplify network security management.

     SDI believes that the new architecture of ACE/Server v2.0 provides the foundation for future enhancements to SDI's enterprise-wide security solution. Areas for future development currently being pursued by SDI include: (i) server to server authentication (cross realm or domain authentication) to support mobile users by allowing access to protected resources over multiple ACE/Servers; (ii) enhanced redundancy for each ACE/Server for increased availability in large installations; (iii) use of standard SQL interfaces to allow customer and third-party integrators to customize their applications and integrate ACE/Server with network management software such as HP Openview, Sun NetManager and CA Unicenter and to facilitate the support of industry standard development tools such as PowerBuilder from Sybase and PeopleTools from PeopleSoft; (iv) directory services to simplify the administration of customer network resources; and (v) tools for building customized GUIs for administrative applications. ACE/Server v2.0 is also designed to provide an enterprise-enabled platform from which SDI can address other classes of the network security hierarchy to deliver integrated solutions for protecting information resources.

STRATEGY

     SDI'S objective is to be a leader in the computer and network security market. Key elements of SDI's strategy to achieve this objective are listed below:

     - Enhance Enterprise-Enabled Identification and Authentication Product Line. SDI plans to continue to add new capabilities and features to its computer and network security products to meet its customers' identification and authentication needs within the context of an evolving enterprise environment. For example, during the third quarter of 1995, SDI acquired Infratel S.A.R.L.'s ("Infratel") SecurADM technology, which is designed to provide secure single sign-on and network security management technology to enhance ease of use and centralized network/system security administration. SDI continues to develop significant expertise in the field of enterprise-wide resource protection and its application to client/server architecture, which it intends to use to develop and exploit the technologies best suited to satisfy the security requirements of its customers.

     - Expand Products into Additional Client/Server and Legacy
       Environments. SDI intends to continue to expand its products into additional client/server and legacy environments. SDI currently offers ACE/Server software on a variety of popular UNIX server platforms, including Hewlett-Packard HP-UX, Sun Solaris and SunOS, IBM AIX, Digital UNIX and SCO (Santa Cruz Operations) UNIX. SDI is developing a version of its ACE/Server software for use on Microsoft Windows NT and expects to develop versions for other platforms as market needs dictate. SDI also offers versions of its ACE/Server client software that operate in most UNIX operating environments, including Hewlett-Packard HP-UX, Sun Solaris and SunOS, IBM AIX and SCO UNIX. In addition, SDI offers versions of its ACE/Server client software that operate on Novell NetWare (Versions 3.11 and 3.12), NetWare Connect (Version 2.0), Microsoft Windows NT and NT RAS, Apple Computer Inc.'s AppleTalk and Digital Equipment Corporation's OSF1. SDI continues to work with third-party partners to integrate or otherwise make its client software compatible with a number of widely used management products, including gateway and communication products.

     - Expand Product Offerings Within the Security Hierarchy. SDI's products currently offer user identification and authentication and security audit trail capabilities. SDI intends to combine these products with products developed by SDI and third parties that address other classes of the network security hierarchy to deliver integrated solutions for protecting information resources. SDI continues to identify and prioritize various technologies addressing other classes of the security hierarchy to determine potential future product offerings by SDI, such as products for encryption and control of user privileges. For example, SDI anticipates that the proposed business combination with RSA will provide SDI with encryption technology and engineering capabilities that will assist SDI in developing applications for data security, integrity and non-repudiation. Previously, in the second quarter of 1995 and the first quarter of 1996, SDI acquired minority equity interests in VeriSign, a company affiliated with and formed by RSA to provide digital certificate and related services that use public key cryptography to protect the privacy of electronic transmissions on public and private networks.

     - Expand Direct Sales and Support Channel. SDI currently sells its products in North America and in targeted major markets abroad through its direct sales force. SDI believes that a direct sales force is well suited to differentiate SDI's products from those of its competitors and to obtain insights into the future security requirements of SDI's customers. SDI intends to continue to expand its direct sales and support organization and to enhance its direct sales efforts by adding additional original equipment manufacturers ("OEMs"). During 1995, SDI added 26 sales and support personnel, representing an increase of 70% over the sales and support personnel at the end of 1994.

     - Expand International Presence. Sales outside North America represented 16.3% of SDI's total revenue for 1995. SDI's operations outside North America currently consist of sales offices in London, Paris, Frankfurt, Oslo and Singapore and independent local distributors located in 16 key foreign markets. Additional support is provided to SDI's international operations from its headquarters in Cambridge, Massachusetts. SDI believes that international markets present a large, relatively new market for computer and network security products, and plans to continue to expand its business outside North America through the hiring of sales personnel and the establishment of additional distribution arrangements, primarily in Europe and the Far East.

     To enhance each of the foregoing strategies, SDI has established, and expects to continue to establish, strategic marketing and other third-party relationships with vendors of operating systems and network operating systems (OS/NOS), remote access products, Internet-related products and application software. As of March 31, 1996, SDI's strategic marketing or other relationships included the following:

OS/NOS                                           REMOTE ACCESS PRODUCTS
Apple Computer Inc. (AppleTalk)                  3 Com Corp. (Access Builder)
Cisco Systems, Inc. (TACACS and TACACS +)        Ascend Communications Inc. (Max, Pipeline)
Microsoft Corporation (Windows NT and            Attachmate Corp. (Remote Lan Node)
  NT RAS)                                        Bay Networks, Inc. (Lattis System 3000,
Novell (NetWare Versions 3.11 and 3.12 and         9000, BAY RS)
  NetWare Connect Version 2.0)                   Cisco Systems, Inc. (TACACS and TACACS +
INTERNET-RELATED PRODUCTS                          supported)
Advanced Network Services, Inc. (Interlock       Emulex Corporation (Connect+Pro)
  Service)                                       Gandalf Technologies Inc. (XpressWay)
Border Networks Technologies, Inc. (Janus)       IBM (8235, Lan Distance)
Checkpoint Systems, Inc. (Firewall-1)            Kasten Chase Applied Research, Inc. (Optiva)
IBM (NetSP Firewall)                             Livingston Enterprises, Inc. (PortMaster)
Milky Way Networks Corporation (Black Hole)      Microcom, Inc. (Lan Express)
NeXT Software, Inc. (Web Objects)                Penril Datability Networks (CSX)
Raptor Systems, Inc. (Eagle)                     Rockwell (NetHopper)
Secure Computing Corporation (Sidewinder)        Shiva Corporation (LanRover)
SOS Corporation (Brimstone)                      TechSmith Inc. (Enterprise Wide)
Technologic Inc. (Firewall)                      Telebit Corporation (NetBlazer)
Trusted Information Systems Inc. (Gauntlet)      U.S. Robotics (Sportster Modem)
APPLICATION SOFTWARE                             Xylogics, Inc. (Annex)
Advantis (Dial Services)                         Xyplex, Inc. (MaxServer, Network 9000
CyberSAFE Corporation (Challenger)                 Server)
IBM (NetSP)
Mergent International Inc. (PC DACS)
Oracle Corporation (Secure Network Services)
OTG, Incorporated (Call Control System)
TGV Inc. (Secure/IP)

SDI believes its strategic marketing relationships provide it with a competitive advantage by enabling SDI to expand its network coverage, increase its installed customer base and increase SecurID token usage.

     An overriding goal of SDI in pursuing its strategy is to achieve a high level of customer satisfaction through technological support, product performance and reliability, and prompt and accurate order processing.

PRODUCTS

     SDI's family of security products includes SecurID tokens and ACE/Server and ACM software and ACM hardware access control products. All of SDI's products use the patented SecurID token technology as a common user interface. SDI currently offers three types of tokens and a number of software and hardware access control products designed to function with a wide variety of operating systems, network environments and third-party hardware and software products, thus enabling customers to select optimal configurations for the installation of SDI's computer and network security products.

  SecurID Tokens

     SDI's current SecurID tokens contain LCD displays and are offered in a number of numeric and alphanumeric display configurations. Both the SecurID Card and the SecurID PINPAD Card are credit-card sized super smart cards, and the SecurID Key Fob is a key fob for customers requiring a durable and compact token that can be carried with a user's keys. The SecurID PINPAD Card includes a keypad on the face of the SecurID Card to permit direct entry of a user's PIN into the Card, thus reducing the risk of electronic eavesdropping by enabling a user to transmit an embedded combination of the user's PIN and token code.

     SDI currently offers the following SecurID tokens:

                         COMMERCIAL      CURRENT U.S.
   SECURID TOKEN        INTRODUCTION     LIST PRICE*
- --------------------    ------------     ------------
SecurID Card                1986           $34 - $90
SecurID PINPAD Card         1989           $42 - $98
SecurID Key Fob             1995           $34 - $90

- ---------------
        * Token prices vary based on programmed life and functionality.

     SecurID tokens can be programmed to operate for any period of time from one to four years, as specified by the customer. At the end of its programmed life, a SecurID token will automatically cease to function and must be replaced, thereby providing an additional level of security for SDI's customers. SecurID tokens can also be configured with multiple seeds for use by users who otherwise might require multiple cards.

  ACE/Server

     SDI's ACE/Server software, an integrated security server, manages access to network resources via the Internet, public gateways, remote dial-up modems, leased lines, workstations, terminals, personal computers or direct connection. It permits centralized user authentication and security administration for all customer resources protected on a TCP/IP network. The ACE/ Server software consists of a combination of server software and client-resident software. The server software contains administrative and reporting functions, the algorithm, the synchronization code and a database of protected resources or "clients." Clients may include workstations, personal computers and third-party communications, gateway and network software and hardware. The server software allows a network administrator to restrict user access to identified clients. SDI's ACE/Server software is currently available for the following UNIX-based operating systems at list prices (not including negotiated, world-wide licenses) currently ranging from $2,450 to $150,000, based on the number of users:

                      COMMERCIAL
ACE/SERVER MODEL     INTRODUCTION       OPERATING SYSTEM
- ----------------     ------------     ---------------------
  ACM/8101               1991*        Sun SunOS
  ACM/5201               1992         Digital Ultrix
  ACM/6201               1992*        IBM AIX
  ACM/9101               1992         Silicon Graphics IRIX
  ACM/9601               1992*        Hewlett-Packard HP-UX
  ACM/8201               1994*        Sun Solaris
  ACM/9201               1995         SCO UNIX
  ACM/5301               1995         Digital UNIX

- ---------------
        * SDI's ACE/Server v2.0 is commercially available for this operating system. All other ACE/Server models are Version 1.x.

  ACM Software

     SDI's ACM software products interface directly with the host computer's operating system to restrict access to the protected system or resource. SDI's ACM software products can accommodate an unlimited number of users and provide security audit trails, user accountability and activity reporting. SDI currently offers the following ACM software products:

              COMMERCIAL                             CURRENT U.S.
  MODEL      INTRODUCTION     OPERATING SYSTEM        LIST PRICE
- ---------    ------------     ----------------     -----------------
ACM/5100         1988         Digital VAX/VMS      $ 1,950 - $25,000*
ACM/6150         1988         IBM MVS, MVS/ESA     $18,500 - $32,500*
ACM/7100         1988         Cray UNICOS                    $26,700

- ---------------
        * List prices vary depending upon the number of authorized users.

  ACM Hardware

     SDI's ACM hardware products employ a multi-tasking operating system for communication control, user authentication, auditing of access attempts, automatic response to unauthorized access, report generation and management of the system's internal database of SecurID token data. Each ACM contains a custom single-board computer that connects directly with any RS-232 asynchronous host and provides access control through leased lines, dial-up modems, networks, X.25 networks, ISDN lines, workstations or terminals located near the host computer. SDI currently offers the following ACM hardware products:

                COMMERCIAL                                                                CURRENT U.S.
   MODEL       INTRODUCTION                     NUMBER OF PORTS/USERS                      LIST PRICE
- -----------    ------------     ------------------------------------------------------    ------------
ACM/1600           1986         16 RS-232 Ports; 400 users; expandable to
                                256 ports, 6400 users; up to 38.4k baud                     $ 12,520
ACM/1600HS         1995         16 RS-232 Ports; 400 users; expandable to 256 ports,
                                6400 users; up to 115.2k baud                               $ 12,520
ACM/400HS          1995         4 RS-232 Ports; 200 users; up to 115.2k baud                $  3,800
ACM/100HS          1995         1 RS-232 Port; 100 users; up to 115.2k baud                 $    650

  SecurADM Software

     SDI acquired Infratel's SecurADM technology during the third quarter of 1995. SecurADM software provides secure single sign-on and central administration and management for heterogeneous network environments. SecurADM software utilizes SDI's SecurID technology to manage, encrypt and propagate passwords and security information across multiple platforms. Working with ticket granting technology from third-party vendors such as Hewlett-Packard, Computer Associates and Sun Microsystems or with IBM's NetSP product, SecurADM software manages and authenticates user access to secure applications and services, allowing the user to log on once to the enterprise and access multiple protected resources.

     Version 2.0 of SecurADM software, which was introduced in 1995, addresses customer environments that include centralized and distributed legacy mainframe and UNIX-based client/server applications in local and wide area networks. SecurADM software is currently installed in a number of European insurance companies and financial institutions and is being marketed by SDI in Europe through SDI's direct sales force and its European distributors.

SALES AND MARKETING

     SDI has established a multi-channel distribution and sales network to serve the computer and network security market. SDI sells and licenses its products in North America, the United Kingdom, France, Germany, Norway and Singapore directly to end users through its direct sales force and indirectly through a limited number of OEMs. It also employs independent distributors outside the United States. In addition, SDI supports its direct and indirect sales efforts through strategic marketing relationships and public relations programs, trade shows and other marketing activities. SDI sells and licenses its products through written sales and license agreements under terms and conditions that SDI believes are consistent with industry practice.

  Sales

     SDI believes that a direct sales force is well suited to differentiate SDI's products from those of its competitors, to work with customers to provide security solutions for the protection of information resources and to obtain insights into customers' future security requirements. SDI's direct sales staff solicits prospective customers, provides technical advice and support with respect to SDI products and works closely with customers and SDI distributors and OEMs. As of March 31, 1996, SDI's direct sales organization consisted of 49 sales and support personnel operating at 33 locations in North America and 22 sales and support personnel operating at four locations in Europe and one location in Singapore. SDI's revenue from direct sales efforts for the years ended December 31, 1993, 1994 and 1995 was approximately 95%, 94% and 96% of total revenue, respectively.

     SDI also markets, sells and licenses its products indirectly through distributors and OEMs. As of March 31, 1996, SDI had relationships with 26 distributors, two of which were OEMs. SDI's OEMs sublicense, on a nonexclusive basis, SDI's ACE/Server client software and/or ACM software products and are generally selected for their capability to offer SDI's products in combination with related products and services, as well as for their capability to serve particular markets or platforms. Customers of SDI's OEMs purchase all of their ACE/Server software and SecurID tokens directly from SDI.

     SDI's international sales are being made through its direct sales force as well as through 24 distributors located in Europe, the Middle East, South America and the Pacific Rim. SDI's international distributors provide initial sales support, installation, technical support and follow-on service to local customers. SDI generally grants its distributors non-exclusive distribution rights.

  Marketing

     In support of its sales efforts, SDI conducts sales training courses, comprehensive targeted marketing programs, including direct mail, public relations, advertising, seminars, trade shows and telemarketing, and ongoing customer and third-party communications programs. SDI also seeks to stimulate interest in computer and network security through its public relations program, speaking engagements, white papers, technical notes and other publications.

     With competing vendors offering different solutions, customers in the market for computer and network security tend to evaluate thoroughly new products and vendors. SDI offers a Trial Sale Program for prospective customers desiring first-hand experience in using the SecurID system prior to making a purchase decision. Under this program, prospective customers install a demonstration version of one of SDI's access control products on their own system and generally run pilot programs with up to ten SecurID token users.

     SDI has entered into strategic marketing relationships with various vendors of operating systems and network operating systems, remote access products, Internet-related products and application software. Certain of these vendors integrate SDI's client software into their products to provide compatibility between their product offerings and SDI's ACE/Server software. Other vendors build call routines, software hooks or application program interfaces (API's) into their products to provide compatibility with SDI's ACE/Server software. SDI has also entered into strategic relationships with vendors that share technical information with SDI to enable it to develop products which will be interoperable with the vendors' products. SDI has developed a separate program, SecurID Ready, to market the compatibility between the vendors' products and SDI's ACE/Server software. The end-user customers of all of these vendors must purchase tokens and license ACE/Server software directly from SDI. SDI believes that these relationships help SDI and its customers to expand their enterprise network coverage and assist SDI in increasing its installed customer base and SecurID token usage.

CUSTOMERS

     As of March 31, 1996, SDI had sold or licensed over 4,000 ACE/Server and ACM products and over 1,000,000 SecurID tokens to over 1,100 customers worldwide. Historically, SDI's principal customers have been in the telecommunications, pharmaceutical, financial and medical industries as well as academic institutions, research laboratories and government organizations. These customers are generally sophisticated and knowledgeable purchasers of security systems and work with highly confidential information. SDI believes that as corporate networks proliferate and become more complex, the number of industries concerned with system security and access to information will grow. In the year ended December 31 1995, no customer accounted for more than 10% of SDI's total revenue.

CUSTOMER SERVICE AND SUPPORT

     SDI maintains a customer support help desk and technical support organization at its headquarters in Cambridge, Massachusetts and in Wokingham, United Kingdom. SDI is in the process of adding advanced technical support personnel to its support staff to address anticipated additional demands arising from the deployment of SDI's security solutions into larger and more complex user environments. SDI also has field technical support personnel that work directly with SDI's direct sales force, distributors and customers. Most of SDI's products are designed for easy customer installation. Accordingly, a significant portion of SDI's service and support activities is provided remotely from SDI's headquarters in Cambridge, Massachusetts. As of March 31, 1996, SDI's customer support organization consisted of an aggregate of 28 full-time employees located in Massachusetts, the United Kingdom, Germany, France and Singapore.

     SDI's standard practice is to provide a warranty on all SecurID tokens for the customer-selected programmed life of the token and to replace any damaged tokens (other than tokens damaged by a user's negligence or alteration) free of charge. SDI generally sells each of its other products to customers with a 90-day warranty. After the expiration of the warranty period, customers may elect to purchase a maintenance contract for 12-month renewable periods. Under these contracts, SDI agrees to provide (i) corrections for documented program errors, (ii) version upgrades for both software and firmware, (iii) repair or replacement of ACM hardware that does not perform in accordance with its functional specifications, and (iv) telephone consultation.

PRODUCT DEVELOPMENT

     SDI's product development efforts are focused on enhancing the functionality, reliability, performance and flexibility of its existing tokens, ACE/Server and ACM products. SDI is developing a version of its ACE/Server software for use on Windows NT and expects to develop versions for other platforms as market needs dictate. In the fourth quarter of 1995, SDI began shipping versions of its ACE/Server client software that operate on Novell NetWare (Versions 3.11 and 3.12), NT RAS and Digital Equipment Corporation's OSF1. In the first and second quarters of 1996, SDI began shipping versions of its ACE/Server client software for Microsoft Windows NT and Novell NetWare Connect (Version 2.0), respectively. SDI is developing technology to enhance the administrative capabilities of its ACE/Server and ACM products and the scalability of its ACE/Server. Areas for future development of the ACE/Server currently being pursued by SDI include cross realm authentication, enhanced redundancy and interoperability with additional network operating systems and directory services. SDI also is developing tools to assist customers, strategic marketing partners and other third-party integrators in integrating SDI's products with custom and other third-party network or system applications.

     In addition to enhancing its existing products, one of SDI's strategies is to offer products in other classes of the network security hierarchy. SDI continues to identify and prioritize various technologies for potential future product offerings. SDI may develop these products internally or enter into arrangements to license or acquire products or technologies from third parties. There can be no assurance, however, that SDI will be successful in enhancing or developing existing products or identifying and successfully acquiring new technologies.

     As of March 31, 1996, SDI's product development staff consisted of 38 full-time employees engaged in engineering and development, including software and hardware engineering, testing and quality assurance and technical documentation. SDI also engages outside contractors where appropriate to supplement SDI's in-house expertise or expedite projects based on customer or market demand. SDI's total research and development expenses for the years ended December 31, 1993, 1994 and 1995 were approximately $1.6 million, $2.2 million and $4.0 million, respectively.

     SDI believes that its future success will depend in large part on its ability to enhance and broaden its existing product lines to meet the evolving needs of the computer and network security market. There can be no assurance that SDI will be able to respond effectively to technological changes or new industry standards or developments. In addition, SDI could be adversely affected if it were to incur significant delays or be unsuccessful in developing new products or enhancing its existing products, or if any such enhancements or new products do not gain market acceptance.

MANUFACTURING, SUPPLIERS AND QUALITY CONTROL

  Manufacturing

     SecurID Tokens. SDI has historically contracted for the manufacture of its SecurID tokens with RJP International, Ltd. ("RJP"), an assembly subcontractor located in China. This subcontractor is currently producing approximately 35,000 SecurID tokens per month and has indicated that it is capable of producing in excess of 75,000 tokens per month. SDI has qualified a second source supplier in the United States for the manufacture of one model of its SecurID token. Although SDI is continuing to work with this supplier to develop a cost structure that is comparable with that of RJP, SDI anticipates that RJP may continue to provide a substantial portion of SDI's SecurID tokens. After delivery to SDI, SecurID tokens are activated and programmed for, among other things, the appropriate token life, display configuration, number of discrete random seeds and length and frequency of change of code display.

     ACE/Server and ACM Software Products. SDI has established an in-house software duplication operation for its UNIX ACE/Server and VAX ACM software products. SDI purchases duplicating services for its other ACM software products from outside vendors. SDI's ACE/Server and ACM software products are distributed as object code on standard magnetic diskettes and tapes, together with printed documentation.

     ACM Hardware Products. SDI contracts for the manufacture of its ACM hardware products with an assembly operation located in New England. This subcontractor manufactures products in accordance with SDI's specifications and, with the exception of microprocessor chips, purchases all components from independent vendors selected by the subcontractor. SDI specifies the vendor from which its subcontractor may purchase microprocessor chips for ACM hardware products.

     SDI currently has limited sources for the manufacture of each of its SecurID tokens and ACM hardware products. SDI has generally been able to obtain adequate supplies of these products in a timely manner from current vendors and believes that alternate vendors can be identified if current vendors are unable to fulfill its needs. However, delays or failure to identify alternate vendors, if required, or a reduction or interruption in supply or a significant increase in the manufacturing costs could adversely affect SDI's financial condition or results of operations and could impact customer relations.

  Suppliers

     Although SDI generally uses standard parts and components for its products, certain components are currently available only from a single source or from limited sources. For example, the microprocessor chips contained in SDI's SecurID tokens are currently purchased only from Sanyo Electric Co., Ltd. ("Sanyo"), a Japanese computer chip manufacturer. Sanyo has introduced commercially an alternative chip and is working with SDI on the development and testing of this chip as a replacement chip for SDI's SecurID tokens. Sanyo has agreed to give SDI at least 12 months' notice prior to any cessation of production of the existing chip. There can be no assurance that Sanyo will be able to furnish SDI with a sufficient number of chips to meet customer demand, that SDI will be able to purchase chips from Sanyo at commercially acceptable prices or, if Sanyo discontinues the manufacture of certain chips, that SDI will be able to procure chips from another supplier on a timely basis and at commercially acceptable prices. The inability of SDI to obtain a sufficient number of chips at commercially acceptable prices could result in delays in product shipments or increase SDI's material costs, either of which would adversely affect SDI's financial condition or results of operations.

     The lithium batteries contained in SDI's SecurID tokens are purchased from one supplier located in the United States, Gould Electronics ("Gould"). Gould has agreed to give SDI at least 24 months' notice prior to any cessation of production. The inability to obtain sufficient lithium batteries as required, or to obtain or develop alternative sources at competitive prices and quality if and as required in the future, could result in delays in product shipments or increase SDI's material costs, either of which would adversely affect SDI's financial condition or results of operations.

     SDI believes that it would take approximately six months to identify and commence production of suitable replacements for the microprocessor chip or lithium battery used in SDI's SecurID tokens. SDI attempts to maintain a three-month supply of SecurID tokens in inventory.

  Quality Control

     SDI believes that its success in the market for computer and network security products will depend in large part on its ability to provide quality products and services. SDI has a formal quality control program to satisfy its customers' requirements for high quality and reliable security products. As part of this program, SDI is working with its suppliers to improve process control and product design. SDI's SecurID tokens and ACM hardware products are tested by SDI's subcontractors prior to shipment and tested again by SDI as part of SDI's acceptance-inspection procedure.

COMPETITION

     The market for computer and network security products is highly competitive and subject to rapid technological change. SDI believes that competition in this market is likely to intensify as a result of increasing demand for security products. SDI currently experiences competition from a number of sources, including (i) software operating systems suppliers and application software vendors that incorporate a single-factor static password security system into their products, (ii) token-based password generator vendors promoting challenge/response technology, such as Digital Pathways, Inc. ("Digital Pathways"), Enigma Logic, Inc., Leemah DataCom Security Corporation ("Leemah") and Racal-Guardata, Inc., (iii) smart card security device vendors, such as AT&T Technologies, Inc., Bull HN Information Systems, Inc. and Schlumberger, Limited,
(iv) biometric security device vendors, such as Eye Dentify Systems (optical systems), Fingermatrix (U.K.) Limited (finger scanners) and Identix, Inc. (finger scanners), and (v) dialback security system manufacturers, such as Digital Pathways and Leemah. In some cases, these vendors also support SDI's products and those of its competitors. SDI may also face competition from these and other parties in the future that develop computer and network security products based upon approaches similar to or different from those employed by SDI. There can be no assurance that the market for computer and network security products will not ultimately be dominated by approaches other than the approach marketed by SDI. While SDI believes that it does not currently compete against manufacturers of other classes of security products (such as encryption), there can be no assurance that SDI's customers will not perceive such other companies as competitors of SDI.

     SDI believes that the principal competitive factors affecting the market for computer and network security products include technical features, ease of use, quality/reliability, level of security, customer service and support, distribution channels and price. Although SDI believes that its products currently compete favorably with respect to such factors, there can be no assurance that SDI can maintain its competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other competitive resources. See "Risk Factors -- Risks Relating to SDI -- Competition."

PROPRIETARY RIGHTS

     SDI relies on a combination of patent, trade secret, copyright and trademark law, software licenses and nondisclosure agreements to establish and protect its proprietary rights in its products. SDI enters into confidentiality and/or license agreements with all of its employees and distributors, as well as with its customers and potential customers seeking proprietary information, and limits access to and distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for unauthorized third parties to copy aspects of SDI's products or to obtain and use information that SDI regards as proprietary. SDI has applied for patent protection in only certain foreign jurisdictions. In addition, the laws of many foreign jurisdictions, as well as the scope of certain foreign counterparts to SDI's patents, do not protect SDI's proprietary rights to the same extent as do the laws of the United States.

     SDI currently holds 13 issued United States patents expiring at various dates ranging from 2005 to 2014. SDI also has two applications pending for additional United States patents and a number of foreign counterparts for its patents in various foreign countries. In addition, SDI has certain registered and other trademarks.

EMPLOYEES

     At March 31, 1996, SDI employed 210 employees. Of these employees, 38 were involved in research and development, 119 in sales, marketing and customer support, 23 in production and 30 in administration and finance. No employees are covered by any collective bargaining agreements. SDI believes that its relationships with its employees are good.

PROPERTIES

     SDI's principal administrative, sales and marketing, research and development and support facilities consist of approximately 32,500 square feet of office space in Cambridge, Massachusetts. SDI occupies these premises under a lease expiring in March 1998. As of December 31, 1995, the annual base rent for this facility was approximately $575,000. In support of its field sales and support organization, SDI also leases facilities and offices in 30 other locations in the United States, three locations in Canada and one location in each of the United Kingdom, France, Germany, Norway and Singapore. In March 1996, SDI entered into a ten-year lease agreement for a new corporate headquarters in Bedford, Massachusetts. The new facilities consist of approximately 75,000 square feet of office space and the annual base rent for the first year will be approximately $956,000. It is currently anticipated that SDI will occupy the new premises during the third quarter of 1996.

LEGAL PROCEEDINGS

     In December 1995, SDI, together with co-plaintiff Vasco Data Security, Inc. ("Vasco"), filed suit in the U.S. District Court for the Northern District of California against ActivCard, Inc. and ActivCard S.A. (together, "ActivCard") alleging that ActivCard infringed certain patents held by SDI (the "SDI Patents") and by Vasco which cover technology used for secure data access. In February 1996, in response to SDI's assertion that ActivCard was violating the SDI Patents but before SDI's suit was served on ActivCard, ActivCard filed a complaint against SDI in the same court seeking declaratory judgement of non-infringement, invalidity and unenforceability of the SDI Patents.

     On May 31, 1996 ActivCard answered the complaint in the action brought by SDI and Vasco, and brought counterclaims against SDI and Vasco seeking a declaratory judgment that the SDI Patents and ActivCard patents are invalid and unenforceable, and claims for damages asserting that SDI and Vasco have engaged in an unlawful restraint of trade in violation of Section 1 of the Sherman Act, attempted to monopolize the token-based user authentication market in the United States in violation of Section 2 of the Sherman Act, violated the Lanham Act, violated the California antitrust and unfair competition laws, and interfered with ActivCard's prospective business advantage. SDI intends to vigorously prosecute its claims against ActivCard and to defend against ActivCard's claims.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS -- SDI

OVERVIEW

     SDI designs, develops, markets and supports a family of hardware and software security products used to protect and manage access to computer-based information resources. SDI was founded in 1984, began shipping its SecurID tokens and ACM hardware products in 1986, and introduced its first ACM software products for minicomputers and mainframe computers in 1988. Prior to 1986, SDI was primarily engaged in research and development activities. In December 1991, SDI introduced its ACE/Server software products for enterprise-wide information protection using client/server architecture. SDI believes that its growth has historically been driven by the emergence of local area networks and wide area networks and the concurrent increase in the number of users having direct access to core enterprise networks and confidential corporate data.

     SDI's revenue is derived principally from sales of SecurID tokens, software license fees from ACE/Server and ACM software products, sales of ACM hardware products and charges for maintenance services. Historically, SDI's growth has been attributable to sales to new customers as well as additional sales to existing customers. Sales to existing customers include sales of SecurID tokens and access control products for use by different branches or divisions of SDI's customers, sales of replacement tokens (which are programmed at the request of the customer to operate for a fixed period of up to four years) and sales of additional tokens for use by vendors, suppliers, customers and clients of SDI's customers.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain consolidated financial data as a percentage of revenue for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993.

                                                                 PERCENTAGE OF REVENUE
                                                     ---------------------------------------------
                                                      THREE MONTHS
                                                          ENDED
                                                        MARCH 31,         YEAR ENDED DECEMBER 31,
                                                     ---------------     -------------------------
                                                     1996      1995      1995      1994      1993
                                                     -----     -----     -----     -----     -----
Revenue............................................  100.0%    100.0%    100.0%    100.0%    100.0%
Cost of revenue....................................   23.9      19.5      21.4      22.0      22.6
                                                     -----     -----     -----     -----     -----
  Gross profit.....................................   76.1      80.5      78.6      78.0      77.4
                                                     -----     -----     -----     -----     -----
Costs and expenses:
  Research and development.........................   12.2      10.4      12.0      12.7      13.4
  Marketing and selling............................   29.3      36.3      32.7      36.3      33.0
  General and administrative.......................   11.6      10.9      11.0       9.3      10.1
                                                     -----     -----     -----     -----     -----
          Total....................................   53.1      57.6      55.7      58.3      56.5
                                                     -----     -----     -----     -----     -----
Income from operations.............................   23.0      22.9      22.9      19.7      20.9
Interest income....................................   10.0       6.2       5.1       0.6       0.3
                                                     -----     -----     -----     -----     -----
Income before provision for income taxes and
  cumulative effect of change in accounting........   33.0      29.1      28.0      20.3      21.2
Provision for income taxes.........................   12.0      11.2      10.8       7.1       7.4
                                                     -----     -----     -----     -----     -----
Income before cumulative effect of change in
  accounting.......................................   21.0      17.9      17.2      13.2      13.8
Cumulative effect of change in accounting..........     --        --        --        --       4.7
                                                     -----     -----     -----     -----     -----
Net income.........................................   21.0%     17.9%     17.2%     13.2%     18.5%
                                                     =====     =====     =====     =====     =====

  Three Months Ended March 31, 1996 Compared with Three Months Ended March 31, 1995

     Revenue. SDI's revenue is derived principally from sales of SecurID tokens, software license fees from ACE/Server and ACM software products, sales of ACM hardware products and charges for maintenance services. Total revenue increased 95% in the first quarter of 1996 to $12.2 million from $6.2 million in the first quarter of 1995. This increase in revenue reflected increases in unit sales of all of SDI's products to existing and new customers. Average selling prices of SDI's products also increased (except the average selling price of SDI's ACM/100 and ACM/1600 products). Approximately 52% and 26% of the increase in revenue was attributable to the increases in unit sales of SecurID tokens and SDI's ACE/Server and ACM software products, respectively. A further 6% of the increase in revenue in the first quarter of 1996 was attributable to an increase in maintenance revenue over the first quarter of 1995. SDI believes that the increase in unit sales was attributable in part to continuing security concerns surrounding corporate use of the Internet and network security concerns in general.

     International revenue (excluding Canada) increased to $2.2 million in the first quarter of 1996 from $1.0 million in the first quarter of 1995 and accounted for 18% and 16% of total revenue in the first quarter of 1996 and the first quarter of 1995, respectively. This increase in international revenue was primarily attributable to the continuing expansion of SDI's direct sales force and increased market acceptance of SDI's products.

     Cost of Revenue and Gross Profit. SDI's cost of revenue consists primarily of costs associated with the manufacture and delivery of SDI's SecurID tokens and hardware products from SDI's assembly contractors. Customer support costs and production costs, which include labor costs associated with the programming of SecurID tokens, inspection and quality control functions and shipping are also included in cost of revenue. SDI's gross profit increased 84% in the first quarter of 1996 to $9.3 million, or 76.1% of revenue, from $5.0 million, or 80.5% of revenue, in the first quarter of 1995. Approximately 59% of the increase in gross profit was attributable to an increase in the unit sales and gross profit from the sale of SecurID tokens. In addition, approximately 36% of the increase in gross profit was attributable to an increase in the sales of SDI's ACE/Server software upgrades. Gross profit as a percentage of revenue declined due to the continuing development of the customer support infrastructure and royalty expenses related to the ACE/Server product.

     In the future, gross margin may continue to be affected by several factors, including changes in product mix and distribution channels, price reductions (resulting from volume discounts or otherwise), competition, increase in the cost of revenue (including increases in material costs associated with the manufacture of SecurID tokens and hardware products) and other factors.

     Research and Development. Research and development expenses consist primarily of personnel costs as well as fees for development services provided by consultants. Research and development expenses increased 130.8% in the first quarter of 1996 to $1.5 million from $645,000 in the first quarter of 1995, and increased as a percentage of revenue to 12.2% from 10.4%. Approximately 37% of the increase in research and development expenses in the first quarter of 1996 resulted from employment of additional staff and approximately 33% of the increase was attributable to increases in consulting expenses to develop enhancements to SDI's product lines, primarily SDI's ACE/Server software product line. Research and development expenses also increased due to a general increase in investment in new computer equipment resulting in higher depreciation charges and maintenance fees.

     In accordance with Statement of Financial Account Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," SDI capitalized software development costs of $0 and $18,000 in the first quarters of 1996 and 1995, respectively.

     Marketing and Selling. Marketing and selling expenses consist principally of salaries, commissions and travel expenses of direct sales and marketing personnel and costs associated with marketing programs. Marketing and selling expenses increased 57.5% in the first quarter of 1996 to $3.6 million from $2.3 million in the first quarter of 1995, but decreased as a percentage of revenue to 29.3% from 36.3%. Approximately 42% of the increase in marketing and selling expenses was attributable to the employment of additional staff. Approximately 23% of the increase in marketing and selling expenses was attributable to the increase in sales commission on products sold by SDI's sales force and results from the increase in revenue. Approximately 8% of the increase in marketing and selling expenses resulted from an expansion of SDI's general marketing programs, such as trade show and seminar activity, direct mailing and public relations campaigns.

     In addition, international sales expenses increased due to the continuing expansion of SDI's United Kingdom, German, French and Pacific/Asian sales offices and the opening of a sales office in Norway.

     General and Administrative. General and administrative expenses consist primarily of personnel costs for administration, finance, human resources and general management as well as legal and accounting expenses. General and administrative expenses increased 106.7% in the first quarter of 1996 to $1.4 million, or 11.6% of revenue, from $682,000, or 10.9% of revenue, in the first quarter of 1995. Approximately 41% of the increase in general and administrative expenses was due to the growth in SDI's staff needed to support increased levels of operation. Approximately 25% of the increase was attributable to increased amortization of leasehold improvements resulting from SDI's impending move to its new corporate offices in Bedford, Massachusetts. It is currently anticipated that this move will take place during the third quarter of 1996.

     As described in Note 9 of Notes to SDI's Consolidated Financial Statements, SDI recognized a loss of $100,000 in the first quarter of 1995, representing SDI's estimate of Infratel's losses during that period.

     Interest Income. Interest income consists of interest earned on SDI's cash balances. Interest income increased 219% to $1.2 million in the first quarter of 1996 from $384,000 in the first quarter of 1995. This increase was due to increased levels of marketable securities which were purchased from the proceeds of the secondary offering which took place in the fourth quarter of 1995.

     Provision for Income Taxes. The provision for income taxes increased to $1.5 million in the first quarter of 1996 from $700,000 in the first quarter of 1995, as a result of higher income. SDI's estimated effective tax rate was reduced to 36.5% in the first quarter of 1996 from 38.5% in the first quarter of 1995 to reflect the benefit of SDI's foreign sales corporation.

     Net Income. As a result of the above factors, net income in the first quarter of 1996 increased to $2.6 million, or 21.0% of revenue, from $1.1 million, or 17.9% of revenue, in the first quarter of 1995.

  1995 Compared With 1994

     Revenue. Total revenue increased 92.4% in 1995 to $33.8 million from $17.6 million in 1994. This increase in revenue reflected increases in unit sales of all of SDI's products (other than SDI's ACM/1600 hardware product). Approximately 63% and 33% of the increase in revenue was attributable to the increases in unit sales of SecurID tokens and SDI's ACE/Server and ACM software products, respectively, offset by a decrease in unit sales of SDI's ACM/1600 hardware products. SDI believes that the continuing increase in unit sales was attributable in part to heightened security concerns surrounding corporate use of the Internet and network security concerns in general.

     International revenue (excluding Canada) increased to $5.5 million in 1995 from $2.2 million in 1994 and accounted for 16.3% and 12.4% of total revenue in 1995 and 1994, respectively. This increase in international revenue was primarily attributable to an expansion of SDI's direct sales force and increased market acceptance of SDI's products.

     SDI's direct sales in Canada, the United Kingdom, France and Germany are denominated in the local currency. As a result, fluctuations in currency exchange rates could affect the profitability in U.S. dollars of SDI's products sold in these markets. See Note 8 of Notes to SDI's Consolidated Financial Statements.

     Cost of Revenue and Gross Profit. Customer support costs and production costs, which include labor costs associated with the programming of SecurID tokens, inspection and quality control functions and shipping are also included in cost of revenue. SDI's gross profit increased 94.0% in 1995 to $26.6 million, or 78.6% of revenue, from $13.7 million, or 78.0% of revenue, in 1994. Approximately 59.6% of the increase in gross profit was attributable to an increase in the unit sales and gross margin from the sale of SecurID tokens. Software revenue as a percentage of total revenue in 1995 increased to 25.2% of revenue from 16.3% of revenue in 1994. These factors, which contributed to an improvement in the gross margin in 1995, were partially offset by ongoing increases in production costs associated with quality management programs and continued increases in customer support costs in Europe.

     In the future, gross profit may be affected by several factors, including changes in product mix and distribution channels, price reductions (resulting from volume discounts or otherwise), competition, increases in the cost of revenue (including any software license fees or royalties payable by SDI such as those described below) and other factors.

     In December 1994, SDI entered into an agreement with Progress Software, a vendor of commercial database software, for the right to use certain of Progress Software's software to enhance the functionality of SDI's ACE/Server software. SDI began incurring royalties under the Progress Software agreement in the fourth quarter of 1995 as a result of the commercial introduction of ACE/Server v2.0 in October 1995. Although SDI raised the prices of its ACE/Server software in June 1995 to help offset the expected cost of these royalties, amounts payable by SDI under this agreement, which constitute part of cost of revenue, lowers gross margins on its ACE/Server software.

     Research and Development. Research and development expenses increased 81.9% in 1995 to $4.0 million from $2.2 million in 1994, but decreased as a percentage of revenue to 12.0% in 1995 from 12.7% in 1994. Approximately 36% of the increase in research and development expenses in 1995 was related to the technology purchase described below. Approximately 32% of the increase in research and development expenses resulted from an increase in payroll costs associated primarily with the employment of additional staff. Approximately 17% of the increase was attributable to increases in consulting expenses to develop enhancements to SDI's product lines, primarily SDI's ACE/Server product line.

     During 1995, SDI recorded a non-recurring expense of $0.6 million for purchased research and development associated with the acquisition of SecurADM technology from Infratel, one of SDI's original equipment manufacturers. SecurADM is software designed to provide secure single sign-on capability and ease the task of security administration in heterogeneous networked data processing environments. See Note 9 of Notes to SDI's Consolidated Financial Statements.

     SDI capitalized software costs of $66,000 in 1994. During 1995 all capitalized software costs were fully amortized.

     Marketing and Selling. Marketing and selling expenses increased 73.3% in 1995 to $11.1 million from $6.4 million in 1994, but decreased as a percentage of revenue to 32.7% in 1995 from 36.3% in 1994. Approximately 31% of the increase in marketing and selling expenses was attributable to the increase in commissions on products sold by SDI's direct sales force. SDI's commissions on sales to new customers are higher than its commissions on sales to existing customers. Approximately 33% of the increase in marketing and selling expenses was due to an increase in payroll costs associated primarily with the employment of additional direct sales and marketing personnel and approximately 12% of the increase in marketing and selling expenses was due to an increase in marketing programs, such as direct mail and seminar activities, trade shows and public relations campaigns.

     During 1995, international sales expenses increased due to the continued development of SDI's United Kingdom, German and French sales offices and the opening of SDI's office in Singapore.

     General and Administrative. General and administrative expenses increased 126.8% in 1995 to $3.7 million, or 11.0% of revenue, from $1.6 million, or 9.3% of revenue, in 1994. Approximately 29% of the increase in general and administrative expenses was attributable to increases in legal, accounting and investor relation expenses resulting from the additional costs incurred in connection with being a public company. Approximately 29% of the increase was due to an increase in payroll costs associated primarily with the growth in SDI's staff needed to support increased levels of operation, and approximately 10% of the increase was attributable to allowances relating to SDI's notes receivable from Infratel. See Note 9 of Notes to SDI's Consolidated Financial Statements.

     Interest Income. Interest income increased to $1.7 million in 1995 from $105,000 in 1994. This increase was due primarily to higher average daily balances in invested cash resulting from SDI's initial public offering in December 1994 and its follow-on public offering in November 1995.

     Provision for Income Taxes. The provision for income taxes increased to $3.6 million in 1995 from $1.2 million in 1994. This increase was primarily the result of higher income during 1995. SDI's effective tax rate increased to 38.5% in 1995 from 35.0% in 1994. The increase in the effective tax rate resulted from the reduced benefit of SDI's net operating loss carryforwards and tax credits. For the years ended December 31, 1995 and 1994, the valuation allowance was reduced by approximately $0.2 million and $0.3 million, respectively, which resulted in a decrease in the provision for income taxes for the years then ended. See Notes 1 and 5 of Notes to SDI's Consolidated Financial Statements.

     Net Income. As a result of the above factors, net income in 1995 increased to $5.8 million, or 17.2% of revenue, from $2.3 million, or 13.2% of revenue in 1994.

  1994 Compared With 1993

     Revenue. Total revenue increased 45.1% in 1994 to $17.6 million from $2.1 million in 1993. This increase in revenue resulted primarily from increases in unit sales of all of SDI's products (except SDI's ACM/400 hardware product) to existing and new customers as well as increases in the average selling price of all of SDI's products. Approximately 62% and 31% of the revenue increases related to sales of SDI's SecurID tokens and ACE/Server and ACM software products, respectively. The reduction in ACM/400 sales was more than offset by sales of SDI's ACM/100 hardware product, which was introduced in the first quarter of 1994. The increase in unit sales resulted in part from increases in the size and productivity of SDI's direct sales force as well as growing market demand for SDI's products.

     International revenue (excluding Canada) increased 101.9% in 1994 to $2.2 million from $1.1 million in 1993 and accounted for 12.4% and 8.9% of total revenue in 1994 and 1993, respectively. This increase in international revenue resulted from an increase in SDI's sales force, increased market acceptance of SDI's products and improved economic conditions in Europe.

     Cost of Revenue and Gross Profit. SDI's gross profit increased 46.2% in 1994 to $13.7 million, or 78.0% of revenue, from $9.4 million, or 77.4% of revenue, in 1993. The increase in gross margin was largely attributable to an increase in software revenue as a percentage of total revenue in 1994. In addition, there was an increase in customer support costs in 1993 due to an increase in costs related to a version upgrade to SDI's ACM hardware products. These two factors, which contributed to an improvement in the gross margin in 1994, were partially offset by an increase in production costs associated with new quality management programs, an increase in customer support costs in Europe and an increase in inventory reserves.

     Research and Development. Research and development expenses increased 37.5% in 1994 to $2.2 million from $1.6 million in 1993, but decreased as a percentage of revenue to 12.7% from 13.4%. The increase in research and development expenses in 1994 resulted primarily from employment of additional staff to develop enhancements to SDI's product lines, primarily SDI's ACE/Server product line, and, to a lesser degree, from investment in new computer equipment resulting in higher depreciation charges and maintenance fees.

     In accordance with SFAS 86, SDI capitalized software development costs of $66,000 and $46,000 for 1994 and 1993, respectively.

     Marketing and Selling. Marketing and selling expenses increased 60.0% in 1994 to $6.4 million, or 36.3% of revenue, from $4.0 million, or 33.0% of revenue, in 1993. The increase in marketing and selling expenses was primarily due to the employment of 18 additional direct sales and marketing personnel as well as an increase in marketing programs such as direct mail activities, trade shows and public relations campaigns. In addition, international sales expenses increased due to the expansion of SDI's United Kingdom sales office, which opened in the second quarter of 1992, the establishment of SDI's German sales office in February 1994 and the organization of SDI's French sales subsidiary in May 1994. International sales expenses also increased as a result of increases in commissions (in absolute numbers and as a percentage of revenue) on products sold by SDI's direct sales force.

     General and Administrative. General and administrative expenses increased 34.4% in 1994 to $1.6 million, or 9.3% of revenue, from $1.2 million, or 10.0% of revenue, in 1993. The increase in general and administrative expenses was primarily due to the growth in SDI's staff needed to support increased levels of operations as well as increases in legal and accounting expenses resulting from the expansion of SDI's European sales offices described above.

     Interest Income. Interest income increased to $105,000 in 1994 from $37,000 in 1993. This increase was due to higher average daily balances of invested cash and higher interest rates.

     Provision for Income Taxes, Extraordinary Item and Change in Accounting Principle. The provision for income taxes increased to $1.2 million in 1994 from $0.9 million in 1993. SDI's effective tax rate in 1994 and 1993 was 35.0%. SDI adopted SFAS No. 109, "Accounting for Income Taxes," as of January 1, 1993. See Notes 1 and 5 of Notes to SDI's Consolidated Financial Statements.

     Net Income. As a result of the above factors, net income in 1994 increased to $2.3 million, or 13.2% of revenue, from $2.2 million, or 18.5% of revenue, in 1993. Net income for 1993 included the $0.6 million cumulative effect of SDI's adoption of SFAS No. 109. Excluding the cumulative effect of the adoption of SFAS No. 109, net income in 1994 increased to $2.3 million, or 13.2% of revenue, from $1.7 million, or 13.8% of revenue, in 1993.

ACCOUNTING FOR CERTAIN STOCK OPTIONS

     On October 18, 1995, January 24, 1996, April 1, 1996 and April 24, 1996,
the SDI Board or the Compensation Committee of the SDI Board granted stock options to employees to purchase 16,000, 302,800, 100,000 and 19,450 shares of SDI Common Stock at exercise prices of $28.50, $49.525, $48.60 and $76.40, respectively, subject to stockholder approval (obtained on May 22, 1996) of an increase in the number of shares available for grant. The exercise prices represented the fair market value on the dates of grant. As permitted by SFAS No. 123, which became effective on January 1, 1996, the Company has elected to continue to apply the intrinsic value method of APB Opinion No. 25 for stock-based compensation to employees.

     For options granted prior to April 1, 1996, because approval of the stockholders was required and considered perfunctory, SDI measured compensation expense on the date of grant by the SDI Board or the Compensation Committee of the SDI Board. As a result of discussions with the staff of the Securities and Exchange Commission, SDI changed its accounting policy on options requiring stockholder approval to measure compensation expense on the approval date. This change is effective for options granted on or after April 1, 1996. This change resulted in aggregate compensation expense of approximately $4.5 million relating to the April 1, 1996 and April 24, 1996 option grants, which SDI will recognize over the remainder of the four-year vesting period of the options from May 22, 1996. SDI does not plan to grant options in the future that are subject to approval by the stockholders.

LIQUIDITY AND CAPITAL RESOURCES

     In December 1994, SDI sold 3,000,000 shares of SDI Common Stock in its initial public offering, which generated $21.6 million of net cash proceeds to SDI. In January 1995, SDI sold 510,000 shares of SDI Common Stock under the terms of an over-allotment option granted to the underwriters as part of the initial public offering, generating an additional $3.8 million in net cash proceeds. In November 1995, SDI sold an additional 1,560,000 shares of SDI Common Stock in its follow-on offering, which generated $55.9 million of net cash proceeds to SDI.

     At March 31, 1996, SDI had cash and marketable securities of $91.2 million and working capital of $94.0 million. Since 1990, SDI has funded its operations primarily from cash generated from its operating activities. During 1995 and 1996, SDI used the cash provided by operations principally for working capital needs and property and equipment additions necessary to support SDI's growth.

     SDI's capital expenditures for the first quarter of 1996 were $963,000. Capital expenditures for the first quarter of 1996 related primarily to additional leasehold improvements, office furniture and equipment, as well as computer equipment for product development, testing and support to accommodate SDI's continued growth.

     On February 20, 1996, SDI increased its investment in VeriSign by purchasing 72,091 shares of Series B Convertible Preferred Stock of VeriSign for an aggregate purchase price of $176,632. VeriSign was organized to provide digital certificates and related services that use public key cryptography to protect the privacy of electronic transmissions on public and private networks. SDI's investments in VeriSign represent a minority interest of less than 10% of VeriSign's capitalization. SDI is accounting for its investment at cost. See
Note 2 of Notes to SDI's Consolidated Financial Statements and "Certain Transactions -- RSA."

     In March 1996, SDI entered into a noncancelable operating lease expiring in 2006 for a new corporate executive office in Bedford, Massachusetts and currently expects to occupy the premises in the third quarter of 1996. The new facility consists of approximately 75,000 square feet of office space, and the annual base rent for the first year is approximately $956,000, increasing annually up to approximately $1,180,000 from years five though ten.

     In December 1994, SDI entered into an agreement with Progress Software for the right to use certain of its software to enhance the functionality of SDI's ACE/Server software. SDI began incurring royalties under the Progress Software agreement in the fourth quarter of 1995 and, in order to obtain favorable pricing, prepaid $1.5 million during the first quarter of 1996.

     SDI intends to seek acquisitions of businesses, products and technologies that are complementary to those of SDI. SDI is continuing to identify and prioritize additional security technologies which it may wish to develop, either internally or through the licensing or acquisition of products from third parties. While SDI engages from time to time in discussions with respect to potential acquisitions, there can be no assurance that any such acquisitions will be made or that SDI will be able to successfully integrate any acquired business. In order to finance such acquisitions, it may be necessary for SDI to raise additional funds through public or private financings. Any equity or debt financings, if available at all, may be on terms which are not favorable to SDI and, in the case of equity financings, may result in dilution to SDI's stockholders.

     SDI believes that the net proceeds from its initial public and follow-on offerings, together with cash flows from operations and existing cash balances, will be sufficient to meet its cash requirements through at least 1998.

                               MANAGEMENT -- SDI

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of SDI and their ages as of May 31, 1996 are as follows:

             NAME               AGE                            POSITION
- ------------------------------  ---     ------------------------------------------------------
Charles R. Stuckey, Jr.(1)....  53      President, Chief Executive Officer and Director
Arthur W. Coviello, Jr........  43      Executive Vice President, Treasurer and Chief
                                        Financial Officer
Robert W. Fine................  54      Vice President, North American Sales
James M. Geary................  39      Vice President, Marketing
Linda E. Saris................  43      Vice President, Operations
Richard L. Earnest(2).........  54      Director
George M. Middlemas(1)(2).....  49      Director
Marino R. Polestra(1)(3)......  38      Director
Sanford M. Sherizen(2)........  55      Director

- ---------------
(1) Member of the Finance Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

     Mr. Stuckey joined SDI as President in January 1987 and was appointed Chief Executive Officer and elected a director of SDI in March 1987. From 1984 to January 1987, Mr. Stuckey served as Vice President of Scientific Information Services, a systems and commercial data service company and a division of Control Data Corporation.

     Mr. Coviello joined SDI as Executive Vice President in September 1995 and was appointed Treasurer and Chief Financial Officer in October 1995. From January 1994 to August 1995, Mr. Coviello served as Chief Operating Officer and from March 1992 to January 1994, Mr. Coviello served as Vice President, Finance and Administration, Chief Financial Officer and Treasurer of CrossComm Corporation, a developer of inter-networking products. From April 1984 to January 1992, Mr. Coviello served as Vice President, Finance and Operations of Autographix, Inc., a computer graphics company.

     Mr. Fine joined SDI as Vice President, Sales and Marketing in 1987. In 1990, Mr. Fine was appointed Vice President, U.S. Sales and in 1994 he became Vice President, North American Sales. From 1981 to 1987, Mr. Fine held sales, field engineering, marketing support and related positions at NBI, Inc., a manufacturer of word processing equipment.

     Mr. Geary joined SDI as Vice President, Marketing and International Sales in January 1990. In January 1994, Mr. Geary became Vice President, Marketing of SDI. From May 1988 to January 1990, Mr. Geary served as the Director of Marketing for CompuServe Data Technologies, where he was responsible for all aspects of the firm's worldwide marketing efforts.

     Ms. Saris joined SDI as Vice President, Finance and Operations, Treasurer and Chief Financial Officer in June 1989, and has served as Vice President, Operations since October 1995. From 1980 to 1989, Ms. Saris served in a number of positions, including Senior Vice President and General Manager and Vice President of Finance, with Clinical Data, Inc., a medical technology and services company.

     Mr. Earnest has served on the SDI Board since October 1993. Since April 1995, Mr. Earnest has served as the Chief Executive Officer of Tudor Publishing Company in San Diego, California. From June 1994 to March 1995, Mr. Earnest provided consulting services to several start-up companies. From May 1993 to June 1994, Mr. Earnest served as Chief Executive Office of DEMAX Software, a provider of centralized security management software. From June 1991 to April 1993, Mr. Earnest was the Chief Executive Office of Advant Edge Systems Group, a software company.

     Mr. Middlemas has served on the SDI Board from May 1986 to June 1991 and since July 1992. Since January 1992, Mr. Middlemas has been a General Partner of Apex Management Partnership, which is the General Partner of Apex Investment Fund II, L.P. ("Apex"), a venture capital fund. From March 1991 to December 1991, Mr. Middlemas acted as a consultant providing fund raising and other advisory services. From 1985 to March 1991, Mr. Middlemas was Senior Vice President and Principal of Inco Venture Capital Management, a venture capital firm and former stockholder of SDI. Mr. Middlemas serves on the Board of Directors of Pure Cycle Corporation, a publicly traded company located in Commerce City, Colorado, and American Communications Services, Inc., a publicly traded company located in Annapolis Junction, Maryland.

     Mr. Polestra has served on the SDI Board since July 1993. Since February 1989, Mr. Polestra has been a Vice President of Burr, Egan, Deleage & Co., a venture capital firm. Mr. Polestra is a director of IBIS Technology Corporation, a manufacturer of silicon on insolator wafers, and of Premisys Communications Holdings, Inc., a telecommunications equipment supplier.

     Mr. Sherizen has served on the SDI Board since October 1989. Since 1983, Mr. Sherizen has served as President of Data Security Systems, Inc., a computer security consulting firm.

     On May 21, 1996, Kenneth P. Weiss resigned as a director and as Chairman of the Board and Chief Technical Officer of SDI, citing material disagreements with the operations, policy and practices of SDI and certain directors of SDI. In a subsequent letter dated May 30, 1996, Mr. Weiss made a number of allegations and expressed concerns regarding Charles R. Stuckey, Jr., President and Chief Executive Officer of SDI, and the independence and judgment of SDI's other directors. Specifically, Mr. Weiss alleged that Mr. Stuckey had "surrounded [himself] with a Board of Directors that does not, and perhaps is incapable, of providing [him] with independent objective guidance." Mr. Weiss further alleged in his letter that Mr. Stuckey influenced the Company's Compensation Committee to make determinations, including with respect to Mr. Stuckey's compensation, based on Mr. Stuckey's desires rather than on an objective policy. On June 3, 1996, at the direction of the SDI Board, Mr. Stuckey delivered a response to Mr. Weiss in which he indicated that Mr. Weiss' correspondence contained reprehensible and irresponsible misstatements and omissions, the effect of which was to portray facts and events in a light which was both without merit and not worthy of individual comment or response. Copies of the correspondence referred to above are on file with the Commission as exhibits to SDI's Current Report on Form 8-K dated May 21, 1996, as amended.

BOARD AND COMMITTEE MEETINGS

     The SDI Board has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to SDI and administers and grants stock options pursuant to SDI's stock option plans. The members of the Compensation Committee are Messrs. Middlemas, Earnest and Sherizen.

     The SDI Board has an Audit Committee, which reviews the results and scope of the audit and other services provided by SDI's independent public accountants. Currently, the sole member of the Audit Committee is Mr. Polestra.

     SDI has no nominating committee of the SDI Board.

DIRECTOR COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $2,000 for attendance at each meeting of the Board (other than committee meetings or telephonic meetings). Other directors are not entitled to compensation in their capacities as directors.

     In July 1990, the SDI Board voted to award Mr. Sherizen 6,250 shares of SDI Common Stock in each of October 1990, 1991, 1992 and 1993, subject to Mr. Sherizen's continued service as a director on each such date, in consideration for his services as a member of the SDI Board. In October 1993, the SDI Board voted to award Mr. Earnest 6,250 shares of SDI Common Stock in each of October 1994, 1995, 1996 and 1997, subject to continued service on the SDI Board on each such date, in consideration for his services as a member of the SDI Board.

     In October 1994, the SDI Board awarded Mr. Sherizen an additional 6,250 shares of SDI Common Stock in consideration for his services on the SDI Board and voted to issue Mr. Earnest 13,008 restricted shares of SDI Common Stock, at a purchase price of $.01 per share, in lieu of the awards of SDI Common Stock which would have issued in 1995, 1996 and 1997. These restricted shares vest over a period ending on the day preceding SDI's 1997 Annual Meeting of Stockholders. Under the terms of the restricted stock agreements entered into with Mr. Earnest, if he ceases to serve as a director at any time prior to the day preceding SDI's 1997 Annual Meeting of Stockholders, SDI may repurchase a percentage of the restricted shares at a price of $.01 per share.

  1994 Director Stock Option Plan

     The 1994 Director Stock Option Plan (the "Director Plan") was adopted by the SDI Board and approved by the stockholders of SDI in October 1994. Under the terms of the Director Plan, directors of SDI who are not employees of SDI or any subsidiary of SDI are eligible to receive non-statutory options to purchase shares of SDI Common Stock. A total of 150,000 shares of SDI Common Stock may be issued upon exercise of options granted under the Director Plan.

     Initial options to purchase 2,000 shares of SDI Common Stock at an exercise price of $8.44 per share were granted pursuant to the Director Plan to each of Messrs. Earnest, Sherizen, Middlemas and Polestra upon the closing of SDI's initial public offering on December 21, 1994. Options will also be granted to each eligible director upon his or her initial election to the SDI Board. Such options will cover the number of shares of SDI Common Stock determined by multiplying (i) 6,000 by (ii) the quotient of (x) the number of whole calendar months between the option grant date and the date of the next annual meeting of stockholders and (y) 12. Options to purchase 6,000 shares of SDI Common Stock were granted to each of Messrs. Earnest, Sherizen, Middlemas and Polestra on each of June 13, 1995 and May 22, 1996, the dates of SDI's 1995 and 1996 Annual Meetings of Stockholders, at exercise prices of $21.54 and $88.425 per share, respectively. Each eligible director will receive annual options to purchase an additional 6,000 shares of SDI Common Stock on the date of each subsequent annual meeting of stockholders.

     All options granted under the Director Plan will vest on the first anniversary of the date of grant (or, in the case of annual options, the day prior to the first annual meeting of stockholders of SDI following the date of grant, if earlier). With the exception of the options granted on the closing of SDI's initial public offering, the exercise price of options granted under the Director Plan will equal the lesser of (i) the closing price of the SDI Common Stock on the date of grant or (ii) the average of the closing prices of the SDI Common Stock on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the SDI Common Stock is no longer traded on the Nasdaq National Market) for a period of ten consecutive trading days prior to such date.

     Options granted under the Director Plan are not transferrable by the optionee except by will or by the laws of descent and distribution. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his or her death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

  Employment Agreements

     SDI is a party to an employment agreement with Mr. Stuckey for the period commencing July 9, 1993 and ending July 8, 1996, subject to extension for an additional two-year term upon mutual agreement of SDI and Mr. Stuckey. Under the agreement, Mr. Stuckey serves as President and Chief Executive Officer of SDI and is entitled to receive an annual base salary of $178,000, subject to cost-of-living adjustments for each 12-month period commencing January 1, 1994. In 1995, Mr. Stuckey received a base salary of $192,356. In addition to his base salary, Mr. Stuckey is eligible to receive annual bonuses if he satisfies discrete objectives contained in an annual incentive plan established by the SDI Board. Mr. Stuckey's annual incentive plan for 1995 tied his bonus to certain targets for SDI's quarterly performance, revenue and net income. Mr. Stuckey may terminate the agreement upon 60 days' prior written notice to SDI, and SDI may terminate the agreement for cause (generally defined to include a material breach of the agreement or his fiduciary duties, gross negligence, willful disregard of his duties, drug or alcohol abuse or certain felony convictions) or not for cause upon 30 days' prior written notice. In the event SDI terminates Mr. Stuckey other than for cause, he is eligible to receive (i) his current monthly base salary (in a lump sum payment) for the number of months equal to the greater of (a) the remainder of his employment term or (b) 12 months; (ii) medical and insurance benefits for the earlier of (x) the 18-month period after termination or (y) the date of acceptance of new employment by Mr. Stuckey;
(iii) the vesting of the next annual installment of stock options granted to Mr. Stuckey; and (iv) any bonus payable to Mr. Stuckey with respect to the year in which such termination shall have occurred (assuming Mr. Stuckey had been employed by SDI for the entire year). If Mr. Stuckey is terminated for cause he is eligible to receive medical and insurance benefits for six months after termination and the pro rata portion of any bonus payable to him with respect to the year in which such termination shall have occurred.

     In the event of a change in control (generally defined to include a consolidation or merger in which SDI is not the surviving corporation, a sale of all or substantially all of SDI's assets, or the acquisition by any person of securities representing more than 50% of the voting power of SDI), Mr. Stuckey is entitled to receive, if he chooses to leave SDI's management during the first 18 months after the effective date of the change in control, (i) a lump sum payment of his monthly base salary for the 12-month period following his departure and (ii) a pro rata portion of any bonus otherwise payable to Mr. Stuckey with respect to the year in which such change in control shall have occurred. In addition, all of the stock options granted to Mr. Stuckey which shall not have vested or remain exercisable shall automatically vest and be free from repurchase if Mr. Stuckey is terminated other than for cause within one year after the effective date of the change in control.

     SDI is also a party to an employment agreement with Mr. Weiss dated as of July 1, 1993. Under the agreement, Mr. Weiss served as the Chief Technical Officer of SDI until his resignation on May 21, 1996 and was entitled to receive an annual salary, including all bonuses, of $195,000, subject to cost-of-living adjustments, plus 5%, commencing on May 1, 1994. In 1995, Mr. Weiss received a base salary of $222,994. Mr. Weiss was also entitled to receive bonuses at the discretion of the SDI Board.

     SDI is also a party to a letter agreement, dated August 21, 1995, with Arthur W. Coviello, Jr. Under the agreement, Mr. Coviello serves as Executive Vice President, Treasurer and Chief Financial Officer of SDI and is responsible for SDI's engineering, administrative, operational and financial organizations. Mr. Coviello's annual base salary is $175,000, and he is eligible to receive an annual bonus of up to $50,000. Under the agreement, Mr. Coviello received a bonus of $20,000 for services rendered in 1995. Mr. Coviello is also entitled to severance of six months' salary and benefits in the event that his employment is terminated by SDI. In addition, for each full year of service with SDI (up to a maximum of six years), Mr. Coviello will receive an additional one month of severance (thus aggregating up to 12 months of severance). On September 1, 1995, the Compensation Committee of the Board of Directors granted Mr. Coviello options to purchase 300,000 shares of SDI Common Stock at an exercise price of $19.94 per share.

     Messrs. Stuckey, Weiss and Coviello have also entered into noncompetition agreements with SDI. Mr. Stuckey has agreed, for a period of three years following termination of his association with SDI, not to engage in any business activity that directly or indirectly competes with SDI or to provide any service to SDI's competition or its clients. Each of Messrs. Weiss and Coviello has agreed, through the first anniversary of the date of termination of his employment with SDI, not to engage in any business activity that is directly or indirectly in competition with SDI in the United States or with any of the products or services being developed, provided or sold by SDI at such time. Each of Messrs. Weiss and Coviello also agreed that he will not, directly or indirectly, employ any person who is employed by SDI at any time during the term of the noncompetition agreement.

     SDI also has a severance agreement with Ms. Saris. Under this agreement, if there is a change in control (as defined) of SDI, and, within one year of such change in control, Ms. Saris leaves the employ of SDI because of involuntary termination, a reduction of salary and/or available bonus or a reduction in job responsibilities, Ms. Saris is entitled to severance in an amount equal to six months' salary. In addition, following any such event, Ms. Saris' options will fully vest.

  Summary Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of the Chief Executive Officer of SDI and each of the four other most highly compensated executive officers of SDI (the "SDI Named Executive Officers") for the three years ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
                                                            ---------------------      ALL OTHER
                                                             SALARY       BONUS       COMPENSATION
           NAME AND PRINCIPAL POSITION             YEAR       ($)         ($)(1)         ($)(2)
- -------------------------------------------------  ----     --------     --------     ------------
Charles R. Stuckey, Jr...........................  1995     $192,356     $281,078        $5,000
  President and Chief Executive Officer            1994      184,865       93,750         5,080
                                                   1993      177,800       52,229         4,998
Kenneth P. Weiss(3)..............................  1995      222,994       75,000         5,000
  Chairman of the Board and Chief Technical        1994      205,800            0         5,080
  Officer                                          1993      188,377            0         4,998
Robert W. Fine...................................  1995      119,269      153,704         4,789
  Vice President, North American Sales             1994      113,750      128,579         4,786
                                                   1993      107,804       84,985         4,615
James M. Geary...................................  1995      127,481       60,200         4,837
  Vice President, Marketing                        1994      122,399       56,961         4,916
                                                   1993      116,221       43,368         4,741
Linda E. Saris...................................  1995      112,469       27,250         4,732
  Vice President, Operations                       1994      107,227       28,220         4,688
                                                   1993      101,838       22,253         3,260

- ---------------
(1) Amounts in this column represent bonuses earned under SDI's executive compensation program for the respective fiscal years.

(2) Amount shown in this column represent SDI's contributions under its 401(k) savings plan.

(3) Mr. Weiss resigned as Chairman of the Board and Chief Technical Officer of SDI effective as of May 21, 1996. See "Management -- SDI -- Directors and Executive Officers."

  Aggregated Option Exercises and Year-End Option Table

     The following table summarizes certain information regarding stock options exercised during the year ended December 31, 1995 and stock options held as of December 31, 1995 by each of the SDI Named Executive Officers. SDI granted no stock options or stock appreciation rights to any of the SDI Named Executive Officers in 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                        SHARES
                                                                      UNDERLYING
                                                                      UNEXERCISED       VALUE OF UNEXERCISED
                                                                      OPTIONS AT        IN-THE-MONEY OPTIONS
                                  NUMBER OF SHARES                  FISCAL YEAR- END     AT FISCAL YEAR-END
                                    ACQUIRED ON         VALUE        (EXERCISABLE/         (EXERCISABLE/
                                      EXERCISE         REALIZED     UNEXERCISABLE)         UNEXERCISABLE)
              NAME                      (#)             ($)(1)            (#)                  ($)(2)
- --------------------------------  ----------------     --------     ---------------     --------------------
Charles R. Stuckey, Jr..........        5,000          $ 47,313        294,900/0           $16,027,560/$0
Kenneth P. Weiss................            0                 0              0/0                      0/0
Robert W. Fine..................       99,900           974,323              0/0                      0/0
James M. Geary..................       13,000           283,940        122,000/0              6,634,360/0
Linda E. Saris..................        6,000           105,030         75,000/0              4,075,300/0

- ---------------
(1) Represents the difference between the exercise price and the fair market value of the SDI Common Stock on the date of exercise.

(2) Value based on the last sales price per share ($54.50) of SDI Common Stock on December 29, 1995, as reported on the Nasdaq National Market, less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of SDI's Compensation Committee are Messrs. Earnest, Middlemas and Sherizen. No executive officer of SDI has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of SDI.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 3, 1996 with respect to the beneficial ownership of shares of SDI Common Stock by (i) each person known to SDI to own beneficially more than 5% of the outstanding shares of SDI Common Stock, (ii) the directors of SDI, (iii) the SDI Named Executive Officers, and (iv) the directors and executive officers of SDI as a group.

                                                                            AMOUNT AND NATURE
                                                                              OF BENEFICIAL
                                                                               OWNERSHIP(1)
                                                                         ------------------------
                                                                         NUMBER OF     PERCENT OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER                     SHARES         CLASS
- -----------------------------------------------------------------------  ---------     ----------
5% STOCKHOLDERS
Putnam Investments, Inc................................................  1,756,400(2)     12.9%
  One Post Office Square
  Boston, Massachusetts 02109
Kenneth P. Weiss.......................................................  1,294,658         9.5%
  59 Sargent Street
  Newton, Massachusetts 02158
Pilgrim Baxter & Associates, Ltd.......................................  1,045,300(3)      7.7%
  1255 Drummers Lane
  Suite 300
  Wayne, Pennsylvania 19087
Duncan-Hurst Capital Management, Inc...................................    792,020(4)      5.8%
  4365 Executive Drive
  Suite 1520
  San Diego, California 92121
OTHER DIRECTORS
Charles R. Stuckey, Jr. ...............................................    494,972(5)      3.5%
Richard L. Earnest.....................................................     21,258(6)        *
George M. Middlemas....................................................    404,756(7)      3.0%
Marino R. Polestra.....................................................      8,000(8)        *
Sanford M. Sherizen....................................................     35,750(9)        *
OTHER SDI NAMED EXECUTIVE OFFICERS
James M. Geary.........................................................     92,970           *
Linda E. Saris.........................................................     74,294(10)       *
Robert W. Fine.........................................................     42,343           *
All directors and executive officers as a group (9 persons)............  1,204,343(11)     8.6%

- ---------------
* Less than 1%

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 3, 1996 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Putnam Investments, Inc. has shared voting power with respect to 203,250 shares and shared dispositive power with respect to 1,756,400 shares. Putnam Investment Management, Inc. has shared dispositive power over 1,491,200 shares. The Putnam Advisory Company, Inc. has shared voting power over 203,250 shares and shared dispositive power over 265,200 shares. The Putnam New Opportunities Fund has shared dispositive power over 738,300 shares. Putnam Investments, Inc. is the sole stockholder of

     Putnam Investment Management, Inc. and the Putnam Advisory Company, Inc. This information is derived from a Schedule 13G filed with the Securities and Exchange Commission on January 15, 1996.

 (3) This information is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 20, 1996.

 (4) This information is derived from a Schedule 13G filed with the Securities and Exchange Commission on January 31, 1996.

 (5) Includes 40,000 shares held by the Stuckey Family Charitable Remainder Unitrust and 40,000 shares held by the Charles R. Stuckey, Jr. Family Charitable Remainder Annuity Trust. Also includes 294,900 shares which may be acquired pursuant to stock options exercisable within 60 days after June 3, 1996.

 (6) Includes 2,000 shares which may be acquired pursuant to stock options exercisable within 60 days after June 3, 1996.

 (7) Includes 487,987 shares owned of record by Apex Investment Fund II, L.P. ("Apex"). Mr. Middlemas is a director of SDI and a general partner of Apex Management Partnership, the sole general partner of Apex. Mr. Middlemas disclaims beneficial ownership of shares owned of record by Apex. Also includes 8,000 shares which may be acquired pursuant to stock options exercisable within 60 days after June 3, 1996.

 (8) Consists of 8,000 shares which may be acquired pursuant to stock options exercisable within 60 days after June 3, 1996.

 (9) Includes 6,000 shares which may be acquired pursuant to stock options exercisable within 60 days after June 3, 1996.

(10) Includes 73,500 shares which may be acquired pursuant to stock options exercisable within 60 days after June 3, 1996.

(11) Includes 422,400 shares which may be acquired pursuant to stock options exercisable within 60 days after June 3, 1996.

                                BUSINESS -- RSA

     RSA develops, markets and supports cryptographic and electronic data security products and provides cryptographic consulting services. RSA's developer tool kits and other products are used to implement cryptographic electronic data security applications such as encryption and digital signatures for products and services targeted at secure electronic commerce, secure electronic mail, communications privacy, client/server data security, smart cards and other key information technologies.

     RSA licenses its tool kit products to original equipment manufacturers ("OEMs") such as Netscape Communications Corporation ("Netscape"), Microsoft Corporation ("Microsoft"), International Business Machines Corporation ("IBM") and Oracle Corporation ("Oracle"). OEMs incorporate RSA's encryption technology into their products. RSA's encryption technology is embedded in current versions of Microsoft Windows, Netscape Navigator, Quicken by Intuit, Inc. ("Intuit"), Lotus Development Corporation ("Lotus") Notes and numerous other products. RSA technologies are part of existing and proposed standards for the Internet and World Wide Web, ITU, ISO, ANSI and IEEE as well as various business, financial and electronic commerce networks.

     In recent years, a number of trends have created an attractive environment for RSA's proprietary technologies. The proliferation of remote computing, enterprise networks, internetworking and, in particular, the Internet have generated a substantial demand for cryptographic and electronic data security.

RSA STRATEGY

     Critical aspects of RSA's strategy include:

          - developing proprietary cryptographic technology and broadly licensing this technology to hardware manufacturers and software developers;

          - establishing RSA's proprietary technology as a de facto encryption standard;

          - establishing alliances with strategic partners in the software, hardware and telecommunications industries;

          - creating value-added cryptographic and electronic data security tool kits that rely on RSA's proprietary technology to enable new markets; and

          - developing products based on open protocols to address the specialized needs of market segments such as electronic mail and networking where electronic data security is a competitive priority.

RSA TECHNOLOGY

     RSA believes that its public key cryptographic technology (or "cryptosystem") is one of the most secure cryptographic techniques commercially available to encrypt, and to verify the authenticity and integrity of, electronic data.

     RSA believes that its cryptosystem is a de facto standard for a number of electronic security applications. It is built into current operating systems offered by Microsoft, Apple Computer, Inc., Sun Microsystems, Inc. and Novell, Inc. ("Novell"). In hardware, RSA technology is used in secure telephones, on Ethernet network cards and on smart cards. In addition, RSA technology is incorporated into all of the major protocols for secure Internet communications, including SSL, S-HTTP, S/MIME, PCT, PKCS, SET and PEM. It is also used internally in many institutions, including branches of the United States government, major corporations, national laboratories and universities. RSA's technology has also become widely selected as a standard for various electronic banking applications.

     The advantages of the RSA public key cryptosystem over traditional cryptography and other public key cryptographic technologies include the fact that the RSA cryptosystem can be used for both encryption and authentication.

  Encryption

     In traditional cryptography, known as secret key or symmetric cryptography, the sender and receiver of a message know and use the same secret keys. The sender uses the secret key to encrypt a message by transforming data into a form unreadable by anyone without a secret decryption key. The receiver uses the same secret key to decrypt the message by transforming the encrypted data into the original readable message. A key is a value or series of bits used by the cryptographic system to convert the original text into an encrypted text or to decrypt the encrypted text back into the original text. The principal problem with secret key cryptography is communicating the secret key between the sender and receiver without anyone else discovering it. If they are in separate physical locations, they must trust a courier, a phone system or some other transmission medium to prevent the disclosure of the secret key being communicated. Anyone who overhears or intercepts the key in transit can later read, modify and forge messages encrypted or authenticated using that key. Because all keys in a secret key cryptosystem must remain secret, secret key cryptography often has difficulty providing secure key management, especially in open systems like the Internet with a large number of users.

     The concept of public key cryptography, introduced in 1976, attempts to solve the key management problem by giving each person a pair of keys, one called the public key and the other called the private key. Each person's public key is published while the private key is kept secret. The sender encrypts a message using the public key and communicates it via a public mode of communication. If implemented properly, the message can only be decrypted with a private key, which is in the sole possession of the intended recipient. All communications involve only public keys, and no private key is ever transmitted or shared. With public key cryptography, it is not necessary to trust a communications channel to be secure against eavesdropping or betrayal. In general, public key cryptography requires only that public keys be associated with their users in a trusted manner, for instance, by maintaining the key in a trusted directory, and that the private key not be disclosed.

     The RSA public key cryptosystem was developed in 1977 by Ronald Rivest, Adi Shamir, and Leonard Adleman, then professors at MIT. This technology has been licensed by MIT to RSA. See "Business -- RSA -- Legal Proceedings." RSA's tool kit products built around this technology enable RSA's customers to develop applications that are designed to provide secure electronic data communication. The security of the RSA public key cryptosystem is predicated on the assumption that factoring large numbers is difficult. The RSA public key cryptosystem uses a pair of large prime numbers to generate private keys and public keys. The size of the keys determines the degree of security provided.

  Authentication

     Authentication in a digital context is a process whereby the receiver of a digital message can be confident of the identity of the sender and/or the integrity of the message. In public key cryptosystems, authentication is enabled by the use of digital signatures. Digital signatures play in the digital world a function similar to that played by handwritten signatures for printed documents. The signature is an authentic piece of data asserting that a named person wrote or otherwise agreed to the document to which the signature is attached. The recipient, as well as a third party, can verify both that the document originated from the person whose signature is attached and that the document has not been altered since it was signed. Secure digital signatures may be used to refute a claim by the signer of a document that it was forged.

PRODUCTS

     RSA's products include a line of developer tool kits and end-user products, including those described below.

  Tool Kit Products

     BSAFE. BSAFE, RSA'S flagship product, was introduced in 1987 as a general-purpose cryptography tool kit designed to allow programmers to integrate encryption and authentication features into their applications. It supports RSA's patented RSA public key cryptosystem, as well as more than a dozen of the world's most popular cryptographic techniques. BSAFE is designed to provide the security tools for a wide range of applications, such as digitally signed electronic forms and virtual private networks. Many of the most important data security industry standards incorporate BSAFE's technologies, including SSL, S-HTTP, S/MIME, PCT, PKCS, SET and PEM. The BSAFE 3.0 product offers greater security by supporting public key operations with up to 2048-bit keys, and better performance by enhancing the throughput of both the public key and secret key algorithms. BSAFE is written in portable "C" with assembly language optimizations for performance and is available on a wide variety of platforms. BSAFE customers include Netscape, Lotus, Oracle, IBM, Intuit and Microsoft.

     S/MIME (TIPEM). Secure Multipurpose Internet Mail Extension (S/MIME), formerly marketed as TIPEM, is an interoperable, secure electronic mail development tool kit. S/MIME allows a message sent using one vendor's email product (such as Lotus' cc:Mail) to be read by another vendor's email product (such as Novell's Groupwise). S/MIME customers include Netscape, America Online and IBM/Lotus. RSA's latest version of the S/MIME development tool kit is scheduled to be released in 1996.

     BCERT. The BCERT development tool kit is designed to allow developers to incorporate public key certificates into their applications. A public key certificate verifies the identity of a user and his or her public key. The BCERT tool kit supports the ITU-T X.509 V3 international standard for public key certificates, is currently in beta testing and is scheduled for commercial release in 1996.

  End-User Products

     RSA Secure. RSA Secure, a general purpose file encryption product, is designed for the enterprise mass-market and end-user business environment, particularly for notebook computer users, and allows the user to protect sensitive information on Windows and Macintosh computers.

     RSA has derived a substantial majority of its revenue to date from sales of its BSAFE and S/MIME products, which collectively accounted for 92% of RSA's total revenues in 1995. Existing and new versions of such products are expected to continue to represent a high percentage of RSA's revenues for the foreseeable future. As a result, any factor adversely affecting sales of these products, or any factor impeding or delaying RSA's ability to diversify its product offering to lessen its dependency on the BSAFE and S/MIME products, would have a material adverse effect on the business and financial results of RSA. The RSA/MIT Patent, the claims of which cover significant elements of these products, will expire on September 20, 2000, which may enable competitors to thereafter market competing products which previously would have infringed the RSA/MIT Patent. In addition, one of the Stanford Patents, the practice of which can be used to substitute for methods covered by the RSA/MIT Patent, will expire in 1997, and its applications may become more widespread as a result, which may adversely impact sales of RSA's products. See "Risk Factors -- Risks Relating to RSA -- Litigation," "Business -- RSA -- Competition" and "-- Legal Proceedings."

     The market for cryptographic and electronic data security products, especially in the Internet and intranet markets, is characterized by rapidly changing technology, emerging and evolving industry standards, new product introductions, relatively short product life cycles and rapid and constant changes in customer requirements and preferences. To the extent that a specific method other than the method employed by RSA is adopted as the standard for implementing cryptographic and electronic data security, sales of RSA's existing and planned products in that market segment may be adversely impacted, which could have a material adverse effect on RSA's financial condition and results of operations. There can be no assurance that competing products or technologies developed by others or the emergence of new industry standards will not adversely affect RSA's competitive position or render its products or technologies noncompetitive or obsolete. Thus, RSA's future success will depend in part upon its customers' and end users' demand for electronic security products and upon RSA's ability, on a timely and cost-effective basis, to enhance its existing products and to introduce new products with features that meet changing customer requirements and with competitive prices. There can be no assurance that RSA will be successful in doing so. Delays in product enhancement and development or the failure of RSA's new products or enhancements to gain market acceptance would have a material adverse effect on RSA's business and results of operations. Despite testing, new products may be affected by quality, reliability or security failure problems, including software errors, bugs or viruses, which could result in returns, delays in collecting accounts receivable, unexpected service or warranty expenses, reduced orders and a decline in RSA's competitive position.

  Product Development

     RSA plans to increase its competitive position by strengthening its core cryptography tool kit and developing standards, protocols and applications that address the needs of specific market segments and build on RSA's proprietary technology. In the latter case, RSA may choose to partner with other parties to develop and/or market the products. Research and development expenses were $1.7 million, $1.0 million and $587,000 for 1995, 1994 and 1993, respectively.

     RSA is currently developing the following enhanced tool kits based on its general purpose cryptography engine to enable emerging new applications. Each of these value-added tool kits will be designed to address the needs of a specific market segment.

     SET Toolkit. RSA is developing tool kits to support the Secure Electronic Transaction (SET) payment protocol developed by MasterCard and Visa. RSA is currently developing three SET tool kits that are designed to assist companies in creating electronic commerce applications for the cardholder, the merchant and the financial payment gateway. RSA anticipates that these tool kits will have a common architecture and code base, but will be tailored to the specific needs of the three different environments.

     S/WAN Toolkit. The S/WAN (Secure Wide Area Network) standard is an RSA-led effort to standardize the networking industry around an interoperable security protocol. RSA anticipates that the S/WAN tool kit will enable developers to more quickly create secure networking solutions. Companies in the Internet firewall and virtual private network industry that have adopted the S/WAN Standard include Raptor Systems, Inc., Digital Equipment Corporation and CheckPoint Systems, Inc.

  End-User Products

     RSA is continuing to develop new features for RSA Secure and to develop versions of RSA Secure for Windows 95, Windows NT and the Apple Macintosh operating system.

SALES AND MARKETING

     RSA markets, sells and licenses its products primarily through OEMs. RSA also maintains a sales and marketing staff, which is responsible for managing and creating OEM relationships, as well as direct sales and marketing efforts. RSA typically licenses its products on a royalty-bearing basis and generally requires a prepayment of royalties. In certain circumstances, RSA licenses its products on a fully paid-up basis, with the payment computed based on anticipated usage.

     To enhance demand for its products, RSA has participated in the development of various industry-specific protocols that rely on RSA's cryptographic and electronic data security technologies, including Cellular Digital Packet Data
(CDPD), a protocol for sending data over cellular networks, Secure Socket Layer
(SSL), an Internet protocol designed to secure the communication link between two parties on the World Wide Web, Secure HyperText Transfer Protocol (S/HTTP), an interoperable extension of the World-Wide Web's existing HyperText Transfer Protocol that provides communication and transaction security for World Wide Web clients and servers, Public Key Cryptography Standards (PKCS), a set of standards for public key cryptography developed by RSA Laboratories and certain of RSA's customers, and Secure Electronic Transaction (SET), a proposed standard application-level protocol to enable secure bank card transactions on the World Wide Web. RSA also hosts its own annual industry conference and participates in others to increase demand for its products. Finally, through its RSA Laboratories division, RSA maintains a leading role in basic cryptographic research, develops new encryption technologies, and maintains close working relations with the leading academic centers and customer development teams.

COMPETITION

     The market for cryptographic and electronic data security products is competitive, and competition is expected to increase as remote computing, enterprise networks and internetworking become more prevalent and as the Internet becomes a viable medium for electronic commerce. RSA believes that the principal competitive factors affecting the market for cryptographic software products include technical features, ease of use, quality/reliability, level of security, customer service and support, distribution channels and price. RSA's competitors include organizations that provide cryptographic software products based upon approaches similar to and different from those employed by RSA. There can be no assurance that the market for computer and network security products will not ultimately be dominated by approaches other than the approach marketed by RSA.

     There have been recent attempts by organizations with limited rights to RSA's technology to enter into direct competition with RSA. These include Cylink, Northern Telecom and Terisa. Other companies are trying to compete with alternate technologies that perform substantially the same operations as RSA's products.

     Many of RSA's current or potential competitors, including Certicom, Cylink, Microsoft and Northern Telecom, may have significantly greater financial, marketing, technical or other competitive resources than RSA. Such companies may be able to establish alternative security standards or adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than can RSA. Competition could increase if new companies enter the market, or if existing competitors expand their product lines. Although RSA believes it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by RSA in research and development and sales and marketing. There can be no assurance that RSA will have sufficient resources to make such investments or that RSA will be able to make the technological advances necessary to maintain such competitive advantages. In addition, current and potential competitors have established, or may in the future establish, collaborative relationships among themselves or with third parties, including third parties with whom RSA has strategic relationships, to increase the ability of their products to address the security needs of RSA's prospective customers. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share.

GOVERNMENT REGULATION AND EXPORT CONTROLS

     Exports of RSA's encryption products, or third party products bundled with the encryption technology of RSA, are expected to continue to be restricted by the United States government. All cryptographic products need export licenses from the United States State Department, acting under the authority of the ITAR, which defines cryptographic devices, including software, as munitions. The United States government generally limits the export of software with encryption capabilities to mass marketed software with limited key sizes, which significantly constrains the security effectiveness of RSA products available for export. There can be no assurance that the United States government will ease its export restrictions on encryption technology in any significant manner. As a result, RSA may be at a disadvantage in competing for international sales compared to companies located outside the United States that are not subject to such restrictions.

PROPRIETARY RIGHTS

     RSA holds a license to the RSA/MIT Patent, which pertains to certain of its current products and expires on September 20, 2000, and is the exclusive agent for licensing a cryptography patent held by Dr. Claus P. Schnorr. RSA relies on a combination of patent, trade secret, copyright and trademark laws and employee and third-party license and nondisclosure agreements to protect its intellectual property rights. RSA believes that the ownership of its intellectual property is a significant factor in its business. RSA has vigorously pursued legal action against companies and individuals infringing on its intellectual property rights. RSA's success also depends on the innovative skills, technical competence and marketing abilities of its personnel. There can be no assurance, however, that any patent, trademark, copyright or license owned or held by RSA will not be invalidated, circumvented, challenged or terminated, that any patent granted under RSA's pending or future patent applications will be within the scope of claims sought by RSA, if at all, or that the steps taken by RSA to protect its rights will be adequate to prevent misappropriation of RSA's technology or to preclude competitors from developing products with features similar to RSA's products. The inability of RSA to protect

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

its intellectual property adequately could have a material adverse effect on its financial condition or results of operations. See "Business -- RSA -- Legal Proceedings."

EMPLOYEES

     As of April 1, 1996 RSA had 47 full-time employees, including 15 in sales and marketing, 18 in engineering, 3 in research (RSA Labs) and 11 in finance, human resources and corporate services. No employees of RSA are covered by collective bargaining agreements. RSA believes that its relationships with its employees are good.

FACILITIES

     RSA leases approximately 17,000 square feet of office space in Redwood City, California.

LEGAL PROCEEDINGS

     RSA is currently engaged in several litigation matters relating to the RSA/MIT Patent, the Stanford Patents and RSA rights with respect to the Stanford Patents.

     Background -- Patent Licenses; Formation of PKP. On April 6, 1990 RSA, and CKC formed a general partnership named Public Key Partners ("PKP") that was intended to operate as the patent sublicensing arm for the partners in the field of cryptography. Prior to the formation of PKP, MIT licensed to RSA, on an exclusive basis, the RSA/MIT Patent, and MIT sublicensed to RSA, on a non-exclusive basis, the Stanford Patents. Prior to the formation of PKP, Stanford granted to Cylink exclusive rights to the Stanford Patents (subject to pre-existing non-exclusive licenses granted to other parties including RSA).

     The Arbitration. On April 4, 1994, Cylink/CKC served a Demand for Arbitration (the "Demand") alleging, inter alia, that Cylink/CKC had or was entitled to an unrestricted license to the RSA/MIT Patent as a result of the formation of PKP. In response to the Demand, RSA on May 19, 1994 filed a counter-demand in the arbitration and filed a lawsuit in state court contesting certain aspects of the Demand (RSA Data Security, Inc. v. Cylink Corp. and Caro-Kann Corp. (Santa Clara Superior Court, Case No. CV 74094)). Cylink and CKC filed a petition to compel arbitration in response, and the state court granted the petition to compel an arbitration proceeding (the "Arbitration").

     The arbitrators issued three principal orders in the Arbitration. An order issued September 6, 1995 ruled that (i) PKP be immediately dissolved; (ii) Cylink/CKC had an option to acquire a license to make, use and sell products incorporating software provided by RSA; and (iii) neither party had prevailed on its claim that the other party had materially breached any provision of the PKP agreements.

     A second order issued on February 1, 1996 included the following: (i) confirmation that Cylink/CKC has the above-described option; (ii) determination of the royalty Cylink/CKC shall pay for use of RSA's software; (iii) determination that RSA is entitled to indemnification from PKP for expenses incurred in defense of the RSA/MIT Patent in both the MIT Action and the Schlafly Action (described below); (iv) clarification that the arbitration panel had not ruled on any issues of patent validity or infringement; and (v) determination that RSA did not breach any duties to PKP by providing patent licenses to third parties outside of PKP. On May 9, 1996, the arbitrators rendered a Ruling on Terms and Conditions of Cylink's MIT Patent License. The Ruling specified that Cylink was only entitled to a license that was consistent with the RSA standard OEM licenses entered into on or about September 6, 1995. The arbitrators ruled specifically that the license would not be required to permit Cylink to have sublicensing rights.

     During the course of the Arbitration hearing, Cylink/CKC moved for a mandatory injunction seeking to compel PKP to grant a patent license to the Society for Worldwide Interbank Finance Telecommunication ("SWIFT"). On May 24, 1995, the Arbitration Panel ordered PKP to grant the SWIFT license, which order RSA has appealed.

     The MIT Action. On June 30, 1994, Cylink filed an action in federal court seeking declaratory relief that the RSA/MIT Patent is invalid and/or unenforceable (Cylink Corp. v. RSA Data Security, Inc. (U.S. District Court for the Northern District of California, Case No. C 94-023320 JSL)). RSA counter claimed for infringement of the RSA/MIT Patent, Lanham Act violations and various business torts. RSA's motion for summary judgment on Cylink's validity and unenforceability claim, Cylink's motion for summary judgment on RSA's counter-claims and Cylink's motion to amend its answer are pending. The court has temporarily stayed the case, pending further rulings by the arbitrators.

     The Schlafly Action. On July 27, 1994 RSA was named as co-defendant with PKP in an action filed in federal court by an individual, Roger Schlafly (Schlafly v. Public Key Partners and RSA Data Security, Inc. (U.S. District Court for the Northern District of California Case No. C 94-20512-SW)) (the "Schlafly Action"). RSA had previously sued Mr. Schlafly for infringing the RSA/MIT Patent, resulting in a consent judgment being entered against him in 1988. In the Schlafly Action, Mr. Schlafly contests the validity of both the RSA/MIT Patent and the Stanford Patents: alleges causes of action for non-infringement, interference with contractual business relationship, unfair business practices, antitrust, libel and fraud; and seeks injunctive relief and damages in excess of $2 million. To date the actions for libel, fraud and interference with contractual business relationship have been resolved in RSA's favor, either through actions for dismissal or through summary judgment. CKC intervened in this action in late 1995. No trial date has been set in this action.

     The Stanford Action. Following the September 6, 1995 order in the Arbitration, Cylink/CKC claimed that (i) RSA did not have sufficient rights to grant RSA's customers the right to make copies of software incorporating the Stanford Patented Technology and (ii) the September 6, 1995 Arbitration order required that RSA's OEM customers obtain an additional license from Cylink/CKC. On September 15, 1995 RSA filed an action in federal court seeking adjudication that RSA's OEM customers do not require any additional license (RSA Data Security, Inc. v. Cylink Corporation et al. (U.S. District Court for the Northern District of California, Case No. C95-03256 WHO) (the "Stanford Action"). RSA requested that the court determine that: (a) RSA's license under the Stanford Patents allows customers to make copies incorporating the Stanford Patented Technology; (b) one or more of the Stanford Patents are invalid; and/or
(c) RSA's software does not infringe the Stanford Patents.

     Cylink/CKC has counter-claimed alleging causes of action against RSA for contributory infringement and inducing infringement of the Stanford Patents, as well as various business torts. On November 30, 1995, Cylink/CKC filed a motion for preliminary injunction seeking to enjoin RSA's OEM licensing practices. Both sides filed motions for summary judgment based on a number of theories. On March 1, 1996 and April 4, 1996, Judge Williams, who is hearing the Stanford Action and the Schlafly Action as related cases, denied Cylink/CKC's motions for a preliminary injunction and for summary judgment, respectively. On May 17, 1996, Judge Williams issued rulings denying both the RSA and Cylink summary judgment motions. The court also issued an order allowing Cylink to file a First Supplemental Counterclaim. This counterclaim contains the additional allegation that RSA's Stanford Patent License has been canceled. Finally, the court issued a Scheduling Order setting dates by which discovery must be completed, setting a pre-hearing conference for August 28, 1996, and setting a claim construction hearing for September 3, 1996. No trial date has been set in this action.

     The Schnorr Action. RSA has entered into an agreement whereby RSA is the exclusive agent for licensing a cryptographic patent held by Dr. Claus P. Schnorr. On November 15, 1995, Cylink filed an action in federal court (Cylink Corporation v. Prof. Dr. Claus P. Schnorr (U.S. District Court for the District of Columbia, Case No. 1:95CV02121)) seeking a declaratory judgment of patent non-infringement to the effect that Cylink's product practicing the federal Digital Signature Standard does not infringe the Schnorr Patent. By agreement with Dr. Schnorr, RSA is defending this action. No trial date has been set in this action.

     Adverse Impact of Pending Litigation. While RSA is vigorously defending its interests in each of the above described cases, each of these matters involves a number of complex issues, and no assurance can be given as to its likely outcome. Potential unfavorable outcomes of the Litigation could include a declaration that the RSA/MIT Patent is invalid, issuance of an injunction against RSA's business activities based on a

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

finding that the development or distribution of RSA products infringe one or more of the Stanford Patents or a finding that RSA is liable to Cylink for monetary damages and possibly for the payment of Cylink's substantial legal expenses. Any such unfavorable outcome of the Litigation would have a material adverse effect on RSA's financial condition and results of operations. Although Cylink has not claimed any specific damages in the Litigation, RSA has been advised that, in a letter to SDI following the announcement of the proposed Merger, Cylink's general counsel asserted that Cylink's compensatory damages, conservatively estimated, would exceed $75,000,000 but provided no basis for such estimate. The Arbitration has previously resulted in substantial costs and diversion of effort by RSA, and RSA (or, after the Merger, the Surviving Company) may continue to incur significant legal expenses with respect to all such pending litigation matters regardless of the outcome of any such matter.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- RSA

OVERVIEW

     RSA was founded in 1982 and is engaged in the development and marketing of cryptographic and electronic data security products which are designed to ensure the integrity of publicly transmitted data. RSA licenses software to original equipment manufacturers and end users. Prior to 1987, RSA was in the development stage and was engaged primarily in the development of its cryptographic technology. In 1987, RSA introduced its first product, BSAFE, a general-purpose cryptographic tool kit. In 1992, RSA subsequently introduced TIPEM, currently marketed as S/MIME. S/MIME is an interoperable secure electronic mail development tool kit. A substantial majority of RSA's revenues to date have been derived from licenses relating to its BSAFE and S/MIME products. These licenses accounted for approximately 92% of total revenues in 1995. RSA expects that license revenues from these products will continue to account for a significant percentage of its total revenues for the foreseeable future.

     A decline in demand or failure to maintain broad market acceptance, for the BSAFE or S/MIME products as a result of competition, technological change or otherwise, would have a material adverse effect on RSA's operating results and financial condition. A decline in license revenues from these products could also have a material adverse effect on sales of other RSA products. RSA's future financial performance will depend in part on the successful development, introduction and customer acceptance of its other existing products and products that it may develop in the future. There can be no assurance that RSA will continue to be successful in marketing its BSAFE and S/MIME products or any of its other current or new products.

     RSA's quarterly operating results may vary significantly depending on a number of factors, including the size, timing and execution of individual contracts, variations in expenses associated with pending litigation involving RSA, the timing of the introduction or enhancement of products by RSA or its competitors, market acceptance of new products, changes in RSA's operating expenses, personnel changes, mix of products sold, changes in product pricing, development of RSA's direct and indirect distribution channels and general economic conditions. There can be no assurance that RSA will be able to achieve and sustain profitability on a quarterly basis. Because RSA's operating expenses are based on anticipated revenue levels, and a high percentage of RSA's expenses are fixed, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. See "Risk Factors -- Risks Related to RSA."

     If realized, potential unfavorable outcomes of the Litigation would have a material adverse impact on RSA's financial condition and results of operations. Specifically, if the RSA/MIT Patent were declared invalid or unenforceable, other companies could use technology claimed in such patent to enter, or strengthen their respective positions in, the markets in which RSA does business, resulting in increased competition for RSA, which in turn could have a material adverse impact on RSA's financial condition and results of operations. In addition, if it were found that the development or distribution of RSA products infringe one or more of the Stanford Patents, RSA could be enjoined from distributing some or all of its products or RSA could be held liable to Cylink/CKC for monetary damages (unless RSA obtains a license under the Stanford Patents, which may not be available on commercially reasonably terms or at all). Any such injunction or damage award could have a material adverse impact on RSA's financial condition and results of operations. Moreover, the Litigation has previously resulted in substantial costs and diversion of effort by RSA and RSA may continue to incur significant legal expenses with respect to the Litigation regardless of the outcome thereof.

RESULTS OF OPERATIONS

     The following table sets forth certain consolidated financial data as a percentage of revenues for the periods indicated:

                                                     AS A PERCENTAGE OF TOTAL REVENUES
                                              ------------------------------------------------
                                               THREE MONTHS
                                              ENDED MARCH 31,        YEAR ENDED DECEMBER 31,
                                              ---------------       --------------------------
                                              1996       1995       1995       1994       1993
                                              ----       ----       ----       ----       ----
    Revenues................................  100 %       100%      100 %       100%      100 %
    Cost of revenues........................   22          20        11          24        28
                                              ---         ---       ---         ---       ---
      Gross margin..........................   78          80        89          76        72
                                              ---         ---       ---         ---       ---
    Costs and expenses:
      Research and development..............   21          67        14          34        20
      Marketing and selling.................   32          97        18          57        34
      General and administrative............   49         146        53          46        25
                                              ---         ---       ---         ---       ---
              Total costs and expenses......  102         310        85         137        79
                                              ---         ---       ---         ---       ---
    Income (loss) from operations...........  (24 )      (230)        4         (61)       (7 )
                                              ---         ---       ---         ---       ---
    Other income:
      Equity in profits (losses) of
         investees..........................    0          15         0           3         2
      Interest income, net..................    1           0         0           1         1
                                              ---         ---       ---         ---       ---
    Income (loss) before provision for
      income taxes..........................  (23 )      (215)        4         (57)       (4 )
                                              ---         ---       ---         ---       ---
    (Benefit) for income taxes..............   (9 )         0        (4 )        (1)        0
                                              ---         ---       ---         ---       ---
    Net income (loss).......................  (14 )%     (215)%       8 %       (56)%      (4 )%
                                              ===         ===       ===         ===       ===

  Revenues

     RSA's revenues are comprised primarily of software license fees. Revenues are generally recognized upon the delivery of the product and the execution of a contract, provided that no significant obligations remain and collection of the receivable is considered probable. Ongoing royalties are recognized when earned. Revenue related to maintenance contracts is deferred and recognized on a straight-line basis over the period of support provided to customers, generally one year.

     RSA's revenues increased 2.5% from $3.0 million for 1993 to $3.1 million for 1994 and by 277% to $11.6 million for 1995. The increase from 1994 to 1995 was due primarily to growth in sales of product related to increased use of the Internet and increased awareness of security needs by Internet users and vendors, and to a lesser extent, increased marketing and sales personnel. Revenues increased 358% from $587,000 for the three months ended March 31, 1995 (the "1995 Quarter") to $2.7 million for the three months ended March 31, 1996 (the "1996 Quarter"). This increase was due primarily to significant increases in software license revenues, which increased from $339,000 for the 1995 Quarter to $2.0 million for the 1996 Quarter. Revenues attributable to publications and conferences also increased from $132,000 for the 1995 Quarter to $502,000 for the 1996 Quarter due to the increased attendance at RSA's annual conference in January 1996.

     In 1993, one customer accounted for 47% of revenues and two customers accounted for a combined 35% of revenues during 1995. No individual customer accounted for more than 10% of revenues in 1994.

  Cost of Revenues and Gross Profit

     Cost of revenues include software license royalties, installation and support costs, documentation materials and packaging and expenses relating to conferences. Cost of revenues decreased 13% from $844,000 for 1993 to $733,000 for 1994 and increased 73% to $1.3 million for 1995. Approximately 43% of the decrease

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

in 1994 was due to a decrease in the amount of software licensing royalties and an additional 43% of the decrease was due to consulting expenses. Approximately 109% of the increase in 1995 was due to increased software royalty expenses, offset by a decrease of 9% on conference expenses. Cost of revenues increased 401% from $120,000 for the 1995 Quarter to $602,000 for the 1996 Quarter. Approximately 63% of this increase was due to costs from increased participation in RSA's annual conference. Approximately 31% of this increase was due to increased software licensing royalties from increased revenues.

     As a result of the above factors, gross profit increased from $2.2 million or 72% of revenues for 1993 to $2.3 million, or 76% of revenues for 1994, and increased to $10.3 million, or 89% of revenues, for 1995. Gross profit also increased from $467,000, or 80% of revenues, for the 1995 Quarter to $2.1 million, or 78% of revenues, for the 1996 Quarter. In the future, gross profit may be adversely affected by several factors, including changes in product mix, price reductions (resulting from volume discounts or otherwise), competition, increases in the cost of revenue (including any software license fees or royalties payable by RSA) and other factors.

  Costs and Expenses

     Research and Development Expenses. Research and development expenses consist primarily of salaries and other personnel-related expenses, depreciation for development equipment, supplies and allocated facilities costs. Research and development expenses increased 76% from $587,000 for 1993 to $1.0 million for 1994 and 62% to $1.7 million for 1995. Approximately 59% of the increase from 1993 to 1994 and 92% of the increase from 1994 to 1995 related to an increase in costs for personnel and consultants.

     Research and development expenses increased 43% from $391,000 for the 1995 Quarter to $557,000 for the 1996 Quarter but decreased as a percentage of revenues from 67% for the 1995 Quarter to 21% for the 1996 Quarter. Approximately 52% of the increase in absolute amounts is attributable to an increased number of research and development personnel hired or retained by RSA. It is anticipated that research and development expenses will continue to increase in absolute amounts from continued growth in personnel.

     Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86") requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on RSA's product development process, technological feasibility is established upon the creation of a beta version of the product. Costs capitalized under SFAS 86 during 1993, 1994, and 1995 were $10,000, $52,000, and $216,000, respectively, and for the
1995 Quarter and the 1996 Quarter were $89,000 and $48,000, respectively.

     Marketing and Selling Expenses. Marketing and selling expenses consist primarily of salaries, commissions, consulting fees, advertising and trade show expenses and allocated facilities costs. Marketing and selling expenses increased 71% from $1.0 million for 1993 to $1.8 million for 1994 and by 21% to $2.1 million for 1995. Approximately 57% of the increase from 1993 to 1994 was due to an increase in salaries and related expenses, while approximately 69% of the increase from 1994 to 1995 was due to increased salaries, including increased commissions and bonuses resulting from increased sales volume. Marketing and selling expenses increased 53% from $569,000 for the 1995 Quarter to $870,000 for the 1996 Quarter. Approximately 70% of this increase was due to consulting and related expenses. Marketing and selling costs in absolute amounts are expected to continue to increase as additional sales and marketing staff are hired.

     General and Administrative Expenses. General and administrative expenses consist primarily of salaries and bonuses for executive and administrative personnel, allowance for doubtful accounts, fees for professional and legal services and allocated facilities costs. General and administrative expenses increased 89% from $758,000 for 1993 to $1.4 million for 1994 and by 330% to $6.2 million for 1995. As a percentage of revenues, general and administrative expense increased from 25% of revenues in 1993 to 46% of revenues in 1994 and increased to 53% of revenues for 1995. 76% of the increase from 1993 to 1994 was due to increased legal costs incurred in defending the Litigation, and the increase from 1994 to 1995 was due to further increased legal costs in connection with the Litigation and an increase in employee bonuses. See "Risk Factors-Risks Relating to RSA" and Note 11 of Notes to RSA's Consolidated Financial Statements. General and administrative expenses increased 53% from $859,000 for the 1995 Quarter to $1.3 million for the 1996 Quarter but decreased as a percentage of revenues from 146% to 49% for the 1996 Quarter. Approximately 29% of this increase was due to increased compensation. Approximately 75% of this increase was due to increased legal fees. Legal costs are expected to be significant during 1996 and 1997.

  Other Income

     Other income consists of interest earned on RSA's cash and investment balances offset by interest paid by RSA on capitalized lease obligations, and equity in profits (losses) of investees. Interest income was not significant for each of the years in the three years ended December 31, 1995 or for the 1995 Quarter and 1996 Quarter. The equity in profits of investees was not significant for each of the years in the three years ended December 31, 1995. Equity in profits of investees decreased from $87,000 or 15% of revenues for the 1995 Quarter to less than $10,000 or less than 1% of revenues for the 1996 Quarter. This decrease was due to the dissolution of the Public Key Partnership (see Note 11 of the Notes to RSA's Consolidated Financial Statements).

  Income Taxes

     In 1993 and 1994, the Company recorded immaterial tax benefit provisions of approximately $11,000 and $40,000, respectively, related primarily to net operating loss carrybacks. In 1995, RSA recorded a benefit for income taxes of approximately $537,000. This resulted from deferred tax assets which have been recorded by way of a reduced valuation allowance.

     The valuation allowance was reduced to zero in 1995 as a result of the substantial deferred tax liability recorded relating to the unrealized gain from marketable securities available for sale in accordance with SFAS 115.

  Net Income

     As a result of the above factors, net loss increased from $115,000 or (4%) of revenues for 1993 to $1.7 million or (56%) of revenues for 1994, and RSA had net income $950,000 or 8% of revenues for 1995. Also, as a result of the above factors, net loss decreased from $1.3 million or (215%) of revenues for the 1995 Quarter to $383,000 or (14%) of revenues for the 1996 Quarter.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception in 1982, RSA has financed its operations and met its capital expenditure requirements primarily from proceeds of the private sale of equity securities and cash generated from operations. At March 31, 1996, RSA had $3.7 million in cash and cash equivalents. RSA also had $15.0 million in marketable securities at March 31, 1996, consisting entirely of shares of common stock of Netscape Communications Corporation and Cybercash, Inc. These securities are "restricted securities" under Rule 144 promulgated under the Securities Act, and will become available for sale in August and September 1996, respectively, subject to certain volume, manner of sale, notice and availability of public information requirements of such rule.

     Operating activities utilized net cash of $220,000 for the year ended December 31, 1994 and generated net cash of $3.3 million for the year ended December 31, 1995. Investing activities used net cash of $503,000 for 1995 in order to fund development activities related to software capitalized as required by SFAS 86 and to purchase capital assets. Financing activities generated cash of $1.1 million for 1995 from the proceeds of RSA's issuances of capital stock. RSA used the cash provided by operations and financing activities principally for working capital needs and equipment additions necessary to support RSA's growth. Operating activities used cash of $893,000 in the 1996 Quarter. Investing activities used cash of $103,000 in the 1996 Quarter in order to fund development activities related to software capitalization as required by SFAS 86 and to purchase capital assets.

     RSA's principal commitments as of March 31, 1996 consist of obligations under operating and capital leases, comprising $1.4 million and $21,000, respectively.

     Capital expenditures have been, and future capital expenditures are anticipated to be, primarily for equipment to support expansion of RSA's operations. RSA currently has no material capital commitments and anticipates that its planned purchases of capital equipment in 1996 will not require a material amount of additional expenditures.

                               MANAGEMENT -- RSA

DIRECTORS, EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL

     The director and executive officers of RSA who will serve as a director and executive officers of the Surviving Corporation following the Merger and certain other key RSA personnel, and their ages as of June 28, 1996, are as follows:

               NAME                  AGE                          POSITION
- -----------------------------------  ---     --------------------------------------------------
D. James Bidzos....................  41      President, Chief Executive Officer and Director
Kathryn Conrow.....................  41      Chief Financial Officer
C. Victor Chang....................  43      Vice President, Engineering
Burton Kaliski.....................  32      Chief Scientist, RSA Laboratories
Scott Schnell......................  38      Vice President, Marketing
Paul Livesay.......................  28      Director, Legal Affairs

     Mr. Bidzos joined RSA in 1986 and has served as RSA's President and Chief Executive Officer and as a director since 1988. Mr. Bidzos also is Chairman and a founder of VeriSign, a company specializing in providing public-key certificates and related products and services, and a director and a founder of Terisa Systems, Inc., a company specializing in security protocols for the World Wide Web. He also is a director of the Electronic Privacy Information Center. It is currently anticipated that Mr. Bidzos will become a director of SDI following the effectiveness of the Merger.

     Ms. Conrow has served as RSA's Chief Financial Officer since September 1995 and as a consultant to RSA since March 1994. From November 1993 until September 1995, Ms. Conrow maintained a financial consulting practice concentrating on high-technology companies. From November 1990 to November 1993, Ms. Conrow was employed as a consultant by Murdock & Associates, a financial services consulting group.

     Mr. Chang has served as RSA's Vice President, Engineering, since March 1996 and as Director of Engineering since March 1994. From 1987 to February 1994, Mr. Chang held a number of development management positions at Apple Computer, Inc.

     Mr. Schnell has served as RSA's Vice President, Marketing since March 1996. From November 1995 until February 1996, he performed consulting services for Autodesk, Inc., a computer aided design company, and Applied Biosystems, a biotechnology company. From June 1994 to July 1995, Mr. Schnell was Vice President of Marketing for Photonics Corporation, a provider of wireless local area networking products for microcomputers. From August 1985 to May 1994, Mr. Schnell held a number of management positions at Apple Computer, Inc.

     Mr. Livesay has served as RSA's Director of Legal Affairs since September 1995. From June 1994 to August 1995, Mr. Livesay was an Associate Attorney with the law firm of Wilson Sonsini Goodrich & Rosati P.C., and from May 1993 to May 1994, he was an attorney with the law firm of Poms, Smith, Lande & Rose.

     Dr. Kaliski has served as Chief Scientist, at RSA Laboratories, since December 1991 and as a cryptographic systems scientist at RSA since September 1989. Dr. Kaliski is a member of the IEEE Computer Society and the Internet Privacy and Security Research Group.

     Officers are chosen by and serve at the discretion of the RSA Board. There are no family relationships among any of the directors or executive officers of RSA.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to RSA in all capacities during the year ended
December 31, 1995 by RSA's Chief Executive Officer (the "RSA Named Executive
Officer"). No other executive officer of RSA who held office at December 31, 1995 met the definition of "named executive officer" within the meaning of the Commission's executive compensation disclosure rules.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                       ANNUAL COMPENSATION               COMPENSATION
                              --------------------------------------     ------------
                                                        OTHER ANNUAL      SECURITIES
          NAME AND             SALARY      BONUS        COMPENSATION      UNDERLYING         ALL OTHER
     PRINCIPAL POSITION         ($)         ($)             ($)            OPTIONS         COMPENSATION
- ----------------------------- --------   ----------     ------------     ------------     ---------------
D. James Bidzos.............. $144,000   $1,254,361(1)    $ 12,325(2)       300,000(3)        $ 1,565(4)
President and Chief Executive
Officer

- ---------------
(1) Mr. Bidzos is eligible for bonuses equal to 5% of RSA's quarterly operating profit under an employment agreement that terminates upon the effectiveness of the Merger. For purposes of calculating Mr. Bidzos' 1995 bonus, operating profit included unrealized gains on marketable securities. The bonus paid in the year ended December 31, 1995 includes $240,000 paid to Mr. Bidzos to permit him to purchase 100,000 shares of RSA Common Stock upon the exercise of stock options.

(2) Represents automobile allowances and a cash-out of one month of accrued vacation time.

(3) In May 1995, Mr. Bidzos received an immediately exercisable option to purchase 300,000 shares of RSA Common Stock with an exercise price of $1.50 per share.

(4) Represents RSA's contributions to Mr. Bidzos' 401(k) account and life insurance premiums paid by RSA.

     On January 1, 1991, Mr. Bidzos entered into an employment agreement (the "1991 Employment Agreement") with RSA, pursuant to which he agreed to perform, among other things, the function of Chief Executive Officer for RSA in consideration of compensation consisting of base cash compensation of $9,000 per month (which was increased to $10,000 per month in 1992 through 1994 and to $12,000 per month in 1995), a quarterly bonus of 5% of RSA's quarterly pre-tax profit and such bonuses as are granted from time to time by the RSA Board in the form of cash, options to purchase RSA Stock or both. The 1991 Employment Agreement has a term of one year and automatically renews on January 1 of each year, unless terminated by either Mr. Bidzos or RSA on no less than 90 days' notice. The 1991 Employment Agreement will be superseded by the Employment Agreement executed concurrently with the Merger Agreement (as amended on June 6, 1996, the "1996 Employment Agreement") effective as of the Effective Time of the Merger. See "The Merger Agreement -- Bidzos Employment Agreement."

  Option Grants in Last Fiscal Year

     The following table sets forth information regarding option grants pursuant to the RSA 1987 Stock Option Plan during the year ended December 31, 1995 to the RSA Named Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                        -----------------------------------------------------------        ANNUAL RATES OF
                        NUMBER OF       PERCENT OF                                           STOCK PRICE
                        SECURITIES     TOTAL OPTIONS                                      APPRECIATION FOR
                        UNDERLYING      GRANTED TO                                         OPTION TERM(1)
                         OPTIONS       EMPLOYEES IN      EXERCISE OR     EXPIRATION     ---------------------
         NAME            GRANTED        FISCAL YEAR      BASE PRICE         DATE           5%          10%
- ----------------------  ----------     -------------     -----------     ----------     --------     --------
D. James Bidzos.......    300,000(2)        62.8%           $1.50          5/14/00      $124,326     $274,729

- ---------------
(1) Disclosure of the 5% and 10% assumed annual rates of compounded stock appreciation is required by the rules of the Commission. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent upon the future financial performance of RSA.

(2) In May 1995, Mr. Bidzos received an immediately exercisable option to purchase 300,000 shares of RSA Common Stock with an exercise price of $1.50 per share.

  Aggregated Option Exercises and Year-End Option Table

     The following table summarizes certain information regarding stock options exercised during the year ended December 31, 1995 and stock options held as of December 31, 1995 by the RSA Named Executive Officer.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   SHARES
                                                                 UNDERLYING
                                                                 UNEXERCISED
                                                                 OPTIONS AT            VALUE OF UNEXERCISED
                                    SHARES                     FISCAL YEAR-END         IN-THE-MONEY OPTIONS
                                  ACQUIRED ON      VALUE        (EXERCISABLE/           AT FISCAL YEAR-END
              NAME                EXERCISE(#)   REALIZED($)   UNEXERCISABLE)(#)   (EXERCISABLE/UNEXERCISABLE($)
- --------------------------------  -----------   -----------   -----------------   ------------------------------
D. James Bidzos.................    100,000         $ 0           300,000/0                $1,200,000/$0

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 28, 1996, with respect to beneficial ownership of shares of RSA Stock by (i) each person known to RSA to own beneficially more than 5% of the outstanding shares of RSA
Stock, (ii) the directors of RSA, (iii) the RSA Named Executive Officer, and
(iv) the directors and executive officers of RSA as a group.

                                                                           AMOUNT AND NATURE
                                                                      OF BENEFICIAL OWNERSHIP(1)
                                                                    -------------------------------
                        NAMES AND ADDRESS                                                PERCENT OF
                       OF BENEFICIAL OWNER                          NUMBER OF SHARES       CLASS
- ------------------------------------------------------------------  ----------------     ----------
Addison Fischer...................................................      2,224,767(2)        55.3%
  c/o Fischer International Systems Corp.
  4073 Mercantile Avenue
  Naples, FL 33942
D. James Bidzos...................................................        755,000(3)        17.5%
  748 Newport Circle
  Redwood City, CA 94065
Ronald Rivest.....................................................        378,000(4)         9.3%
  c/o MIT Laboratory for Computer Science
  545 Technology Square
  Cambridge, MA 02139
All directors and executive officers as a group (4 persons).......      3,333,767(5)        75.6%

- ---------------
(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after June 28, 1996 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. The number of shares deemed outstanding includes 4,021,117 shares, which consists of 2,530,833 shares of RSA Common Stock, 250,000 shares of RSA Series A Preferred Stock, 499,950 shares of RSA Series B Preferred Stock, 360,000 shares of RSA Series C Preferred Stock and 380,334 shares of RSA Series D Preferred Stock. All stock information in the preceding table and the footnotes below present all outstanding shares of preferred stock on an as-converted basis.

(2) Includes 196,494 shares held in a grantor retained annuity trust of which Mr. Fischer is the trustee and over which he has sole voting and investment control. Also includes 60,000 shares beneficially owned by Mr. Fischer through Kairdos L.L.C., a Delaware limited liability company ("Kairdos").

(3) Includes 300,000 shares which may be acquired pursuant to stock options exercisable within 60 days after June 28, 1996. Also includes 100,000 shares held by Kairdos over which Mr. Bidzos exercises voting control. Mr. Bidzos disclaims beneficial interest over these shares except to the extent of his pecuniary interest therein.

(4) Includes 50,000 shares which may be acquired pursuant to stock options exercisable within 60 days after June 28, 1996.

(5) Includes the shares described in Notes 3 and 4 above. Also includes an additional 40,000 shares which may be acquired by an executive officer pursuant to a stock option exercisable within 60 days after June 28, 1996 and an additional 1,000 shares currently held by such officer. Also includes an aggregate of 60,000 and 35,000 shares beneficially owned by Messrs. Fischer and Bidzos, respectively, through Kairdos.

                          CERTAIN TRANSACTIONS -- RSA

     From January 1, 1993 to the present, (i) there have been no transactions or series of transactions involving more than $60,000 in any fiscal year to which RSA or any subsidiary is a party and in which RSA and the RSA Named Executive Officer or any member of his immediate family had a direct or indirect material interest, and (ii) there do not exist, nor have there existed, any relationships between the RSA Named Executive Officer and an entity of which he is an officer or holds an equity interest in excess of 10% and which entity's payments to RSA, or RSA's payments to such entity, exceeded 5% of either entity's consolidated gross revenues in any year since January 1, 1993, except as follows or as indicated in "Management -- RSA" above.

     On January 1, 1991, Mr. Bidzos entered into the 1991 Employment Agreement with RSA, pursuant which he agreed to perform, among other things, the function of Chief Executive Officer for RSA in consideration of compensation consisting of base cash compensation of $9,000 per month (which was increased to $10,000 per month in 1992 through 1994 and to $12,000 per month in 1995), a quarterly bonus of 5% of RSA's quarterly pre-tax profit and such bonuses as are granted from time to time by the RSA Board in the form of cash, options to purchase RSA Stock or both. The term of the 1991 Employment Agreement is one year and automatically renews on January 1 of each year, unless terminated by either Mr. Bidzos or RSA on no less than 90 days' notice. The 1991 Employment Agreement will be superseded by the 1996 Employment Agreement executed concurrently with the Merger Agreement effective as of the Effective Time of the Merger. See "The Merger Agreement -- Related Agreements -- Bidzos Employment Agreement."

     As of January 1, 1993, Mr. Bidzos was indebted to RSA in the amount of $75,000 in outstanding principal plus accrued interest pursuant to a note issued by Bidzos to RSA (the "Bidzos Note"). In May 1993, the RSA Board granted Mr. Bidzos a bonus consisting of cancellation of all of Bidzos' outstanding principal and accrued interest ($2,202.95 as of the date of cancellation) under the Bidzos Note.

     In April 1995, RSA formed VeriSign, an affiliated digital certificate business, by assigning certain intellectual property, interests in certain agreements, certain license fees receivable and other assets to VeriSign, in consideration for a 44.5% interest in VeriSign, consisting of 4,000,000 shares of VeriSign common stock with a fair market value of $0.12 per share. In connection with the formation of VeriSign, Mr. Bidzos and Kairdos, which was formed by Mr. Bidzos and other investors, including two RSA stockholders, and in which Mr. Bidzos is the general manager and principal member, with an approximate 35% equity-equivalent interest, purchased 125,000 and 100,000 shares, respectively, of VeriSign common stock for $0.12 per share. In addition, Mr. Bidzos became a director of VeriSign upon its formation and was granted an option to purchase 25,000 shares of VeriSign common stock with an exercise price of $0.12 per share.

     In September 1995, RSA granted to Consensus Development Corporation ("Consensus") an exclusive license to market and license RSA's RSAREF encryption software on a commercial basis. The consideration received by RSA for the license was Consensus' commitment to a future royalty stream pursuant to which RSA has as yet received no payment. In February 1996, Kairdos acquired 30,000 shares of Consensus common stock for $120,000. Consensus has proposed an amendment to the RSA-Consensus license agreement to expand the rights under the license agreements to certain RSA trade secrets, which RSA is considering.

                        DESCRIPTION OF SDI CAPITAL STOCK

     As of June 3, 1996, there were outstanding an aggregate of 13,656,760 shares of SDI Common Stock held of record by approximately 187 stockholders.

SDI COMMON STOCK

     The SDI Certificate authorizes the issuance of up to 30,000,000 shares of SDI Common Stock, $.01 par value per share. If the holders of SDI Common Stock approve the Charter Amendment at the SDI Special Meeting, the number of authorized shares of SDI Common Stock will increase to 80,000,000 shares. Holders of SDI Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of SDI Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of SDI Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of SDI, the holders of SDI Common Stock are entitled to receive ratably the net assets of SDI available after the payment of all debts and other liabilities. Holders of SDI Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of SDI Common Stock are fully paid and nonassessable.

REGISTRATION RIGHTS

     Certain persons and entities (the "Rightsholders") are entitled to certain rights with respect to the registration under the Securities Act of a total of approximately 609,000 shares (the "Registrable Shares") of SDI Common Stock pursuant to the terms of an agreement among SDI and the Rightsholders (the "Registration Agreement"). Rightsholders have the right under the Registration Agreement to require SDI to prepare and file from time to time registration statements under the Securities Act with respect to their Registrable Shares (a "Demand Registration"); provided, however, that (i) such demand requests the registration of Registrable Shares representing at least 20% of the outstanding Registrable Shares and that the reasonably anticipated aggregate offering price of such public offering would exceed $3,000,000, (ii) SDI need only effect two Demand Registrations, and (iii) SDI is not required to file more than one registration statement in any one-year period. The Registration Agreement also provides that in the event SDI proposes to file a registration statement under the Securities Act with respect to an offering by SDI for its own account or the account of another person, or both, the Rightsholders shall be entitled to include Registrable Shares in such registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such Registrable Shares from such registration if and to the extent that inclusion of such Shares would adversely affect the marketing of the shares to be sold by SDI. In such event, the amount of Registrable Shares to be offered for the accounts of the Rightsholders shall be reduced pro rata among all of the requesting Rightsholders based upon the number of shares requested to be included in such registration by all requesting Rightsholders. If a holder of Registrable Shares having a market value of at least $2,000,000 requests that SDI file a registration statement on Form S-3, or any successor form thereto, for a public offering of all or any portion of the Registrable Shares held by such Rightsholder, and SDI is entitled to use Form S-3, then SDI is required to use its best efforts to register such Registrable Shares; provided, however, that SDI is not required to file more than one such registration statement in any one-year period. SDI is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. All of the obligations of SDI to register the Registrable Shares terminate on August 31, 2001.

     SDI has also granted certain registration rights to Messrs. Bidzos, Fischer and Rivest in connection with the proposed Merger. See "The Merger
Agreement -- Related Agreements -- Stockholder Agreements."

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

     SDI is subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

     The SDI Certificate provides for the division of the Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. See "Management -- SDI." In addition, the SDI Certificate provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of capital stock of the corporation entitled to vote. Under the SDI Certificate, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of SDI.

     The SDI Certificate also provides that any action required or permitted to be taken by the stockholders of SDI at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. The SDI Certificate further provides that special meetings of the stockholders may only be called by the Chairman of the Board of Directors, the Chief Executive Officer or, if none, the President of SDI or by the Board of Directors. Under SDI's Amended and Restated By-Laws (the "SDI By-Laws"), in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain requirements regarding advance notice to SDI. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of SDI. These provisions may also discourage another person or entity from making a tender offer for SDI Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of SDI, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent. See "Risk Factors -- Risks Relating to SDI -- Antitakeover Provisions."

     The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's Certificate of Incorporation or By-Laws, unless a corporation's Certificate of Incorporation or By-Laws, as the case may be, requires a greater percentage. The SDI Certificate and the SDI By-Laws require the affirmative vote of the holders of at least 75% of the shares of capital stock of SDI issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

     The SDI Certificate contains certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, the SDI Certificate contains provisions to indemnify SDI's directors and officers to the fullest extent permitted by the DGCL. SDI believes that these provisions will assist SDI in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the SDI Common Stock is State Street Bank and Trust Company.

                        COMPARISON OF STOCKHOLDER RIGHTS

     The following is a summary of certain material differences between the rights of holders of RSA Common Stock and RSA Preferred Stock, on the one hand, and the right of holders of SDI Common Stock, on the other. Because each of RSA and SDI is organized under the laws of Delaware, these differences arise from various provisions of the Amended and Restated Certificate of Incorporation (the "RSA Certificate") and the By-Laws (the "RSA By-Laws") of RSA and the SDI Certificate and the SDI By-Laws. While this discussion sets forth the material terms of applicable sections of the RSA Certificate, the RSA By-Laws, the SDI Certificate and the SDI By-Laws, the following discussion of such documents does not purport to be complete and is qualified in its entirety by reference to the DGCL and such other documents. Copies of such documents may be obtained from RSA and SDI, as the case may be. See "Description of SDI Capital Stock" for a summary of certain other rights and restrictions relating to the SDI Common Stock.

AUTHORIZED CAPITAL STOCK

     RSA. The authorized capital stock of RSA currently consists of 7,000,000 shares of RSA Common Stock and 2,500,000 shares of RSA Preferred Stock, of which 250,000 shares have been designated as Series A Preferred Stock, 500,000 shares have been designated as Series B Preferred Stock, 1,050,000 shares have been designated as Series C Preferred Stock and 700,000 shares have been designated as Series D Preferred Stock. All shares of RSA Common Stock are identical and have one vote per share. Holders of RSA Preferred Stock vote together with the holders of RSA Common Stock as one class on all matters (except where a class vote is required by Delaware law). Each share of RSA Preferred Stock is entitled to one vote for each share of RSA Common Stock into which such share of RSA Preferred Stock is convertible, which is currently equal to one vote per share of RSA Preferred Stock.

     SDI. The authorized capital stock of SDI currently consists of 30,000,000 shares of SDI Common Stock. If the stockholders of SDI approve the Charter Amendment at the SDI Special Meeting, the authorized capital stock of SDI will consist of 80,000,000 shares of SDI Common Stock.

PREEMPTIVE RIGHTS

     Under the DGCL, security holders of a corporation have only such preemptive rights as may be provided in the corporation's certificate of incorporation. Neither the RSA Certificate nor the SDI Certificate grants any preemptive rights to security holders.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Delaware Law. Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents must, in order to be effective, be signed and delivered to the corporation within 60 days after the earliest dated consent is delivered to the corporation.

     RSA. The RSA Certificate and RSA By-Laws do not address stockholder action by written consent.

     SDI. The SDI Certificate and SDI By-Laws prohibit stockholder action by written consent in lieu of a meeting and require the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of stock, voting together as a single class, to amend this restriction.

SPECIAL MEETINGS OF STOCKHOLDERS

     Delaware Law. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the by-laws.

     RSA. The RSA By-Laws provide that special meetings of stockholders can be called at any time by the RSA Board, by the President of RSA or by the holders of record of shares entitled to cast at least 10% of the votes at the meeting.

     SDI. The SDI By-Laws provide that special meetings of stockholders can be called by the Chairman of the SDI Board, the Chief Executive Officer (or, if no Chief Executive Officer, the President) or the SDI Board.

VOTING REQUIREMENTS AND QUORUMS FOR STOCKHOLDER MEETINGS

     Delaware Law. Under the DGCL, a majority of the issued and outstanding stock entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, unless the certificate of incorporation or by-laws specifies a different percentage, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. Under the DGCL, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless the DGCL, the certificate of incorporation or the by-laws specify a different voting requirement.

     RSA. The RSA By-Laws provide that, except as otherwise required by Delaware law, the holders of record of a majority of the issued and outstanding stock of RSA entitled to vote shall constitute a quorum for the transaction of business. The RSA By-Laws provide that, when a quorum is present, all elections of directors shall be by a plurality of votes cast. Under the RSA By-Laws, for all other matters, the affirmative vote of the holders of a majority of the votes cast is required for stockholder action, except as otherwise provided in the DGCL.

     SDI. The SDI By-Laws provide that, except as otherwise provided by law or in the SDI Certificate or SDI By-Laws, the holders of a majority of the issued and outstanding stock of SDI entitled to vote shall constitute a quorum for the transaction of business. The SDI By-Laws provide that when a quorum is present, action on a matter is approved by the affirmative vote of a majority of the total vote cast, unless the SDI Certificate, SDI By-Laws or Delaware law requires a higher percentage of affirmative votes.

BUSINESS CONDUCTED AT STOCKHOLDER MEETINGS

     RSA. The RSA By-Laws provide that the business to be conducted at an annual meeting shall consist of the election of directors and the transaction of such other business as may properly come before the meeting. The RSA By-Laws provide that special meetings of stockholders may be called for any purpose or purposes prescribed in the notice of meeting. Neither the RSA Certificate nor the RSA By-Laws specify any requirements or procedures for bringing business before an annual or special meeting of stockholders, except that the RSA By-Laws provide that the Chairman will determine the order and procedure at the meeting.

     SDI. The SDI By-Laws provide that at an annual meeting, subject to any other applicable requirements, only such business may be conducted as has been either specified in the notice of meeting, proposed at the time of the meeting by or at the direction of the SDI Board, or proposed at such time by a stockholder who had given timely prior written notice to the Secretary of SDI of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by SDI not less than 60 days nor more than 90 days prior to the meeting (or if fewer than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 10th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs). The notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the name and address of the stockholder proposing such business, the reasons for conducting such business at the meeting, the class and number of shares of stock of SDI beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed. If the Chairman of a meeting of SDI stockholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business will not be conducted at the meeting. Nothing in the

SDI By-Laws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the above-mentioned procedures.

NUMBER AND QUALIFICATION OF DIRECTORS

     Delaware Law. Under the DGCL, the minimum number of directors is one. The DGCL permits the board of directors to change the authorized number or the range of directors by amendment to the by-laws, unless the directors are not authorized in the certificate of incorporation to amend the by-laws or the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only upon approval of such change by the stockholders.

     RSA. The RSA By-Laws provide that the number of directors will be fixed from time to time exclusively by the RSA Board, but shall consist of not more than 20 directors. The size of the RSA Board is currently fixed at three members. Neither the RSA Certificate nor the RSA By-Laws set forth specific qualification requirements for directors.

     SDI. The SDI Certificate and SDI By-Laws provide that the number of directors will be fixed from time to time by the SDI Board, but shall not be less than three. The size of the SDI Board is currently fixed at six members. Neither the SDI Certificate nor the SDI By-Laws set forth specific qualification requirements for directors. Any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office.

NOMINATION AND ELECTION OF DIRECTORS

     RSA. The RSA By-Laws provide that, except as otherwise provided by law, directors are elected by the vote of the holders of a plurality of the shares of stock cast, in person or by proxy, at the meeting (provided a quorum exists). Neither the RSA Certificate nor the RSA By-Laws allow cumulative voting for the election of directors. Neither the RSA Certificate nor the RSA By-Laws set forth specific procedures with regard to the nomination of candidates for election as directors.

     SDI. The SDI By-Laws provide that, except as otherwise provided by law, directors are elected by the vote of the holders of a plurality of the shares of stock present, in person or by proxy, at the meeting and entitled to vote. Neither the SDI Certificate nor the SDI By-Laws allows cumulative voting for the election of directors. The SDI By-Laws provide that notice of proposed stockholder nominations of candidates for election as directors must be received by the Secretary of SDI not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice from the stockholder must be mailed or delivered to the Secretary not later than the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice must contain certain information about the proposed nominee, including age, business and residence addresses and principal occupation, the number of shares of stock of SDI beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. SDI may also require any proposed nominee to furnish other information reasonably required by SDI to determine the proposed nominee's eligibility to serve as director. If the Chairman of a meeting of SDI stockholders determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

CLASSIFICATION OF BOARD

     Delaware Law. The DGCL permits, but does not require, a classified board of directors, with staggered terms under which one-half to one-third of the directors are elected for terms of two or three years, respectively.

     RSA. The RSA Certificate does not provide for a classified board of directors.

     SDI. The SDI Certificate provides that the SDI Board shall be divided into three classes serving staggered three-year terms.

REMOVAL OF DIRECTORS

     Delaware Law. Under the DGCL, a director of a corporation may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors, except that a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides.

     RSA. The RSA By-Laws provide that removal of a director requires the vote of at least 75% of the issued shares of voting stock.

     SDI. The SDI Certificate states that any director can be removed only for cause by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of SDI entitled to vote at a meeting of the stockholders called for that purpose.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Delaware Law. The DGCL provides that a corporation may indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     RSA. The RSA Certificate provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The RSA By-Laws provide that RSA shall indemnify any director, officer or employee of RSA to the fullest extent permitted by the DGCL against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director, officer or employee of RSA; provided that RSA shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the RSA Board.

     SDI. The SDI Certificate provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director to the maximum extent permitted under Delaware law. The SDI Certificate also provides that SDI shall indemnify any director or officer of SDI (i) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of SDI) brought against him by virtue of his position as a director or officer of SDI if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of SDI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of SDI brought against him by virtue of his position as a director or officer of SDI if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of SDI, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to SDI, unless a court determines that he is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by SDI against all expenses (including attorneys' fees) incurred in connection therewith. Indemnification is required to be made unless SDI determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by SDI that the director or officer did not meet the applicable standard of conduct required for indemnification, or if SDI fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give SDI notice of the action for which indemnity is sought and SDI has the right to participate in such action or assume the defense thereof. The SDI Certificate further provides that, in the event that Delaware law is amended to expand the indemnification permitted to directors or officers, SDI must indemnify those persons to the fullest extent permitted by such law as so amended.

AMENDMENT OF CERTIFICATE OF INCORPORATION; AMENDMENT OF BY-LAWS

     Delaware Law. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of the board of directors and the approval of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Under the DGCL, a provision in a corporation's certificate of incorporation requiring a supermajority vote of the board of directors or stockholders may be amended only by such supermajority vote. Under the DGCL, an amendment to a corporation's by-laws requires the approval of the stockholders, unless the certificate of incorporation confers the power to amend the by-laws upon the board of directors.

     RSA. The RSA Certificate provides that any amendment reducing, restricting or eliminating the rights of the RSA Preferred Stock requires the written consent of RSA and the holders of not less than a majority of all shares of RSA Preferred Stock outstanding. All other amendments to and all waivers of the observance of any terms of the RSA Certificate are to be conducted in accordance with the DGCL. The RSA By-Laws may be amended or repealed at any meeting of either the RSA Board or the stockholders of RSA, provided that any amendment, repeal or modification of the indemnification provisions of the RSA By-Laws shall be prospective only and shall not adversely affect any right or protection pursuant to the indemnification provisions existing at the time of such amendment, repeal or modification.

     SDI. The SDI Certificate provides that, notwithstanding the provisions of the DGCL, the affirmative vote of the holders of at least 75% of the shares of SDI capital stock issued, outstanding and entitled to vote shall be required for any amendment to the SDI Certificate with regards to the election, removal and powers of the SDI Board, actions of the stockholders by written consent and special meetings of stockholders. In addition, any amendment, repeal or modification of the indemnification provisions of the SDI Certificate shall be prospective only. The SDI By-Laws grant the SDI Board the authority to amend or repeal the SDI By-Laws by the affirmative vote of a majority of the directors present at any regular or special meeting of SDI Board at which a quorum is present. The stockholders may amend or repeal the SDI By-Laws by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of SDI entitled to vote at a meeting of the stockholders, provided the notice of such meeting sent to stockholders contained notice of such amendment or repeal. The affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of SDI entitled to vote is required to amend or repeal provisions (or adopt any inconsistent provision) of the SDI By-Laws relating to special meetings of stockholders, nomination of directors, notice of business at annual meetings, stockholder action without meetings, organization of stockholder meetings, amendment of the By-Laws and any provisions relating to the election, powers, meetings and removal of directors.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Delaware Law. The DGCL permits a corporation to declare and pay dividends out of surplus (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     RSA. The RSA Certificate provides that no dividend shall be paid on any class of stock unless an equal or greater dividend has been paid on all classes of stock senior to such class, with the RSA Series D Preferred Stock being the most senior class, followed by the RSA Series B Preferred Stock, the RSA Series C Preferred Stock, the RSA Series A Preferred Stock and the RSA Common Stock. The RSA Preferred Stock is entitled to certain payments upon a liquidation of RSA. Specifically, the RSA Series D Preferred Stock is entitled to receive a liquidation preference of $3.00 per share plus any declared but unpaid dividends, followed by the RSA Series B Preferred Stock with a liquidation preference of $1.00 per share plus any declared but unpaid dividends, the RSA Series C Preferred Stock with a liquidation preference of $2.00 per share plus any declared but unpaid dividends, and the RSA Series A Preferred Stock with a liquidation preference of $0.46 per share plus any declared but unpaid dividends, with each class receiving all amounts payable prior to any subordinate class receiving any such payment. In addition, RSA may redeem all or a pro rata portion of any class of RSA Preferred Stock at any time on or after the fifth anniversary of the date on which shares of such class were first issued, provided that RSA shall pay the holders of shares to be redeemed a redemption price equal to the liquidation preference for such class of RSA Preferred Stock plus any declared but unpaid dividends on such shares.

     SDI. The SDI Certificate does not place any restrictions on the payment of dividends or provide for any preferences upon liquidation.

                AMENDMENT TO SDI'S CERTIFICATE OF INCORPORATION

     At the SDI Special Meeting, SDI stockholders will consider and vote upon a proposal to amend the SDI Certificate to increase the authorized shares of SDI Common Stock to 80,000,000 shares. SDI currently is authorized to issue 30,000,000 shares of SDI Common Stock. As of the SDI Record Date, there were 13,656,760 shares of SDI Common Stock outstanding and 2,079,005 shares of SDI Common Stock reserved for issuance under stock plans of SDI. Further, it is anticipated that up to 4,000,000 shares of SDI Common Stock will be issued to stockholders of RSA in connection with the Merger and reserved for issuance upon exercise of outstanding options to be assumed in connection with the Merger. The actual number of shares of SDI Common Stock to be issued in the Merger will depend upon the number of shares of RSA Stock issued and outstanding at the Effective Time.

     The additional shares of SDI Common Stock to be authorized would be available for possible future financing and acquisition transactions, stock dividends or splits and other corporate purposes. Having such shares available for issuance in the future would give SDI greater flexibility and allow shares of SDI Common Stock to be issued without the expense and delay of a special stockholders' meeting. The additional shares of SDI Common Stock would be available for issuance without further action by the stockholders unless any such action is required by applicable law or the rules of any stock exchange on which SDI securities may be listed. The Nasdaq National Market, on which the issued shares of SDI Common Stock are, and the shares of SDI Common Stock issued in connection with the Merger and related transactions will be, listed currently requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding by 20% or more.

     The stockholders of SDI do not have preemptive rights under the SDI Certificate, and the stockholders of SDI will not have such rights with respect to the additional authorized shares of SDI Common Stock.

     At the present time, there are no plans to issue shares of SDI Common Stock for which authorization is being sought, other than pursuant to or as contemplated by the Merger Agreement and under SDI's benefit and stock plans.

     The approval of the Charter Amendment is not a condition to the consummation of the Merger. See "The Merger Agreement -- Conditions."

                                 LEGAL MATTERS

     The validity of the shares of SDI Common Stock to be issued in connection with the Merger and certain tax consequences associated with the Merger will be passed upon for SDI by Hale and Dorr, Boston, Massachusetts.

     Certain tax consequences of the Merger will be passed upon for RSA by Tomlinson Zisko Morosoli & Maser LLP, Palo Alto, California. Certain partners of Tomlinson Zisko Morosoli & Maser LLP, along with a spouse of one such partner, own, in the aggregate, 40,000 shares of RSA Common Stock.

                                    EXPERTS

     The consolidated financial statements of SDI as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Joint Proxy Statement and Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in SDI's method of accounting for income taxes in 1993), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of RSA as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 appearing in this Joint Proxy Statement and Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement and Prospectus, the SDI Board does not know of any other matters to be presented for action by the stockholders at the SDI Special Meeting and the RSA Board does not know of any other matters to be presented for action by the stockholders at the RSA Special Meeting. If, however, any other matters not now known are properly brought before the SDI Special Meeting, the SDI proxy holders will vote upon the same according to their discretion and best judgment, and if any other matters not now known are properly brought before the RSA Special Meeting, the RSA proxy holders will vote upon the same according to their discretion and best judgment.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                                         PAGE
                                                                                         ----
Independent Auditors' Report..........................................................   F-2
Consolidated Balance Sheets...........................................................   F-3
Consolidated Statements of Income.....................................................   F-5
Consolidated Statements of Stockholders' Equity (Deficiency)..........................   F-6
Consolidated Statements of Cash Flows.................................................   F-7
Notes to Consolidated Financial Statements............................................   F-8

                            RSA DATA SECURITY, INC.

Report of Ernst & Young LLP, Independent Auditors.....................................   F-17
Consolidated Balance Sheets...........................................................   F-18
Consolidated Statements of Operations.................................................   F-19
Consolidated Statements of Stockholders' Equity.......................................   F-20
Consolidated Statements of Cash Flows.................................................   F-21
Notes to Consolidated Financial Statements............................................   F-22

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Security Dynamics Technologies, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Security Dynamics Technologies, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standard No. 109.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 22, 1996

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995        1994
                                                              MARCH 31,      --------     -------
                                                                1996
                                                             -----------
                                                             (UNAUDITED)
                                       ASSETS
CURRENT ASSETS:
  Cash and equivalents (Note 1)..........................     $  17,655      $ 44,583     $17,517
  Marketable securities (Note 1).........................        73,532        44,957       7,966
  Accounts receivable (less allowance for doubtful
     accounts of $240 in 1996, $375 in 1995, $325 in
     1994)...............................................         7,241         6,219       3,550
  Inventory (Note 1).....................................         1,322         1,445       1,136
  Prepaid expenses and other.............................         1,626           758         590
  Note receivable (Note 9)...............................            --            --         228
  Deferred taxes (Notes 1 and 5).........................           501           476         422
                                                               --------       -------     -------
          Total current assets...........................       101,877        98,438      31,409
                                                               --------       -------     -------
PROPERTY AND EQUIPMENT (Note 1):
  Customer support equipment.............................           190           187         187
  Office furniture and equipment.........................         3,733         2,802       1,452
  Leasehold improvements.................................           330           301         141
                                                               --------       -------     -------
          Total property and equipment...................         4,253         3,290       1,780
  Less accumulated depreciation and amortization.........        (1,530)       (1,263)       (793)
                                                               --------       -------     -------
          Property and equipment -- net..................         2,723         2,027         987
                                                               --------       -------     -------
OTHER ASSETS:
  Investment (Note 2)....................................           686           510          --
  Purchased technology and capitalized software
     costs -- net (Notes 1 and 9)........................           174           208          74
  Deferred taxes (Notes 1 and 5).........................           239           229          --
  Other..................................................           150           145         119
                                                               --------       -------     -------
          Total other assets.............................         1,249         1,092         193
                                                               --------       -------     -------
TOTAL....................................................     $ 105,849      $101,557     $32,589
                                                               ========       =======     =======

                See notes to consolidated financial statements.

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1995        1994
                                                              MARCH 31,       --------     -------
                                                                 1996
                                                             ------------
                                                             (UNAUDITED)
                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable (Note 7)................................    $  2,194       $  1,347     $ 1,061
  Accrued payroll and related benefits.....................       1,615          2,210       1,171
  Accrued expenses and other (Note 7)......................         801          1,176         670
  Income taxes payable (Notes 1 and 5).....................       1,665            190           3
  Deferred revenue (Note 1)................................       1,691          1,614         780
                                                               --------       --------     -------
          Total current liabilities........................       7,966          6,537       3,685
                                                               --------       --------     -------
DEFERRED TAXES (Notes 1 and 5).............................          --             --          47
                                                               --------       --------     -------
COMMITMENTS (Note 7)
STOCKHOLDERS' EQUITY (Notes 1, 3 and 4):
  Common stock, $.01 par value; authorized, 30,000,000
     shares; issued, 13,558,018, 13,452,851 and 11,155,744
     shares in 1996, 1995 and 1994, respectively;
     outstanding, 13,557,870, 13,452,703 and 11,155,596
     shares in 1996, 1995 and 1994, respectively...........         136            135         111
  Additional paid-in capital...............................      91,321         90,968      30,854
  Retained earnings (deficit)..............................       6,494          3,943      (1,869)
  Deferred stock compensation..............................        (150)          (170)       (239)
  Treasury stock, common, at cost, 148 shares in 1996, 1995
     and 1994..............................................          --             --          --
  Cumulative translation adjustment........................          (8)            41          --
  Unrealized gain on marketable securities -- net..........          90            103          --
                                                               --------       --------     -------
     Total stockholders' equity............................      97,883         95,020      28,857
                                                               --------       --------     -------
TOTAL......................................................    $105,849       $101,557     $32,589
                                                               ========       ========     =======

                See notes to consolidated financial statements.

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS
                                                         ENDED
                                                       MARCH 31,        YEARS ENDED DECEMBER 31,
                                                   -----------------   ---------------------------
                                                    1996      1995      1995      1994      1993
                                                   -------   -------   -------   -------   -------
                                                   (UNAUDITED)
Revenue (Notes 1 and 8)..........................  $12,170   $ 6,243   $33,804   $17,572   $12,110
Cost of revenue (Note 1).........................    2,912     1,217     7,235     3,873     2,738
                                                   -------   -------   -------   -------   -------
Gross profit.....................................    9,258     5,026    26,569    13,699     9,372
                                                   -------   -------   -------   -------   -------
Costs and expenses:
  Research and development (Notes 1 and 9).......    1,488       645     4,048     2,226     1,619
  Marketing and selling..........................    3,570     2,266    11,059     6,382     4,000
  General and administrative.....................    1,410       682     3,710     1,636     1,217
                                                   -------   -------   -------   -------   -------
     Total.......................................    6,468     3,593    18,817    10,244     6,836
                                                   -------   -------   -------   -------   -------
Income from operations...........................    2,790     1,433     7,752     3,455     2,536
Interest income..................................    1,227       384     1,699       105        37
                                                   -------   -------   -------   -------   -------
Income before provision for income taxes, and
  cumulative effect of change in accounting......    4,017     1,817     9,451     3,560     2,573
Provision for income taxes (Notes 1 and 5).......    1,466       700     3,639     1,245       900
                                                   -------   -------   -------   -------   -------
Income before cumulative effect of change in
  accounting.....................................    2,551     1,117     5,812     2,315     1,673
Cumulative effect of change in accounting (Note
  1).............................................       --        --        --        --       564
                                                   -------   -------   -------   -------   -------
Net income.......................................  $ 2,551   $ 1,117   $ 5,812   $ 2,315   $ 2,237
                                                   =======   =======   =======   =======   =======

Income per common and common equivalent share                                     PRO FORMA (NOTE
(Note 1):                                                                               1)
                                                                                 -----------------
  Before cumulative effect of accounting
     change......................................  $   .18   $   .09   $   .46   $   .25   $   .19
  Cumulative effect of accounting change.........       --        --        --        --       .06
                                                   -------   -------   -------   -------   -------
  Net income.....................................  $   .18   $   .09   $   .46   $   .25   $   .25
                                                   =======   =======   =======   =======   =======
Weighted average number of common and common
  equivalent shares outstanding (Note 1).........   14,302    12,514    12,682     9,080     9,010
                                                   =======   =======   =======   =======   =======

                See notes to consolidated financial statements.

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    COMMON STOCK       ADDITIONAL   RETAINED
                                                                                 -------------------    PAID-IN     EARNINGS
                                                                                   SHARES     AMOUNT    CAPITAL     (DEFICIT)
                                                                                 ----------   ------   ----------   --------
Balance, January 1, 1993.......................................................  2,398,600..   $ 24     $     33    $(5,492)
 Preferred stock purchased and canceled........................................          --      --           --        (46)
 Treasury stock issued for services............................................          --      --           30         --
 Exercise of stock options.....................................................      29,250      --            3         --
 Dividends accrued on preferred stock..........................................          --      --           --       (465)
 Net income....................................................................          --      --           --      2,237
                                                                                 ----------    ----      -------    -------
Balance, December 31, 1993.....................................................   2,427,850      24           66     (3,766)
 Dividends accrued on preferred stock..........................................          --      --           --       (418)
 Common stock issued for services..............................................      26,016      --            5         --
 Treasury stock issued for services............................................          --      --           16         --
 Exercise of stock options.....................................................      57,500       1            7         --
 Deferred stock compensation...................................................          --      --          289         --
 Amortization of deferred stock compensation...................................          --      --           --         --
 Issuance of common stock......................................................   3,000,000      30       21,582         --
 Conversion of preferred stock to common stock.................................   5,644,378      56        8,889         --
 Net income....................................................................          --      --           --      2,315
                                                                                 ----------    ----      -------    -------
Balance, December 31, 1994.....................................................  11,155,744     111       30,854     (1,869)
 Exercise of stock options.....................................................     224,607       3          239         --
 Tax benefit arising from exercise of stock options............................          --      --          225         --
 Amortization of deferred stock compensation...................................          --      --           --         --
 Issuance of common stock......................................................   2,072,500      21       59,650         --
 Translation adjustment........................................................          --      --           --         --
 Unrealized gain on marketable securities -- net...............................          --      --           --         --
 Net income....................................................................          --      --           --      5,812
                                                                                 ----------    ----      -------    -------
Balance, December 31, 1995.....................................................  13,452,851     135       90,968      3,943
 Unaudited:
     Exercise of stock options.................................................     105,167       1          353         --
     Amortization of deferred stock compensation...............................          --      --           --         --
     Translation adjustment....................................................          --      --           --         --
     Unrealized gain on marketable securities -- net...........................          --      --           --         --
     Net income................................................................          --      --           --      2,551
                                                                                 ----------    ----      -------    -------
Balance, March 31, 1996 (Unaudited)............................................  13,558,018    $136     $ 91,321    $ 6,494
                                                                                 ==========    ====      =======    =======


                                                                                   DEFERRED      TREASURY STOCK    CUMULATIVE
                                                                                    STOCK       ----------------   TRANSLATION
                                                                                 COMPENSATION   SHARES    AMOUNT   ADJUSTMENT
                                                                                 ------------   -------   ------   ----------
Balance, January 1, 1993.......................................................     $   --       88,898    $ (2)      $ --
 Preferred stock purchased and canceled........................................         --           --      --         --
 Treasury stock issued for services............................................         --      (43,750)      1         --
 Exercise of stock options.....................................................         --           --      --         --
 Dividends accrued on preferred stock..........................................         --           --      --         --
 Net income....................................................................         --           --      --         --
                                                                                     -----      -------     ---        ---
Balance, December 31, 1993.....................................................         --       45,148      (1)        --
 Dividends accrued on preferred stock..........................................         --           --      --         --
 Common stock issued for services..............................................         --           --      --         --
 Treasury stock issued for services............................................         --      (45,000)      1         --
 Exercise of stock options.....................................................         --           --      --         --
 Deferred stock compensation...................................................       (289)          --      --         --
 Amortization of deferred stock compensation...................................         50           --      --         --
 Issuance of common stock......................................................         --           --      --         --
 Conversion of preferred stock to common stock.................................         --           --      --         --
 Net income....................................................................         --           --      --         --
                                                                                     -----      -------     ---        ---
Balance, December 31, 1994.....................................................       (239)         148      --         --
 Exercise of stock options.....................................................         --           --      --         --
 Tax benefit arising from exercise of stock options............................         --           --      --         --
 Amortization of deferred stock compensation...................................         69           --      --         --
 Issuance of common stock......................................................         --           --      --         --
 Translation adjustment........................................................         --           --      --         41
 Unrealized gain on marketable securities -- net...............................         --           --      --         --
 Net income....................................................................         --           --      --         --
                                                                                     -----      -------     ---        ---
Balance, December 31, 1995.....................................................       (170)         148      --         41
 Unaudited:
     Exercise of stock options.................................................         --           --      --         --
     Amortization of deferred stock compensation...............................         20           --      --         --
     Translation adjustment....................................................         --           --      --        (49)
     Unrealized gain on marketable securities -- net...........................         --           --      --         --
     Net income................................................................         --           --      --         --
                                                                                     -----      -------     ---        ---
Balance, March 31, 1996 (Unaudited)............................................     $ (150)         148    $ --       $ (8)
                                                                                     =====      =======     ===        ===

                                                                                 UNREALIZED
                                                                                  GAIN ON     STOCKHOLDERS'
                                                                                 MARKETABLE      EQUITY
                                                                                 SECURITIES   (DEFICIENCY)
                                                                                 ----------   ------------
Balance, January 1, 1993.......................................................     $ --        $ (5,437)
 Preferred stock purchased and canceled........................................       --             (46)
 Treasury stock issued for services............................................       --              31
 Exercise of stock options.....................................................       --               3
 Dividends accrued on preferred stock..........................................       --            (465)
 Net income....................................................................       --           2,237
                                                                                    ----         -------
Balance, December 31, 1993.....................................................       --          (3,677)
 Dividends accrued on preferred stock..........................................       --            (418)
 Common stock issued for services..............................................       --               5
 Treasury stock issued for services............................................       --              17
 Exercise of stock options.....................................................       --               8
 Deferred stock compensation...................................................       --              --
 Amortization of deferred stock compensation...................................       --              50
 Issuance of common stock......................................................       --          21,612
 Conversion of preferred stock to common stock.................................       --           8,945
 Net income....................................................................       --           2,315
                                                                                    ----         -------
Balance, December 31, 1994.....................................................       --          28,857
 Exercise of stock options.....................................................       --             242
 Tax benefit arising from exercise of stock options............................       --             225
 Amortization of deferred stock compensation...................................       --              69
 Issuance of common stock......................................................       --          59,671
 Translation adjustment........................................................       --              41
 Unrealized gain on marketable securities -- net...............................      103             103
 Net income....................................................................       --           5,812
                                                                                    ----         -------
Balance, December 31, 1995.....................................................      103          95,020
 Unaudited:
     Exercise of stock options.................................................       --             354
     Amortization of deferred stock compensation...............................       --              20
     Translation adjustment....................................................       --             (49)
     Unrealized gain on marketable securities -- net...........................      (13)            (13)
     Net income................................................................       --           2,551
                                                                                    ----         -------
Balance, March 31, 1996 (Unaudited)............................................     $ 90        $ 97,883
                                                                                    ====         =======

                See notes to consolidated financial statements.

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                   THREE MONTHS
                                                                                      ENDED                   YEAR ENDED
                                                                                    MARCH 31,                DECEMBER 31,
                                                                                ------------------   ----------------------------
                                                                                  1996      1995       1995      1994      1993
                                                                                --------   -------   --------   -------   -------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................................  $  2,551   $ 1,117   $  5,812   $ 2,315   $ 2,237
  Cumulative effect of change in accounting principle.........................        --        --         --        --      (564)
  Adjustments to reconcile net income to net cash provided by operating activities:
    Deferred taxes............................................................       (35)      (19)      (394)       12       177
    Purchased research and development........................................        --        --        648        --        --
    Amortization of purchased technology......................................        34        --         70        --        --
    Amortization of capitalized software costs................................        --         9        140        55        44
    Depreciation..............................................................       267        75        470       289       136
    Allowance for notes receivable............................................        --       100        200        --        --
    Amortization of deferred stock compensation...............................        20        17         69        50        --
    Noncash compensation......................................................        --        --         --        22        31
    Increase (decrease) in cash from:
      Accounts receivable.....................................................    (1,050)   (1,088)    (2,658)     (844)     (497)
      Inventory...............................................................       123      (307)      (309)     (629)      159
      Prepaid expenses and other..............................................      (868)     (274)      (168)     (471)       14
      Accounts payable........................................................       847      (277)       286       559       229
      Accrued payroll and related benefits....................................      (595)      189      1,039       372       188
      Accrued expenses and other..............................................      (375)     (292)       506       138        17
      Income taxes payable....................................................     1,475       120        251       (22)      (82)
      Deferred revenue........................................................        77       209        834       255       145
      Deferred rent...........................................................        --        --         --        --        (7)
                                                                                --------   -------    -------   -------   -------
        Net cash provided by (used for) operating activities..................     2,471      (421)     6,796     2,101     2,227
                                                                                --------   -------    -------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of marketable securities.........................................   (37,537)   (2,511)   (64,730)   (7,966)      496
    Maturities of marketable securities.......................................     8,949       550     27,842        --        --
    Expenditures for property and equipment...................................      (963)     (103)    (1,510)     (766)     (244)
    Notes receivable..........................................................        --      (192)      (274)     (228)       --
    Capitalized software costs and purchased research and development.........        --       (18)      (690)      (66)      (46)
    Investment................................................................      (176)       --       (510)       --        --
    Other assets..............................................................        (5)       (8)       (26)       (5)       --
                                                                                --------   -------    -------   -------   -------
        Net cash provided by (used for) investing activities..................   (29,732)   (2,282)   (39,898)   (9,031)      206
                                                                                --------   -------    -------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuances of common stock...................................       354     3,816     60,138    21,620         3
    Redeemable convertible preferred stock purchased and canceled.............        --        --         --        --    (1,000)
                                                                                --------   -------    -------   -------   -------
        Net cash provided by (used for) financing activities..................       354     3,816     60,138    21,620      (997)
                                                                                --------   -------    -------   -------   -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS.......................       (21)       49         30        --        --
                                                                                --------   -------    -------   -------   -------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS...............................   (26,928)    1,162     27,066    14,690     1,436
CASH AND EQUIVALENTS, BEGINNING OF PERIOD.....................................    44,583    17,517     17,517     2,827     1,391
                                                                                --------   -------    -------   -------   -------
CASH AND EQUIVALENTS, END OF PERIOD...........................................  $ 17,655   $18,679   $ 44,583   $17,517   $ 2,827
                                                                                ========   =======    =======   =======   =======

                See notes to consolidated financial statements.

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business -- Security Dynamics Technologies, Inc. (the "Company") designs, develops, markets and supports a family of security products used to protect and manage access to computer-based information resources.

     Principal Products and Markets -- The Company's principal business is computer security and it derives substantially all of its revenue from the sale of its ACE/Server computer network security products, which are currently used with the Company's SecurID token technology. The principal markets for the Company's products include the United States, Canada, Europe and the Far East, with the United States and Canada currently being the largest.

     Stock Split -- In October 1995, the Board of Directors declared a two-for-one split of the Company's common stock effected in the form of a stock dividend. All share and per share data have been adjusted to reflect the two-for-one split of the Company's common stock.

     Interim Results (Unaudited) -- In the opinion of management, the interim financial statements have been prepared on the same basis as the annual financial statements and include all accruals, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results of the three months ended March 31, 1996 are not necessarily indicative of results to be expected for the entire fiscal year.

     Principles of Consolidation -- The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated. The Company's investment in VSI (Note 2) is being accounted for at cost.

     Revenue Recognition -- Revenue from software license fees and the sale of hardware products is recognized upon shipment of the product, provided that no significant obligations remain and collection of the receivable is considered probable. Shipments to distributors are based upon receipt of a purchase order from end users by the distributor. Revenue from charges for maintenance services is deferred and recognized ratably over the maintenance period, generally twelve months. No customer accounted for 10% or more of the Company's revenue in any period reported.

     Warranty Policy -- The Company's standard practice is to provide a warranty on all SecurID tokens for the customer-selected programmed life of the token and to replace any damaged tokens (other than tokens damaged by a user's negligence or alteration) free of charge. The Company generally sells each of its other products to customers with a 90-day warranty. The Company provides a reserve for warranties based upon historical experience.

     Inventory -- Inventory is stated at the lower of cost (first-in, first-out method) or market. Inventory consisted of the following:

                                                                               DECEMBER 31,
                                                              MARCH 31,     ------------------
                                                                1996         1995       1994
                                                              ---------     -------    -------
    Raw materials...........................................   $   243      $   114    $    80
    Finished products.......................................     1,079        1,331      1,056
                                                                ------       ------     ------
    Total...................................................   $ 1,322      $ 1,445    $ 1,136
                                                                ======       ======     ======

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (two to five years).

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES (CONTINUED)
     Research and Development, Capitalized Software and Purchased Technology Costs -- Research and development costs are expensed as incurred. The Company capitalizes certain software costs after technological feasibility has been established. Such costs are amortized over two years. Amortization expense approximated $140, $55 and $44 for the years ended December 31, 1995, 1994 and 1993, respectively. Amortization expense for the three months ended March 31, 1996 and 1995 was $0 and $8, respectively. Purchased technology comprises acquired software and is recorded at cost. Amortization is provided over estimated lives of two years. Accumulated amortization was approximately $104 and $70 at March 31, 1996 and December 31, 1995, respectively.

     Cash Equivalents -- The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

     Marketable Securities -- Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." Pursuant to SFAS 115, the Company has classified its marketable securities as "available for sale," and accordingly, carries such securities at aggregate fair value.

     The Company's marketable securities consisted of the following:

                                      MARCH 31, 1996           DECEMBER 31, 1995          DECEMBER 31, 1994
                                  ----------------------     ----------------------     ----------------------
                                  AGGREGATE    AMORTIZED     AGGREGATE    AMORTIZED     AGGREGATE    AMORTIZED
                                  FAIR VALUE     COST        FAIR VALUE     COST        FAIR VALUE     COST
                                  ----------   ---------     ----------   ---------     ----------   ---------
U.S. Government obligations.....   $ 72,434     $72,292       $ 43,796     $43,632       $  7,465     $ 7,465
Tax-exempt securities...........      1,003       1,003          1,013       1,013             --          --
Corporate debt securities.......         95          95            148         145            501         501
                                    -------     -------        -------     -------        -------     -------
          Total                    $ 73,532     $73,390       $ 44,957     $44,790       $  7,966     $ 7,966
                                    =======     =======        =======     =======        =======     =======

     At March 31, 1996 and December 31, 1995, substantially all of the Company's marketable securities had contractual maturities of two years or less. There were no sales of marketable securities in 1996, 1995 or 1994. Unrealized gross gains at March 31, 1996, December 31, 1995 and 1994 were $142, $167 and $0, respectively.

     Income Taxes -- Effective January 1, 1993, the Company adopted prospectively the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 utilizes the liability method, and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. Prior to the implementation of SFAS 109, the Company accounted for income taxes using Accounting Principles Board Opinion No. 11 ("APB 11"). The cumulative effect on prior years of this change was an increase in 1993 net income of $564 which is reported separately in the consolidated statements of income.

     Foreign Currency -- Prior to 1995, the functional currency of the Company's foreign branches and subsidiaries was the U.S. dollar. Accordingly, transaction gains were included in the consolidated statements of income and totaled $19 for the year ended December 31, 1994. Due to changed circumstances, including the generation and expenditure of cash in local currencies, effective January 1, 1995, the Company considers the local currencies of the countries in which the Company's branches and subsidiaries are domiciled to be the functional currencies. Translation adjustments are accumulated in a separate component of equity. The effect of this change was to reduce income from operations by $41 in 1995.

     Income Per Share -- Income per common share for 1996 and 1995 is computed using the weighted average number of common and common equivalent shares outstanding during each period presented. Fully

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES (CONTINUED)
diluted and primary earnings per share are the same for each period. Common stock equivalents consist of stock options (using the treasury stock method). Income per share for periods prior to 1995 are based on the pro forma weighted average number of common shares outstanding which assumes that all series of convertible preferred stock had been converted to common stock as of the original issuance dates. All shares of preferred stock were converted into common shares on December 21, 1994. Common equivalent shares are not included in the per share calculations where the effect of their inclusion would be antidilutive, except in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83 (the "Bulletin"). The Bulletin requires all common shares issued and options to purchase shares of common stock granted by the Company during the twelve-month period prior to the filing of an initial public offering be included in the calculation as if they were outstanding for all periods.

     Historical income per common and common equivalent share, which excludes the assumed conversions of the convertible preferred stock, was as follows:

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994       1993
                                                                         ------     ------
    Net income.........................................................  $2,315     $2,237
    Preferred dividend.................................................    (417)      (465)
                                                                         ------     ------
    Net income available for common stock..............................  $1,898     $1,772
                                                                         ======     ======
    Net income per share...............................................  $  .48     $  .51
                                                                         ======     ======
    Weighted average number of common and common equivalent shares
      outstanding (in thousands).......................................   3,961      3,456
                                                                         ======     ======

     Financial Instruments -- The carrying values of cash and equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term nature of these instruments. Marketable securities are carried at aggregate fair value in accordance with SFAS 115.

     Use of Estimates -- The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk -- The Company sells its products to various customers in a diverse industry range. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. The Company generally requires no collateral from its customers.

     Recent Accounting Pronouncements -- The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" effective January 1, 1996. The adoption of this standard did not have a material effect upon the consolidated financial statements.

     In October 1995, the Financial Accounting Board issued SFAS No. 123 ,"Accounting for Stock-Based Compensation," which became effective for the Company beginning January 1, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES (CONTINUED)
Opinion No. 25 to its stock based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share in the annual consolidated financial statements for 1996.

2. INVESTMENT

     On April 17, 1995 and February 20, 1996, the Company purchased 425,000 shares of Series A and 72,091 shares of Series B Convertible Preferred Stock of VeriSign, Inc. ("VSI") of Redwood City, California for an aggregate purchase price of $686. VSI was organized to provide digital certificates and related services that use public-key cryptography to ensure essential privacy and authentication features. The Company's investment in VSI represents a minority interest of less than 10% of VSI's capitalization.

3. REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The following table presents a summary of redeemable convertible preferred stock activity from January 1, 1993 through March 31, 1996:

                                        SERIES A               SERIES B                 SERIES C
                                   ------------------    ---------------------    --------------------
                                    SHARES     AMOUNT      SHARES      AMOUNT       SHARES     AMOUNT
                                   ---------   ------    ----------   --------    ----------   -------
Balance, January 1, 1993.........    410,000   $ 410      4,548,783   $  6,521     1,291,670   $ 2,085
  Preferred stock purchased and
     canceled....................         --      --       (569,674)      (893)      (36,388)      (61)
  Dividends accrued on
     preferred stock.............         --      --             --        343            --       122
                                    --------   -----     ----------    -------    ----------   -------
Balance, December 31, 1993.......    410,000     410      3,979,109      5,971     1,255,282     2,146
  Dividends accrued on preferred
     stock.......................         --      --             --        303            --       115
  Conversion of preferred to
     common stock................   (410,000)   (410 )   (3,979,109)    (6,274)   (1,255,282)   (2,261)
                                    --------   -----     ----------    -------    ----------   -------
Balance, December 31, 1994, 1995
  and March 31, 1996.............         --   $  --             --   $     --            --   $    --
                                    ========   =====     ==========    =======    ==========   =======

     In accordance with the Company's Second Restated Certificate of Incorporation, as in effect immediately prior to the Company's initial public offering (the "IPO"), all shares of Series A, B and C preferred stock were converted to 5,644,378 shares of common stock upon the close of the Company's IPO on December 21, 1994. At December 31, 1994, all shares of preferred stock had been canceled and retired.

4. STOCK OPTION AND PURCHASE PLANS

     1986 Stock Option Plan ("1986 Plan") -- Under the Company's 1986 Plan, both incentive and nonqualified options to purchase up to a maximum of 1,376,416 shares of common stock may be granted to employees. The exercise price of incentive stock options may not be less than the fair market value at the date of grant. In general, options become exercisable in equal annual installments over four years and expire ten years from the date of grant. At March 31, 1996 and December 31, 1995, 34,760 and 33,560 shares of common stock, respectively, were available for option grant.

     Stock Option Plan ("1994 Plan") -- In October 1994, the Board of Directors adopted the Company's 1994 Plan. The 1994 Plan authorizes (i) the grant of options to purchase common stock intended to qualify as incentive stock options and (ii) the grant of options that do not so qualify (non-statutory options) to employees, officers, directors and consultants of the Company. Option exercise prices for incentive stock

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

4. STOCK OPTION AND PURCHASE PLANS (CONTINUED) options granted under the 1994 Plan generally may not be less than 100% of the fair market value of the shares on the date of grant. On October 18, 1995 the Board of Directors adopted an amendment increasing from 300,000 to 1,410,000 the number of shares authorized for issuance under the 1994 Plan. Assuming stockholder approval of the amendment, at March 31, 1996 and December 31, 1995, 791,200 and 1,094,000 shares, respectively, were available for option grant. At March 31, 1996, options to purchase 318,800 shares have been granted assuming stockholder approval. On April 12, 1996 the Board of Directors adopted, subject to stockholder approval, an amendment increasing the number of shares available for grant by an additional 1,000,000 shares. On April 1, 1996 and April 24, 1996, options to purchase 100,000 shares and 19,450 shares were granted at exercise prices of $48.60 and $76.40, respectively, assuming stockholder approval. On May 22, 1996, the stockholders approved the amendment to the 1994 Plan increasing the number of shares available for grant to 2,410,000 shares.

     Director Stock Option Plan ("Director Plan") -- In October 1994, the Board of Directors adopted the Company's 1994 Director Stock Option Plan . The Director Plan permits the granting of options to purchase up to a maximum of 150,000 shares of common stock to nonemployee members of the Board of Directors. The exercise price of the options may not be less than 100% of the fair market value on the date of the grant. At March 31, 1996 and December 31, 1995, 110,000 shares of common stock were available for option grant.

     A summary of stock option activity under all plans is as follows:

                                                                                PRICE PER
                                                                   SHARES         SHARE
                                                                  ---------   -------------
    Outstanding at January 1, 1993..............................    827,550   $  .10-$  .50
      Granted...................................................     24,000             .70
      Exercised.................................................    (29,250)     .10-   .20
                                                                  ---------
    Outstanding at December 31, 1993............................    822,300      .10-   .70
      Granted...................................................    126,240      .90-  8.44
      Exercised.................................................    (57,500)     .10-   .20
                                                                  ---------
    Outstanding at December 31, 1994............................    891,040      .10-  8.44
      Granted...................................................    346,000    19.94- 28.63
      Exercised.................................................   (206,749)     .10-  5.10
      Cancelled.................................................     (3,800)     .90-  5.10
                                                                  ---------
    Outstanding at December 31, 1995............................  1,026,491      .10- 28.63
      Granted...................................................    302,800           49.53
      Exercised.................................................    (86,156)     .10-  8.44
      Cancelled.................................................     (1,200)            .50
                                                                  ---------
    Outstanding at March, 31, 1996..............................  1,241,935      .10- 49.53
                                                                  =========
    Exercisable at March 31, 1996...............................    514,580      .10- 19.94
                                                                  =========

     Employee Stock Purchase Plan ("Purchase Plan") -- In October 1994, the Board of Directors adopted the Company's 1994 Employee Stock Purchase Plan. The Purchase Plan provides for sales to participating employees of up to 200,000 shares of common stock, at prices of not less than 85% of the closing price on either the first day or the last day of the offering period, whichever is lower. At March 31, 1996 and December 31, 1995, 36,869 and 17,858 shares, respectively, had been purchased under this Plan.

     For certain options and stock awards granted in 1994, the Company is recognizing compensation expense based on the excess of fair market value over the option exercise or award prices at dates of grant. Compensation is being recognized ratably over the vesting period and amounted to $69 and $50 for the years ended December 31, 1995 and 1994, respectively, and $20 for the three months ended March 31, 1996.

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

4. STOCK OPTION AND PURCHASE PLANS (CONTINUED)
Unrecognized compensation expense at March 31, 1996 and December 31, 1995 and 1994 was $150, $170 and $239, respectively.

     For options granted prior to April 1, 1996, because approval of the stockholders was required and considered perfunctory, the Company measured compensation expense on the date of grant by the Board of Directors or the Compensation Committee of the Board of Directors. As a result of discussions with the staff of the Securities and Exchange Commission, the Company changed its accounting policy on options requiring stockholder approval to measure compensation expense on the approval date. This change is effective for options granted on or after April 1, 1996. This change resulted in aggregate compensation expense of approximately $4,500 relating to the April 1, 1996 and April 24, 1996 option grants, which the Company will recognize over the remainder of the four-year vesting period of the options from May 22, 1996. The Company does not plan to grant options in the future that are subject to approval by the stockholders.

     SFAS No. 123 specifies that grants made subject to stockholder approval are not deemed to be granted until such approval is obtained unless approval is essentially a formality. Had the fair value of the options granted on October 18, 1995, January 24, 1996, April 1, 1996 and April 24, 1996 been estimated on the date of approval by the stockholders (May 22, 1996) under SFAS No. 123, pro forma compensation cost associated with the options would have been approximately $24,000, with approximately $6,300 of such amount relating to the April 1, 1996 and April 24, 1996 option grants. Fair value was estimated using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; expected volatility of 36%; a risk-free interest rate of 6.4%; and expected lives of approximately 4 years.

5.  INCOME TAXES

     The provision for income taxes consisted of the following:

                                                             1995       1994      1993
                                                            ------     ------     -----
        Current:
          Federal.........................................  $3,206     $  952     $ 512
          State...........................................     827        281       211
                                                            ------     ------     -----
             Total........................................   4,033      1,233       723
                                                            ------     ------     -----
        Deferred:
          Federal.........................................    (184)       349       356
          State...........................................     (42)       (12)       (7)
          Change in valuation allowance...................    (168)      (325)     (172)
                                                            ------     ------     -----
             Total........................................    (394)        12       177
                                                            ------     ------     -----
        Total.............................................  $3,639     $1,245     $ 900
                                                            ======     ======     =====

     Significant components of the Company's deferred tax asset and liabilities at December 31 are as follows:

                                                                      1995      1994
                                                                     ------     -----
        Deferred tax assets (liabilities) -- current:
          Allowance for doubtful accounts........................    $  150     $ 130
          Compensated absences...................................       137       112
          Warranty obligation....................................        42        42
          Commissions............................................        64        30
          Inventory reserves.....................................        66        26
          Net operating loss carryforwards.......................        81       136
          Tax credit carryforwards...............................        --       113
          Other..................................................       (64)        1

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                      1995      1994
                                                                      ----      ----
5. INCOME TAXES (CONTINUED)
                                                                       ----      ----
                                                                        476       590
        Valuation allowance......................................        --     (168)
                                                                       ----      ----
        Net deferred tax assets -- current.......................      $476      $422
                                                                       ====      ====
        Deferred tax assets (liabilities) -- non current:
        Acquisition of technology................................      $249       $--
        Capitalized software development costs...................        --      (29)
        Other....................................................      (20)      (18)
                                                                       ----      ----
        Net deferred tax assets (liabilities) -- non current:....      $229     $(47)
                                                                       ====      ====

     A reconciliation between the statutory and effective income tax rates follows:

                                                             1995       1994      1993
                                                            ------     ------     -----
        Statutory tax rate................................    34.0%      34.0%     34.0%
        State income taxes net of federal benefit.........     5.5        5.2       5.3
        Change in valuation allowance.....................    (1.8)      (9.1)     (6.7)
        Foreign expenses without tax benefit..............      --        4.3        --
        Other.............................................     0.8         .6       2.4
                                                             -----      -----     -----
        Effective income tax rate.........................    38.5%      35.0%     35.0%
                                                             =====      =====     =====

     At December 31, 1995, the Company had a net operating loss carryforward available for federal income tax purposes of approximately $246 expiring through 2004. The amount of net operating loss carryforward that may be utilized in any one year will be limited due to the changes in ownership of the Company that occurred in 1987 and 1993. In accordance with SFAS 109 a valuation allowance has been provided to reduce the deferred tax asset relating to the carryforward to an amount that management believes is more likely than not to be realized. For the year ended December 31, 1995, the valuation allowance was reduced by $168.

     The income tax provision for the three months ended March 31, 1996 is based upon the estimated effective tax rate of 36.5% for the full year.

     Cash payments for income taxes amounted to approximately $0, $637, $3,589, $1,218 and $804 for the three months ended March 31, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993, respectively.

6. RETIREMENT AND SAVINGS PLAN

     The Company has a 401(k) retirement and savings plan (the "Plan") established in 1986 covering substantially all domestic employees. The Plan allows each participant to defer up to 15% of annual earnings up to an amount not to exceed an annual statutory maximum. Subject to the approval of the Board of Directors on an annual basis, the Company may make, at its discretion, profit-sharing contributions and/or match employee deferrals. At March 31, 1996, December 31, 1995 and 1994, the Company had accrued (and the Board of Directors had approved for 1995 and 1994) a profit-sharing contribution approximating $60, $78 and $52, respectively. The Board of Directors also approved for 1996, 1995 and 1994 matching contributions in an amount equal to one-third of the employee deferrals up to 6% of annual earnings (or a total of 2%), subject to certain eligibility requirements. Matching contributions amounted to $29, $12, $71 and $58 for the three months ended March 31, 1996 and 1995 and for the years ended December 31, 1995 and 1994, respectively.

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

7. COMMITMENTS

     The Company leases office facilities under noncancelable operating leases expiring through 2006. Future minimum rental payments are as follows for periods ending December 31:

            1996........................................................  $ 1,194
            1997........................................................    1,768
            1998........................................................    1,221
            1999........................................................    1,120
            2000........................................................    1,136
            Balance thereafter..........................................    6,580

     Rental expense for the three months ended March 31, 1996 and 1995 was $179 and $99, respectively. Rental expense for the years ended December 31, 1995, 1994 and 1993 was approximately $674, $334 and $253, respectively.

     During 1995, the Company entered into a commitment to purchase a minimum number of SecurID tokens at a total cost of $1,244 over a one-year period. At March 31, 1996 and December 31, 1995, the Company's remaining commitment was $217 and $1,121, respectively. In December 1994, the Company entered into an agreement with Progress Software, a vendor of commercial database software, for the right to use certain of Progress Software's software to enhance the functionality of the Company's ACE / Server software. The Company began incurring royalties under the Progress Software agreement in the fourth quarter of 1995 as a result of the commercial introduction of ACE / Server v2.0 in October 1995. At December 31, 1995, the Company had incurred charges of $309 and in the first quarter of 1996 prepaid $1,191 under this agreement.

8. SEGMENT INFORMATION

     The Company operates in only one industry segment. Export sales are summarized as follows:

                                                  MARCH 31,                   DECEMBER 31,
                                              -----------------       ----------------------------
                                               1996       1995         1995       1994       1993
                                              ------     ------       ------     ------     ------
Europe....................................    $1,916     $  925       $5,116     $2,005     $  984
Canada....................................       915        792        2,583      1,230        845
Other.....................................       264         64          402        176         95
                                              ------     ------       ------     ------     ------
                                              $3,095     $1,781       $8,101     $3,411     $1,924
                                              ======     ======       ======     ======     ======

9. INFRATEL S.A.R.L.

     Between December 1994 and July 1995, the Company loaned an aggregate of approximately $558 to Infratel S.A.R.L. ("Infratel"), one of its original equipment manufacturers, for working capital. Infratel is a French company, domiciled in France, that designs, sells and customizes network management and computer security products primarily for IBM and UNIX systems. As part of this transaction, the Company also received an option to acquire a majority interest in the equity of Infratel.

     Recognizing that the Company was the sole provider of outside capital to Infratel, the Company accounted for an estimate of the impairment of the loans made using the equity method. Under the equity method, the Company recognized losses of $100 in each of the first and second quarters of 1995, representing the Company's estimate of Infratel's losses for those periods.

     In August 1995, the Company acquired Infratel's SecurADM technology. The Company considers the acquisition cost to consist of the cash consideration of $624 plus $302 of the notes receivable. The Company

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

9. INFRATEL S.A.R.L. (CONTINUED)
has allocated the acquisition cost to purchased technology ($278) which is being amortized over two years and to in-process research and development ($648) which was expensed in the third quarter of 1995.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
RSA Data Security, Inc.

     We have audited the accompanying consolidated balance sheets of RSA Data Security, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RSA Data Security, Inc. at December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Palo Alto, California
April 8, 1996

                            RSA DATA SECURITY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                      DECEMBER 31,
                                                                               ---------------------------
                                                                                  1995            1994
                                                                MARCH 31,      -----------     -----------
                                                                  1996
                                                               -----------
                                                               (UNAUDITED)
                                                  ASSETS
Current assets:
  Cash and cash equivalents..................................  $ 3,702,902     $ 4,701,278     $   823,858
  Marketable securities......................................   15,060,000      16,680,000              --
  Accounts receivable, net of allowance for doubtful accounts of $267,220, $348,715 and $90,785 at March 31, 1996,
     December 31, 1995 and 1994, respectively................      828,462       1,206,169       1,308,737
  Prepaid expenses and other current assets..................      597,348         904,196         193,685
                                                               -----------     -----------     -----------
     Total current assets....................................   20,188,712      23,491,643       2,326,280
Property and equipment, net..................................      389,609         380,774         271,445
Capitalized software costs, net..............................      244,261         217,974         121,054
Investment in partnership venture............................      370,945         362,417         249,024
Deferred income taxes........................................      184,947         184,947              --
Purchased license and other long-term assets.................      126,341         155,394         122,205
                                                               -----------     -----------     -----------
                                                               $21,504,815     $24,793,149     $ 3,090,008
                                                               ===========     ===========     ===========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................  $ 1,705,134     $ 1,385,888     $   410,794
  Accrued liabilities........................................      408,075         778,456         215,929
  Payable to partnership venture.............................      468,167         468,167          91,723
  Accrued royalties..........................................      140,853         256,901          14,975
  Deferred revenue...........................................    1,641,475       2,605,170       1,401,853
  Deferred income taxes......................................    5,539,491       6,418,473              --
  Current portion of capital lease obligations...............       12,112          11,869          30,616
                                                               -----------     -----------     -----------
     Total current liabilities...............................    9,915,307      11,924,924       2,165,890
Accrued rent.................................................       52,525          49,131          61,358
Noncurrent portion of capital lease obligations..............        8,576          11,666          23,359
Commitments and contingencies
Stockholders' equity:
  Convertible preferred stock, issuable in series, $0.10 par value, 2,500,000 shares authorized at March 31, 1996 and
     December 31, 1995; 1,490,284, 1,490,284 and 1,276,617
     shares outstanding at March 31, 1996, December 31, 1995
     and 1994, respectively (liquidation
     preference -- $2,475,952 at March 31, 1996 and December
     31, 1995)...............................................    2,501,647       2,501,647       1,862,896
  Common stock, $0.01 par value, 7,000,000 shares authorized at March 31, 1996 and December 31, 1995; 2,528,633,
     2,523,133 and 2,169,683 shares issued and outstanding at
     March 31, 1996 and December 31, 1995 and 1994,
     respectively............................................    1,142,008       1,073,115         500,750
  Notes receivable from stockholders.........................       (6,000)         (6,000)         (6,000)
  Unrealized gain on marketable securities, net of tax
     effect..................................................    8,843,168       9,807,164              --
  Cumulative translation adjustment..........................       (1,050)             --              --
  Accumulated deficit........................................     (951,366)       (568,498)     (1,518,245)
                                                               -----------     -----------     -----------
     Total stockholders' equity..............................   11,528,407      12,807,428         839,401
                                                               -----------     -----------     -----------
                                                               $21,504,815     $24,793,149     $ 3,090,008
                                                               ===========     ===========     ===========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                    THREE MONTHS ENDED MARCH
                                               31,                          YEARS ENDED DECEMBER 31,
                                   ---------------------------     -------------------------------------------
                                      1996            1995            1995            1994            1993
                                   -----------     -----------     -----------     -----------     -----------
                                           (UNAUDITED)
Revenue..........................  $ 2,691,848     $   587,050     $11,599,912     $ 3,077,096     $ 3,002,165
Costs and expenses:
  Cost of revenue................      601,927         120,134       1,271,790         733,157         843,673
  Research and
     development.................      557,385         391,040       1,678,972       1,034,869         586,580
  Marketing and selling..........      869,617         569,410       2,112,012       1,751,642       1,023,635
  General and
     administrative..............    1,317,689         858,799       6,160,516       1,431,012         758,642
                                    ----------     -----------     -----------     -----------      ----------
          Total costs and
            expenses.............    3,346,618       1,939,383      11,223,290       4,950,680       3,212,530
                                    ----------     -----------     -----------     -----------      ----------
Income (loss) from operations....     (654,770)     (1,352,333)        376,622      (1,873,584)       (210,365)
Equity in profits (losses) of
  investees......................        8,528          87,626         (20,111)         96,833          67,379
Interest income, net.............       32,921           2,085          56,430           9,663          16,908
                                    ----------     -----------     -----------     -----------      ----------
Income (loss) before income
  taxes..........................     (613,321)     (1,262,622)        412,941      (1,767,088)       (126,078)
(Benefit) for income taxes.......     (230,453)             --        (536,806)        (39,865)        (11,000)
                                    ----------     -----------     -----------     -----------      ----------
Net income (loss)................  $  (382,868)    $(1,262,622)    $   949,747     $(1,727,223)    $  (115,078)
                                    ==========     ===========     ===========     ===========      ==========
Net income (loss) per
  share..........................  $      (.15)    $      (.58)    $       .23     $      (.80)    $      (.05)
                                    ==========     ===========     ===========     ===========      ==========
Shares used in computing net
  income (loss) per share........    2,525,913       2,193,039       4,069,899       2,164,539       2,147,183
                                    ==========     ===========     ===========     ===========      ==========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                  NOTES         UNREALIZED
                                                                    CONVERTIBLE                 RECEIVABLE    GAIN (LOSS) ON
                                                                     PREFERRED      COMMON         FROM         MARKETABLE
                                                                       STOCK        STOCK      STOCKHOLDERS     SECURITIES
                                                                    -----------   ----------   ------------   --------------
Balances at December 31, 1992.....................................  $1,370,949    $  426,100     $(18,856)      $       --
  Compensation relating to stock options..........................          --         5,400           --               --
  Repayments of stockholders' notes...............................          --            --       12,856               --
  Net loss........................................................          --            --           --               --
                                                                    ----------    ----------     --------        ---------
Balances at December 31, 1993.....................................   1,370,949       431,500       (6,000)              --
  Issuance of 166,667 shares of convertible Series D preferred
    stock, net of offering costs of $8,054........................     491,947            --           --               --
  Amortization of deferred compensation...........................          --        35,500           --               --
  Issuance of 22,500 shares of common stock upon exercise of
    options.......................................................          --        33,750           --               --
  Net loss........................................................          --            --           --               --
                                                                    ----------    ----------     --------        ---------
Balances at December 31, 1994.....................................   1,862,896       500,750       (6,000)              --
  Issuance of 213,667 shares of convertible Series D preferred
    stock, net of offering costs of $2,250........................     638,751            --           --               --
  Issuance of 305,950 shares of common stock upon exercise of
    options.......................................................          --       400,125           --               --
  Issuance of 47,500 shares of common stock.......................          --       101,250           --               --
  Amortization of deferred compensation...........................          --        70,990           --               --
  Unrealized gain on marketable securities........................          --            --           --        9,807,164
  Net income......................................................          --            --           --               --
                                                                    ----------    ----------     --------        ---------
Balances at December 31, 1995.....................................   2,501,647     1,073,115       (6,000)       9,807,164
  Issuance of 5,500 shares of common stock upon stock grant and
    exercise of options (unaudited)...............................          --        30,251           --               --
  Amortization of deferred compensation (unaudited)...............          --        38,642           --               --
  Unrealized loss on marketable securities (unaudited)............          --            --           --         (963,996)
  Cumulative translation adjustment (unaudited)...................          --            --           --               --
  Net loss (unaudited)............................................          --            --           --               --
                                                                    ----------    ----------     --------        ---------
Balances at March 31, 1996 (unaudited)............................  $2,501,647    $1,142,008     $ (6,000)      $8,843,168
                                                                    ==========    ==========     ========        =========


                                                                    CUMULATIVE                     TOTAL
                                                                    TRANSLATION  ACCUMULATED   STOCKHOLDERS'
                                                                    ADJUSTMENT     DEFICIT        EQUITY
                                                                    ----------   -----------   -------------
Balances at December 31, 1992.....................................  $      --    $  324,056     $ 2,102,249
  Compensation relating to stock options..........................         --            --           5,400
  Repayments of stockholders' notes...............................         --            --          12,856
  Net loss........................................................         --      (115,078 )      (115,078)
                                                                    ----------   ----------      ----------
Balances at December 31, 1993.....................................         --       208,978       2,005,427
  Issuance of 166,667 shares of convertible Series D preferred
    stock, net of offering costs of $8,054........................         --            --         491,947
  Amortization of deferred compensation...........................         --            --          35,500
  Issuance of 22,500 shares of common stock upon exercise of
    options.......................................................         --            --          33,750
  Net loss........................................................         --    (1,727,223 )    (1,727,223)
                                                                    ----------   ----------      ----------
Balances at December 31, 1994.....................................         --    (1,518,245 )       839,401
  Issuance of 213,667 shares of convertible Series D preferred
    stock, net of offering costs of $2,250........................         --            --         638,751
  Issuance of 305,950 shares of common stock upon exercise of
    options.......................................................         --            --         400,125
  Issuance of 47,500 shares of common stock.......................         --            --         101,250
  Amortization of deferred compensation...........................         --            --          70,990
  Unrealized gain on marketable securities........................         --            --       9,807,164
  Net income......................................................         --       949,747         949,747
                                                                    ----------   ----------      ----------
Balances at December 31, 1995.....................................         --      (568,498 )    12,807,428
  Issuance of 5,500 shares of common stock upon stock grant and
    exercise of options (unaudited)...............................         --            --          30,251
  Amortization of deferred compensation (unaudited)...............         --            --          38,642
  Unrealized loss on marketable securities (unaudited)............         --            --        (963,996)
  Cumulative translation adjustment (unaudited)...................     (1,050 )          --          (1,050)
  Net loss (unaudited)............................................         --      (382,868 )      (382,868)
                                                                    ----------   ----------      ----------
Balances at March 31, 1996 (unaudited)............................  $  (1,050 )  $ (951,366 )   $11,528,407
                                                                    ==========   ==========      ==========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                        THREE MONTHS ENDED MARCH
                                                                  31,                     YEARS ENDED DECEMBER 31,
                                                        ------------------------   --------------------------------------
                                                           1996         1995          1995         1994          1993
                                                        ----------   -----------   ----------   -----------   -----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).....................................  $ (382,868)  $(1,262,622)  $  949,747   $(1,727,223)  $  (115,078)
Adjustments to reconcile net income (loss) to net cash
  from operating activities:
  Depreciation and amortization.......................     109,346        72,141      330,395       304,724       230,567
  Equity investments received in exchange for
    licenses..........................................          --            --           --       (60,000)           --
  Equity in (profits) losses of investees.............      (8,528)      (87,626)      20,111       (96,833)      (67,379)
  Issuance of common stock in exchange for services...      27,500            --           --            --            --
  Issuance of common stock in exchange for grant of
    license...........................................          --            --       41,250            --            --
  Bonus paid through forgiveness of note receivable
    from officer......................................          --            --           --            --        75,000
  Changes in other balance sheet accounts:
    Accounts receivable...............................     377,707       759,521      102,568       404,091    (1,400,489)
    Inventories.......................................          --            --           --            --        38,277
    Prepaid expenses and other assets.................     318,516       (33,398)  (1,073,190)      (67,396)       47,258
    Accounts payable, accrued liabilities and accrued
      royalties.......................................    (140,558)      286,833    1,767,320       328,565       100,097
    Payable to partnership venture....................          --         7,692      376,444        49,451        23,909
    Deferred revenue..................................    (963,695)     (169,257)   1,206,991       644,125       560,603
    Deferred income taxes.............................    (230,453)           --     (409,363)           --       (32,000)
                                                        -----------  -----------   ----------   -----------    ----------
Net cash provided by (used in) operating activities...    (893,033)     (426,716)   3,312,273      (220,496)     (539,235)
                                                        -----------  -----------   ----------   -----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs............................     (48,385)      (89,121)    (216,474)      (51,558)       (9,658)
Capital expenditures for property and equipment.......     (55,055)      (63,785)    (302,815)     (137,537)     (135,309)
Cash paid related to investment in joint venture......          --            --           --            --       (68,750)
Service income from partnership venture...............          --         6,000       16,000        24,000        24,000
                                                        -----------  -----------   ----------   -----------    ----------
Net cash used in investing activities.................    (103,440)     (146,906)    (503,289)     (165,095)     (189,717)
                                                        -----------  -----------   ----------   -----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of
  issuance
  costs...............................................          --        (2,249)     638,751       491,947            --
Principal payments on capital lease obligations.......      (2,847)       (9,030)     (30,440)      (34,004)      (33,632)
Proceeds from issuance of common stock................       2,750            --      460,125        33,750        12,856
                                                        -----------  -----------   ----------   -----------    ----------
Net cash provided by (used in) financing activities...         (97)      (11,279)   1,068,436       491,693       (20,776)
                                                        -----------  -----------   ----------   -----------    ----------
Effect of exchange rates on cash and cash
  equivalents.........................................      (1,806)           --           --            --            --
                                                        -----------  -----------   ----------   -----------    ----------
Net increase (decrease) in cash and cash
  equivalents.........................................    (998,376)     (584,901)   3,877,420       106,102      (749,728)
Cash and cash equivalents at beginning of the
  period..............................................   4,701,278       823,858      823,858       717,756     1,467,484
                                                        -----------  -----------   ----------   -----------    ----------
Cash and cash equivalents at end of the period........  $3,702,902   $   238,957   $4,701,278   $   823,858   $   717,756
                                                        ===========  ===========   ==========   ===========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid.........................................  $      506   $     1,916   $    4,704   $     6,679   $     9,308
                                                        ===========  ===========   ==========   ===========    ==========
Income taxes (refund) paid, net.......................  $  (62,359)  $        --   $  345,029   $    19,399   $   (16,926)
                                                        ===========  ===========   ==========   ===========    ==========

                            See accompanying notes.

                            RSA DATA SECURITY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (INFORMATION AT MARCH 31, 1996 AND FOR
            THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     RSA Data Security, Inc. (the "Company") develops and sells cryptographic and electronic data security products and also provides cryptographic consulting services. The Company's licenses its products to original equipment manufacturers ("OEMs"), primarily in the United States, who incorporate the Company's encryption technology into their products. The Company was incorporated in Delaware on August 19, 1982 and operates in one industry segment.

  Interim Financial Information

     In the opinion of management, the interim financial statements have been prepared on the same basis as the annual financial statements and include all accruals, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results of the three months ended March 31, 1996 are not necessarily indicative of results to be expected for the entire fiscal year.

  Principles of Consolidation

     The accompanying financial statements consolidate the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

  Cash Equivalents

     The Company considers all highly liquid investments with an original maturity from date of purchase of three months or less to be cash equivalents.

  Marketable Securities

     Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." Pursuant to SFAS 115, the Company has classified its marketable securities as "available-for-sale" and accordingly carries such securities at aggregate fair value. Management determines the appropriate classification of marketable debt and equity securities ("securities") at the time of purchase and reevaluates such designation as of each balance sheet date. Available-for-sale securities are held with the intention to sell as deemed appropriate by the Company. Unrealized gains and losses on available-for-sale securities are deferred and included as a component of stockholders' equity, net of tax effect. The Company's available-for-sale securities consist entirely of the common stock of two technology companies at March 31, 1996 and the common stock of one technology company at December 31, 1995. Such stock is subject to sale restrictions which expire in August 1996 and September 1996. The Company held no marketable securities at December 31, 1994. There were no sales or maturities of marketable securities through March 31, 1996.

                            RSA DATA SECURITY, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     The following is a summary of available-for-sale securities:

                                         AMORTIZED     UNREALIZED      UNREALIZED      ESTIMATED
                                           COST           GAINS          LOSSES       FAIR VALUE
                                         ---------     -----------     ----------     -----------
    As of March 31, 1996:
      Common stock.....................   $45,000      $ 9,915,000        $ --        $ 9,960,000
      Common stock.....................    15,000        5,085,000          --          5,100,000
                                          -------      -----------         ---        -----------
                                          $60,000      $15,000,000        $ --        $15,060,000
                                          =======      ===========         ===        ===========
    As of December 31, 1995:
      Common stock.....................   $45,000      $16,635,000        $ --        $16,680,000
                                          =======      ===========         ===        ===========

  Concentration of Credit Risk

     The Company's credit risk exposure arises primarily from its accounts receivable and cash investments. Accounts receivable consist primarily of amounts due from companies in the computer and software industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

     The Company maintains deposits with banks and invests its excess cash in short-term certificates of deposit and money market mutual funds. The Company has not experienced any losses on its cash investments.

  Property and Equipment

     Property and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives of three to five years. Equipment under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of their useful lives or the remaining lease term.

  Capitalized Software Costs

     The Company capitalizes software production costs once technological feasibility (as defined in "Statement of Financial Accounting Standards No. 86") has been established. Capitalized amounts are reported at the lower of unamortized cost or net realizable value. These costs are amortized to cost of revenue on the greater of a straight-line basis over the estimated useful economic lives of the software of three years or the ratio of current revenue to total expected revenue for the product, starting when the software product becomes available for general release to customers. Accumulated amortization was $345,234, $324,218 and $443,499 at March 31, 1996, December 31, 1995 and 1994,
respectively.

  Investments

     Strategic equity investments, in which the Company has a 20% to 50% interest or otherwise has the ability to exercise significant influence, are accounted for under the equity method. Strategic equity investments for which the Company does not have the ability to exercise significant influence are carried at cost or estimated realizable value, if less. Investments in partnerships are accounted for in accordance with the allocation of profits and losses under the partnership agreements.

                            RSA DATA SECURITY, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Revenue Recognition and Significant Customers

     Revenues are generally recognized upon the delivery of the product and the execution of a contract, provided that no significant obligations remain and collection of the receivable is considered probable. On-going royalties are recognized when earned. Revenue related to maintenance contracts is deferred and recognized on a straight-line basis over the period of support provided to customers, generally one year.

     Two customers accounted for 22% and 13% of revenues during fiscal 1995. No individual customer represented more than 10% of revenues in 1994. One customer accounted for 47% of revenues in 1993.

  Advertising

     Advertising costs are expensed as incurred. Total advertising expense was approximately $87,000 for the three months ended March 31, 1996 and $115,000, $131,000 and $104,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

  Per Share Amounts

     Net (loss) income per share is computed using the weighted average number of common and common equivalent shares (when dilutive) outstanding during the period. Dilutive common equivalent shares consist of the incremental common shares issuable upon conversion of the convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options (using the treasury stock or modified treasury stock method).

  Employee Stock Awards

     The Company accounts for stock awards to employees, and employee equivalents, in accordance with the provisions of the Accounting Principles Board's Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees."

  Long-Lived Assets

     In 1995, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. SFAS 121 is effective for fiscal years beginning after December 15, 1995. The adoption of SFAS 121 did not have a material impact on the Company's financial position or results of operations in the first quarter of 1996.

                            RSA DATA SECURITY, INC.

2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                          MARCH           DECEMBER 31,
                                                           31,        ---------------------
                                                           1996         1995         1994
                                                         --------     --------     --------
    Equipment..........................................  $757,225     $702,170     $486,093
    Furniture and fixtures.............................   156,252      156,252      137,409
    Leasehold improvements.............................    21,973       21,973        8,876
                                                         --------     --------     --------
                                                          935,450      880,395      632,378
    Less accumulated depreciation and amortization.....   545,841      499,621      360,933
                                                         --------     --------     --------
    Net property and equipment.........................  $389,609     $380,774     $271,445
                                                         ========     ========     ========

     Property and equipment includes $124,060 recorded under capital leases with related accumulated amortization of $105,198, $102,512 and $80,309 at March 31, 1996, and December 31, 1995 and 1994, respectively.

3. INVESTMENTS

  Partnership Venture

     In April 1990, the Company entered into a partnership agreement for the purpose of sublicensing to third parties rights held by each of the partners. The partners each assigned certain sublicensing rights (see Note 4) to the partnership. The Company retained the right to make, use, lease and sell licensed products.

     Profits and losses are allocated to the Company and the other partner in accordance with the partnership agreement, 55% to the Company and 45% to the other partner during the periods disclosed. A portion of the 55% allocated to the Company is in turn allocated to Massachusetts Institute of Technology ("M.I.T.") pursuant to a license agreement (see Note 4).

     Summary information for the partnership as of December 31, 1995 and 1994 and for the years then ended is as follows:

                                                                      1995          1994
                                                                   ----------     --------
    Revenues.....................................................  $  752,000     $392,000
    Net income...................................................     523,000      262,000
    Total assets.................................................   1,403,000      825,000

     As part of an arbitration order on September 6, 1995, the partnership was ordered to be dissolved immediately (see Note 11). Even though the partnership was legally dissolved as of September 6, 1995, the partnership-in-dissolution is continuing to receive certain royalties under previously existing contractual arrangements between third parties and the partnership, as well as continuing to incur certain expenses to maintain this activity. The activity related to the partnership during the quarter ended March 31, 1996 was immaterial.

  Affiliate

     During 1995, the Company granted certain rights and privileges in certain products to a company in connection with its incorporation. The rights and privileges granted included digital certification hardware, software, certain fixed assets and signed digital certification contracts. In return, the Company received 4,000,000 shares of common stock which represented a 44% ownership through December 31, 1995. Subsequently, the ownership has decreased to approximately 36% as of March 31, 1996. In addition to the investment by the Company, certain officers and members of the Board of Directors, who are also shareholders have preferred and common stock investments in this affiliate which represent an ownership of approximately 8% and 9% at March 31, 1996 and December 31, 1995, respectively.

                            RSA DATA SECURITY, INC.

3. INVESTMENTS (CONTINUED)
     The Company's investment, which was valued at the carrying value of contributed assets of $149,500, had been written down to zero as of December 31, 1995.

     On an unaudited basis, this affiliate had revenues of $382,000, total assets of $4.1 million, and a net loss of $2.0 million for the period from inception to December 31, 1995.

4. PURCHASED LICENSE

     The Company has a license for cryptographic communication technology and devices from the Massachusetts Institute of Technology ("M.I.T.") which granted to the Company, for a specified period, an exclusive right to use, lease or sell technology, subject to payment of royalties. Accumulated amortization, determined on a straight-line basis over the remaining term of the patent, was $77,086, $74,702 and $65,165 at March 31, 1996, December 31, 1995 and 1994,
respectively. Royalty expense was $165,553 for the three months ended March 31, 1996 and $705,595, $117,859 and $161,142 for the years ended December 31, 1995,
1994 and 1993, respectively.

5. LEASES

     The Company has capital lease agreements for equipment and furniture which provide the Company the option to purchase the leased equipment at a price of one dollar or fair market value, depending on the type of equipment, at the end of the lease term.

     The Company leases its office facilities under various operating lease agreements. The leases require monthly rental payments in varying amounts through October 1999. Rent expense for office facilities under operating leases was approximately $95,000 for the three months ended March 31, 1996 and $320,000, $212,000 and $211,000 in 1995, 1994 and 1993, respectively.

     Future minimum annual payments under noncancelable capital and operating leases are as follows:

                                                                 CAPITAL LEASE     OPERATING
                                                                  OBLIGATION         LEASES
                                                                 -------------     ----------
    Year ended December 31,
      1996.....................................................     $13,414        $  369,550
      1997.....................................................      12,296           385,637
      1998.....................................................          --           415,837
      1999.....................................................          --           355,088
                                                                    -------        ----------
    Total minimum payments.....................................      25,710        $1,526,112
                                                                                   ==========
    Less amount representing interest..........................      (2,175)
                                                                    -------
    Present value of minimum lease payments....................      23,535
    Less current portion.......................................      11,869
                                                                    -------
    Noncurrent portion of capital lease obligation.............     $11,666
                                                                    =======

                            RSA DATA SECURITY, INC.

6. STOCKHOLDERS' EQUITY

  Convertible Preferred Stock

     Preferred stock has been designated into series and issued as follows:

                                                                              DECEMBER 31,
                                                         MARCH 31,      -------------------------
                                                            1996           1995           1994
                                                         ----------     ----------     ----------
Series A, 250,000 shares authorized, issued and
  outstanding..........................................  $  225,000     $  225,000     $  225,000
Series B, 500,000 shares authorized, 499,950 shares
  issued and outstanding...............................     450,949        450,949        450,949
Series C, 1,050,000 shares authorized, 360,000 shares
  issued and outstanding...............................     695,000        695,000        695,000
Series D, 700,000 shares authorized, 380,334 shares
  issued and outstanding at March 31, 1996 and December
  31, 1995 and 166,667 shares issued and outstanding at
  December 31, 1994....................................   1,130,698      1,130,698        491,947
                                                         ----------     ----------     ----------
                                                         $2,501,647     $2,501,647     $1,862,896
                                                         ==========     ==========     ==========

     All series of preferred stock are convertible at the stockholder's option at any time into common stock on a one-for-one basis and have voting rights equal to the voting rights of the common shares they would have upon conversion. Conversion is automatic upon the closing of an underwritten public offering of the Company's common stock for aggregate offering proceeds exceeding $3,000,000 and an offering price of at least $5.00 per share.

     The preferred stockholders are entitled to noncumulative dividends in such amounts and at such times as the board of directors deems appropriate. No dividend shall be paid on any other series of preferred or common stock unless an equal or greater dividend has first been paid on the Series D stock. No dividend shall be paid on Series A, Series C or common stock unless an equal or greater dividend has first been paid on the Series B stock. No dividend shall be paid on Series A stock unless an equal or greater dividend has first been paid on the Series C stock. No dividends have been declared or are payable at March 31, 1996 or at December 31, 1995.

     In the event of a liquidation or winding up of the Company, holders of Series A, B, C and D preferred stock shall have a liquidation preference of $0.46, $1.00, $2.00 and $3.00, respectively, per share plus accrued and unpaid dividends, if any, before distributions to the common stockholders. Series D stockholders rank in preference to all other stockholders. Series B stockholders rank in preference with respect to liquidation to Series A and Series C stockholders. Series C stockholders rank in preference to Series A stockholders.

     The Company has the option to redeem the Series A, B, C and D preferred stock at $0.46, $1.00, $2.00 and $3.00 per share, respectively, upon the occurrence of certain events.

  Stock Options

     The Company has a 1987 Stock Option Plan (the "Plan") which authorizes the Board of Directors to grant incentive stock options or nonqualified stock options to employees, officers, directors, consultants and independent contractors of the Company. The Plan is administered by a committee appointed by the Board of Directors with the terms and conditions being generally left to the discretion of this committee. Options granted are generally immediately exercisable and remain exercisable for a term of five years. In the event of termination of employment or consulting services, the Company has the option to repurchase at the original exercise price any unvested shares.

                            RSA DATA SECURITY, INC.

6. STOCKHOLDERS' EQUITY (CONTINUED)
     Plan transactions were as follows:

                                                                         OUTSTANDING STOCK OPTIONS
                                                                         -------------------------
                                                            SHARES       NUMBER OF      PRICE PER
                                                           AVAILABLE      SHARES          SHARE
                                                           ---------     ---------     -----------
Balance at December 31, 1993.............................    273,000       296,500     $0.90-$1.90
  Options granted........................................   (249,000)      249,000           $1.90
  Options exercised......................................         --       (22,500)          $1.50
                                                            --------      --------     -----------
Balance at December 31, 1994.............................     24,000       523,000     $0.90-$1.90
  Additional shares authorized for issuance..............    530,000            --            $ --
  Options granted........................................   (477,700)      477,700           $1.50
  Options exercised......................................         --      (278,950)    $0.90-$1.50
  Options canceled.......................................     43,500       (43,500)          $1.50
                                                            --------      --------     -----------
Balance at December 31, 1995.............................    119,800       678,250     $0.90-$1.50
  Options granted........................................   (105,600)      105,600           $5.50
  Options exercised......................................         --          (500)          $1.50
  Options canceled.......................................        250          (250)          $1.50
                                                            --------      --------     -----------
Balance at March 31, 1996................................     14,450       783,100     $0.90-$5.50
                                                            ========      ========     ===========

     At March 31, 1996 and December 31, 1995, options as to 289,435 and 203,375 shares, respectively, were subject to repurchase rights, and a total of 10,500 and 10,750 shares, respectively, were subject to repurchase which were previously issued upon the exercise of stock options.

     On April 3, 1995, all grants of stock options under the Plan with an exercise price in excess of $1.50 were repriced to $1.50, the fair market value on the date of repricing as determined by the Board of Directors.

     Deferred compensation arising in 1994 resulted from the extension of approximately 71,000 stock options. Deferred compensation of $71,000 was amortized over a two year period, beginning January 1, 1994.

     The Company records for financial statement purposes compensation expense for the difference between the grant price and the deemed accounting value of certain of the Company's common stock options granted in 1995. This amount is being amortized over the vesting period of the individual options, which is generally four years. Compensation expense recorded in 1995 totaled $35,490 and at December 31, 1995 compensation remaining to be amortized totaled $121,684. During the three months ended March 31, 1996, the Company granted additional options for which the deemed accounting value exceeded the exercise price. Compensation expense relating to such grants will also be amortized over the vesting period.

     The Company issued options outside the Plan to purchase 36,000 shares of common stock at an exercise price of $0.90 per share and recorded deferred compensation expense of $21,600 for the difference between the grant price and the fair value of the Company's common stock for such options at the time of grant. The amount was amortized to expense over the four-year vesting period of the options. Options as to 9,000 shares were exercised in 1992 and the remaining 27,000 shares were exercised in 1995, leaving no options outstanding at December 31, 1995.

7. NONMONETARY EXCHANGE TRANSACTIONS

     During 1994 the Company entered into several agreements in which the Company transferred license agreements to customers in return for shares of the customers' stock. The Company valued these exchange transactions, and recorded license revenue, based upon the fair value of the license issued or the stock

                            RSA DATA SECURITY, INC.

7. NONMONETARY EXCHANGE TRANSACTIONS (CONTINUED)

received, whichever was more readily determinable. Revenue recognized under nonmonetary exchange transactions was $60,000 in 1994. A director of the Company is a shareholder of one of these customers. The value of the license agreement with such customer was $15,000. No revenue under nonmonetary transactions was recognized in 1995.

8. EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) Plan under which all employees aged 18 and over are eligible to participate in the plan after completing one year of employment. The Company provides matching contributions of approximately 50% of participant contributions up to $1,800 per participant each year, which totaled approximately $41,000 for the year ended December 31, 1995. The Company's matching contributions vest over four years.

9. INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109.

     The benefit for income taxes consists of the following:

                                                                   DECEMBER 31,
                                                        -----------------------------------
                                                          1995          1994         1993
                                                        ---------     --------     --------
    Current
      Federal.........................................  $  22,475     $(69,865)    $ 14,000
      State...........................................         --           --        3,000
      Foreign.........................................     35,029       17,000       15,000
                                                         --------     --------     ---------
                                                           57,504      (52,865)      32,000
    Deferred
      Federal.........................................   (497,863)      10,000      (31,000)
      State...........................................    (96,447)       3,000      (12,000)
                                                         --------     --------     ---------
                                                         (594,310)      13,000      (43,000)
                                                         --------     --------     ---------
    (Benefit) for income taxes........................  $(536,806)    $(39,865)    $(11,000)
                                                         ========     ========     =========

     The Company's income tax benefit differs from the amount computed by applying the statutory federal income tax rate of 35% to income before taxes as follows:

                                                                    DECEMBER 31,
                                                         ----------------------------------
                                                           1995        1994          1993
                                                         ---------   ---------     --------
    Expected tax (benefit) at federal statutory
      rate...........................................    $ 144,529   $(600,810)    $(41,506)
    State taxes (net of federal benefit).............       24,962       3,000       (9,000)
    Research Credits.................................           --     (67,248)          --
    Foreign Tax Credits..............................      (38,881)         --        9,900
    Other............................................       33,101      36,141      (14,054)
    Change in valuation allowance....................     (700,517)    589,052       43,660
                                                          --------    --------     ---------
    (Benefit) for income taxes.......................    $(536,806)  $ (39,865)    $(11,000)
                                                          ========    ========     =========

                            RSA DATA SECURITY, INC.

9. INCOME TAXES (CONTINUED)
     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                     DECEMBER 31,
                                                       -----------------------------------------
                                                          1995           1994           1993
                                                       -----------     ---------     -----------
Deferred tax assets
     Net operating loss carryforwards................  $        --     $ 458,159     $        --
     Bad debt reserve................................      142,973        37,222              --
     Accrued expenses................................      106,396        35,407          41,919
     Deferred revenue................................       98,103        51,250          44,331
     PKP partnership.................................       87,213        16,953              --
     Research credit carryforwards (expire
       2003-2007)....................................       79,875        79,875              --
     Foreign tax credits (expire 1998-2000)..........       51,088        39,296              --
     Other...........................................       28,662       (17,645)         (6,427)
                                                          --------     ---------     -----------
  Total deferred tax assets..........................      594,310       700,517          79,823
Valuation allowance..................................           --      (700,517)        (79,823)
Deferred tax liabilities
     Unrealized gain on available for sale
       securities....................................   (6,827,836)           --              --
                                                          --------     ---------     -----------
Net deferred tax assets (liabilities)................  $(6,233,526)    $       0     $         0
                                                          ========     =========     ===========

     Utilization of credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of credits before utilization.

     Taxes for the interim periods are provided by applying the estimated annual effective tax rate to the interim pre-tax results.

10. RELATED PARTY TRANSACTIONS

     During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, the Company expensed approximately $24,000, $91,000, $81,000 and $79,000, respectively, in consulting services performed by a director/stockholder of the Company.

11. CONTINGENCIES

     In April 1994, a Demand for Arbitration (the "Demand") was filed by Caro-Kann Corporation ("CKC") and Cylink Corporation ("Cylink") against the Company seeking a license of a patent of the Massachusetts Institute of Technology (the "RSA Patent"), which had been exclusively licensed to the Company, and reformation of certain agreements relating to the partnership between the Company and CKC, Public Key Partnership ("PKP"). The Demand was subsequently amended to include a claim of breach of fiduciary duty on the part of the Company and a request to dissolve PKP. On September 6, 1995, the Arbitration Panel issued a ruling, which ordered the immediate the dissolution of PKP. The interpretation of the order is disputed by both parties. A subsequent order was issued, on February 1, 1996 clarifying some matters; but other matters continue to be litigated as both parties seek additional relief.

     In June 1994, Cylink filed a claim against the Company claiming that the RSA patent is invalid. The Company has filed a motion for summary judgment which is set for hearing on April 29, 1996. The trial has been set for July 8, 1996.

                            RSA DATA SECURITY, INC.

11. CONTINGENCIES (CONTINUED)
     In July 1994, a private party filed a claim against the Company alleging patent invalidity and unfair business practices allegedly arising out of PKP and RSA's patent licensing practices. CKC has intervened as an additional defendant. Discovery is not yet closed on this matter, and this case has not been set for trial.

     In September 1995, the Company filed a complaint against CKC, Cylink and the Board of Trustees of the Leland Stanford Junior University seeking declaratory relief that certain patents licensed by the University to Cylink and CKC are invalid, unenforceable and not infringed by the Company. Discovery is not yet closed on this matter, and no trial date has been set.

     Management of the Company intends to defend the litigation vigorously. The outcome of any litigation, including the above matters, is uncertain. An unfavorable outcome could materially adversely affect the financial position, results of operations and/or cash flows of the Company.

                                                                         ANNEX A
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

              SECURITY DYNAMICS TECHNOLOGIES, INC., CARD-KEY INC.,

                                      AND

                            RSA DATA SECURITY, INC.

                                 APRIL 14, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                            ARTICLE I -- THE MERGER

                                                                                         PAGE
                                                                                         ----
1.1    The Merger......................................................................   A-1
1.2    The Closing.....................................................................   A-1
1.3    Actions at the Closing..........................................................   A-1
1.4    Additional Action...............................................................   A-1
1.5    Conversion of Shares............................................................   A-1
1.6    Dissenting Shares...............................................................   A-2
1.7    Exchange of Shares..............................................................   A-3
1.8    Dividends.......................................................................   A-3
1.9    Fractional Shares...............................................................   A-4
1.10   Escrow..........................................................................   A-4
1.11   Options and Warrants............................................................   A-4
1.12   Certificate of Incorporation....................................................   A-5
1.13   By-laws.........................................................................   A-5
1.14   Directors and Officers..........................................................   A-5
1.15   No Further Rights...............................................................   A-5
1.16   Closing of Transfer Books.......................................................   A-5
ARTICLE II -- REPRESENTATIONS AND WARRANTIES
  OF THE COMPANY
2.1    Organization, Qualification and Corporate Power.................................   A-5
2.2    Capitalization..................................................................   A-6
2.3    Authorization of Transaction....................................................   A-6
2.4    Noncontravention................................................................   A-6
2.5    Subsidiaries....................................................................   A-7
2.6    Financial Statements............................................................   A-7
2.7    Absence of Certain Changes......................................................   A-7
2.8    Undisclosed Liabilities.........................................................   A-8
2.9    Tax Matters.....................................................................   A-8
2.10   Assets..........................................................................   A-9
2.11   Owned Real Property.............................................................   A-9
2.12   Intellectual Property...........................................................   A-9
2.13   Real Property Leases............................................................  A-10
2.14   Contracts.......................................................................  A-10
2.15   Powers of Attorney..............................................................  A-11
2.16   Insurance.......................................................................  A-11
2.17   Litigation......................................................................  A-12
2.18   Employees.......................................................................  A-12
2.19   Employee Benefits...............................................................  A-12
2.20   Environmental Matters...........................................................  A-13
2.21   Legal Compliance................................................................  A-14
2.22   Permits.........................................................................  A-14
2.23   Certain Business Relationships With Affiliates..................................  A-14
2.24   Brokers' Fees...................................................................  A-15
2.25   Books and Records...............................................................  A-15
2.26   Pooling.........................................................................  A-15
2.27   Company Action..................................................................  A-15
2.28   Disclosure......................................................................  A-15
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF
  THE BUYER AND THE TRANSITORY SUBSIDIARY
3.1    Organization....................................................................  A-15
3.2    Capitalization..................................................................  A-15
3.3    Authorization of Transaction....................................................  A-15
3.4    Noncontravention................................................................  A-16
3.5    Reports and Financial Statements................................................  A-16

                                                                                         PAGE
                                                                                         ----
3.6    Absence of Material Adverse Changes.............................................  A-16
3.7    Pooling.........................................................................  A-16
3.8    Brokers' Fees...................................................................  A-17
3.9    Disclosure......................................................................  A-17
3.10   Opinion of Financial Advisor....................................................  A-17
ARTICLE IV -- COVENANTS
4.1    Best Efforts....................................................................  A-17
4.2    Notices and Consents............................................................  A-17
4.3    Special Meeting, Prospectus/Proxy Statement and Registration Statement..........  A-17
4.4    Hart-Scott-Rodino Act...........................................................  A-18
4.5    Operation of Business...........................................................  A-18
4.6    Full Access.....................................................................  A-20
4.7    Notice of Breaches..............................................................  A-20
4.8    Exclusivity.....................................................................  A-20
4.9    Agreements from Certain Affiliates of the Company...............................  A-20
4.10   Listing of Merger Shares........................................................  A-20
ARTICLE V -- CONDITIONS TO CONSUMMATION OF MERGER
5.1    Conditions to Each Party's Obligations..........................................  A-20
5.2    Conditions to Obligations of the Buyer and the Transitory Subsidiary............  A-21
5.3    Conditions to Obligations of the Company........................................  A-22
                                ARTICLE VI -- INDEMNIFICATION
6.1    Indemnification.................................................................  A-23
6.2    Method of Asserting Claims......................................................  A-23
6.3    Survival........................................................................  A-24
6.4    Limitations.....................................................................  A-25
                                 ARTICLE VII -- TERMINATION
7.1    Termination of Agreement........................................................  A-25
7.2    Effect of Termination...........................................................  A-25
                                 ARTICLE VIII -- DEFINITIONS
                                 ARTICLE IX -- MISCELLANEOUS
9.1    Press Releases and Announcements................................................  A-27
9.2    No Third Party Beneficiaries....................................................  A-27
9.3    Entire Agreement................................................................  A-27
9.4    Succession and Assignment.......................................................  A-27
9.5    Counterparts....................................................................  A-27
9.6    Headings........................................................................  A-27
9.7    Notices.........................................................................  A-27
9.8    Governing Law...................................................................  A-28
9.9    Amendments and Waivers..........................................................  A-28
9.10   Severability....................................................................  A-28
9.11   Expenses........................................................................  A-29
9.12   Specific Performance............................................................  A-29
9.13   Construction....................................................................  A-29
9.14   Incorporation of Exhibits and Schedules.........................................  A-29

Exhibit A -- Escrow Agreement
Exhibit B -- Certificate of Incorporation of Surviving Corporation Exhibit C -- Affiliate's Agreement
Exhibit D -- Opinion of Counsel to the Company
Exhibit E -- Employment and Non-Competition Agreement
Exhibit F -- Opinion of Counsel to the Buyer

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into as of April 14, 1996 by and among SECURITY DYNAMICS TECHNOLOGIES, INC., a Delaware corporation (the "Buyer"), CARD-KEY INC., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and RSA DATA SECURITY, INC., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

     This Agreement contemplates a merger of the Transitory Subsidiary into the Company in a transaction that will qualify under Section 368 of the Code (as defined below). In such merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company.

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

     1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr, 60 State Street in Boston, Massachusetts, commencing at 10:00 a.m. local time on June 28, 1996, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

     1.3 Actions at the Closing. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger, (d) the Buyer shall deliver certificates for the Initial Shares (as defined below) to State Street Bank and Trust Company as exchange agent (the "Exchange Agent") in accordance with Section 1.7 and (e) the Buyer, the Indemnification Representatives (as defined therein) and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to
Section 1.10.

     1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

     (a) Each share of common stock, $.01 par value per share, of the Company ("Company Common Stock"), each share of Series A Convertible Preferred Stock, $.10 par value per share, of the Company ("Series A Preferred"), each share of Series B Convertible Preferred Stock, $.10 par value per share, of the

Company ("Series B Preferred"), each share of Series C Convertible Preferred Stock, par value $.10 per share, of the Company ("Series C Preferred") and each share of Series D Convertible Preferred Stock, par value $.10 per share of the Company ("Series D Preferred") (the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred being collectively referred to herein as "Company Preferred Shares" and the Company Preferred Shares and Company Common Stock being collectively referred to herein as "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Conversion Ratio. The "Conversion Ratio" shall initially be equal to a fraction,
(x) the numerator of which shall be 4,000,000 and (y) the denominator of which shall be the sum of (i) the number of Company Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares held in the Company's treasury) and (ii) the number of Company Shares issuable upon exercise of the Options (as defined below), whether vested, unvested or subject to repurchase by the Company following such exercise. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time. Stockholders of record of the Company ("Company Stockholders") shall be entitled to receive immediately 87.5% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5(a) (the "Initial Shares"); the remaining 12.5% of the shares of Buyer Common Stock into which Company Shares were converted pursuant to this Section 1.5(a) (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares." Additional shares of Buyer Common Stock issued upon exercise of Options after the Effective Time that are deposited into escrow pursuant to the terms of the Escrow Agreement shall constitute a portion of the Escrow Shares.

     (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

     (c) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

     1.6  Dissenting Shares.

     (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Notwithstanding
Section 1.5(a) above, Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his right to appraisal under the Delaware General Corporation Law or withdrawn, with the consent of the Company, his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing 87.5% of the Merger Shares to which such holder is entitled pursuant to Section 1.5(a) (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 12.5% of the Merger Shares to which such holder is entitled pursuant to Section 1.5(a) (which shares shall be considered Escrow Shares for all purposes of this Agreement).

     (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     1.7  Exchange of Shares

     (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Initial Shares of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Initial Shares, as described in Section 1.5(a). As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Initial Shares issuable pursuant to Section 1.5(a). Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Initial Shares issuable pursuant to Section 1.5(a). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Initial Shares issuable pursuant to Section 1.5(a). Holders of Certificates shall not be entitled to receive certificates for the Initial Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

     (b) If any Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Initial Shares issuable to such holder pursuant to Section 1.5(a) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Initial Shares issuable in exchange therefor pursuant to Section 1.5(a). The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to submit to the Buyer an affidavit and to give to the Buyer an indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (d) Promptly following the date which is six months after the Closing Date, the Exchange Agent shall return to the Buyer all Initial Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Initial Shares issuable with respect thereto pursuant to Section 1.5(a).

     1.8 Dividends. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates in accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are

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payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

     1.9 Fractional Shares. No certificates or script representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the average last sale price per share of the Buyer Common Stock on the Nasdaq National Market, as reported by Nasdaq, on the fifteen consecutive trading days immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

     1.10  Escrow.

     (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(a), for the purpose of securing the indemnification obligations of the Company Stockholders and the holders of Options set forth in this Agreement. From and after the Closing Date, upon the exercise of Options the Buyer shall deliver to the Escrow Agent a certificate or certificates (issued in the name of the Escrow Agent or its nominee) representing additional Escrow Shares to the extent set forth in the Escrow Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

     (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

     1.11  Options and Warrants.

     (a) As of the Effective Time, all options to purchase Company Shares issued by the Company pursuant to its 1987 Stock Option Plan ("Options"), whether vested, unvested or subject to repurchase by the Company following such exercise, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Company Shares subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the next lowest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Conversion Ratio (with any fraction of a cent resulting from such division to be rounded up to the next highest whole cent). The term, exercisability, vesting schedule, repurchase provisions, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged; provided, however, that by virtue of the Merger each Option shall be amended to the extent set forth in the Escrow Agreement with respect to the deposit of Escrow Shares upon the exercise thereof.

     (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.11, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.11, the Escrow Agreement and such notice).

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     (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.11. As soon as practicable after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

     (d) The Company shall cause the termination, as of the Effective Time, of any warrants or options to purchase Company Shares other than the Options (the "Warrants") which remain unexercised, all of which are set forth in Section 1.11(d) of the Disclosure Schedule (as defined below).

     (e) The Company shall use all reasonable efforts to obtain, prior to the Closing, the consent from each holder of an Option or a Warrant to the amendment (in the case of Options) or termination (in the case of Warrants) of such Option or Warrant pursuant to this Section 1.11. In the case of Options, the Company shall also obtain an agreement of the holder of the Option to be bound by the terms of the Escrow Agreement.

     1.12 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time so as to read in its entirety in the form attached hereto as Exhibit B.

     1.13 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.14 Directors and Officers. The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Company shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions.

     1.15 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.16 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(a), subject to
Section 1.10 and to applicable law in the case of Dissenting Shares.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other sections and paragraphs in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and paragraphs.

     2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in

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

effect on the date hereof. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

     2.2 Capitalization. The authorized capital stock of the Company consists of (i) 7,000,000 shares of Company Common Stock, of which 2,528,633 shares are issued and outstanding and no shares are held in the treasury of the Company,
(ii) 2,500,000 shares of convertible preferred stock, of which (A) 250,000 shares have been designated as Series A Preferred, all of which are issued and outstanding, (B) 500,000 have been designated as Series B Preferred, of which 499,950 shares are issued and outstanding, (C) 1,050,000 have been designated as Series C Preferred, of which 360,000 shares are issued and outstanding, and (D) 700,000 have been designated as Series D Preferred, of which 380,334 shares are issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the type and number of Company Shares held by each stockholder, and (ii) all holders of Options and Warrants, indicating the type and number of Company Shares subject to each Option and Warrant and the exercise price thereof. Copies of all Options and Warrants have previously been provided to the Buyer. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options and Warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, calls, convertible instruments, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares (i) between or among the Company and any of its stockholders and (ii) to the best of the Company's knowledge, between or among any of the Company's stockholders. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2.3 Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger voting as a single class (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer and the Transitory Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought, and except as indemnification may be limited by public policy.

     2.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Restated Certificate of Incorporation (as amended) or By-laws of the Company, (b) require on the part of the Company or any corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease,

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license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

     2.5 Subsidiaries. Section 2.5 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (to the extent recognized in the jurisdiction of incorporation). Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. Except as set forth in Section 2.5 of the Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

     2.6 Financial Statements. The Company has provided to the Buyer (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the last three fiscal years for the Company and the Subsidiaries (or such shorter periods as such Subsidiaries have been in existence); and (ii) the unaudited consolidated balance sheet and statement of operations as of and for the quarter ended as of March 31, 1996 (the "Most Recent Fiscal Quarter End"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries, provided, however, that the Financial Statements referred to in clause (ii) above are subject to normal recurring year-end adjustments (which will not in the aggregate be material) and do not include footnotes.

     2.7 Absence of Certain Changes. Since March 31, 1996, (a) there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company or any Subsidiary,

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

nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.5.

     2.8 Undisclosed Liabilities. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued or reserved against the March 31, 1996 unaudited consolidated balance sheet of the Company and its Subsidiaries, (b) liabilities which have arisen since March 31, 1996 in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual or statutory liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

     2.9  Tax Matters.

     (a) Each of the Company and the Subsidiaries has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Each of the Company and the Subsidiaries has paid or will pay all Taxes (as defined below) due on or before the Closing Date, whether or not shown on any such Tax Returns, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves adequate for their payment. The accrued but unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes (other than deferred Taxes) set forth on the Most Recent Balance Sheet. All Taxes attributable to the period January 1, 1996 through the Closing Date are attributable to the conduct by the Company and the Subsidiaries of their respective operations in the Ordinary Course of Business. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (i) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another person that the Company or any Subsidiary is liable to pay by law or otherwise.

          (ii) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (iii) For purposes of determining the amount of Taxes attributable to a specified period (e.g., the period from the date of the Most Recent Balance Sheet through the Closing Date) other than a Tax Period, each Tax shall be computed as if the specified period were a Tax Period. For purposes of this paragraph (iii), a Tax Period means a period for which a Tax is required to be computed under applicable statutes and regulations.

     (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary since December 31, 1992. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for the taxable years from fiscal 1991 through fiscal 1994. No examination or audit of any Tax Returns of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated. Neither the Company nor any Subsidiary has

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

waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

     (c) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement other than an agreement to which only the Company and the Subsidiaries are parties.

     (d) Neither the Company nor any Subsidiary is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company and the Subsidiaries are members.

     2.10 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

     2.11 Owned Real Property. None of the Company or any Subsidiary owns any real property.

     2.12  Intellectual Property.

     (a) Each of the Company and the Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, and all trade secrets, schematics, technology, knowhow, computer software programs or applications and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used to conduct its business as currently conducted or planned to be conducted. The Company has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses. Section 2.12 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks owned or licensed by the Company and which are used in the business of the Company or the Subsidiaries, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed,
(ii) all material written licenses, sublicenses and other agreements to which the Company or a Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and (iii) all material written licenses, sublicenses and other agreements as to which the Company or a Subsidiary is a party and pursuant to which the Company or a Subsidiary is authorized to use any third party patents, trademarks, service marks, trade secrets or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Company or any Subsidiary or which form a part of any product or service of the Company or any Subsidiary. The Company has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses and agreements as amended to date. Neither the Company nor any Subsidiary is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.12 of the Disclosure Schedule under the terms of this Section 2.12(a).

     (b) With respect to each item of Intellectual Property that the Company or any Subsidiary owns: (i) subject to such rights as have been granted by the Company or any Subsidiary under license agreements entered into by the Company (copies of which have previously been made available to the Buyer), the Company or a Subsidiary possesses all right, title and interest in and to such item; and
(ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction. With respect to each item of Third Party Intellectual Property Rights: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company or any Subsidiary

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party thereto, and to the Company's best knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) neither the Company nor any Subsidiary party to such license, sublicense or other agreement is in breach or default thereunder, and to the Company's best knowledge no other party to such license, sublicense or other agreement is in breach or default thereunder, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) the underlying item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction to which the Company or any Subsidiary is a party or has been specifically named, nor to the Company's best knowledge subject to any other outstanding judgment, order, decree, stipulation, or injunction; and (v) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

     (c) Except as set forth in Section 2.12 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries (i) has been named in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or (ii) has received any written notice alleging any such claim of infringement or misappropriation. The Company has made available to the Buyer correct and complete copies of all such suits, actions or proceedings or written notices to the extent the Company is not prohibited from disclosing the same under applicable court orders. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and the Subsidiaries do not currently infringe, and have not within the six years prior to the date of this Agreement infringed, any Intellectual Property right of any third party; and to the knowledge of the Company and the Subsidiaries, the Intellectual Property rights of the Company and the Subsidiaries are not being infringed by activities, products or services of any third party.

     2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists all real property leased or subleased to the Company or any Subsidiary. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to the Company or any Subsidiary party thereto, to the Company's best knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (b) neither the Company nor any other Subsidiary party to the lease or sublease is in breach or default thereunder, to the Company's best knowledge no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (c) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and

          (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     2.14 Contracts. Section 2.14 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company or any Subsidiary is a party:

          (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $36,000 per annum;

          (b) any written arrangement (or group of related written arrangements) for the licensing or distribution of software, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $36,000, or (iii) in which the Company or any Subsidiary has granted rights to license, sublicense or copy, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any

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     products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (c) any written arrangement establishing a partnership or joint venture;

          (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $36,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (e) any written arrangement concerning confidentiality or noncompetition;

          (f) any written arrangement involving any of the Company Stockholders or their affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Affiliates");

          (g) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or any Subsidiary; and

          (h) any other written arrangement (or group of related written arrangements) either involving more than $100,000 or not entered into in the Ordinary Course of Business.

          The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed:
     (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect with respect to the Company or any Subsidiary party thereto and, to the Company's best knowledge the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto, except as enforcement may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the Court before which any proceedings therefor may be brought and except as indemnification may be limited by public policy; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and
     (iii) neither the Company nor any Subsidiary party thereto is in breach or default, to the Company's best knowledge no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.

     2.15 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

     2.16 Insurance. Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Each such policy is in full force and effect and will continue to be in full force and effect following the Closing.

     Neither the Company nor any Subsidiary is in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and neither the Company nor any Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Neither the Company nor any Subsidiary has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and

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

the Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

     2.17  Litigation.

     (a) Section 2.17(a) of the Disclosure Schedule identifies each matter constituting a part of the CL Litigation (as defined below).

     (b) Section 2.17(b) of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgement, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company or any Subsidiary is a party or, to the knowledge of the Company and the Subsidiaries, is threatened to be made a party, other than the CL Litigation. Other than as set forth in Section 2.17(b) of the Disclosure Schedule, none of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2.17(b) of the Disclosure Schedule, if determined adversely to the Company or any Subsidiary, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiaries taken as a whole.

     2.18 Employees. Section 2.18 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company and its Subsidiaries, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company and the Subsidiaries have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

     2.19  Employee Benefits.

     (a) Section 2.19(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, any Subsidiary, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

     (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee

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

Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any liability.

     (c) All the Employee Benefit Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost.

     (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

     (e) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

     (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under state law.

     (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

     (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

     (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

     (j) Section 2.19(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.20  Environmental Matters.

     (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company and the Subsidiaries, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state

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or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

     (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility when owned, operated or controlled by the Company or a Subsidiary. Neither the Company nor any Subsidiary is aware of any other releases of Materials of Environmental Concern that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

     (c) Set forth in Section 2.20(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

     2.21 Legal Compliance. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or such Subsidiary or business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or such Subsidiary.

     2.22 Permits. Section 2.22 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under applicable export laws or regulations) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries. Each such Permit is in full force and effect and, to the best of the knowledge of the Company or any Subsidiary, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

     2.23 Certain Business Relationships With Affiliates. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any

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

Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to the Company or any Subsidiary. Section 2.23 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

     2.24 Brokers' Fees. Except as disclosed in Section 2.24 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.25 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

     2.26 Pooling. To the best knowledge of the Company, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

     2.27 Company Action. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

     2.28 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material adverse information relating to the business of the Company or any Subsidiary or the transactions contemplated by this Agreement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

     3.1 Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     3.2 Capitalization. The authorized capital stock of the Buyer consists of 30,000,000 shares of Buyer Common Stock, of which 13,550,680 shares were issued and outstanding and 148 shares were held in the treasury of the Buyer as of March 20, 1996. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all corporate requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought, and except as indemnification may be limited by public policy. .

     3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the Hart-Scott-Rodino Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

     3.5 Reports and Financial Statements. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1995 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1995. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

     3.6 Absence of Material Adverse Changes. Since December 31, 1995, there has not been any material adverse change in the assets, business, financial condition or results of operations of the Buyer, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

     3.7 Pooling. To the best knowledge of the Buyer, neither the Buyer nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

     3.8 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except to Robertson, Stephens & Company LLC and Alex. Brown & Sons Incorporated.

     3.9 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     3.10 Opinion of Financial Advisor. The Buyer has received an opinion of Robertson, Stephens & Company LLC, the financial advisor to the Buyer, to the effect that the consideration payable in the Merger is fair, from a financial point of view, to the stockholders of the Buyer.

                                   ARTICLE IV
                                   COVENANTS

     4.1 Best Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

     4.2 Notices and Consents. Each of the Buyer, the Transitory Subsidiary and the Company shall use its respective best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Buyer, the Transitory Subsidiary or the Company, respectively, in connection with the transactions contemplated by this Agreement (including without limitation, with respect to the Company, those listed in Section 2.4 or Section 2.22 of the Disclosure Schedule).

     4.3  Special Meetings, Prospectus/Proxy Statement and Registration
Statement.

     (a) The Buyer and the Company shall jointly prepare, and the Buyer shall file with the SEC under the Exchange Act, preliminary proxy materials for the purpose of soliciting proxies from (i) Company Stockholders to vote in favor of the adoption of this Agreement (including without limitation the matters referred to in Section 1.10 and Article VI) and the approval of the Merger at a special meeting of Company Stockholders to be called and held for such purpose (the "Company Special Meeting") and (ii) holders of Buyer Common Stock to vote in favor of the issuance of Merger Shares to Company Stockholders in the Merger at a special meeting of Buyer stockholders to be called and held for such purpose (the "Buyer Special Meeting"). Such proxy materials shall be in the form of a joint proxy statement/prospectus to be used for the purpose of offering the Merger Shares to Company Stockholders and soliciting such proxies from Company Stockholders and Buyer stockholders (such joint proxy statement/prospectus, together with any accompanying letters to stockholders, notices of meeting and forms of proxy, shall be referred to herein as the "Prospectus/Proxy Statement"). The Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Prospectus/Proxy Statement and shall otherwise use its best efforts to resolve as promptly as practicable all SEC comments to the satisfaction of the SEC.

     (b) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), each of the Company and the Buyer shall distribute the Prospectus/Proxy Statement to its respective stockholders and, pursuant thereto, shall respectively call the Company Special Meeting and Buyer Special Meeting in accordance with the Delaware General Corporation Law and shall solicit proxies from its respective stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Company Special Meeting and to vote in favor of the issuance of the Merger Shares at the Buyer Special Meeting.

     (c) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), the Buyer shall file with the SEC under the Securities Act a Registration Statement on Form S-4 (the "Registration Statement"), which shall include the Prospectus/Proxy Statement as a part thereof. The Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its best efforts to cause the Registration Statement to be declared effective as promptly as practicable. The Buyer shall also take any and all such actions as may be necessary or as it may deem advisable for the purpose of complying with all applicable state securities laws in connection with the offering and issuance of the Merger Shares.

     (d) The Company shall comply with all applicable provisions of the Delaware General Corporation Law in the preparation, filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Company Special Meeting. Without limiting the foregoing, the Company shall ensure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to Company Stockholders, and as of the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall only be responsible for the accuracy and completeness of information relating to the Company or furnished by the Company in writing for inclusion in the Prospectus/Proxy Statement).

     (e) The Buyer shall comply with all applicable provisions of and rules under the Securities Act and the Exchange Act and state securities laws in the preparation and filing of the Registration Statement, the offering and issuance of the Merger Shares, the filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Buyer Special Meeting. Without limiting the foregoing, the Buyer shall ensure that (i) the Registration Statement does not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus/Proxy Statement does not, as of the date on which it is distributed to stockholders of the Buyer, and as of the date of the Buyer Special Meeting, contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Buyer shall not be responsible for the accuracy and completeness of information relating to the Company or any other information furnished by the Company in writing for inclusion in the Registration Statement or the Prospectus/Proxy Statement).

     (f) The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the Requisite Stockholder Approval. The Buyer, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the stockholders of the Buyer vote in favor of the issuance of the Merger Shares, and shall otherwise use its best efforts to obtain such approval.

     4.4 Hart-Scott-Rodino Act. Each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

     4.5 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, neither the Company nor any Subsidiary shall, without the written consent of the
Buyer:

          (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, Options or Warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, Options or Warrants;

          (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity, except in the Ordinary Course of Business;

          (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
     Section 2.19(j) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

          (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

          (f) amend its charter or By-laws;

          (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

          (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

          (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

          (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

          (l) make or commit to make any capital expenditure in excess of $50,000 per item;

          (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

          (n) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

          (o) agree in writing or otherwise to take any of the foregoing actions.

     4.6 Full Access. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary, subject to compliance with applicable confidentiality obligations of the Company.

     4.7 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.8 Exclusivity. The Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) solicit, initiate, engage or participate in or knowingly encourage discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company, any Subsidiary or any division of the Company or any Subsidiary or (b) provide any non-public information concerning the business, properties or assets of the Company or any Subsidiary to any person or entity (other than the Buyer). The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.8.

     4.9 Agreements From Certain Affiliates of the Company. Concurrently with the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). In order to help ensure that the Merger will be accounted for as a "pooling of interests", that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall cause each Company Affiliate to execute and deliver to the Buyer, prior to the distribution of the Prospectus/Proxy Statement in accordance with Section 4.3(b), a written agreement substantially in the form attached hereto as Exhibit C (the "Affiliate Agreement").

     4.10  Listing of Merger Shares.

     The Buyer shall use its best efforts to list the Merger Shares on the Nasdaq National Market and shall use its best efforts to cause such listing to be approved prior to the Effective Time.

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval by the Company Stockholders and (ii) the issuance of the Merger Shares shall have received the approval of the stockholders of the Buyer;

          (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect;

          (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the Buyer's conduct or operation of the business of the Buyer or the Surviving Corporation after the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

          (e) the Buyer shall have received all permits and other authorizations required under applicable state securities laws for the issuance of the Merger Shares;

          (f) the Buyer and the Company shall each have received the written opinion of their respective counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (in rendering such opinions counsel may rely upon representations and certificates of the Buyer, the Transitory Subsidiary and the Company); and

          (g) the Merger Shares shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

     5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the number of Dissenting Shares shall not exceed 5% of the number of outstanding Company Shares as of the Effective Time;

          (b) the Company and the Subsidiaries shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2, except for any which if not obtained or effected would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or any Subsidiary or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

          (c) the representations and warranties of the Company set forth in
     Article II shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (e) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a)(i), (b) and (d)(to the extent the Company is a party or is named therein) of Section 5.1 and clauses (a) through (d) of this Section 5.2 is satisfied in all respects;

          (f) the Buyer and the Transitory Subsidiary shall have received from Fenwick & West, counsel to the Company, an opinion in the form set forth as Exhibit D attached hereto, addressed to the Buyer and the Transitory Subsidiary and dated as of the Closing Date;

          (g) the Buyer shall have received a "cold comfort" letter dated as of a date not more than two days prior to the date that the Registration Statement is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time, from Ernst & Young LLP, auditors for the Company, addressed to the Buyer in a customary form reasonably satisfactory to the Buyer;

          (h) the Buyer shall have received a letter from each of Ernst & Young LLP and Deloitte & Touche, L.L.P., auditors for the Company and the Buyer, respectively, in a form reasonably satisfactory to the Buyer, to the effect that the Company and, in the case of the letter from Deloitte & Touche, L.L.P., the Buyer may treat the Merger as a "pooling of interests" for accounting purposes;

          (i) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director of the Company and the Subsidiaries;

          (j) D. James Bidzos is available for continued employment pursuant to the employment agreement of even date herewith and the Buyer shall have received executed employment and non-competition agreements from each of the individuals set forth in Section 5.2(j) of the Disclosure Schedule in substantially the form of Exhibit E attached hereto (subject to the parties' mutual agreement as to salary and option levels);

          (k) the Buyer, the Company, the Escrow Agent and the Indemnification Representatives shall have entered into the Escrow Agreement; and

          (l) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

     5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a)(ii), (b), (c), (d) (to the extent the Buyer or Transitory Subsidiary is a party or is named therein) and (g) of
     Section 5.1 and clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

          (d) the Company Stockholders shall have received from Hale and Dorr, counsel to the Buyer and the Transitory Subsidiary, an opinion in the form set forth as Exhibit F attached hereto, addressed to the Company and dated as of the Closing Date; and

          (e) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                   ARTICLE VI
                                INDEMNIFICATION

     6.1 Indemnification. The Company Stockholders and holders of Options shall indemnify the Surviving Corporation and the Buyer (the "Indemnified Persons") in respect of, and hold the Indemnified Persons harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate thereof ("Damages"):

          (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or in the Certificate delivered pursuant to Section 5.2(e);

          (b) resulting from, relating to or arising out of the subject matter of, or the suits, proceedings or actions set forth in, Section 6.1(b) of the Disclosure Schedule, (the "CL Litigation"), including attorneys' fees, amounts paid to investigate, defend or settle such claims and any awards of damages, costs or penalties related thereto; or

          (c) resulting from any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation
     Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

     6.2  Method of Asserting Claims.

     (a) All claims for indemnification by an Indemnified Person pursuant to this Article VI shall be made in accordance with the provisions of the Escrow Agreement.

     (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to Section 6.1(a) or 6.1(c), and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then
(i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnification Representatives,
(ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VI in accordance with the provisions of the Escrow Agreement, and
(iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnification Representatives to dispute the Indemnified Person's entitlement to indemnification under the terms of this Article VI).

     (c) The Indemnified Person shall give prompt written notification to the Indemnification Representatives of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to
Section 6.1(a) or 6.1(c) may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnification Representatives shall relieve the Company Stockholders and holders of Options of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representatives may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnification Representatives acknowledge in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this
Article VI. If the Indemnification Representatives do not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representatives assume control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representatives, which shall not be unreasonably withheld. The Indemnification Representatives shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

     (d) Upon the Closing Date, the Indemnification Representatives shall assume the control and defense of the CL Litigation with counsel reasonably satisfactory to the Buyer. The Buyer may participate in such defense at its own expense. The Indemnification Representatives shall keep the Buyer advised of the status of the CL Litigation and shall consider in good faith the recommendations made by the Buyer with respect thereto. The Indemnification Representatives shall not agree to any settlement of all or any portion of the CL Litigation without the prior written consent of the Buyer, which shall not be unreasonably withheld. Notwithstanding the foregoing:

          (i) With respect to any portion of the CL Litigation in which any third party seeks an injunction that, if granted, would prohibit or substantially impair the ability of the Company to conduct its business (or any substantial portion thereof) as presently conducted or as presently proposed to be conducted, the Buyer at its option may assume control and defense of any such portion;

          (ii) At any time when the aggregate ad damnum (together with costs or other amounts sought) in the CL Litigation exceeds the amounts then remaining in escrow under the Escrow Agreement that would be available to satisfy the indemnification obligations in Section 6.1(b), the Buyer at its option may assume control and defense of the CL Litigation jointly with the Indemnification Representatives at which point counsel chosen by the Buyer shall become co-counsel of record and be entitled to participate in all matters equally with counsel chosen by the Indemnification Representatives; and

          (iii) With respect to all or any portion of the CL Litigation, at any time the Buyer may elect to assume control and defense thereof by releasing the Company Stockholders from any further indemnification obligations under
     Section 6.1(b) with respect to such portions as to which the Buyer has elected to assume control and defend (other than payment of amounts incurred prior to such time by or on behalf of the Indemnification Representatives in investigation or defending such matters).

The Indemnification Representatives shall be entitled to seek reimbursement of costs incurred by them associated with the control and defense (whether sole or joint) of the CL Litigation pursuant to Section 13 of the Escrow Agreement. The Buyer shall bear the costs incurred by it associated with the participation in, or control and defense (whether sole or joint) of the CL Litigation.

     6.3 Survival. (a) The representations and warranties of the Company set forth in this Agreement and the indemnification obligations set forth in Sections 6.1(a) and 6.1(c) hereof shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the earlier of (i) the first anniversary of the Closing Date or (ii) the issuance of the Buyer's audited financial statements for the year ending December 31, 1996 and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. If a notice is given in accordance with the Escrow Agreement before expiration of such period, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim and the related indemnification obligation in Section 6.1(a) and (c) shall survive until, but only for purposes of, the resolution of such claim.

     (b) The indemnification obligations set forth in Section 6.1(b) hereof shall survive the Closing and continue until the CL Litigation is fully resolved (except to the extent such indemnification obligations are specifically released pursuant to Section 6.2(d)(iii)).

     6.4 Limitations. Notwithstanding anything to the contrary herein, (a) the aggregate liability of the Company Stockholders for Damages under this Article VI shall not exceed the fair market value of the Escrow Shares, as determined in accordance with the Escrow Agreement, and shall be satisfied only from the Escrow Shares, (b) the aggregate liability of the Company Stockholders for Damages pursuant to Section 6.1(a) and (c) shall be subject to the limitations set forth in Section 4(c) of the Escrow Agreement, (c) the aggregate liability of the Company Stockholders for Damages pursuant to Section 6.1(b) shall be subject to the limitation set forth in Section 4(c) of the Escrow Agreement, and
(d) the Company Stockholders shall be liable under Sections 6.1(a) and 6.1(c) for only that portion of the aggregate Damages which exceeds $500,000. Except with respect to claims based on actual (but not constructive) fraud, the rights of the Indemnified Persons under this Article VI shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement. With respect to claims based on fraud (but not for any other purpose), to the extent the Company has delivered to the Buyer an updated Disclosure Schedule, such updated Disclosure Schedule shall be deemed to have been delivered as of the date of this Agreement. No Company Stockholder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                                  ARTICLE VII
                                  TERMINATION

     7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          (c) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval or after the Buyer stockholders have voted on whether to approve the issuance of the Merger Shares and such issuance shall not have been approved;

          (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before August 31, 1996 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

          (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before August 31, 1996 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

     7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                  ARTICLE VIII
                                  DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

                                  DEFINED TERM                                  SECTION
     ----------------------------------------------------------------------  -------------
     Affiliate.............................................................  2.14(f)
     Affiliate Agreement...................................................  4.9
     Buyer.................................................................  Introduction
     Buyer Common Stock....................................................  1.5(a)
     Buyer Reports.........................................................  3.5
     Buyer Special Meeting.................................................  4.3(a)
     CERCLA................................................................  2.20(a)
     Certificate of Merger.................................................  1.1
     Certificates..........................................................  1.7(a)
     CL Litigation.........................................................  6.1(b)
     Closing...............................................................  1.2
     Closing Date..........................................................  1.2
     Code..................................................................  1.11(a)
     Company...............................................................  Introduction
     Company Affiliate.....................................................  4.9
     Company Common Stock..................................................  1.5(a)
     Company Preferred Shares..............................................  1.5(a)
     Company Shares........................................................  1.5(a)
     Company Special Meeting...............................................  4.3(a)
     Company Stockholder...................................................  1.5(a)
     Conversion Ratio......................................................  1.5(a)
     Damages...............................................................  6.1
     Disclosure Schedule...................................................  Article II
     Dissenting Shares.....................................................  1.6(a)
     Effective Time........................................................  1.1
     Employee Benefit Plan.................................................  2.19(a)
     Environmental Law.....................................................  2.20(a)
     ERISA.................................................................  2.19(a)
     ERISA Affiliate.......................................................  2.19(a)
     Escrow Agreement......................................................  1.3
     Escrow Shares.........................................................  1.5(a)
     Exchange Act..........................................................  2.14(f)
     Exchange Agent........................................................  1.3
     Financial Statements..................................................  2.6
     GAAP..................................................................  2.6
     Governmental Entity...................................................  2.4
     Hart-Scott-Rodino Act.................................................  2.4
     Indemnification Representatives.......................................  1.3
     Indemnified Persons...................................................  6.1
     Initial Shares........................................................  1.5(a)
     Intellectual Property.................................................  2.12(a)
     Materials of Environmental Concern....................................  2.20(b)
     Merger................................................................  1.1
     Merger Shares.........................................................  1.5(a)
     Most Recent Fiscal Quarter End........................................  2.7
     Options...............................................................  1.11(a)

                                  DEFINED TERM                                  SECTION
     ----------------------------------------------------------------------  -------------
     Ordinary Course of Business...........................................  2.4
     Party.................................................................  Introduction
     Permit................................................................  2.22
     Prospectus/Proxy Statement............................................  4.3(a)
     Registration Statement................................................  4.3(c)
     Requisite Stockholder Approval........................................  2.3
     SEC...................................................................  3.5
     Securities Act........................................................  1.11(c)
     Security Interest.....................................................  2.4
     Series A Preferred Stock..............................................  1.5(a)
     Series B Preferred Stock..............................................  1.5(b)
     Series C Preferred Stock..............................................  1.5(c)
     Series D Preferred Stock..............................................  1.5(c)
     Subsidiary............................................................  2.4
     Surviving Corporation.................................................  1.1
     Taxes.................................................................  2.9(a)
     Tax Returns...........................................................  2.9(a)
     Third Party Intellectual Property Rights..............................  2.12(a)
     Transitory Subsidiary.................................................  Introduction
     Warrants..............................................................  1.11(d)

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders.

     9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

     9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

     9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:
RSA Data Security, Inc.
100 Marine Parkway
Suite 500
Redwood City, CA 94065-1031
Copies to:
Fenwick & West
Two Palo Alto Square
Palo Alto, CA 94306
Attn: Joel D. Kellman, Esq.
Tomlinson Zisko Morosoli & Maser LLP
200 Page Mill Road
Second Floor
Palo Alto, CA 94306
Attn: Timothy Tomlinson, Esq.

If to the Buyer:
Security Dynamics Technologies, Inc.
One Alewife Center
Cambridge, MA 02140-2312
Copy to:
Hale and Dorr
60 State Street
Boston, MA 02109
Attn:  Jay E. Bothwick, Esq.
and Hal J. Leibowitz, Esq.

If to the Transitory Subsidiary:
Security Dynamics Technologies, Inc.
One Alewife Center
Cambridge, MA 02140-2312
Copy to:
Hale and Dorr
60 State Street
Boston, MA 02109
Attn:  Jay E. Bothwick, Esq.
and Hal J. Leibowitz, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     9.11 Expenses. Except as set forth in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company and the Subsidiaries shall not incur legal and accounting fees and expenses in connection with the Merger in excess of the amounts set forth in
Section 9.11 of the Disclosure Schedule, and any fees and expenses incurred by the Company or its Subsidiaries in excess of such amount shall be recovered by the Buyer pursuant to the Escrow Agreement without regard to the provisions of the first sentence of Section 6.4.

     9.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     9.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                            SECURITY DYNAMICS TECHNOLOGIES, INC.

                                            By: /s/  Charles R. Stuckey, Jr.
                                               ---------------------------------
                                              Title: President and Chief
                                                Executive Officer

                                            CARD-KEY INC.

                                            By: /s/  Arthur W. Coviello, Jr.
                                               ---------------------------------
                                              Title: President

                                            RSA DATA SECURITY, INC.

                                            By: /s/  D. James Bidzos
                                               ---------------------------------
                                              Title: President

     The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                            ....................................
                                            Secretary

     The undersigned, being the duly elected Secretary or Assistant Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.

                                            ....................................
                                            Secretary or Assistant Secretary

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

     This Escrow Agreement (the "Agreement") is entered into as of             ,
1996, by and among Security Dynamics Technologies, Inc., a Delaware corporation
(the "Buyer"),             and             (the "Indemnification
Representatives"), those persons or entities set forth in Schedule I hereto and State Street Bank and Trust Company (the "Escrow Agent").

     WHEREAS, the Buyer and RSA Data Security, Inc. (the "Company") have entered into an Agreement and Plan of Merger dated April 14, 1996 (the "Merger Agreement") by and among the Company, the Buyer and a subsidiary of the Buyer, pursuant to which such subsidiary will be merged into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly-owned subsidiary of the Buyer.

     WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations to the Buyer in Article VI of the Merger Agreement on the terms and conditions set forth herein.

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

     2. Consent of Company Stockholders and Holders of Options. By virtue of the Company Stockholders' approval of the Merger Agreement, and/or by the execution of an Affiliate Agreement and/or Optionee Consent Agreements, the Company Stockholders and all holders of Options (the "Indemnifying Stockholders") have consented to: (a) the indemnification of the Buyer, the Company and the Subsidiaries as set forth in Article VI of the Merger Agreement; and (b) their agreement to be bound by the terms of this Escrow Agreement and to be a party hereto with the same force and effect as if they were a signatory hereto, including without limitation (i) the establishment of this escrow to secure the indemnification obligations to the Buyer under Article VI of the Merger Agreement in the manner set forth herein, (ii) the appointment of the Indemnification Representatives as their representatives for purposes of this Agreement and as attorneys-in-fact and agents for and on behalf of each Indemnifying Stockholder, and the taking by the Indemnification Representatives of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement, and (iii) all of the other terms, conditions and limitations in this Agreement.

     3.  Escrow and Indemnification.

     (a) Escrow of Shares. On the Closing Date, the Buyer shall deposit with the Escrow Agent a certificate for the number of Escrow Shares specified in
Section 1.5(a) of the Merger Agreement, registered in the name of the Escrow Agent or its nominee. The Buyer may from time to time deposit additional Escrow Shares with the Escrow Agent, as provided the final sentence of Section 1.6(a) of the Merger Agreement and upon the exercise of Options as provided herein. To the extent any Company Stockholder holds Company Shares subject to repurchase rights in favor of the Company, (i) such repurchase rights shall be unaffected by the Merger and the Buyer Common Stock issued in respect thereof shall be subject to the same repurchase rights in favor of the Surviving Corporation and
(ii) the Escrow Shares shall be comprised both of shares of Buyer Common Stock issued in exchange for Company Shares subject to and not subject to such repurchase rights (determined on a pro rata basis, with future lapses of such repurchase rights being applied to the Escrow Shares and other Company Shares initially held by such Company Stockholder on a pro rata basis). The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of

                                   Exhibit A-1
the Escrow Shares and to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

     (b) Indemnification. The Indemnifying Stockholders and the holders of Options have agreed in Article VI of the Merger Agreement to indemnify and hold harmless the Buyer and the Surviving Corporation from and against specified Damages. The Escrow Shares shall be security for such indemnity obligation, subject to the limitations, and in the manner provided, in this Agreement.

     (c) Dividends, Etc. Any securities, cash dividends or other property distributable in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities, cash dividends or other property in the Escrow Account. Such securities shall be issued in the name of the Escrow Agent or its nominee and all such securities, cash dividends or other property shall be considered part of the Escrow Account for purposes hereof.

     (d) Voting of Shares. The Indemnification Representatives shall have the right, in their sole discretion, on behalf of the Indemnifying Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Indemnification Representatives shall have no obligation to solicit consents or proxies from the Indemnifying Stockholders for purposes of any such vote.

     (e) Transferability. The respective interests of the Indemnifying Stockholders in the Escrow Account shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

     4. Administration of Escrow Account. The Escrow Agent shall administer the Escrow Account as follows:

          (a) If an Indemnified Person has incurred or suffered Damages for which it is entitled to indemnification under Article VI of the Merger Agreement, it shall, prior to the General Fund Termination Date (as defined below) in the case of indemnification claimed under Sections 6.1(a) and 6.1(c) of the Merger Agreement, or prior to the Litigation Fund Termination Date (as defined below) in the case of indemnification claimed under
     Section 6.1(b) of the Merger Agreement, give written notice of such claim (a "Claim Notice") to the Indemnification Representatives and the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount"), the basis for such claim and whether such claim is pursuant to Sections 6.1(a) and/or 6.1(c) of the Merger Agreement or is pursuant to Section 6.1(b) of the Merger Agreement. The date on which the representations, warranties, covenants and agreements of the Company and the related indemnification obligations in Sections 6.1(a) and 6.1(c) of the Merger Agreement expire in accordance with Section 6.3 of the Merger Agreement shall be referred to herein as the "General Fund Termination Date." The date on which all indemnification obligations in Section 6.1(b) of the Merger Agreement expire in accordance with Section 6.3 of the Merger Agreement shall be referred to herein as the "Litigation Fund Termination Date." Article VI of the Merger Agreement is attached hereto as Annex I.

          (b) Claims for indemnification involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in Article VI of the Merger Agreement. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within 30 days after delivery of a Claim Notice the Indemnification Representatives shall provide to the Indemnified Person, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Indemnification Representatives shall: (i) agree that some or all of the Escrow Account having a Fair Market Value (as computed pursuant to Section 7) equal to the full Claimed Amount may be released to the Indemnified Person, (ii) agree that some of the Escrow Account having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released to the Indemnified Person, or (iii) contest that any of the Escrow Account may be released to the Indemnified

                                   Exhibit A-2

     Person. The Indemnification Representatives may contest the release of amounts in the Escrow Account having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under Article VI of the Merger Agreement. If no Response Notice is delivered by the Indemnification Representatives within such 30-day period, the Indemnification Representatives shall be deemed to have agreed that some or all of the Escrow Account having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person.

          (c) Notwithstanding any other provision herein, indemnification for Damages pursuant to Sections 6.1(a) and (c) of the Merger Agreement may not exceed, in the aggregate, 40% of the initial Escrow Shares (plus any securities, cash dividends or other property distributed in respect thereof or in exchange therefor) and indemnification for Damages pursuant to Sections 6.1(b) of the Merger Agreement may not exceed, in the aggregate, 80% of the initial Escrow Shares (plus any securities, cash dividends or other property distributed in respect thereof or in exchange therefor).

          (d) If the Indemnification Representatives in the Response Notice agree (or are deemed to have agreed) that some or all of the Escrow Account having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account, the Escrow Agent shall, according to the written directions of the Buyer, promptly following the earlier of the required delivery date for the Response Notice or the delivery of the Response Notice, transfer, deliver and assign to the Indemnified Person such amount of Escrow Shares or other property held in the Escrow Account which has a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Shares or other property as is then held in the Escrow Account or is available for distribution pursuant to the limitations set forth in Section 4(c) above).

          (e) If the Indemnification Representatives in the Response Notice agree that Escrow Shares or other property having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released to the Indemnified Person from the Escrow Account, the Escrow Agent shall promptly following the delivery of the Response Notice transfer, deliver and assign to the Indemnified Person such amount of Escrow Shares or other property held in the Escrow Account which has a Fair Market Value equal to the Agreed Amount (or such lesser amount of Escrow Shares or other property as is then held in the Escrow Account or is available for distribution pursuant to the limitations set forth in Section 4(c) above).

          (f) If the Indemnification Representatives in the Response Notice contest the release of Escrow Shares or other property having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the Indemnification Representatives and the Buyer shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Indemnification Representatives and the Buyer should so agree, a memorandum (the "Memorandum") setting forth such agreement shall be prepared and signed by both parties and, if such Memorandum provides that all or a portion of the Contested Amount is to be paid to the Buyer, the Escrow Agent shall transfer, assign and deliver to the Indemnified Person from the Escrow Account an amount of Escrow Shares or other property which has a Fair Market Value equal to the amount so agreed (subject to the limitations set forth in Section 4(c) above). If no such agreement can be reached between the Buyer and the Indemnification Representatives after good faith negotiation over a period of 30 days (or such longer period as the Buyer and the Indemnification Representatives may mutually agree), the unresolved indemnification claims of the Buyer shall be settled by binding arbitration between the Buyer and the Indemnification Representatives (to which the Escrow Agent shall not be a party) in San Francisco, California. All claims shall be settled by a single arbitrator mutually agreeable to the Buyer and the Indemnification Representatives, or if they cannot agree to a single arbitrator in 30 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). If a single arbitrator has not been mutually agreed upon, the Indemnification Representatives and the Buyer shall each designate one arbitrator within 45 days of the delivery of the Indemnification Representatives' Response Notice contesting the Claimed Amount. The Indemnification Representatives and the Buyer shall cause such designated arbitrators mutually to

                                   Exhibit A-3
     agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of delivery of the Indemnification Representatives' Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Indemnification Representatives or the Buyer fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Indemnifying Stockholders and the Buyer shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The Indemnification Representatives and the Buyer shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator, or the majority of the arbitrators in the case of three arbitrators, shall be furnished to the Indemnification Representatives, the Indemnified Person and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Indemnification Representatives, the Indemnifying Stockholders, the Indemnified Person and the Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. The Escrow Agent shall promptly follow any directions contained in the written decision of the arbitrator or arbitrators.

          (g) After delivery of a Response Notice that the Claimed Amount is contested by the Indemnification Representatives, the Escrow Agent shall continue to hold in the Escrow Account an amount of Escrow Shares and other property having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Shares and other property then available in the Escrow Account or that is available for distribution pursuant to the limitations set forth in Section 4(c) above), notwithstanding the occurrence of the General Fund Termination Date or Litigation Fund Termination Date (as the case may be), until (i) delivery of a copy of a settlement agreement executed by the Buyer and the Indemnification Representatives setting forth instructions to the Escrow Agent as to the release of Escrow Shares and other property, if any, that shall be made with respect to the Contested Amount, or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, setting forth instructions to the Escrow Agent as to the release of Escrow Shares and other property, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares and other property from the Escrow Account (to the extent Escrow Shares and other property is then held in the Escrow Account or is available for distribution pursuant to the limitations set forth in
     Section 4(c) above) in accordance with such agreement or instructions.

          (h) If, as a result of any third party claim or legal proceeding subject to the indemnification procedures set forth in the Merger Agreement, any settlement has been entered into, or any judgment entered in favor of any third party (which is not subject to further appeal), the Indemnified Person may give notice of the resulting Damages to the Escrow Agent and the Escrow Agent shall, promptly following the receipt of such notice, transfer, deliver and assign to the Indemnified Person such amount of Escrow Shares and other property held in the Escrow Account which has a Fair Market Value equal to such Damages (or such lesser amount of Escrow Shares and other property as is then held in the Escrow Account or is available for distribution pursuant to the limitations set forth in Section 4(c) above).

          (i) In the event that, at the time that the Escrow Agent is to release any amounts to the Indemnified Person hereunder, holders of Options would be required to forfeit options to acquire shares of Buyer Common Stock pursuant to the terms of Section 5 hereof, the amounts of the Escrow Shares and other property to be distributed to the Indemnified Person hereunder shall be appropriately reduced, in accordance with the joint written instructions of the Buyer and the Indemnification Representatives, to reflect such forfeitures.

          (j) In the event that the Surviving Corporation receives reimbursement from third parties other than the Indemnifying Stockholders for Damages incurred in connection with the CL Litigation for which Indemnified Persons have received indemnification hereunder ("Reimbursed Damages"), the Buyer shall pay to the Indemnification Representatives on behalf of Indemnifying Stockholders an

                                   Exhibit A-4
     amount equal to the Reimbursed Damages (which amounts shall be distributed by the Indemnification Representatives to the Indemnifying Stockholders consistent with the provisions of Section 6(d) below).

     5.  Contribution By Holders of Options.

     (a) Pursuant to Section 1.11 of the Merger Agreement, Options shall be amended so that, upon exercise thereof, holders thereof shall receive shares of Buyer Common Stock. Such Options, as amended pursuant to Section 1.11 of the Merger Agreement, are referred to herein as "New Options."

     (b) The difference between the aggregate exercise price of each New Option and the aggregate Fair Market Value of the Buyer Common Stock issuable upon exercise thereof is referred to herein as the "Merger Value" of such New Option. Prior to the General Fund Termination Date, each holder of a New Option shall be at risk to forfeit that portion of the unexercised portion of such New Option having a value (as determined below) of 5% of the Merger Value with respect to indemnity claims made pursuant to Sections 6.1(a) or (c) of the Merger Agreement. Prior to the Litigation Fund Termination Date, each holder of a New Option shall be at risk to forfeit that portion of the unexercised portion of such New Option having a value (as determined below) of 10% of the Merger Value with respect to indemnity claims made pursuant to Section 6.1(b) of the Merger Agreement. Notwithstanding the foregoing, in no event will the holder of a New Option be required to forfeit a portion of the unexercised portion of such New Option in excess of 12.5% of the Merger Value with respect to all such claims. For purposes hereof, the value of the unexercised portion of the New Option shall be determined based upon the difference between the per share exercise price and the Fair Market Value of the Buyer Common Stock, multiplied by the number of shares of Buyer Common Stock which may yet be acquired upon exercise of the New Option (assuming the full vesting thereof).

     (c) Upon any determination that an Indemnified Person is entitled to receive some or all of the Escrow Account pursuant to Section 4 hereof, each holder of a New Option shall forfeit that amount of the unexercised portion of such New Option equal in value to such holder's "pro rata share" of the Damages. Such holder's pro rata share of the Damages shall be determined by dividing (x) the Merger Value of such holder's New Option by (y) the Fair Market Value of the Merger Shares. Any forfeitures hereunder shall be applied against the New Option on a pro rata basis against the vested and unvested portion of the New Option but such forfeiture shall not otherwise reduce the number of shares which may otherwise be repurchased by the Buyer or the Company following exercise of the New Option. If at the time of such determination the Escrow Shares in the Escrow Account include shares deposited by the Buyer pursuant to subsection (d) below that shall not have been previously utilized or allocated to fund a prior claim, such holder's pro rata share of the Damages shall be appropriately adjusted.

     (d) Upon any exercise of a New Option, (i) 12.5% of the shares of Buyer Common Stock issued upon such exercise prior to the occurrence of either the General Fund and Litigation Fund Termination Dates, (ii) 10% of the shares of Buyer Common Stock issued upon such exercise at any time after the occurrence of the General Fund Termination Date but prior to the occurrence of the Litigation Fund Termination Date, and (iii) 5% of the shares of Buyer Common Stock issued upon such exercise after the occurrence of the Litigation Fund Termination Date but prior to occurrence of the General Fund Termination Date, shall be deemed Escrow Shares and deposited with the Escrow Agent. The undersigned hereby authorizes the Buyer to make such deposit upon any exercise of the New Option. Upon such deposit such holder of a New Option shall be considered an Indemnifying Stockholder hereunder.

     6.  Release of Escrow Property.

     (a) Promptly after the General Fund Termination Date, if prior to the Litigation Fund Termination Date, the Escrow Agent, in accordance with the joint written instructions of the Buyer and the Indemnification Representatives, shall distribute to the Indemnifying Stockholders the difference between (x) 20% of the initial Escrow Shares (plus any securities, cash dividends or other property distributed in respect thereof or in exchange therefor) and (y) any Escrow Shares (or securities, cash dividends or other property distributed in respect thereof or in exchange therefor) previously distributed to the Indemnified Persons pursuant to Section 4 hereof in respect of claims made pursuant to Sections 6.1(a) and/or 6.1(c) of the Merger Agreement. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice pursuant to

                                   Exhibit A-5

Sections 6.1(a) or 6.1(c) of the Merger Agreement which has not then been resolved in accordance with Section 4 or Section 6.2 of the Merger Agreement (as applicable), the Escrow Agent shall retain in the Escrow Account an amount of Escrow Shares and other property having a Fair Market Value equal to the Claimed Amount covered by any Claim Notice which has not then been resolved (subject to the limitations set forth in Section 4(c) above). Any Escrow Shares and other property so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims.

     (b) Promptly after the Litigation Fund Termination Date, if prior to the General Fund Termination Date, the Escrow Agent shall distribute to the Indemnifying Stockholders the difference between (x) 60% of the initial Escrow Shares (plus any securities, cash dividends or other property distributed in respect thereof or in exchange therefor) and (y) any Escrow Shares (or securities, cash dividends or other property distributed in respect thereof or in exchange therefor) previously distributed to the Indemnified Persons pursuant to Section 4 hereof in respect of claims made pursuant to Section 6.1(b) of the Merger Agreement. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice pursuant to Section 6.1(b) of the Merger Agreement which has not been resolved in accordance with Section 4 or Section
6.2 of the Merger Agreement (as applicable), the Escrow Agent shall retain in the Escrow Account after the Litigation Fund Termination Date an amount of Escrow Shares and other property having a Fair Market Value equal to the Claimed Amount covered by any Claim Notice which has not then been resolved (subject to the limitations set forth in Section 4(c) above). Any Escrow Shares and other property so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims.

     (c) Promptly after the later of the General Fund or Litigation Fund Termination Dates, the Escrow Agent shall distribute to the Indemnifying Stockholders all of the Escrow Shares and other property then held in the Escrow Account. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice which has not then been resolved in accordance with Section 4 or Section 6.2 of the Merger Agreement (as applicable), the Escrow Agent shall retain in the Escrow Account an amount of Escrow Shares and other property having a Fair Market Value equal to the Claimed Amount covered by any Claim Notice which has not then been resolved (subject to the limitations set forth in Section 4(c) above). Any Escrow Shares and other property so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims.

     (d) Any distribution of all or a portion of the Escrow Shares and other property to the Indemnifying Stockholders shall be made in accordance with the percentage interests set forth opposite such holders' respective names on
Schedule I attached hereto; provided, however, (i) that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares and other property otherwise distributable to Indemnifying Stockholders who have not, according to written notice provided by the Buyer to the Escrow Agent, prior to such distribution, surrendered their respective Certificates pursuant to the terms and conditions of the Merger Agreement; and (ii) that such Schedule I shall be appropriately revised in the event the Buyer deposits additional Escrow Shares with the Escrow Agent pursuant to Section 1.6(a) of the Merger Agreement or pursuant to Section 5 hereof following the date of this Agreement. Any property withheld pursuant to clause (i) above shall be delivered to the Buyer promptly after the later of the General Fund and Litigation Fund Termination Dates, and shall be delivered by the Buyer to the Indemnifying Stockholders to whom such property would have otherwise been distributed upon surrender of their respective Certificates. Distributions to the Indemnifying Stockholders shall be made by mailing stock certificates and/or cash or other property to such holders at their respective addresses shown on Schedule I (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Indemnifying Stockholders pursuant to this Agreement. Instead, the Buyer shall redeem such Escrow Shares for an amount equal to their Fair Market Value and the Escrow Agent shall distribute cash in lieu thereof. The Buyer will cooperate with the Escrow Agent and will make available certificates for Buyer Common Stock in such denominations and in such names as may be required to effectuate any distributions hereunder.

     7.  Valuation of Escrow Shares.  For purposes of this Agreement, the Fair
Market Value of Buyer Common Stock shall be [$            ] per share (based
upon average closing sale prices for fifteen trading days prior to Closing
Date). The Fair Market Value of all other property shall be determined by the mutual agreement of the Buyer and the Indemnification Representatives.

                                   Exhibit A-6

     8. Fees and Expenses of Escrow Agent. The Buyer agrees to pay or reimburse the Escrow Agent for any legal fees and expenses incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the attached Schedule II, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

     9.  Responsibility of the Escrow Agent.

     (a) The Escrow Agent may rely on and shall be protected in acting or refraining from acting upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall have no responsibility for determining the accuracy thereof. Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to any party hereto for any action taken or omitted to be taken by it or any of its directors, officers or employees in connection with the performance of its duties hereunder, except for its own gross negligence, bad faith or willful misconduct. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement, including the Merger Agreement (other than Article IV thereof, attached hereto as Annex A). If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action reasonably taken or omitted in connection with the advice or opinion of such counsel. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification.

     (b) If any party to this Agreement disagrees on anything connected with this escrow, (i) the Escrow Agent will not have to settle the matter, (ii) the Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for damages, (iii) if the Escrow Agent intervenes in or is made a party to any legal proceedings, it will be entitled to such reasonable compensation for services, costs and attorney's fees as the court may award, and (iv) the Escrow Agent is entitled to hold assets deposited in escrow hereunder pending settlement of the disagreement by any of the above means.

     (c) The Escrow Agent is to act as a depository agent only and is hereby relieved of any liability in connection with any representations made by the other parties hereto or any of their agents. The Escrow Agent shall not be responsible for and shall not be under a duty to examine any other agreement, including the Merger Agreement (other than Article VI thereof, attached hereto as Annex A).

     (d) It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Account that is not resolved in accordance with Section 4 hereof or
Section 6.2 of the Merger Agreement, or should any claim be made directly upon such Account by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Account until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final order, decree or judgment of a Court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Account.

     (e) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

                                   Exhibit A-7

     10.  Indemnification of Escrow Agent.

     (a) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. The Buyer and Indemnifying Stockholders, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

     (b) The Buyer and Indemnifying Stockholders, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of amounts in the Escrow Account under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement. The Buyer and Indemnification Representatives undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessment or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. The Buyer and Indemnifying Stockholders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent is supplied with an original, signed W-9 form or its equivalent prior to distribution.

     11. Resignation of the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving not less than 30 days' prior written notice of such resignation to the Buyer and the Indemnification Representatives, which notice shall specify the date when such resignation shall take effect. Upon such notice, the Buyer and the Indemnification Representatives shall jointly appoint a successor to the Escrow Agent and will issue to the Escrow Agent written instructions authorizing redelivery of the Escrow Account to a bank or trust company. Such bank or trust company shall have a principal office in Boston, Massachusetts, and shall have capital, surplus and undivided profits in excess of $50,000,000. If the Buyer and the Indemnification Representatives are unable to agree upon a successor to the Escrow Agent within 20 days after such notice, the Escrow Agent may apply to a court of competent jurisdiction for such appointment. The provisions of
Section 10 hereof shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

     12. Liability and Authority of Indemnification Representatives; Successors and Assignees.

     (a) The Indemnification Representatives shall incur no liability to the Indemnifying Stockholders with respect to any action taken or suffered by them in reliance upon any note, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Indemnification Representatives may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Indemnification Representatives based on such advice, the Indemnification Representatives shall not be liable to the Indemnifying Stockholders.

     (b) In the event of the death or permanent disability of either Indemnification Representative, or his resignation as an Indemnification Representative, a successor Indemnification Representative shall be appointed by the other Indemnification Representative or, absent such appointment, a successor Indemnifica-

                                   Exhibit A-8
tion Representative shall be elected by a majority vote of the Indemnifying Stockholders, with each such Indemnifying Stockholder (or his or her successors or assigns) to be given a vote equal to the number of votes represented by the Company Shares held by such Indemnifying Stockholder immediately prior to the Effective Time. Each successor Indemnification Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Indemnification Representatives, and the term "Indemnification Representatives" as used herein shall be deemed to include any and all successor Indemnification Representatives.

     (c) The Indemnification Representatives, acting jointly but not singly, shall have full power and authority to represent the Indemnifying Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Indemnification Representative hereunder shall be binding upon the Indemnifying Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Indemnification Representatives, acting jointly but not singly, shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Indemnifying Stockholders and their successors. All actions to be taken by the Indemnification Representatives hereunder shall be evidenced by, and taken upon, the written direction of both of them.

     13. Amounts Payable by Indemnifying Stockholders. The fees and out-of-pocket expenses incurred by the Indemnifying Stockholders in resolving Claim Notices under this Agreement and in defending third party claims in connection with Article VI of the Merger Agreement shall be payable solely as follows. The Indemnification Representatives shall notify the Escrow Agent of any such fees and expenses incurred by the Indemnifying Stockholders prior to making payment thereof, with a copy of such notice to the Buyer. On the eleventh business day after the delivery of such notice, the Buyer will redeem the Escrow Shares (based upon the Fair Market Value of Buyer Common Stock set forth in
Section 7 above), as is necessary to raise an amount necessary to pay such fees and expenses, and shall disburse such amounts to the party to whom such amount is owed in accordance with the instructions of the Indemnification Representatives; provided that if the Buyer delivers to the Escrow Agent (with a copy to the Indemnification Representatives), within five business days after delivery of such notice by the Indemnification Representatives, a written notice contesting the legitimacy or reasonableness of such fees and expenses, then the Escrow Agent shall not make such disbursement and such dispute shall be resolved by the Buyer and the Indemnification Representatives in accordance with the procedures set forth in Section 4(f).

     14. Termination. This Agreement shall terminate upon the latest of (i) the General Fund Termination Date, (ii) the Litigation Fund Termination Date, or
(iii) the distribution by the Escrow Agent of all of the Escrow Account in accordance with this Agreement. The provisions of Section 10 hereof shall survive the termination of this Agreement.

                                   Exhibit A-9

     15. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

     If to the Buyer:
          Security Dynamics Technologies, Inc.
        One Alewife Center
        Cambridge, MA 02140-2312

        with a copy to:

        Hale and Dorr
        60 State Street
        Boston, MA 02109
        Attention:  Jay Bothwick, Esq.

     If to the Indemnification Representatives:

       with a copy to:

        Tomlinson Zisko Morosoli & Maser, LLP
        200 Page Mill Road
        Second Floor
        Palo Alto, CA 94306
        Attn:  Timothy Tomlinson, Esq.

     If to the Escrow Agent:
          State Street Bank and Trust Company
        Two International Place
        Boston, MA 02110
        Attn:  Corporate Trust Department, 4th Floor
        Fax:  (617) 664-5371

     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 15.

     16.  General.

     (a) Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, successors and assigns.

     (b) Consent to Jurisdiction and Service. The Buyer and the Indemnification Representatives hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or

                                  Exhibit A-10
proceedings brought against the Buyer and the Indemnification Representatives by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the Buyer and the Indemnification Representatives hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to the Buyer and the Indemnification Representatives, as the case may be, at their respective addresses in accordance with Section 15 hereof.

     (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (e) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     (f) Amendment. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Indemnification Representatives.

     (g) Force Majeure. Neither the Buyer, nor the Indemnification Representatives, nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disaster.

     (h) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

                                  Exhibit A-11

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.
                                            SECURITY DYNAMICS TECHNOLOGIES, INC.

                                            By:.................................

                                            ....................................
                                            [INDEMNIFICATION REPRESENTATIVE]

                                            ....................................
                                            [INDEMNIFICATION REPRESENTATIVE]

                                            EACH INDEMNIFYING STOCKHOLDER AS SET
                                            FORTH IN SCHEDULE I AND EACH HOLDER
                                            OF AN OPTION

                                            By: ................................
                                              [                    ]
                                              ATTORNEY-IN-FACT

                                            STATE STREET BANK AND TRUST COMPANY

                                            By:.................................

                                  Exhibit A-12

                                   SCHEDULE I

          INDEMNIFYING STOCKHOLDER                               PERCENTAGE
- ---------------------------------------------   ---------------------------------------------

                                  Exhibit A-13

                                                                       EXHIBIT A

                                  SCHEDULE II

     Escrow Agent Fees:

                                  Exhibit A-14

                                                                       EXHIBIT B

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            RSA DATA SECURITY, INC.

     RSA Data Security, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is RSA Data Security, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was August 19, 1982.

          2. This Amended and Restated Certificate of Incorporation was duly
     adopted by the Board of Directors at a meeting held on             , 1996
     and by the stockholders of the Corporation at a special meeting of
     stockholders held on             , 1996, in accordance with the applicable
     provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

          3. This Amended and Restated Certificate of Incorporation restates, integrates and amends the original Certificate of Incorporation filed March 23, 1995, as subsequently amended on June 29, 1984, August 23, 1985, August 23, 1985, September 10, 1987, February 12, 1988 and December 1, 1994, and the text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

     FIRST. The name of the Corporation is: RSA Data Security, Inc.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, $0.01 par value per share.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1. Election of directors need not be by written ballot.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SIXTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the

                                   Exhibit B-1
creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

     As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

     In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made if it is determined that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested

                                   Exhibit B-2
directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, pursuant to Section 103 of the general Corporation Law of Delaware, RSA Data Security, Inc. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate to be signed by its President this day of , 1996.

                                            RSA DATA SECURITY, INC.

                                            ....................................
                                            Name:
                                            Title: President

                                   Exhibit B-3

                                                                       EXHIBIT C

                             AFFILIATE'S AGREEMENT

                                                                          , 1996
Security Dynamics Technologies, Inc.
One Alewife Center
Cambridge, MA 02140-2312

Dear Sirs:

     An Agreement and Plan of Merger dated as of April 14, 1996 (the "Agreement") has been entered into by and among Security Dynamics Technologies, Inc. (the "Buyer"), Card-Key Inc. (the "Transitory Subsidiary") and RSA Data Security, Inc. (the "Company"). The Agreement provides for the merger of the Transitory Subsidiary with and into the Company (the "Merger"). In accordance with the Agreement, the Company Shares (as defined in this Agreement) owned by the undersigned at the Effective Time (as defined in the Agreement) shall be converted into shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock"), as described in the Agreement.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

     1.  Pooling Requirements.

     (a) The undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any Buyer Common Stock issued to the undersigned pursuant to the Merger, or any Buyer Common Stock issued to the undersigned upon exercise of any employee stock options or warrants, until after such time as the Buyer has published (within the meaning of Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Company and the Buyer.

     (b) For a period commencing 30 days prior to the Effective Time of the Merger and ending on the earlier of the Effective Time of the Merger or the termination of the Agreement, the undersigned will not sell, transfer or otherwise dispose of, or reduce his or its interest in or risk relating to, any shares of Company Shares presently owned or subsequently acquired by the undersigned.

     2. Rule 145. The undersigned will not offer, sell, pledge, transfer or otherwise dispose of any of the shares of Buyer Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act of 1933 (the "Securities Act"), (ii) the undersigned shall have furnished to the Buyer an opinion of counsel, satisfactory to theBuyer, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act.

     3. Legend. The undersigned understands that all certificates representing the Buyer Common Stock deliverable to the undersigned pursuant to the Merger shall, until the occurrence of one of the events referred to in Section 2 above, bear a legend substantially as follows:

        "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliates Agreement dated as of
                       , 1996 between the holder of this certificate and Security Dynamics Technologies, Inc., a copy of which Agreement may be inspected by the holder of the certificate at One Alewife Center, Cambridge, Massachusetts or furnished by Security Dynamics Technologies, Inc. to the holder of this certificate upon written request and without charge."

                                   Exhibit C-1

     The Buyer, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Buyer Common Stock which are required to bear the foregoing legend.

     4. Tax Matters. The undersigned has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a sale, exchange, transfer, pledge, disposition or any other transaction (including a distribution by a partnership to its partners or by a corporation to its shareholders) that results in a reduction in the risk of ownership (collectively, a "Sale") with respect to more than 50% of the shares of Buyer Common Stock to be acquired by the undersigned upon consummation of the Merger. The undersigned is not aware of, or participating in, any present plan or intention (a "Plan") on the part of Company stockholders to engage in Sales of shares of Buyer Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all outstanding Company Shares immediately prior to the Merger. For purposes of the preceding sentence, Company Shares (i) which are exchanged for cash in lieu of fractional shares of Buyer Common Stock or (ii) with respect to which a pre-Merger Sale occurs in a Related Transaction (as defined below), shall be considered to be Company Shares that are exchanged for Buyer Common Stock in the Merger and then disposed of pursuant to a Plan. A Sale of Buyer Common Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction. For purposes of this Section, a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Agreement. If any of the undersigned's representations in this section cease to be true at any time prior to the Effective Time of the Merger, the undersigned will deliver to each of the Buyer and the Company, prior to the Effective Time of the Merger, a written statement to that effect, signed by the undersigned.

     5. Escrow Agreement. The undersigned confirms that by approval of the Merger and the execution of this Agreement, the undersigned, without any further act, consents to the establishment of the escrow pursuant to Article VI of the Agreement and the Escrow Agreement and the appointment of the Indemnification Representatives as his or its attorneys-in-fact and agents with respect to such escrow and the indemnification obligations set forth in Article VI of the Agreement.

     5.  Miscellaneous.

     (a) This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

                                   Exhibit C-2

     The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel or counsel for the Buyer.

                                            Very truly yours,

                                            ....................................
                                            Signature

                                            ....................................
                                            Print Name

ACCEPTED:
SECURITY DYNAMICS TECHNOLOGIES, INC.
By:.................................
Title:..............................

Dated:..............................

                                   Exhibit C-3

                              EXHIBIT D TO ANNEX A

                                                                       EXHIBIT D

                         [LETTERHEAD OF FENWICK & WEST]

                                                                          , 1996

Security Dynamics Technologies, Inc.
Card-Key Inc.
[Address]
[Address]

Ladies and Gentlemen:

     We have acted as counsel to RSA Data Security, Inc., a Delaware corporation (the "Company") in connection with the Agreement and Plan of Merger dated as of April 14, 1996 (the "Merger Agreement"), between Security Dynamics Technologies, Inc., a Delaware corporation (the "Buyer"), Card-Key Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and the Company pursuant to which the Transitory Subsidiary will be merged with and into the Company, with the Company to survive the merger as a wholly owned Subsidiary of the Buyer. This opinion is furnished to you pursuant to Section 5.2(f) of the Merger Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

     In order to render this opinion, we have examined the following documents:

          (1) The Merger Agreement, the Certificate of Merger and the Escrow Agreement (such agreements are collectively referred to as the "Closing Agreements").

          (2) The Amended and Restated Certificate of Incorporation of the Company, as amended and restated to date (the "Restated Certificate").

          (3) A copy of the Company's Bylaws, as amended (the "Bylaws").

          (4) The minutes of meetings and actions by written consent of the Company's stockholders and Board of Directors that are contained in the Company's minute books in our possession.

          (5) The stock record books of the Company provided to us by the Company.

          (6) The certificates and documents delivered by or on behalf of the Company and the Buyer at the Closing (the "Closing Documents").

          (7) A Management Certificate addressed to us and dated of even date herewith executed by the Company and certain of its officers (the "Management Certificate"), a copy of which accompanies this opinion.

          (8) A Certificate of Status regarding the Company issued by the
              California Secretary of State, dated                , indicating
              the Company is in good standing and is qualified to do business as a foreign corporation in that state.

          (9) A letter from the California Franchise Tax Board dated to the effect that the Company is in good standing
              with respect to its California franchise tax filings and has no known unpaid franchise tax liability.

          (10) A Certificate of Good Standing from the Delaware Secretary of
               State, dated                , indicating that the Company is in
               good standing in the State of Delaware.

          (11) Certificates from the Indemnification Representatives, Company
               Stockholders and holders of Options dated                  ,
               respectively.

          (12) Each contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agree-

                                   Exhibit D-1
            ment or instrument set forth in Sections 2.12, 2.13, 2.14, 2.16 or
            2.22 of the Disclosure Schedule (the "COMPANY AGREEMENTS").

          (13) The Prospectus/Proxy Statement and the Registration Statement.

     In connection with this opinion, we have not examined any documents other than those expressly referred to above or made any other independent factual investigation.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents (other than the signatures of the Company on the Closing Agreements executed by the Company), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any agreements reviewed by us, the legal capacity of all natural persons executing and/or delivering such documents, and (except with respect to due execution and delivery of the Closing Agreements by the Company) the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon:
(A) our examination of the documents expressly referred to above, and we have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above; (B) our actual knowledge; (C) the representations and warranties of the Company, the Buyer, the Transitory Subsidiary, Indemnification Representatives, Company Stockholders and holders of Options set forth in the Closing Agreements and the Closing Documents; and (D) the representations and warranties made by representatives of the Company and Indemnification Representatives, Company Stockholders and holders of Options to us, including without limitation, those set forth in the Management Certificate, copies of all of which representations and warranties have been identified and made available to counsel to the Buyer. We have made no independent investigations or other attempts to verify the accuracy of any such information, representations or warranties or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that any of the opinions expressed herein are not accurate.

     As used in this opinion, the phrases "to our knowledge" or "known to us" refer only to the current actual knowledge of those attorneys currently in this firm who have rendered substantive attention to this transaction and mean that, while such attorneys do not have any conscious awareness that the matters stated are factually incorrect, we have made no independent investigation of such matters other than our examination of the documents referred to in the second paragraph of this letter. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

     Where statements in our opinion refer to the term "material," those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company or its business, prospects, assets or financial condition, which are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters; however, such opinions and judgments are not known to us to be incorrect.

     For the purposes of this opinion, we have also assumed that: (A) the Buyer has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by the Buyer of the execution, delivery and performance by the Buyer of each of the Closing Agreements and the Closing Documents to which the Buyer is a party and the performance by the Buyer of all of the Buyer's obligations thereunder and that the Closing Agreements are binding obligations of the Buyer enforceable against the Buyer in accordance with their terms; (B) the Transitory Subsidiary has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by the Transitory Subsidiary of the execution, delivery and performance by the Transitory Subsidiary of each of the Closing Agreements and the Closing Documents to which it is a party and the performance by the Transitory Subsidiary of all of the Transitory Subsidiary's obligations thereunder and that the Closing Agreements are binding obligations of the Transitory Subsidiary enforceable against the Transitory Subsidiary in accordance

                                   Exhibit D-2
with their terms; (C) the Company Stockholders who are not natural persons have all requisite power and authority, and have taken any and all corporate or other action necessary, for the due authorization by such Company Stockholders of the execution, delivery and performance by such Company Stockholders of each of the Closing Agreements and the Closing Documents to which such Company Stockholders are a party and the performance by such Company Stockholders of all of their obligations thereunder and that the Closing Agreements are binding obligations of such Company Stockholders are enforceable against such Company Stockholders in accordance with their terms; and (D) each of the Buyer, Transitory Subsidiary, Indemnification Representatives, Company Stockholders and holders of Options has fully performed all the obligations that it is to perform at or before the Closing.

     This opinion is qualified by and is subject to, and we render no opinion with respect to, the limitations and exceptions to the enforceability of contracts and obligations generally, including, without limitation: (A) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; (B) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, and the effect of public policy; (C) the effect of Section 1670.5 of the California Civil Code and of California court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the other party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the party seeking to enforce such provisions or
(ii) the enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing; (D) compliance or noncompliance with antifraud provisions of applicable state and federal statutes, rules and regulations concerning the issuance and sale of securities; and (E) the effect of any public policy limitations on the right to indemnification or the enforceability of the indemnification provisions of
Article VI of the Merger Agreement and Section 3(b) of the Escrow Agreement.

     Except as otherwise indicated, all opinions herein are rendered as of the time immediately preceding the Closing.

     In rendering the opinion expressed in paragraph 1 below with respect to the good standing of the Company, we have relied solely upon the certificates of good standing from the offices of the Delaware Secretary of State identified in numbered paragraph 10 on page 2 of this Opinion.

     With respect to our opinion in paragraph 2 below, we have relied solely upon the Certificate of Status and Good Standing Certificates identified in numbered paragraphs 8 and 9 on pages 1 and 2 of this Opinion and representations made to us in the Management Certificate that the Company owns or leases property, maintains offices or inventories, has employees or otherwise transacts intrastate business only in the State of California; we have made no independent examination of the laws of any jurisdiction other than the State of California.

     In connection with the opinion expressed in paragraph 3 below, the Company has represented to us, and we have assumed, that the Restated Certificate, the Bylaws and the stock records of the Company in our possession (including the stock register maintained by us in the ordinary course of our representation of the Company, the Company's stock certificate books and the Company's minute books in our possession) constitute all of the Company's documents relating to the issuance of shares of its capital stock. In rendering the opinion in the third sentence of paragraph 3 below, we have relied upon and assumed the accuracy of the Company's representation to us that the factual information set forth in such sentence of paragraph 3 is true and complete. Although we have no knowledge that the information provided by Company and reflected in the third sentence of paragraph 3 is incorrect, we are not in a position to verify its accuracy and completeness. In rendering any opinion in paragraph 3 that any shares are "fully paid," we have relied solely on the Company's representations to us as to the nature and amount of the consideration received by the Company for such shares.

                                   Exhibit D-3

     Our opinion in paragraph 4 assumes, without rendering an opinion thereon, that the internal laws of the State of California as applied to contracts made between California residents present in California (without regard to laws regarding choice of law or conflict of laws) would be applied in evaluating the enforceability of the Merger Agreement and that all consideration paid for the issued and outstanding stock of the Company in connection with the Merger has been received by the stockholders of the Company.

     Our opinion in paragraph 9 assumes, without rendering an opinion thereon, that the internal laws of the State of California as applied to contracts made between California residents present in California (without regard to laws regarding choice of law or conflict of laws) would be applied in evaluating the enforceability of the Escrow Agreement.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing internal laws of the State of California (without regard to the choice of law or conflict of laws provisions thereof as set forth in standard statutory compilations), the Delaware General Corporation Law (without regard to the choice of law or conflict of laws provisions thereof as set forth in standard statutory compilations) and the existing federal laws of the United States of America. The opinion regarding Delaware law is based solely upon our examination of the text of such law, and the rules and regulations thereunder, as is published by Commerce Clearing House, Inc. Special rulings of such authority or opinions of other counsel have not been sought or obtained.

     We express no opinion herein as to any Subsidiary of the Company.

     We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard for practice for lawyers in California.

     We express no opinion herein as to whether the Merger will qualify for "pooling treatment" in accordance with applicable accounting rules and principles or as to the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations.

     Based upon the foregoing, and subject to the assumptions and qualifications referred to herein, it is our opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

     2. The Company is duly qualified to transact business in each of the jurisdictions listed on Schedule A attached hereto. The Company has all requisite corporate power and authority to carry on the businesses in which it is currently engaged (as described in the Registration Statement) and to own and use the properties owned and used by it (as described in the Registration Statement).

     3. The authorized capital stock of the Company consists of (A) 7,000,000 shares of Company Common Stock, of which [2,528,633]- shares are issued and outstanding and 31,705 shares are held in the treasury of the Company, and (B) 2,500,000 shares of Preferred Stock, of which (i) 250,000 shares have been designated as Series A Preferred Stock, all of which are issued and outstanding,
(ii) 500,000 shares have been designated as Series B Preferred Stock, of which 499,950 shares are issued and outstanding, (iii) 1,050,000 shares have been designated as Series C Preferred Stock, of which 360,000 shares are issued and outstanding, and (iv) 700,000 shares have been designated as Series D Preferred Stock, of which 380,334 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of all statutory preemptive rights. Except as set forth on the Disclosure Schedule, to our knowledge, there are no outstanding or authorized (A) options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for issuance, disposition or acquisition of any of its capital stock, (B) stock appreciation, phantom stock or similar rights with respect to the Company, or
(C) agreements, voting trusts, proxies, or understandings with respect to the voting or

                                   Exhibit D-4
registration under the Securities Act of any shares of capital stock of the Company. Except as set forth in Section 2.2 of the Disclosure Schedule, all of the issued and outstanding shares of capital stock of the Company were issued in compliance with the registration and prospectus delivery requirements of applicable federal securities laws.

        4. The Company has all requisite corporate power and authority to execute and deliver the Merger Agreement and to perform its obligations thereunder. The execution and delivery of the Merger Agreement and the performance of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action (including the Requisite Stockholder approval) on the part of the Company. The Merger Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        5. Except as set forth in the Disclosure Schedule, neither the execution and delivery by the Company of the Merger Agreement, nor the consummation by the Company of the transactions contemplated thereby, (A) conflicts with or violates any provision of the Restated Certificate or the Company Bylaws, (B) requires on the part of the Company any filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been filed or obtained, (C) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under, any of the Company Agreements, (D) to our knowledge, results in the imposition of any Security Interest upon any assets of the Company, or (E) violates any statute, rule or regulation, or any order, writ, injunction or decree known to us that is specifically applicable to the Company or any of its properties or assets; except to the extent that the events described in this paragraph 5 above would not have a material adverse effect on the Company or its business.

        6. Except as set forth in the Disclosure Schedule, to our knowledge, the Company (A) is not subject to any unsatisfied judgment, order, decree, stipulation or injunction or (B) is not a party or has been threatened in writing to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

        7. All authorizations, consents and approvals of all federal and state governmental agencies and authorities required in order to permit consummation by the Company and, to our knowledge, the Company Stockholders, of the transactions contemplated by the Merger Agreement have been obtained.

        8. The information with respect to the Company contained in the Prospectus/Proxy Statement and the Registration Statement complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (except that we express no such opinion with respect to the financial statements, schedules and other financial and statistical data included therein).

        9. The Escrow Agreement has been duly authorized, executed and delivered by the Indemnification Representatives and constitutes the legal, valid and binding obligations of the Indemnification Representatives, the Company Stockholders and the holders of Options, enforceable against the Indemnification Representatives, the Company Stockholders and the holders of Options in accordance with its terms.

        10. To our knowledge, there are no affiliates (as defined under Rule 144 promulgated under the Securities Act) of the Company not listed on Schedule B hereto.

        11. Upon the filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective under Delaware law.

                                   Exhibit D-5

     This opinion is intended solely for the use of the Buyer for the purpose of
Section 5.2(f) of the Merger Agreement, and is not to be made available or relied upon by any other persons or entities for any other purpose without our prior written consent. We assume no obligation to advise you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention, whether or not they would affect or modify the opinions expressed herein.

                                            Very truly yours,

                                            FENWICK & WEST LLP

                                   Exhibit D-6

                                   SCHEDULE A

                         JURISDICTION OF QUALIFICATION

                                           DATE OF CERTIFICATE
      CORPORATION           JURISDICTION    OF PUBLIC OFFICIAL
- ------------------------    -----------    --------------------
RSA Data Security, Inc.     California
RSA Data Security, Inc.      Delaware

                                   Exhibit D-7

                                   SCHEDULE B

                           AFFILIATES OF THE COMPANY

                                D. James Bidzos

                                Addison Fischer

                                Ronald L. Rivest

                                 Kathryn Conrow

                                   Exhibit D-8

                                                                       EXHIBIT E

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement"), made this      day of           ,
1996, is entered into by and between RSA Data Security, Inc., a Delaware corporation with its principal place of business at 100 Marine Parkway, Suite
500, Redwood City, California 94065-1031 (the "Company"), and           ,
residing at                     (the "Employee").

     On April 14, 1996, the Company, Security Dynamics Technologies, Inc., a Delaware corporation (the "Parent Corporation"), and Card-Key Inc. ("Acquisition Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, Acquisition Sub will merger with and into the Company and the Company will become a wholly-owned subsidiary of the Parent Corporation. In connection with the consummation of the transactions contemplated by the Merger Agreement, the Parent Corporation desires that the Company and the Employee enter into this Agreement. The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Closing Date, as such term is defined in the Merger Agreement (the "Commencement Date"), and ending on the day immediately prior to the third anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 4 (such period, as it may be extended, the "Employment Period").

     2.  Title; Capacity.  The Employee shall serve as           or in such
other position as the Company or its Board of Directors (the "Board") may from time to time determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer or officers of the Parent Corporation or the Company designated by the Parent Corporation or the Board.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     3.  Compensation and Benefits.

        3.1  Salary.  The Company shall pay the Employee, at such times as the
Company pays its employees in general, an annual base salary of $          for
the one-year period commencing on the Commencement Date. Such base salary shall be subject to adjustment thereafter as determined by the Board; provided, however, that the Board shall not decrease the base salary during the Employment Period without the prior written consent of the Employee.

        3.2 Fringe Benefits. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

        3.3 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

                                   Exhibit E-1

          3.4  Stock Option.

           (a) Option Grant. Subject to compliance with applicable securities laws and approval by the Compensation Committee of the Board of Directors of the Parent Corporation (the "Compensation Committee"), the Parent Corporation shall grant to the Employee as of the date hereof an option (the "Stock Option") to
purchase           shares of the Parent Corporation's Common Stock, $.01 par
value per share (the "Common Stock"), at a per share price equal to the lesser of (x) the last reported sale price of the Common Stock on the Nasdaq National Market on the date hereof, or (y) the average of the last reported sale prices of the Common Stock on the Nasdaq National Market for the five trading days prior to the date hereof.

           (b) Option Terms. The Stock Option shall have a term of ten years and shall become exercisable in four equal annual installments, on the first through fourth anniversary dates of the Commencement Date, so long as the Employee shall remain in the employment of the Company on such dates. The Stock Option shall contain such other terms as are customary in options awarded by the Parent Corporation to employees of the Parent Corporation and its subsidiaries under the Parent Corporation's 1994 Stock Option Plan, as amended.

           (c) Best Efforts. The Parent Corporation agrees to use its best efforts to cause the Compensation Committee to grant the Stock Option to the Employee in accordance with the provisions of this Section 3.4.

     4. Employment Termination. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

        4.1 Expiration of the Employment Period in accordance with Section 1;

        4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of failure of the Employee to perform his assigned duties for the Company, dishonesty, gross negligence or misconduct; (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony; (c) Employee's habitual drunkenness, use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available); or (d) the breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach (unless such breach is not susceptible to cure, in which case termination shall be deemed to be immediate);

        4.3 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties; or

          4.4 At the election of the Company, upon not less than 30 days' prior written notice of termination.

     5.  Effect of Termination.

        5.1 Termination for Cause or Voluntary Termination. In the event the Employee's employment is terminated for cause pursuant to Section 4.2, the Company shall pay to the Employee the compensation and benefits which would otherwise be payable to him through the last day of his actual employment by the Company.

                                   Exhibit E-2

        5.2 Termination for Death or Disability. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits which would otherwise be payable to the Employee through the date of his termination of employment because of death or disability.

        5.3 Termination Without Cause. If the Employee's employment is terminated at the election of the Company pursuant to Section 4.4, and in consideration of the post-termination non-compete and non-solicitation agreement set forth in Section 6, the Company shall pay to the Employee the compensation and benefits payable to him under Section 3, at the times provided in Section 3, through the day immediately prior to the third anniversary of the Commencement Date.

        5.4 Survival. The provisions of Sections 5 and 6 shall survive the termination of this Agreement.

     6.  Non-Compete and Non-Solicitation.

        (a) The Employee recognizes that his willingness to enter into the restrictive covenants contained in this Section 6 was a critical condition precedent to the willingness of the Parent Corporation to acquire the Company and of the Parent Corporation and the Company to enter into and perform under this Agreement. The Employee also acknowledges that the restrictions contained in this Section 6 will not materially or unreasonably interfere with the Employee's ability to earn a living.

        (b) During the Employment Period and for a period extending through the later of (x) the fourth anniversary of the Commencement Date or (y) the first anniversary of the date on which the Employee ceases to be employed by the Company, the Employee will not directly or indirectly:

               (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, agent, distributor, dealer, representative, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company; or

               (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

               (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, dealers, distributors, representatives or accounts, or prospective clients, customers, dealers, distributors, representatives or accounts, of the Company which were contacted, solicited or served by employees of the Company while the Employee was employed by the Company.

        (c) In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, of the non-competition and non-solicitation provisions set forth in this Section 6 are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that the provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render them unenforceable. The parties intend that these non-competition and non-solicitation provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

        (d) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

        (e) For purposes of this Section 6, the "Company" refers to the Company, the Parent Corporation and any of their respective affiliates.

                                   Exhibit E-3

     7. Proprietary Information and Developments. Concurrently with the execution of this Agreement, the Employee shall enter into the Parent Corporation's standard Employee Nondisclosure and Developments Agreement, a copy of which is attached hereto as EXHIBIT A (the "Nondisclosure Agreement").

     8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10. Entire Agreement. This Agreement, together with the Nondisclosure Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11. Amendment. This Agreement may be amended or modified only by a written instrument executed by all of the parties hereto.

     12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company or the Parent Corporation may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     14.  Miscellaneous.

        14.1 No delay or omission by the Company or the Parent Corporation in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Parent Corporation on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

        14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

        14.4 This Agreement shall become effective upon the Closing Date (as such term is defined in the Merger Agreement) and shall be of no force and effect if the Merger Agreement is terminated in accordance with its terms.

                                   Exhibit E-4

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                            RSA DATA SECURITY, INC.

                                            By: ................................
                                              Name:
                                              Title:

                                              EMPLOYEE

                                              ...

     The undersigned has executed this Agreement only for purposes of becoming bound by Section 3.4 hereof.
                                            SECURITY DYNAMICS TECHNOLOGIES, INC.

                                            By: ................................
                                              Name:
                                              Title:

                                   Exhibit E-5

                                                                       EXHIBIT A

[Form of Employee Nondisclosure and Developments Agreement]

                                   Exhibit E-6

                                                                       EXHIBIT F

                         [LETTERHEAD OF HALE AND DORR]

                                                                          , 1996

RSA DATA SECURITY, INC.
100 Marine Parkway
Suite 500
Redwood City, CA 94065-1031

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.3(d) of the Agreement and Plan of Merger dated as of April 14, 1996 (the "Merger Agreement"), between Security Dynamics Technologies, Inc., a Delaware corporation (the "Buyer"), Card-Key Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and RSA Data Security, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

     We have acted as counsel to the Buyer and the Transitory Subsidiary in connection with the Merger and the preparation of the related Certificate of Merger to be filed with the Secretary of State of Delaware. As such counsel, we have assisted in the preparation of the Merger Agreement and the Escrow Agreement (together, the "Documents") and in the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration
Statement on Form S-4 (File No. 333-            ), as amended by [description of
amendments to be provided], and including as a part thereof the Proxy
Statement/Prospectus, dated             , 1996, in the form contained in
[Pre/Post-Effective] Amendment No.   (the "Proxy Statement/Prospectus"). Such
Registration Statement, as amended by all pre-effective and post-effective amendments, is referred to herein as the "Registration Statement."

     In connection with this opinion, we have also examined and are familiar with and have relied upon the following documents:

          (a) The Third Restated Certificate of Incorporation of the Buyer (the "Buyer Charter");

          (b) The Amended and Restated By-laws of the Buyer (the "Buyer
     By-laws");

          (c) The Certificate of Incorporation of the Transitory Subsidiary (the "Transitory Subsidiary Charter");

          (d) The By-laws of the Transitory Subsidiary (the "Transitory Subsidiary By-laws");

          (e) A Certificate of the Secretary of State of Delaware, dated as of a recent date, certifying as to the legal existence and good standing of the Buyer in Delaware (the "Buyer Good Standing Certificate");

          (f) A Certificate of the Secretary of State of Delaware, dated as of a recent date, certifying as to the legal existence and good standing of the Transitory Subsidiary in Delaware (the "Transitory Subsidiary Good Standing Certificate");

          (g) A certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Merger Agreement;

          (h) A certificate of the Secretary of the Transitory Subsidiary attesting to the incumbency of the Transitory Subsidiary's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Merger Agreement;

          (i) Resolutions of the Board of Directors and stockholders of the Buyer approving the Merger and authorizing, among other things, the execution, delivery and performance by the Buyer of the Merger Agreement and related documents;

                                   Exhibit F-1

          (j) Resolutions of the Board of Directors and sole stockholder of the Transitory Subsidiary approving the Merger and authorizing, among other things, the execution, delivery and performance by the Transitory Subsidiary of the Merger Agreement and related documents;

          (k) The Merger Agreement;

          (l) The Certificate of Merger;

          (m) The Escrow Agreement;

          (n) The Prospectus/Proxy Statement;

          (o) The Registration Statement;

          (p) The closing certificate of the Buyer and the Transitory Subsidiary described in Section 5.3(c) of the Merger Agreement; and

          (q) Such other documents, opinions, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Buyer and the Transitory Subsidiary) as we have considered necessary for purposes of this opinion, which have been identified and made available to counsel to the Company.

     In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Documents accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understandings exist between the parties with respect to the Documents.

     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Buyer and the Transitory Subsidiary, we have relied upon certificates of officers of the Buyer and the Transitory Subsidiary, copies of which have previously been provided to your counsel. We have not attempted to verify independently such facts, although we know of no facts which lead us to question the accuracy of such certificates.

     Any reference herein to "the best of our knowledge," "our knowledge" or to any matter "known to us," "of which we are aware" or "coming to our attention" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction (including, without limitation, the preparation of the Documents, the Prospectus/Proxy Statement and the Registration Statement and the transactions contemplated thereby) of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Buyer or the Transitory Subsidiary.

     For purposes of this opinion, we have assumed that the Documents have been duly authorized, executed and delivered by each of the signatories thereto other than the Buyer and the Transitory Subsidiary, as the case may be, that the signatories thereto other than the Buyer and the Transitory Subsidiary, as the case may be, have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Documents and that the Documents are the valid, binding and enforceable obligations of each of the signatories thereto other than the Buyer and the Transitory Subsidiary, as the case may be, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any federal, state or local law or regulation relating to the power, authority or competence of any party to the Documents other than the Buyer and the Transitory Subsidiary.

     Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, legal existence and good standing of the Buyer and the Transitory Subsidiary, are based solely on the Buyer Good

                                   Exhibit F-2

Standing Certificate and the Transitory Subsidiary Good Standing Certificate, are rendered as of the respective dates thereof, and are limited accordingly.

     Our opinion in paragraph 2 below as to the number of shares of capital
stock of the Buyer outstanding and held in treasury as of                , 1996
and the full payment therefor is based solely upon a certificate of the Buyer certified by the Buyer's transfer agent for the Merger Shares, a copy of which is attached hereto as Exhibit A.

     The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of any equitable or specific remedy or defense upon any breach of any of the covenants, warranties or other provisions contained in the Documents or any of the other agreements, instruments or documents referred to herein or therein, or of any rights granted pursuant to any of such agreements, instruments or documents, in so much as the availability of such remedies or defenses may be subject to the discretion of a court.

     We express no opinion as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law statute of the State of Delaware and the federal laws of the United States. Accordingly, to the extent that any other laws govern any of the matters as to which we express an opinion below, we have assumed with your permission, without independent investigation, that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

     We are expressing no opinion as to compliance by the Buyer with the so-called "Blue Sky" or state securities laws other than those of the Commonwealth of Massachusetts, or with any state or federal antifraud laws, in connection with the issuance of the Merger Shares in the Merger.

     We express no opinion herein as to whether the Merger will qualify for "pooling treatment" in accordance with applicable accounting rules and principles or as to the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations.

     In connection with our opinion in paragraph 6 below, we were advised by [name of SEC examiner] of the Commission by telephone on , 1996 that the
Commission had declared [Pre/Post-Effective] Amendment No.   to the Registration
Statement effective as of   :   p.m. on                  , 1996, but we have not
yet received written confirmation from the Commission of the effectiveness of
the Registration Statement [or of Post-Effective Amendment No.   thereto].

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to carry on the business in which it is engaged (as described in the Registration Statement) and to own and use the properties owned and used by it (as described in the Registration Statement).

     2.  The authorized capital stock of the Buyer consists of 30,000,000 shares
of Buyer Common Stock, of which             shares were issued and outstanding
and             shares were held in the treasury of the Buyer as of
               , 1996. All of the issued and outstanding shares of capital stock of the Buyer are duly authorized, validly issued, fully paid and nonassessable. All of the Merger Shares will be, when issued in accordance with the Merger Agreement, duly authorized, validly issued, fully paid and nonassessable.

     3. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver the Merger Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations thereunder. The execution and delivery of the Merger Agreement and (in the case of the Buyer) the Escrow Agreement and the performance of the Merger Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation of the transactions contemplated thereby have been

                                   Exhibit F-3
duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary. The Merger Agreement and (in the case of the Buyer) the Escrow Agreement have been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitute valid and binding obligations of the Buyer and the Transitory Subsidiary, enforceable against the Buyer and the Transitory Subsidiary in accordance with their respective terms.

     4. Except as set forth in the Merger Agreement, neither the execution and delivery by the Buyer or the Transitory Subsidiary of the Merger Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Buyer Charter, the Buyer By-laws, the Transitory Subsidiary Charter or the Transitory Subsidiary By-laws, (ii) requires on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been filed or obtained, (iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agreement or instrument filed as an Exhibit to the Buyer Reports to which the Buyer is a party, or (iv) violates any statute, rule or regulation, or any order, writ, injunction or decree known to us that is specifically applicable to the Buyer or the Transitory Subsidiary or any of their respective properties or assets.

     5. All authorizations, consents and approvals of all Federal and state governmental agencies and authorities required in order to permit consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by the Merger Agreement have been obtained.

     6. The Merger Shares to be issued to the Company Stockholders pursuant to the Merger Agreement have been registered under the Securities Act pursuant to the Registration Statement.

     7. The information with respect to the Buyer and the Transitory Subsidiary contained in the Prospectus/Proxy Statement and the Registration Statement complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act (except that we express no such opinion with respect to the financial statements, schedules and other financial and statistical data included therein).

     8. Upon the filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective under Delaware law.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and upon facts known to us on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     This opinion is furnished to you pursuant to Section 5.3(d) of the Merger Agreement and may not be relied upon by any other person or entity or for any other purpose without our express prior written consent.

                                            Very truly yours,

                                            HALE AND DORR

                                   Exhibit F-4

                     EXHIBIT A -- CERTIFICATE OF THE BUYER

                                   Exhibit F-5

                                                                         ANNEX B

ROBERTSON
STEPHENS &
COMPANY

                                                                  April 14, 1996

Board of Directors
Security Dynamics Technologies, Inc.
One Alewife Center
Cambridge, MA 02140-2312

     You have asked our opinion with respect to the fairness to Security Dynamics Technologies, Inc. ("Security Dynamics"), from a financial point of view and as of the date hereof, of the Consideration (as defined below) to be paid in the proposed merger of RSA Data Security, Inc. ("RSA") and a wholly-owned subsidiary of Security Dynamics, pursuant to the Agreement and Plan of Merger, dated as of April 14, 1996 (the "Agreement"). Under the terms of the Agreement, a wholly-owned subsidiary of Security Dynamics will merge with and into RSA (the "Merger"), and upon consummation of the Merger, RSA will become a wholly-owned subsidiary of Security Dynamics. In the Merger, Security Dynamics will issue 4,000,000 shares of Security Dynamics common stock consisting of directly issued shares and options to acquire Security Dynamics common stock (the "Consideration") in exchange for all outstanding RSA preferred stock, common stock and options. Twelve and one-half percent (12.5%) of the aggregate shares of Security Dynamics common stock to be issued in the Merger at closing will be placed in escrow to secure certain obligations of RSA under the Agreement. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a "pooling of interests." The terms and conditions of the Merger are set out more fully in the Agreement.

     For purposes of this opinion we have: (i) reviewed financial information of Security Dynamics and RSA furnished to us by both companies, including certain internal financial analyses and forecasts prepared by the management of Security Dynamics and RSA; (ii) reviewed publicly available information; (iii) held discussions with the management of Security Dynamics and RSA concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined; (iv) reviewed the Agreement; (v) reviewed the stock price and trading history of Security Dynamics; (vi) reviewed the contribution by each company to pro forma combined revenue, gross profit, operating income, pre-tax income and net income; (vii) reviewed the valuations of publicly traded companies which we deemed comparable to Security Dynamics and RSA; (viii) compared the financial terms of the Merger with other transactions which we deemed relevant; (ix) analyzed the pro forma earnings per share of the combined company; (x) prepared a discounted cash flow analysis of RSA; and (xi) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

     In connection with our opinion, we have not however independently verified any of the foregoing information and have relied on all such information being complete and accurate in all material respects. Furthermore, we did not obtain any independent appraisal of the properties or assets and liabilities of Security Dynamics or RSA. With respect to the financial and operating forecasts (and the assumptions and bases therefor) of Security Dynamics and RSA which we have reviewed, we have assumed that such forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions, reflect the best available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the managements of Security Dynamics and RSA. In addition, we have relied upon estimates and judgments of Security Dynamics and RSA managements as to the future financial performance of both companies. We have also assumed that the Merger will be accounted for as a "pooling of interests" under GAAP. While we believe that our review, as described within, is an adequate basis for the opinion that we express, this opinion is necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof.

     Robertson, Stephens & Company has provided certain investment banking services to Security Dynamics from time to time, including acting as an underwriter for each of the two public offerings of shares of the common stock of Security Dynamics. In addition, Robertson, Stephens & Company maintains a market in shares of the common stock of Security Dynamics. Furthermore, Robertson, Stephens & Company has acted as financial advisor to Security Dynamics in connection with the Merger for which a portion of our fees is due and payable upon delivery of this opinion and the remaining portion of our fees is due and payable contingent upon the closing of the Merger.

     Based upon and subject to the foregoing considerations, it is our opinion, as investment bankers, that, as of the date hereof, the Consideration to be paid is fair to Security Dynamics from a financial point of view.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Security Dynamics in connection with its consideration of the Merger, and does not constitute a recommendation to any Security Dynamics stockholder as to how such stockholder should vote on the Merger. This opinion may not be published or referred to, in whole or in part, without our prior written permission, which shall not be unreasonably withheld. Robertson, Stephens & Company hereby consents to references to and the inclusion of this opinion in its entirety in the joint proxy statement and prospectus to be disseminated to the stockholders of Security Dynamics and RSA in connection with the transaction.

                                          Very truly yours,

                                          ROBERTSON, STEPHENS & COMPANY LLC

                                          BY: Robertson, Stephens & Company
                                             Group, L.L.C.

                                          /s/ Edwin David Hertz
                                              Authorized Signatory

                                                                         ANNEX C

                            RSA DATA SECURITY, INC.

                             STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT (the "Agreement") is made and entered into as of April 14, 1996, by and among SECURITY DYNAMICS TECHNOLOGIES, INC., a Delaware corporation (the "Buyer"), RSA DATA SECURITY, INC., a Delaware corporation (the "Company") and the undersigned stockholder (the "Stockholder") of the Company. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

     A. Concurrently with the execution of this Agreement, the Buyer, Card-Key Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer (the "Sub"), and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive common stock of the Buyer, as set forth in the Merger Agreement.

     B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement (the "Shares").

     C. In consideration of the execution of the Merger Agreement by the Buyer, the Stockholder agrees to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of the Company acquired by the Stockholder hereafter and prior to the Expiration Date (as defined in Section
1.1 below), agrees to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger and agrees to vote all shares of common stock of the Buyer held by the Stockholder after the Merger in accordance with the terms hereof.

     NOW, THEREFORE, the parties agree as follows:

     1.  Agreement to Retain Shares.

          1.1 Transfer and Encumbrance. The Stockholder agrees, during the period beginning the date thirty (30) days prior to the Closing Date and ending on the Expiration Date, not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (collectively, "Transfer") any of the Shares or any New Shares (as defined in Section 1.2 below). The Stockholder further agrees that from the date hereof until the date thirty (30) days prior to the Closing Date, in the event that the Stockholder proposes to Transfer any of the Shares or any New Shares, the Stockholder shall cause any such proposed transferee of such shares, and each such transferee shall cause any subsequent transferee of such shares, to take such shares subject to the provisions of Sections 1, 2, 3, 5 and 8 hereof (collectively, the "Covenants") and subject to the Proxy (as defined herein) attached hereto as Exhibit A, and it shall be a condition to any such proposed Transfer that the proposed transferee agree in writing to be bound by the Covenants and the Proxy as if this Agreement and the Proxy had been executed by such proposed transferee. If necessary to effectuate the intent of the foregoing sentence, any such proposed transferee shall be required, as a condition to the Transfer, to execute this Agreement and a Proxy. The Stockholder, each transferee and each subsequent transferee acknowledges that the intent of the foregoing sentences is to ensure that the Buyer enjoys the benefit of the Covenants and retains the right under the Proxy to vote the Shares and any New Shares in accordance with the terms of the Proxy, notwithstanding any subsequent Transfer of such shares by the Stockholder, any transferee or any subsequent transferee, and the Stockholder, each transferee and each subsequent transferee agree not to Transfer any of the Shares or any New Shares unless the Buyer enjoys the benefit of the Covenants and retains its right to vote any such shares in accordance with the Proxy. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the termination of the Merger Agreement in accordance with its terms.

     1.2 New Shares. The Stockholder agrees that any shares of capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares. At every meeting of the Stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Company Stockholders with respect to any of the following, the Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger; and (ii) against approval of any proposal made in opposition to or in competition with consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than the Buyer or any designee thereof and against any liquidation or winding up of the Company (each of the foregoing is referred to as an "Opposing Proposal").

     3. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to the Buyer a proxy in the form attached as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in
Section 212 of the General Corporation Law of the State of Delaware, covering the total number of Shares and New Shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange
Act) by the Stockholder set forth therein.

     4. Representations, Warranties and Covenants of Stockholder. The Stockholder represents, warrants and covenants to the Buyer as follows: the
Stockholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law), and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     5.  Registration Rights.

     5.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          (b) "Common Stock" means the Common Stock, $.01 par value per share, of the Buyer.

          (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          (d) "Registrable Shares" means (i) the Merger Shares issued to the Stockholder pursuant to the Merger Agreement in respect of the Shares and any New Shares and (ii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any transfer, sale or disposition thereof, whether pursuant to a Registration Statement, Rule 144 under the Securities Act or otherwise, other than a transfer by will or the laws of descent or distribution or pursuant to a marital settlement agreement or divorce decree if such transfer is made in accordance with the provisions of Section 10.2 of this Agreement.

          (e) "Registration Expenses" means the expenses described in Section
     5.5.

     (f) "Registration Rights Commencement Date" means the date that is 90 days following the date on which the Buyer has published (within the meaning of Accounting Series Release No. 130, as amended, of the Commission) financial results covering at least 30 days of combined operations of the Company and the Buyer.

     (g) "Registration Statement" means a registration statement filed by the Buyer with the Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     (h) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     5.2  Required Registrations.

     (a) At any time after the Registration Rights Commencement Date, the Stockholder may request the Buyer, in writing, to effect the registration on Form S-3 (or any successor form relating to secondary offerings) of Registrable Shares having an aggregate offering price of at least $1,000,000 (based on the then current public market price). Thereupon, the Buyer shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Shares which the Buyer has been requested to so register.

     (b) The Buyer shall not be required to effect more than one registration initiated at the request of the Stockholder pursuant to Section 5.2(a) above.

     (c) If at the time of any request to register Registrable Shares pursuant to this Section 5.2, the Buyer is engaged or has fixed plans to engage within 60 days of the time of the request in a registered public offering as to which the Stockholder may include Registrable Shares pursuant to Section 5.3 or is engaged in any other activity which, in the good faith determination of the Buyer's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Buyer, then the Buyer may at its option direct that such request be delayed for a period not in excess of 120 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Buyer for not more than an aggregate of 150 days during any consecutive 12-month period.

     (d) Anything contained herein to the contrary notwithstanding, with respect to a registration requested pursuant to this Section 5.2, the Buyer may include in such registration any issued and outstanding shares of Common Stock by others; provided, however, that the inclusion of such issued and outstanding shares of Common Stock by others in such registration shall not prevent the Stockholder from registering the entire number of Registrable Shares requested by it.

     5.3  Incidental Registration.

     (a) Whenever the Buyer proposes to file a Registration Statement (other than pursuant to Section 5.2) at any time and from time to time after the Registration Rights Commencement Date, it will, prior to such filing, give written notice to the Stockholder of its intention to do so and, upon the written request of the Stockholder given within 20 days after the Buyer provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Buyer shall use its best efforts to cause all Registrable Shares which the Buyer has been requested by the Stockholder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Stockholder; provided that the Buyer shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.3 without obligation to the Stockholder.

     (b) In connection with any registration under this Section 5.3 involving an underwriting, the Buyer shall not be required to include any Registrable Shares in such registration unless the Stockholder accepts the terms of the underwriting as agreed upon between the Buyer and the underwriters selected by it. If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Buyer shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; provided that no persons or entities other than the Buyer and holders of securities of the Buyer who have registration rights ("Registration Rights Holders") shall be permitted to include securities in the offering if the underwriters determine to limit the numbers of Registrable Shares to be included therein. If the number of shares of Common Stock to be included in the offering in accordance with the foregoing limitation is less than the total number of shares which the Registration Rights Holders have requested to be included, then the Registration Rights Holders who have requested registration (including the Stockholder) shall participate in the registration pro rata based upon their total ownership of shares of Common Stock. If any Registration Rights Holder would thus be entitled to include more securities than such Registration Rights Holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

     5.4 Registration Procedures. If and whenever the Buyer is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Buyer shall:

          (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective;

          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof (excluding any days in which the Buyer requires the Stockholder to cease sales of shares as provided below); provided, however, that the Buyer may by written notice require that the Stockholder immediately cease sales of shares pursuant to such Registration Statement at any time that (i) the Buyer becomes engaged in a business activity or negotiation which is not disclosed in the Registration Statement (or the prospectus included therein) which the Buyer reasonably believes must be disclosed therein under applicable law and which the Buyer desires to keep confidential for business purposes, (ii) the Buyer determines that a particular disclosure so determined to be required to be disclosed therein would be premature or would adversely affect the Buyer or its business or prospects, or (iii) the Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act. The Buyer shall not be required to disclose to the Stockholder which of the reasons specified in clauses (i),
     (ii) or (iii) above are the basis for requiring a suspension of sales hereunder;

          (c) as expeditiously as possible furnish to the Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Stockholder; and

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Stockholder to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Stockholder; provided, however, that the Buyer shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Buyer has delivered preliminary or final prospectuses to the Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Stockholder and, if requested, the Stockholder shall immediately cease making offers of Registrable Shares and return all prospectuses to the Buyer. The Buyer shall promptly provide the Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the Stockholder shall be free to resume making offers of the Registrable Shares.

     5.5 Allocation of Expenses. The Buyer will pay all Registration Expenses of all registrations under this Section 5; provided, however, that if a registration under Section 5.2 is withdrawn at the request of the Stockholder (other than as a result of information concerning the business or financial condition of the Buyer which is made known to the Stockholder after the date on which such registration was requested) and if the Stockholder elects not to have such registration counted as a registration requested under Section 5.2, the Stockholder shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Registrable Shares included in such registration. For purposes of this Section 5.5, the term "Registration Expenses" shall mean all expenses incurred by the Buyer in complying with this Section 5, including without limitation all registration and filing fees, exchange listing fees, printing expenses and fees and expenses of counsel for the Buyer, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, and the reasonable fees and disbursements of one counsel for all registration rights holders participating in the registration (with such counsel being selected by the participating registration rights holders), but excluding underwriting discounts and selling commissions.

     5.6.  Indemnification and Contribution.

     (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 5, the Buyer will indemnify and hold harmless the Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls the Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Buyer will reimburse the Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by the Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Buyer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Buyer, in writing, by or on behalf of the Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

     (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 5, the Stockholder will indemnify and hold harmless the Buyer, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Buyer or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Buyer, such directors and officers, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to the Stockholder furnished in writing to the Buyer by or on behalf of the Stockholder specifically for use in connection with the preparation of such

Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of the Stockholder hereunder shall be limited to an amount equal to the proceeds to the Stockholder of Registrable Shares sold in connection with such registration.

     (c) Each party entitled to indemnification under this Section 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.6, except to the extent the Indemnifying Party is prejudiced thereby. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Stockholder, or any controlling person of the Stockholder, makes a claim for indemnification pursuant to this Section 5.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 5.6; then, in each such case, the Buyer and the Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Buyer is responsible for the remaining portion; provided, however, that, in any such case, (A) the Stockholder will not be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     5.7 Information By Holder. The Stockholder shall furnish to the Buyer such information regarding the Stockholder and the distribution proposed by the Stockholder as the Buyer may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 5.

     5.8  Rule 144 Requirements.  The Buyer agrees to:

          (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Buyer;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) furnish to the Stockholder upon written request (i) a written statement by the Buyer as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Buyer, and

     (iii) such other reports and documents of the Buyer as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     6. Additional Documents. The Stockholder and the Company hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

     7. Consent and Waiver. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

     8. Termination. The provisions of Sections 1, 2, 3 and 4 of this Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. The remaining provisions of this Agreement shall terminate on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the first date following the Merger on which all of the Registrable Shares then held by the Stockholder are eligible for sale pursuant to Rule 144 under the Securities Act within a three-month period, and (iii) the fifth anniversary of the Effective Time.

     9. Legending of Shares. If so requested the Buyer, the Stockholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. The Stockholder agrees that he shall not Transfer the Shares or any New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares.

             10.  Miscellaneous.

     10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties. The parties agree that Registrable Shares held by the Stockholder, and the registration rights relating thereto set forth in Section 5 of this Agreement, may be transferred by the Stockholder by will or the laws of descent or distribution or pursuant to a marital settlement agreement or divorce decree; provided, that (i) the Buyer is provided with written notice of such transfer, (ii) the transferee agrees in writing to be bound by the terms hereof, and (iii) from and after the effective date of such transfer any and all actions, consents, approvals and waivers by the Stockholder pursuant to Section 5 shall be effected only by the affirmative vote of the holders of a majority of the Registrable Shares then held by the Stockholder and all such permitted transferees.

     10.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

     10.4 Specific Performance; Injunctive Relief. The parties acknowledge that the Buyer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Buyer upon any such violation, the Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Buyer at law or in equity.

     10.5 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail

(return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

           If to the Buyer:  Security Dynamics
                            Technologies, Inc.
                          One Alewife Center
                          Cambridge, MA 02140-2312

           With a copy to:  Hale and Dorr
                          60 State Street
                          Boston, MA 02109
                          Attn: Jay E. Bothwick, Esq.

           If to Stockholder:  To the address for notice set forth on the last page hereof.

           With a copy to:  RSA Data Security, Inc.
                          100 Marine Parkway
                          Suite 500
                          Redwood City, CA 94065-1031

           With copies to:  Fenwick & West
                         Two Palo Alto Square
                         Palo Alto, CA 94306
                            Attn:  Joel D. Kellman, Esq.

                            Tomlinson Zisko Morosoli Maser LLP
                         200 Page Mill Road
                         Second Floor
                         Palo Alto, CA 94306
                            Attn:  Timothy Tomlinson, Esq.

     10.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     10.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

SECURITY DYNAMICS TECHNOLOGIES, INC.             STOCKHOLDER
 ............................................     Name:.......................................
By:.........................................     By:.........................................
Title:......................................     Title:......................................
 ............................................     Stockholder's Address for Notice:
 ............................................     ............................................
RSA DATA SECURITY, INC.                          ............................................
 ............................................     ............................................
By:.........................................
Title:......................................
 ............................................

                                            Shares beneficially owned:

                                            ______ shares of Company Common
                                            Stock

                                            ______ shares of Company Series A
                                            Preferred Stock

                                            ______ shares of Company Series B
                                            Preferred Stock

                                            ______ shares of Company Series C
                                            Preferred Stock

                                            ______ shares of Company Series D
                                            Preferred Stock

                                            ______ shares of Company Common
                                            Stock issuable upon exercise of
                                            outstanding options and warrants

                               IRREVOCABLE PROXY
                                    TO VOTE
                         RSA DATA SECURITY, INC. STOCK

     The undersigned stockholder of RSA Data Security, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the full extent permitted by Section 212 of the General Corporation Law of the State of Delaware) appoints the directors on the Board of Directors of Security Dynamics Technologies, Inc., a Delaware Corporation (the "Buyer"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy, along with the number of the share certificates which represent such Shares. Upon the undersigned's execution of this Proxy, any and all prior proxies given by each undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the extent provided in Section 212 of the General Corporation Law of the State of Delaware), is granted pursuant to that certain Stockholder Agreement dated as of April 14, 1996, and is granted in consideration of the Buyer's entering into that certain Agreement and Plan of Merger dated as of April 14, 1996 (the "Merger Agreement"), among the Buyer, Card-Key Inc., a Delaware corporation and wholly-owned subsidiary of the Buyer ("Sub") and the Company. The Merger Agreement provides for the merger of Sub into the Company in accordance with its terms (the "Merger") and the Stockholder is receiving a portion of the proceeds of the Merger. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) the termination of the Merger Agreement in accordance with its terms.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date; to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228(a) of the General Corporation Law of the State of Delaware) at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting: (a) in favor of approval of the Merger and the Merger Agreement; and
(b) against approval of any proposal made in opposition to or in competition with the consummation of the Merger and the Merger Agreement, against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than the Buyer and its affiliates and against any liquidation or winding up of the Company. The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided in clauses (a) and (b) above. The undersigned Stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by Section 212 of the General Corporation Law of the State of Delaware). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: April 14, 1996
                                        ........................................
                                        Signature of Stockholder

                                        ........................................
                                        Print Name of Stockholder

                                        Shares beneficially owned:

                                               shares of Company Common Stock

                                               shares of Company Series A
                                        Preferred Stock

                                               shares of Company Series B
                                        Preferred Stock

                                               shares of Company Series C
                                        Preferred Stock

                                               shares of Company Series D
                                        Preferred Stock

                                               shares of Company Common Stock
                                        issuable upon exercise of outstanding
                                        options and warrants

                                                                         ANNEX D

              Section 262 of the Delaware General Corporation Law

     262 Appraisal Rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.sec. 251, 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (f) or (g) of sec. 251 of this title.

        (2) Notwithstanding paragraph (l) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

        (l) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec. 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article EIGHTH of the Registrant's Third Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

    EXHIBIT
      NO.                                       DESCRIPTION
    -------   --------------------------------------------------------------------------------
       2      Agreement and Plan of Merger dated as of April 14, 1996 among the Registrant,
              Card-Key Inc. and RSA Data Security, Inc. ("RSA")(1)
       3.1    Third Restated Certificate of Incorporation of the Registrant(2)
       3.2    Amended and Restated By-Laws of the Registrant(3)
       4      Specimen Certificate for shares of Common Stock, $.01 par value, of the
              Registrant(3)
       5      Opinion of Hale and Dorr with respect to the validity of the securities being offered
       8.1    Opinion of Hale and Dorr as to certain tax matters
       8.2    Opinion of Tomlinson Zisko Morosoli & Maser LLP as to certain tax matters
      10.1    1986 Stock Option Plan, as amended(3)
      10.2    1994 Stock Option Plan, as amended
      10.3    1994 Director Stock Option Plan(3)
      10.4    1994 Employee Stock Purchase Plan(3)
      10.5    Employment Agreement between the Registrant and Charles R. Stuckey, Jr., dated as of July 9, 1993(3)
      10.6    Employment Agreement between the Registrant and Kenneth P. Weiss, dated as of
              July 1, 1993(3)
      10.7    Letter Agreement between the Registrant and Linda E. Saris, dated as of May 1,
              1989(3)
      10.8    Amended and Restated Registration Rights Agreement, dated as of September 7,
              1988, as amended, among the Registrant and certain stockholders of the
              Registrant(3)
      10.9    One Alewife Center Office Lease, dated as of August 12, 1988, as amended, between the Registrant and David L. Wightman and David R. Vickery, as Trustees
              of One Alewife Center Realty Trust(3)
      10.10   Stock Restriction Agreement between the Registrant and Richard L. Earnest, dated
              October 25, 1994(3)
      10.11   Stock Restriction Agreement between the Registrant and Sheldon M. Wool, dated
              October 25, 1994(3)
     +10.12   Terms and Conditions of Purchase, dated January 1, 1994, between the Registrant and Gould Electronics(3)
     +10.13   Letter, dated October 12, 1994, from Sanyo Electric Co., LTD. to the
              Registrant(3)
     +10.14   Agreement between the Registrant and Progress Software Corporation, dated
              December 1994(3)
      10.15   Letter Agreement between the Registrant and Arthur W. Coviello, Jr., dated as of
              August 21, 1995(4)
      10.16   Amendment to Amended and Restated Registration Rights Agreement, dated as of
              October 31, 1995, among the Registrant and certain stockholders of the
              Registrant(5)
      10.17   Indenture of Lease, dated as of March 11, 1996, between the Registrant and
              Beacon Properties, L.P.
      10.18   Employment Agreement, dated as of April 14, 1996, as amended, among the
              Registrant, RSA and D. James Bidzos
      10.19   Stockholder Agreement, dated as of April 14, 1996, among the Registrant, RSA and
              Addison Fischer

    EXHIBIT
      NO.                                       DESCRIPTION
    -------   --------------------------------------------------------------------------------
      10.20   Stockholder Agreement, dated as of April 14, 1996, among the Registrant, RSA and
              D. James Bidzos
      10.21   Stockholder Agreement, dated as of April 14, 1996, among the Registrant, RSA and
              Ronald Rivest
      11      Computation of Income (Loss) Per Common Share
      21      Subsidiaries of the Registrant(5)
      23.1    Consent of Hale and Dorr (included in Exhibits 5 and 8.1)
      23.2    Consent of Tomlinson Zisko Morosoli & Maser LLP (included in Exhibit 8.2)
      23.3    Consent of Deloitte & Touche LLP
      23.4    Consent of Ernst & Young LLP
      24      Powers of Attorney (included in the signature pages to this Registration
              Statement)
      27      Financial Data Schedule
      99.1    Opinion of Robertson, Stephens & Company LLC(1)
      99.2    Form of Proxy Card for the Registrant's Special Meeting of Stockholders
      99.3    Form of Proxy Card for RSA's Special Meeting of Stockholders
      99.4    Form of Escrow Agreement among the Registrant, State Street Bank and Trust
              Company and certain stockholders of RSA(1)

- ---------------
(1) Incorporated herein by reference to an Annex of the Joint Proxy Statement and Prospectus constituting part of this Registration Statement.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (File No. 33-87916).

(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-85606).

(4) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1995.

(5) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-98818).

 + Confidential treatment granted previously as to certain portions, which portions are omitted and filed separately with the Commission.

     (b) Financial Statement Schedules

         Schedule VIII -- Valuation & Qualifying Accounts.

     All other schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes thereto.

     (c) Item 4(B) Information

     The Opinion of Robertson, Stephens & Company LLC is included as Annex B to the Joint Proxy Statement and Prospectus included in Part I of this Registration Statement.

ITEM 22. UNDERTAKINGS

     (a) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (e) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 28th day of June, 1996.

                                          SECURITY DYNAMICS TECHNOLOGIES, INC.

                                          By: /s/  Charles R. Stuckey, Jr.
                                            ------------------------------------
                                            Charles R. Stuckey, Jr.
                                            President and Chief
                                            Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Security Dynamics Technologies, Inc., hereby severally constitute and appoint Charles R. Stuckey, Jr., Arthur W. Coviello, Jr., and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Security Dynamics Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------  -----------------------------------  --------------
/s/  CHARLES R. STUCKEY, JR.                President, Chief Executive Officer    June 28, 1996
- ------------------------------------------  and Director (Principal Executive
Charles R. Stuckey, Jr.                     Officer)

/s/  ARTHUR W. COVIELLO, JR.                Executive Vice President, Treasurer   June 28, 1996
- ------------------------------------------  and Chief Financial Officer
Arthur W. Coviello, Jr.                     (Principal Financial and Accounting
                                            Officer)

/s/  RICHARD L. EARNEST                     Director                              June 28, 1996
- ------------------------------------------
Richard L. Earnest

/s/  GEORGE M. MIDDLEMAS                    Director                              June 28, 1996
- ------------------------------------------
George M. Middlemas

/s/  MARINO R. POLESTRA                     Director                              June 28, 1996
- ------------------------------------------
Marino R. Polestra

/s/  SANFORD M. SHERIZEN                    Director                              June 28, 1996
- ------------------------------------------
Sanford M. Sherizen

                                                                   SCHEDULE VIII

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                                 BALANCE AT     CHARGED TO                     BALANCE
                                                 BEGINNING      COSTS AND                      AT END
                                                 OF PERIOD       EXPENSES      DEDUCTIONS     OF PERIOD
                                                 ----------     ----------     ----------     ---------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  For the year ended December 31, 1994.........   $ 225,000      $100,000       $     --      $ 325,000
  For the year ended December 31, 1995.........   $ 325,000      $ 94,000       $ 44,000      $ 375,000
  For the three months ended March 31, 1996....   $ 375,000      $ 25,000       $153,000      $ 247,000
ACCRUED WARRANTY COSTS:
  For the year ended December 31, 1994.........   $ 105,000      $ 37,000       $ 37,000      $ 105,000
  For the year ended December 31, 1995.........   $ 105,000      $ 64,000       $ 64,000      $ 105,000
  For the three months ended March 31, 1996....   $ 105,000      $ 62,000       $ 62,000      $ 105,000

                                 EXHIBIT INDEX

    EXHIBIT
      NO.                                    DESCRIPTION                                   PAGE
    -------                                  -----------                                   ----
       2      Agreement and Plan of Merger dated as of April 14, 1996 among the
              Registrant, Card-Key Inc. and RSA Data Security, Inc. ("RSA")(1)
       3.1    Third Restated Certificate of Incorporation of the Registrant(2)
       3.2    Amended and Restated By-Laws of the Registrant(3)
       4      Specimen Certificate for shares of Common Stock, $.01 par value, of the
              Registrant(3)
       5      Opinion of Hale and Dorr with respect to the validity of the securities being offered
       8.1    Opinion of Hale and Dorr as to certain tax matters
       8.2    Opinion of Tomlinson Zisko Morosoli & Maser LLP as to certain tax matters
      10.1    1986 Stock Option Plan, as amended(3)
      10.2    1994 Stock Option Plan, as amended
      10.3    1994 Director Stock Option Plan(3)
      10.4    1994 Employee Stock Purchase Plan(3)
      10.5    Employment Agreement between the Registrant and Charles R. Stuckey, Jr., dated as of July 9, 1993(3)
      10.6    Employment Agreement between the Registrant and Kenneth P. Weiss, dated as of July 1, 1993(3)
      10.7    Letter Agreement between the Registrant and Linda E. Saris, dated as of
              May 1, 1989(3)
      10.8    Amended and Restated Registration Rights Agreement, dated as of September
              7, 1988, as amended, among the Registrant and certain stockholders of the
              Registrant(3)
      10.9    One Alewife Center Office Lease, dated as of August 12, 1988, as amended, between the Registrant and David L. Wightman and David R. Vickery, as
              Trustees of One Alewife Center Realty Trust(3)
      10.10   Stock Restriction Agreement between the Registrant and Richard L. Earnest, dated October 25, 1994(3)
      10.11   Stock Restriction Agreement between the Registrant and Sheldon M. Wool, dated October 25, 1994(3)
     +10.12   Terms and Conditions of Purchase, dated January 1, 1994, between the
              Registrant and Gould Electronics(3)
     +10.13   Letter, dated October 12, 1994, from Sanyo Electric Co., LTD. to the
              Registrant(3)
     +10.14   Agreement between the Registrant and Progress Software Corporation, dated
              December 1994(3)
      10.15   Letter Agreement between the Registrant and Arthur W. Coviello, Jr., dated as of August 21, 1995(4)
      10.16   Amendment to Amended and Restated Registration Rights Agreement, dated as of October 31, 1995, among the Registrant and certain stockholders of the
              Registrant(5)
      10.17   Indenture of Lease, dated as of March 11, 1996, between the Registrant and
              Beacon Properties, L.P.
      10.18   Employment Agreement, dated as of April 14, 1996, as amended, among the
              Registrant, RSA and D. James Bidzos
      10.19   Stockholder Agreement, dated as of April 14, 1996, among the Registrant,
              RSA and Addison Fischer
      10.20   Stockholder Agreement, dated as of April 14, 1996, among the Registrant,
              RSA and D. James Bidzos

    EXHIBIT
      NO.                                    DESCRIPTION                                   PAGE
    -------                                  -----------                                   ----
      10.21   Stockholder Agreement, dated as of April 14, 1996, among the Registrant,
              RSA and Ronald Rivest
      11      Computation of Income (Loss) Per Common Share
      21      Subsidiaries of the Registrant(5)
      23.1    Consent of Hale and Dorr (included in Exhibits 5 and 8.1)
      23.2    Consent of Tomlinson Zisko Morosoli & Maser LLP (included in Exhibit 8.2)
      23.3    Consent of Deloitte & Touche LLP
      23.4    Consent of Ernst & Young LLP
      24      Powers of Attorney (included in the signature pages to this Registration
              Statement)
      27      Financial Data Schedule
      99.1    Opinion of Robertson, Stephens & Company LLC(1)
      99.2    Form of Proxy Card for the Registrant's Special Meeting of Stockholders
      99.3    Form of Proxy Card for RSA's Special Meeting of Stockholders
      99.4    Form of Escrow Agreement among the Registrant, State Street Bank and Trust
              Company and certain stockholders of RSA(1)

- ---------------
(1) Incorporated herein by reference to an Annex of the Joint Proxy Statement and Prospectus constituting part of this Registration Statement.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8 (File No. 33-87916).

(3) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-85606).

(4) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1995.

(5) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-98818).

 + Confidential treatment granted previously as to certain portions, which portions are omitted and filed separately with the Commission.